UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934 (Amendment No.        )

Check the appropriate box:
☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

VIGGLE INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required

☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

$21,679,093, calculated pursuant to Rule 0-11(c)(1)(i) and Rule 0-11(a)(4) of the Securities Exchange Act of 1934, as amended, which represents the market value of securities received by the Registrant in the transaction as of December 22, 2012, assuming the amount is achieved, assuming a value of $1 million for warrants received and for liabilities assumed by the purchaser.
	(5)	Total fee paid:

$4,335.82
	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the
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	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF WRITTEN CONSENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

Notice is hereby given to you that our Board of Directors has approved and the holders of a majority of the outstanding shares of our common stock have approved by written consent in lieu of a stockholders’ meeting the following corporate actions:  (1) election of the five (5) nominees named in the attached Information Statement to the Board of Directors of Viggle Inc. to serve one-year terms expiring at the later of the next Annual Meeting of Stockholders or upon a successor being elected and qualified; (4) ratification of the appointment of BDO USA, LLP as independent auditor for the Company for the fiscal year ending June 30, 2016; (2) approval of the sale of the Company’s rewards business to Perk.com, Inc.; and (3) approval of the change of the Company’s name from Viggle Inc. to DraftDay Fantasy Sports, Inc.

Because the holders of a majority of the outstanding shares of our common stock, being 50.2%, have approved the foregoing corporate actions pursuant to a written consent, our Board of Directors believes it is not in the best interest of our company and stockholders to incur the costs of holding a stockholders’ meeting or of soliciting proxies or consents from additional stockholders in connection with these corporate actions.

This Notice, the accompanying Information Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 are being made available on or about January [__], 2015 to all of our stockholders of record at the close of business on December 21, 2015.

In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, this Information Statement is being given to our stockholders at least 20 days prior to the taking of the corporate actions approved pursuant to the written consent referred to above.

By Order of the Board of Directors,

Mitchell J. Nelson
Executive Vice President and Secretary

INFORMATION STATEMENT
OF
VIGGLE INC.
902 Broadway, 11th Floor
New York, New York

NOTICE OF WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Viggle Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), is making this Information Statement available on or about January [__], 2015 to all of the Company’s stockholders of record as of December 21, 2015 (the “record date”).  As of the record date, 33,891,030 shares of our common stock were issued and outstanding, and 10,000 shares of our Series C preferred stock were issued and outstanding.

Each outstanding share of our common stock and each share of our Series C preferred stock is entitled to one vote per share. Holders of 50.2% of the outstanding shares of our common stock have approved by written consents in lieu of an annual stockholders’ meeting (the “Written Consents”) the following corporate actions:  (1) re-election of the following five (5) incumbent directors to serve on the Company’s board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified: (a) Robert F.X. Sillerman, (b) Peter Horan, (c) Michael J. Meyer, (d) Mitchell J. Nelson, and (e) Birame Sock, (2) approval of the sale of the Company’s rewards business to Perk.com, Inc.; (3) approval of the change of the Company’s name from Viggle Inc. to DraftDay Fantasy Sports, Inc.; and (4) ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2016.

This Information Statement is being made available pursuant to the requirements of Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of our common stock who were entitled to consent to the matters authorized by the Written Consents. This Information Statement also constitutes notice of the actions that have been approved pursuant to the Written Consents for purposes of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

Because holders of approximately 50.2% of the outstanding shares of our common stock executed the Written Consents, no vote or consent of any other stockholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consents. Under the DGCL and our Bylaws, the votes represented by the holders signing the Written Consents are sufficient in number to elect directors and authorize the other matters set forth in the Written Consents, without the vote or consent of any other stockholder of the Company.  The DGCL provides that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, our board of directors has determined not to call a meeting of stockholders to approve such actions. The board of directors believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding a meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. There are no dissenters’ or appraisal rights as a result of the approval of these actions.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 is also being made available to our stockholders of record as of the record date.

INFORMATION ON CONSENTING STOCKHOLDERS	8

SUMMARY TERM SHEET	9

ACTION NO. 1: ELECTION OF DIRECTORS	12

Information Regarding Directors and Executive Officers	13

Nominating and Corporate Governance Committee	17

Communications by Stockholders with Directors	19

Director Attendance at Annual Meetings

Compensation of Directors	20

Compensation Discussion and Analysis	20

Executive Compensation

Securities Ownership of Certain Beneficial Owners and Management

Certain Relationships and Related Transactions

ACTION NO. 2: SALE OF REWARDS BUSINESS	37

General Information	37

Questions and Answers About the Asset Sale	46

Unaudited Condensed Financial Information	48

Information about Perk.com, Inc.	56

ACTION NO. 3: CHANGE OF CORPORATE NAME	58

ACTION NO. 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59

Report of the Audit Committee	61

Services Provided by the Independent Public Accountant and Fees Paid	60

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm	60

ANNUAL REPORT	62

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	62

BOARD OF DIRECTORS DECISIONS AND CERTAIN CONFLICTS OF INTEREST	62

STOCKHOLDER PROPOSALS

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

OTHER MATTERS

WHERE YOU CAN FIND MORE INFORMATION

ANNEX A- WRITTEN CONSENTS OF STOCKHOLDERS IN LIEU OF MEETING OF STOCKHOLDERS	A-1

ANNEX B- FINANCIAL STATEMENTS OF THE COMPANY	B-1

ANNEX C – FINANCIAL STATEMENTS OF THE VIGGLE BUSINESS OF VIGGLE INC.	C-1

ANNEX D- FINANCIAL STATEMENTS OF PERK	D-1

ANNEX E – OPINION OF CAROLINA BARNES CORPORATION	E-1

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the DGCL, a vote by the holders of at least a majority of our outstanding shares of common stock was required to approve the corporate actions set forth in the Written Consent. Our Certificate of Incorporation does not authorize cumulative voting. As of the record date, 33,891,030 shares of our common stock were issued and outstanding and 10,000 shares of our Series C preferred stock.  Each share of Series C preferred stock is entitled to one vote per share.  Therefore, there were 33,901,030 total votes on matters submitted to the Company’s stockholders, of which 16,950,516 of combined common shares and Series C preferred shares were required to pass any stockholder resolutions. The consenting stockholders, who consist of Robert F.X. Sillerman, our Executive Chairman and Chief Executive Officer, and his affiliates, were collectively the record and/or beneficial owners of 17,027,891 shares of the outstanding shares of our common stock outstanding on the record date, which represented 50.2% of the issued and outstanding shares of our common stock as of that date. Pursuant to Section 228 of the DGCL, the consenting stockholders voted in favor of the actions described herein in the written consents attached hereto as Annex A. No consideration was paid for any stockholder’s consent.  Mr. Sillerman’s beneficial holdings of our outstanding common stock are set forth in the table under “Security Ownership of Certain Beneficial Owners and Management” included elsewhere in this Information Statement.

1. To elect the five nominees named herein to the Board of Directors of Viggle Inc., each to serve a one-year term expiring at the later of the Annual Meeting of Stockholders in 2016 or upon his or her successor being elected and qualified.

2. To approve the Asset Purchase Agreement (the “Asset Purchase Agreement”) made and entered into as of December 13, 2015, by and between the Company and Perk.com Inc., an Ontario corporation (“Perk”), the Other Agreements (as defined in the Asset Purchase Agreement) and the transactions contemplated by the Asset Purchase Agreement and the Other Agreements.

3. To approve the change of the Company’s name from Viggle Inc. to DraftDay Fantasy Sports, Inc.

4. To ratify the appointment of BDO USA, LLP as independent auditor for the Company for the fiscal year ending June 30, 2016.

SUMMARY TERM SHEET

This summary highlights information included elsewhere in this Information Statement relating to Action 2, the sale of assets pursuant to the Asset Purchase Agreement. You should read the entire Information Statement carefully, including the annexes attached hereto.

●           Parties to the Asset Purchase Agreement.  Viggle Inc. (the “Company”) is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers.  The Company also owns and operates Wetpaint.com, a leading entertainment publishing website and Choose Digital, Inc., a business-to-business provider of digital rewards for loyalty and rewards programs, and MyGuy, a real-time play-along game.  The Company also owns an interest in DraftDay Gaming Group, Inc., which operates a daily fantasy sports website.  The Company’s principal executive offices are located at 902 Broadway, 11th Floor, New York, NY 10010, and our main telephone number is (212) 231-0092.

Perk.com, Inc. (“Perk” or the “Buyer”) is traded on the Toronto Stock Exchange.  Information and public filings on Perk can be found at www.perk.com.  For more complete information, the public filings should be consulted directly.  The phone number of Perk’s headquarters is (519) 827-1999. Perk provides a rewards platform targeting consumers primarily by providing cash and gift card rewards for people's every day mobile and internet activities. Headquartered at 720 Brazos Street, Suite 110, Austin, Texas 78701, Perk offers Perk Points, a digital currency, earned by members for a wide variety of activities where members interact with third party consumer brands. Perk currently owns and operates 12 mobile applications allowing members to earn Perk Points through activities such as shopping, watching videos, and playing social games. Perk also operates numerous owned websites. In addition to offering Perk Points through its own mobile applications and websites, in 2015, Perk launched its Appsaholic Software Development Kit (SDK) which allows mobile publishers to reward their users with real world rewards (gift cards, consumer goods, etc.) for engaging with the publisher’s applications.  See Action No. 2 – Sale of the Rewards Business – Information About Perk.com, Inc.

●           Asset Purchase Agreement:  On December 13, 2015, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) and certain Other Agreements (as defined in the Asset Purchase Agreement) with Perk including the Credit Facility described below. Pursuant to the Asset Purchase Agreement, the Company will sell (the “Asset Sale”) to Perk certain assets and liabilities of the Company relating to the Company’s consumer-based mobile rewards program using audio recognition technology (the “Business”).  The Company will retain its interest in DraftDay Gaming Group, Inc., Wetpaint.com, Inc., Choose Digital, Inc. and the assets relating to its MyGuy game.  See Action No. 2 – Sale of Rewards Business – Asset Purchase Agreement.

●           Purchase Price and Adjustments:  As consideration for the assets to be sold, the Company will receive the following consideration:

•           1,500,000 Perk common shares free and clear of all liens, less the number of Perk common shares applied to the repayment of principal and interest of the credit facility described below (the “Initial Perk Shares”);

•           2,000,000 Perk common shares if Perk’s combined revenue, as calculated pursuant to the Asset Purchase Agreement, is at least USD $130.0 million for the calendar year commencing on January 1, 2016 or January 1, 2017 (the “Earn-Out”);

•           A warrant (“Warrant 1”) entitling the Company to purchase 1,000,000 Perk common shares at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of Perk common shares is greater than or equal to CDN $12.50 per share for 20 consecutive trading days in the two year period following the closing of the Acquisition;

•           A warrant (“Warrant 2”, and together with Warrant 1, the “Warrants”) entitling the Company to purchase 1,000,000 Perk common shares at a strike price of CDN $6.25 per share in the event that the VWAP of Perk common shares is greater than or equal to CDN $18.75 per share for 20 consecutive trading days in the two year period following the closing of the Acquisition; and

•           Perk will also assume certain liabilities of the Company, including points liability.   See Action No. 2 – Sale of Rewards Business – Purchase Price and Adjustments.

●           Escrow.  At the Closing, 37.5% of the Initial Perk Shares will be issued and delivered to an escrow agent to be used exclusively for the purpose of securing the indemnification obligations of the Company under the Asset Purchase Agreement. The escrow agent will hold such shares for one year from the Closing of the Asset Sale and will hold them in accordance with the terms of an escrow agreement.

●           Credit Agreement.  On December 13, 2015, the Company entered into a Credit Agreement with Perk pursuant to which Perk will provide a $1,000,000 line of credit to the Company (the “Credit Agreement”). The Credit Agreement provides for three drawdowns pursuant to which Perk will make advances to the Company, not to exceed $1,000,000 in total. The first advance will be upon signing of the Asset Purchase Agreement. The second will be on the business day after approval of the Asset Sale is obtained from the holders of a majority of the Company’s voting shares. As Stockholder Approval was obtained on December 13, 2015, the Company received the first two drawdowns, totaling $666,666.66, on December 14, 2015. The final drawdown will be made when this Information Statement is filed with the SEC. Amounts outstanding under the Credit Agreement will bear interest at 12% per annum, with an additional 12% if the Company is in default of its obligations under the Credit Agreement.  Amounts outstanding under the Credit Agreement will become payable upon the closing of the Asset Sale or April 30, 2016, whichever comes first.  If the Asset Sale closes, the Company may elect to repay all amounts outstanding pursuant to the Credit Agreement by reducing the number of the Initial Perk Shares payable upon closing of the Asset Sale by 130,000 shares, in which case, Perk would deliver 1,370,000 shares of Perk common stock to the Company at closing of the Asset Sale.  In connection with the Credit Agreement, the Company also entered into a Security Agreement, pursuant to which the Company will provide Perk with a security interest in its assets to secure repayment of amounts outstanding under the Credit Agreement.  SIC III agreed to subordinate payment of the Promissory Note, and SIC IV agreed to subordinate payment of the Grid Promissory Note, to amounts owed to Perk under the Credit Agreement, and received a security interest in the assets of the Company in exchange for their consent and their agreement to subordinate.  See Action No. 2 – Sale of Rewards Business – Credit Agreement.

●           Recommendation.  Our Board of Directors believes that the Asset Sale is advisable and in the best interests of the Company and its stockholders for the following reasons:

•   The challenges facing the Company given its lack of operating capital.

•   The Company’s current and historical financial condition, results of operations, and anticipated future losses.

•   The purchase price proposed by Buyer, which represents the highest price that the Board believes it could receive, from Buyer, or any other party, for the Business.

•   Perk’s potential to further develop these Business and ultimately value for our stockholders.  See Action No. 2 – Sale of Rewards Business – Recommendation.

●           Nature of the Company’s Business Following the Transaction.  The Company will retain its interest in DraftDay Gaming Group, Inc., Wetpaint.com, Inc., Choose Digital, Inc. and the assets relating to its MyGuy game.  The Company will change its name to DraftDay Fantasy Sports, Inc.

●           Certain U.S. Federal Income Tax Consequences to the Company.  For U.S. federal income tax purposes, the Company will recognize gain or loss on the disposition of each of the Assets of the Company pursuant to the Asset Sale in an amount equal to the difference between the portion of the total purchase price allocable to each such Asset and adjusted tax basis in each Asset. Any gain recognized by the Company from the Asset Sale may be offset by other tax attributes of the Company such as consolidated net operating loss carryforward and/or tax credits to the extent they are available and allowed by the U.S. federal tax laws. At June 30, 2015, the Company had a tax net operating loss carryforward of $164.5 million, which will begin to expire in 2030. The Company has not fully evaluated the adjusted tax basis of the Assets and/or how the purchase price will be allocated among the Assets for U.S. federal income tax purposes. Therefore, it is not able to fully analyze the tax treatment of the transaction to determine how much gain or loss will be realized in the transaction or provide additional disclosure in this report with respect to the U.S. federal income tax consequences of the Asset Sale to the Company. The Company anticipates that the Company’s net operating loss carryforward will offset any gain on the sale of the Assets; provided, however, that the Company could be subject to an alternative minimum tax.  See Action No. 2 – Sale of Rewards Business – Certain U.S. Federal Tax Consequences.

●           Federal Income Tax Consequences to the Stockholders.  The Asset Sale will not produce any separate and independent tax consequences to the Company's stockholders. However, upon distributions of any amounts (whether in cash or in kind) to the Company's stockholders, the stockholders may recognize income or gain and be subject to the payment of income tax at that time. No distributions to stockholders are intended as a result of the consummation of the Asset Sale.

ACTION 1 – ELECTION OF DIRECTORS

Size of Board of Directors

Our Board of Directors currently consists of six members, but is to be reduced to five members upon the Written Consent becoming effective. All members of the Board of Directors are elected by the holders of our common stock.

Current Nominees

The director nominees are Robert F.X. Sillerman, Peter C. Horan, Michael J. Meyer, Mitchell J. Nelson, and Birame N. Sock.  Each of the nominees is currently a member of the Board of Directors and each has been nominated for election pursuant to the Written Consent. Current director John D. Miller has decided not to stand for re-election. He will continue to serve as a member of the board until this election.  The Board intends to reduce the number of members by one.

Using Rule 5605 of the NASDAQ Listing Rules as a guide, the Board of Directors, upon the advice of the Nominating & Governance Committee, has determined that all of the director nominees other than Mr. Sillerman and Mr. Nelson are “independent directors” because they are not executive officers or employees of the Company; and in the opinion of the Board of Directors, they do not have a relationship that will interfere with the exercise of independent judgment in carrying out their responsibilities as directors.1 This independence question is analyzed annually in both fact and appearance to promote arms-length oversight. Mr. Sillerman and Mr. Nelson are current Company officers, and accordingly the Board of Directors has concluded that neither is currently an independent director.

Further discussion concerning director independence is available on the Company website at: http://ir.viggleinc.com/governance-docs.

Under the DCGL and our Bylaws, the Written Consent is sufficient to elect all nominees to our board of directors without the vote or consent of any of the other stockholders of the Company.

1 Rule 5605 of the NASDAQ Listing Rules specifically excludes the following persons from the definition of Independent Director: (A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company; (B) a director who accepted or who has a family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation; provided, however, that in addition to the requirements contained in this clause (B), audit committee members are also subject to the additional, more stringent requirements of NASDAQ Listing Rules 5605(c)(2); (C) a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer; (D) a director who is, or has a family member who is a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs; (E) a director of the company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or (F) a director who is, or has a family member who is a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

The information provided below is biographical information about each of the nominees. Age and other information in each nominee’s biography are as of December 21, 2015.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth the nominees for director and our executive officers and each such person’s age and positions with the Company as of the record date.

Directors

Name	Age	Position
Robert F.X. Sillerman	67	Director*
Mitchell J. Nelson	67	Director*
Peter Horan	60	Director
Michael J. Meyer	50	Director
Birame N. Sock	40	Director

* Also an executive officer (see below)

Executive Officers

Name	Age	Position
Robert F.X. Sillerman	67	Executive Chairman and Chief Executive Officer**
Mitchell J. Nelson	67	Executive Vice President and Secretary**
Olga Bashkatova	30	Principal Accounting Officer
Kyle Brink	48	General Manager

** Also a director (see above)

The business experience of each such person is set forth below.

Robert F.X. Sillerman was elected a director of the Company and Executive Chairman of our Board of Directors effective as of February 7, 2011 and Chief Executive Officer effective June 19, 2012.  He is also Executive Chairman and Chief Executive Officer of SFX Entertainment Inc. (“SFX”), a NASDAQ-listed company in the Electronic Dance Music area.  Between January 10, 2008 and December 31, 2012, he served as Chairman and Chief Executive Officer of Circle Entertainment Inc. (“Circle”).  Mr. Sillerman also served as the Chief Executive Officer and Chairman of CKX Inc. from February 2005 until May 2010. From August 2000 to February 2005, Mr. Sillerman was Chairman of FXM, Inc., a private investment firm. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through April 2010. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc., from its formation in December 1997 through its sale to Clear Channel Communications in August 2000.  Our Board of Directors selected Mr. Sillerman to serve as a director because he is our company’s Executive Chairman and Chief Executive Officer and our Board of Directors believes he possesses significant entertainment and financial expertise, which will benefit our company.

Peter C. Horan was appointed as a Non-Executive Board Member of the Company on February 15, 2011, and was named Lead Independent Director on August 4, 2015.  Mr. Horan is a partner in Horan MediaTech Advisors, an investment and consulting firm founded in 2014.  Previously, he served as Executive Chairman of Halogen Network, a next generation digital media company.  Mr. Horan has served as CEO of many internet companies, including Goodmail Systems, Inc. from 2008 to 2010.  Mr. Horan was CEO of IAC’s Media and Advertising Group from 2007 to 2008.  He was CEO of AllBusiness.com from 2005 to 2007.  As CEO of About.com from 2003 to 2005, Mr. Horan led the sale of the company to the New York Times Company. Mr. Horan was CEO of DevX.com from 2000 to 2003.  Previously at International Data Group, he served as Senior Vice President from 1991 until 2000, where he was also the publisher of their flagship publication Computerworld.  He held senior account management roles at leading advertising agencies including BBD&O and Ogilvy & Mather.  Mr. Horan was selected as a director because our Board of Directors believes that his technology, internet and advertising experience will benefit the Company.

Michael J. Meyer was appointed as a Non-Executive Board Member of the Company on June 1, 2013. Mr. Meyer is the founding partner of 17 Broad LLC, a diversified investment vehicle and securities consulting firm. Prior to founding 17 Broad, from 2002 to 2007, he served as Managing Director and Head of Credit Sales and Trading for Bank of America. Prior to that, Mr. Meyer spent four years as the Head of High Grade Credit Sales and Trading for UBS. Mr. Meyer is a member of the board of directors and Chair of the Audit Committee of Circle.  Mr. Meyer is also a member of the board of directors, Chair of the Compensation Committee, and a member of the Audit Committee and the Nominating and Corporate Governance Committee of SFX Entertainment, Inc. (Mr. Sillerman serves as Chief Executive Officer and Chairman of the Board of SFX).  Mr. Meyer was selected by the Board of Directors because it believes his experience in financial planning and debt issues will benefit the Company.

Mitchell J. Nelson was appointed Director, Executive Vice President, General Counsel and Secretary on February 7, 2011.  He stepped down as General Counsel effective April 16, 2013, but remains a director and the Company’s Executive Vice President and Secretary.  Mr. Nelson also serves as Executive Vice President, General Counsel and Secretary of Circle, having served in such capacity since January 2008, and served as President of its wholly-owned subsidiary, FX Luxury Las Vegas I, LLC (which was reorganized in bankruptcy) in 2010.  He has been a Senior Legal Advisor to SFX since January 1, 2012.  He also served as President of Atlas Real Estate Funds, Inc., a private investment fund which invested in United States-based real estate securities, from 1994 to 2008, and as Senior Vice President, Corporate Affairs for Flag Luxury Properties, LLC from 2003 to 2015.  Prior to 2008, Mr. Nelson served as counsel to various law firms, having started his career in 1973 at the firm of Wien, Malkin &Bettex.  At Wien, Malkin & Bettex, which he left in 1992, he became a senior partner with supervisory responsibility for various commercial real estate properties. Mr. Nelson is an Adjunct Assistant Professor of Real Estate Development at Columbia University.  He was a director of The Merchants Bank of New York and its holding company until its merger with Valley National Bank. Additionally, he has served on the boards of various not-for-profit organizations, including as a director of the 92nd Street YMHA and a trustee of Collegiate School, both in New York City.  Our Board of Directors has selected Mr. Nelson as a director because it believes his legal and business experience will benefit the Company.

Birame Sock was appointed as a Non-Executive Board Member of the Company on February 12, 2013. Ms. Sock is the founder of a new startup, Flyscan, a real-time interactive mobile marketing platform. She was the founder and CEO of Third Solutions, Inc., the leading digital receipts company, which she founded in 2007. In 2002, Ms. Sock founded Musicphone, a wireless entertainment company, which she led until its acquisition by Gracenote, Inc. in 2007. Birame Sock served as a member of the Board of Directors of CKX Inc. from 2005 until 2006, when she became a consultant for CKX Inc. and affiliated companies. Ms. Sock attended the University of Miami, where she studied computer science and broadcasting. The Board of Directors selected Ms. Sock as a director because it believes her experience in technology and consumer marketing will benefit the Company

Olga Bashkatova was named as Principal Accounting Officer on October 21, 2015.  Ms. Bashkatova is the Company’s Controller.  She served as the Company’s Director of Accounting from May 2013 to April 2015.  Before rejoining the Company, Olga was Controller at Bizfi from April 2015 until September 2015.  She previously worked at Merchantry, Inc., as Financial Controller (2011- 2013), as Finance & Accounting Manager at Group Commerce Inc. (2011), and as a Senior Associate at Kroll, Inc. (2006-2011). She has extensive experience in the preparation of financial statements, accounting and audit management, budgeting, payroll and benefits management, and financial investigations.  Ms. Bashkatova is a Certified Public Accountant and holds a B.S. in Accounting from New York University.

Kyle Brink was named the Company’s General Manager on July 1, 2015.  He joined the company in September 2011 as Product Director, in which role he was responsible for all product features and user experience, from play-along games like MYGUY and Viggle LIVE to social TV elements.  Mr. Brink was promoted to Vice President, Product, in September of 2012. Prior to joining Viggle, Mr. Brink held leadership positions in game design and production at Activision, Sega, and Electronic Arts.

Corporate Governance Guidelines and Director Independence

The Company has Corporate Governance Guidelines which provide, among other things, that a majority of the members of our Board of Directors must meet the criteria for independence required by The NASDAQ Global Market.  Although neither our common stock nor our preferred stock is listed on The NASDAQ Global Market, we voluntarily choose to comply with these criteria.  The NASDAQ Global Market requires that a majority of our Board of Directors qualify as “independent” and that the Company shall at all times have an audit committee, compensation committee and nominating and corporate governance committee, which committees will be made up entirely of independent directors.

Peter Horan, Michael Meyer, and Birame Sock, whose biographical information is included above under the heading “Information Regarding Directors and Executive Officers” are incumbent directors and director nominees who qualify as independent director under the applicable rules of The NASDAQ Global Market.

The Nominating & Governance Committee, consisting solely of “independent directors” as defined in Rule 5605 of the NASDAQ Listing Rules, recommended the five directors set forth in Action 1 for nomination by our full Board of Directors. Based on this recommendation and each nominee’s credentials and experience outlined above, the Board of Directors has determined that each such nominee can make a significant contribution to the Board of Directors and should serve as a director of the Company. Our Board of Directors nominated such directors for election. All nominees are currently directors, and each nominee has agreed to be named in this Information Statement and to serve if elected. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the stockholders may vote for another nominee proposed by the Board of Directors. The Board of Directors may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

The Corporate Governance Guidelines also outline director responsibilities, provide that our Board of Directors shall have full and free access to officers and employees of the Company and require our Board of Directors to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines can be found on the Company’s website at www.viggle.com.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors believes the interests of all stockholders are best served at the present time through a leadership model with a combined Chairman and CEO position.  Our Board of Directors has overall responsibility for risk oversight.  The role of the Board of Directors in the risk oversight of the Company includes, among other things:

•	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;
•	approving all auditing and non-auditing services permitted to be performed by the independent auditors;
•	reviewing annually the independence and quality control procedures of the independent auditors;
•	reviewing and approving all proposed related party transactions;
•	discussing the annual audited financial statements with the management; and
•
meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics, which is applicable to all our employees and directors, including our principal executive officer, chief financial officer, principal accounting officer, controller and persons performing similar functions. The Code of Business Conduct and Ethics is posted on our website at www.viggle.com.

We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website at www.viggle.com.

Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2015, our Board of Directors held six (6) meetings and acted by unanimous written consent twenty-one (21) times. Each of Messrs. Sillerman, Horan, Meyer, Miller and Nelson, and Ms. Sock attended at least seventy-five percent (75%) of the total number of meetings of our Board of Directors and committees (if any) on which he or she served that were held during 2015.

The following chart sets forth the current membership of each Board committee. Our Board of Directors reviews and determines the membership of the committees at least annually.

Committee	Members

Audit Committee	Peter Horan Michael J. Meyer (Chair) John D. Miller

Compensation Committee	Peter Horan John D. Miller (Chair)

Nominating and Corporate Governance Committee	John D. Miller (Chair) Birame Sock

Information about the committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

The audit committee is currently comprised of Messrs. Horan, Meyer and Miller.  Mr. Meyer serves as the chair of the audit committee. The audit committee assists our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements. The audit committee met four (4) times during the fiscal year ended June 30, 2015.

All members of the audit committee are independent within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”) and our Corporate Governance Guidelines. In addition, Mr. Meyer is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by our Corporate Governance Guidelines. The audit committee’s charter can be found on the Company’s website at www.viggle.com.

Compensation Committee

We have a standing compensation committee currently comprised of Messrs. Horan and Miller. The compensation committee represents our Company in reviewing and approving the executive employment agreements with our Chief Executive Officer, President, Principal Accounting Officer and General Counsel. The compensation committee also reviews management’s recommendations with respect to executive compensation and employee benefits and is authorized to act on behalf of our board of directors with respect thereto. The compensation committee also administers the Company’s stock option and incentive plans, including our 2011 Executive Incentive Plan. All members of the compensation committee are independent within the meaning of the rules and regulations of the SEC and our Corporate Governance Guidelines. The compensation committee’s charter can be found on the Company’s website at www.viggle.com. During the fiscal year ended June 30, 2015, the compensation committee met one (1) time and acted by unanimous consent four (4) times.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently comprised of Mr. Miller and Ms. Sock. Mr. Miller is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for recommending qualified candidates to our Board of Directors for election as directors of our Company, including the slate of directors proposed by our Board of Directors for election by stockholders. The nominating and corporate governance committee also advises and makes recommendations to our Board of Directors on all matters concerning directorship practices and recommendations concerning the functions and duties of the committees of our Board of Directors. To assist in formulating such recommendations, the nominating and corporate governance committee utilizes feedback that it receives from our Board of Directors’ annual self-evaluation process, which it oversees and which includes a committee and director self-evaluation component. The nominating and corporate governance committee developed and recommended to our Board of Directors Corporate Governance Guidelines and will review, on a regular basis, the overall corporate governance of our Company. The nominating and corporate governance committee met one (1) time and acted by unanimous consent one (1) time during the fiscal year ended June 30, 2015.

All members of the nominating and corporate governance committee are independent within the meaning of our Corporate Governance Guidelines.  The nominating and corporate governance committee’s charter can be found on the Company’s website at www.viggle.com.

When considering the nomination of directors for election, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, diversity, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on our Board of Directors.  The Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates. The nominating and corporate governance committee currently does not have a policy whereby it will consider recommendations from stockholders for its director nominees.

Lead Director

Peter Horan currently serves as the Lead Independent Director.  The Lead Independent Director is an enhancement to the responsible functioning of each director in carrying out his or her fiduciary obligations to the Company and its stockholders.  The Lead Independent Director is responsible for review of Board meeting agendas, calling meetings of the independent directors, chairing executive sessions of the independent directors and serving as liaison between the independent directors and Company management, as necessary.  Mr. Horan was appointed to the role of Lead Independent Director on August 4, 2015.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries or has an immediate family member that was an officer or employee of us or had any relationship requiring disclosure under Item 13. Certain Relationships, Related Transactions, and Director Independence of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the SEC on September 21, 2015.

During the last fiscal year, none of our executive officers served as:

•           a member of the compensation committee (or other committee of our Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) or another entity, one of whose executive officers served on our compensation committee;
•           a director of another entity, one of whose executive officers served on our compensation committee; and
•           a member of the compensation committee (or other committee of our Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of us.

Board Oversight of Enterprise Risk

Risk management is primarily the responsibility of the Company’s management team. However, our Board of Directors oversees the management team’s assessment of the material risks faced by the Company at both the full Board of Directors level and at the committee level. In accordance with our Audit Committee charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its responsibility for monitoring Company risk and the Company’s control system and for assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. To assist the Audit Committee in assessing the Company’s approach to risk management, the management team prepares a list of what it perceives to be the most significant risks facing the Company, along with a statement reflecting any associated action the Company is taking to mitigate each type of risk. The Audit Committee reports on risk to the full Board of Directors as necessary.

In addition, each quarterly Board report from management addresses matters of particular importance or concern including any significant areas of risk that require Board of Directors and/or committee attention. Throughout the year the Board of Directors and committees receive a variety of management presentations on different business topics that include discussion of associated significant risks.

Communications with the Board

Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s General Counsel at 902 Broadway, 11th Floor, New York, NY 10010, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials, or materials that do not relate to the Company’s business.

COMPENSATION OF DIRECTORS

Employee directors do not receive any separate compensation for their board service. Independent directors receive the compensation described below.

Each of our independent directors will receive an annual fee of $80,000, which includes attendance fees for four meetings a year. Each independent director will also receive an additional $7,500 for attendance at additional meetings of our Board of Directors (over four). The chairperson of the audit committee will receive an additional fee of $15,000 per annum and the chairpersons of each other committee will receive an additional fee of $5,000 per annum. Each of the other members of the audit committee will receive $3,000 per annum and the other members of each of the other committees will receive a fee of $1,000 per annum. All fees described above were payable in stock options priced based on the closing price on the day before issuance.

The total compensation earned by our independent directors during fiscal year ended June 30, 2015 is shown in the following table (amounts in thousands):

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1) (2)	All Other Compensation	Total
Peter Horan	$—	$101	$406	$—	$507
Michael J. Meyer	—	95	312	—	407
John D. Miller	—	104	425	—	529
Birame Sock	—	83	281	—	364
___________
(1)           The amount reflects the aggregate grant date fair value of the option awards and stock awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the option awards and stock awards in note 10 to the notes to our financial statements filed in the Company’s Annual Report on Form 10-K for the period ending June 30, 2015, as filed on September 21, 2015. There can be no assurance that awards will vest or options will be exercised (in which case no value will be realized by the individual), or that the value upon exercise or vesting, as applicable, will approximate the aggregate grant date fair value.
(2)           As of June 30, 2015, each non-employee director held the following number of outstanding vested and unvested stock options: Mr. Horan: 143,122 vested stock options and 0 unvested stock options, Mr. Meyer: 94,747 vested stock options and 0 unvested stock options, Mr. Miller: 147,184 vested stock options and 0 unvested stock options, and Ms. Sock: 53,748 vested stock options and 0 unvested stock options.

Compensation Discussion and Analysis

Overview

The following discussion and analysis of the compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

The compensation provided to our named executive officers for the fiscal year ended June 30, 2015 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follows this section.

Our named executive officers for the fiscal year ended June 30, 2015 were:

Robert F.X. Sillerman
John Small
Gregory Consiglio
Kevin Arrix

Mr. Consiglio resigned from his positions with the Company on June 29, 2015.  Mr. Arrix and Mr. Small also resigned from the Company after the end of the 2015 fiscal year, which was June 30, 2015.  Kyle Brink and Olga Bashkatova were both appointed as officers after the end of the fiscal year and would be named executive officers today.  However, because neither of such individuals was an executive officer as of the end of the last fiscal year, neither has been included in the Summary Compensation Table below.  Details of their compensation are nevertheless described in the narrative sections of this Information Statement.

The Company’s compensation program consists only of salary, some bonuses as detailed in the Summary Compensation Table below, and equity awards that vest on the basis of time.  In 2015, no equity awards were re-priced or otherwise materially modified.  The Company does not maintain any deferred compensation plans.  The Company does not maintain any non-equity incentive plan compensation.

2015 Summary Compensation Table

The table below summarizes the compensation earned for services rendered to the Company for the fiscal years ended June 30, 2015 and 2014 by our Chief Executive Officers, our Principal Financial Officer, and the three other most highly compensated executive officers of the Company (the “named executive officers”) who served in such capacities at the end of the fiscal year ended June 30, 2015.  Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually. All dollar amounts (except share and per share data) in the table and footnotes are in thousands.

Name and Principal Position (12)	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($) (2)		Option Awards ($) (3)	All Other Compensation ($)	Total ($)
Robert F.X. Sillerman	2015	--	(4)	250	622	(5)	--	--	872
Executive Chairman, Chief Executive Officer(1)	2014	208		—	—		--		208
Gregory Consiglio (6)	2015	---	(4)	---	1,479	(7)	---	---	1,479
President and Chief Operating Officer	2014	333		—	—		---	—	333
John Small (8)	2015	---	(4)	210	984	(9)	---		1,194
Chief Financial Officer	2014	250		--	--		---	—	250
Kevin Arrix (10)	2015	---	(4)	---	1,171	(11)	---	---	1,171
Chief Revenue Officer	2014	292		167	---		---	---	459

(1) Because Mr. Sillerman is our Chairman and Chief Executive Officer, the Company books a compensation charge for certain financing-related activities undertaken by Mr. Sillerman. These amounts are excluded because they do not constitute compensation to Mr. Sillerman for his service as an officer or director of the Company, but instead solely relate to certain financing arrangements. Specifically, the table excludes the following: (a) a $5,000 compensation charge related to the receipt by Sillerman Investment Company II, LLC (“SIC II”), an affiliate of Mr. Sillerman's, of 62,500 shares of the Company's Common Stock as an inducement for SIC II to enter into a $25,000 Line of Credit (the “$25,000 Line of Credit”) with the Company on February 11, 2013, (b) a compensation charge of $5,551 relating to Mr. Sillerman's receipt of warrants to purchase 125,000 shares of the Company's common stock on March 11, 2013, as an inducement to Mr. Sillerman to guarantee a term loan that the Company entered with Deutsche Bank Trust Companies America, (c) a $7,481 compensation charge relating to 103,909 shares of the Company's common stock received by Sillerman Investment Company, LLC (“SIC”) on March 11, 2013, as an inducement to convert a $20,000 line of credit that had previously been fully drawn into new 8% notes, (d) a compensation charge of $1,532 relating to warrants received by SIC II for a draw of $4,000 on the $25,000 Line of Credit on May 21, 2013, (e) compensation charges of $3,810 relating to warrants received by SIC II for draws under the $25,000 Line of Credit in the 2014 fiscal year, (f) a compensation charge of $6,259 relating to shares of the Company's Preferred Stock that SIC received in exchange for a promissory note, shares of the Company's Common Stock and warrants on September 16, 2013, and (g) compensation charges in fiscal year 2015 of $4,141, consisting of: (i) $2,049 relating to warrants issued to Sillerman Investment Company III LLC ("SIC III") in connection with draws under a Securities Purchase Agreement with the Company entered into on October 24, 2014 (the "SPA") and (ii) compensation charges of $2,091 relating to Series C Preferred Stock issued to SIC III under the SPA.

(2) These stock awards represent grants of RSUs. The per share fair value of RSUs granted was determined on the date of grant using the fair market value of the shares on that date.

(3) The amount reflects the aggregate grant date fair value of the option awards and stock awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the option awards and stock awards in Note 10, Share-Based Payments, to our financial statements.  There can be no assurance that awards will vest or options will be exercised (in which case no value will be realized by the individual), or that the value upon exercise or vesting, as applicable, will approximate the aggregate grant date fair value.

(4) Each of Mr. Sillerman, Mr. Consiglio, Mr. Small and Mr. Arrix entered into amended and restated employment agreements effective as of May 1, 2014. The amendment to Mr. Sillerman’s agreement is described in the section entitled "Employment Agreements" below.  Messrs. Consiglio, Small and Arrix have resigned from the Company.

(5) The Company and Mr. Sillerman entered into an amendment to his employment agreement effective as of May 1, 2014.  Pursuant to the revised terms, Mr. Sillerman was to receive a base salary of One Dollar per year, was to receive a guaranteed bonus of $250 per year, payable in stock or in cash, and was to receive a grant of 155,090 RSUs, vesting in equal installments on each of May 1, 2015, May 1, 2016, May 1, 2017, May 1, 2018 and May 1, 2019. The grant of 155,090 RSUs occurred on September 29, 2014, and based on a closing price of $4.01 on that date, such grant has a fair value of $622. The Company has not yet paid Mr. Sillerman the guaranteed bonus of $250.

(6) Mr. Consiglio was appointed as the Company's President and Chief Operating Officer as of November 1, 2012.  Previously, he has served as the Company's Head of Business Development. Mr. Consiglio resigned from his position with the Company effective as of June 30, 2015.

(7) The Company and Mr. Consiglio entered into an amendment to his employment agreement effective as of May 1, 2014.  Pursuant to the revised terms, Mr. Consiglio was to receive a base salary of One Dollar per year, was to receive a guaranteed bonus of $250 per year, payable in stock or in cash, and was to receive a grant of 155,090 RSUs, vesting in equal installments on each of May 1, 2015, May 1, 2016, May 1, 2017, May 1, 2018 and May 1, 2019. The grant of 155,090 RSUs occurred on September 29, 2014, and based on a closing price of $4.01 on that date, such grant has a fair value of $622. In addition, as part of a grant to employees generally, Mr. Consiglio received a grant of 100,000 RSUs on September 29, 2014, which grant vested as to 50,000 shares on December 4, 2014, as to 25,000 shares on March 5, 2015 and as to 25,000 shares on June 4, 2015. Based on a closing price of $4.01 on that grant date, this grant has a fair value of $401. Finally, on January 22, 2015, the Company entered into a further amendment to Mr. Consiglio's employment agreement. Pursuant to this amendment, Mr. Consiglio received a grant of 200,000 RSUs, which vested as to 100,000 shares on January 22, 2015 and as to 100,000 shares on May 5, 2015, and he agreed that he would not receive a guaranteed bonus of $250. Based on a closing price of $2.28 on that grant date, this grant has a fair value of $456. The amount in this column represents the aggregate sum of the fair value of these three grants.

(8) Mr. Small was appointed the Company's Chief Financial Officer on September 10, 2012. Previously, he had served as the Company's Head of Corporate Development and Strategy.  Mr. Small resigned his position with the Company effective October 15, 2015.

(9) The Company and Mr. Small entered into an amendment to his employment agreement effective as of May 1, 2014.  Pursuant to the revised terms, Mr. Small was to receive a base salary of One Dollar per year, was to receive a guaranteed bonus of $250 per year, payable in stock or in cash, and was to receive a grant of 155,090 RSUs, vesting in equal installments on each of May 1, 2015, May 1, 2016, May 1, 2017, May 1, 2018 and May 1, 2019. The grant of 155,090 RSUs occurred on September 29, 2014, and based on a closing price of $4.01 on that date, such grant has a fair value of $622. In addition, as part of a grant to employees generally, Mr. Small received a grant of 80,000 RSUs on September 29, 2014, which grant vested as to 40,000 shares on December 4, 2014, as to 20,000 shares on March 5, 2015 and as to 20,000 shares on June 4, 2015. Based on a closing price of $4.01 on that grant date, this grant has a fair value of $321.  To satisfy the guaranteed bonus of $250, Mr. Small received a cash payment of $210 in May of 2015 and received a grant of 17,250 RSUs on May 8, 2015, which immediately vested. Based on a closing price of $2.37 on that grant date, this grant has a fair value of $41. The amount in this column represents the aggregate sum of the fair value of these three grants.

(10) Mr. Arrix is a named executive officer for fiscal years 2015 and 2014, but was not a named executive officer in fiscal year 2013.  Mr. Arrix resigned from the Company effective September 30, 2015.

(11) The Company and Mr. Arrix entered into an amendment to his employment agreement effective as of May 1, 2014.  Pursuant to the revised terms, Mr. Arrix was to receive a base salary of One Dollar per year, was to receive a guaranteed bonus of $250 per year, payable in stock or in cash, and was to receive a grant of 155,090 RSUs, vesting in equal installments on each of May 1, 2015, May 1, 2016, May 1, 2017, May 1, 2018 and May 1, 2019. The grant of 155,090 RSUs occurred on September 29, 2014, and based on a closing price of $4.01 on that date, such grant has a fair value of $622. In addition, as part of a grant to employees generally, Mr. Arrix received a grant of 80,000 RSUs on September 29, 2014, which grant vested as to 40,000 shares on December 4, 2014, as to 20,000 shares on March 5, 2015 and as to 20,000 shares on June 4, 2015. Based on a closing price of $4.01 on that grant date, this grant has a fair value of $321. Finally, on January 22, 2015, the Company entered into a further amendment to Mr. Arrix's employment agreement. Pursuant to this amendment, Mr. Arrix received a grant of 100,000 RSUs, which vested as to 50,000 shares on February 15, 2015 and as to 50,000 shares on May 15, 2015, and he agreed that he would not receive a guaranteed bonus of $250. Based on a closing price of $2.28 on that grant date, this grant has a fair value of $228. The amount in this column represents the aggregate sum of the fair value of these three grants.

(12) Mr. Consiglio resigned from his positions with the Company on June 29, 2015.  Mr. Arrix and Mr. Small also resigned from the Company after the end of the 2015 fiscal year, which was June 30, 2015.  Kyle Brink and Olga Bashkatova were both appointed as officers after the end of the fiscal year and would be named executive officers today.  However, because neither of such individuals was an executive officer as of the end of the last fiscal year, neither has been included in this chart.  Details of their compensation are nevertheless described in the narrative sections of this Information Statement.

Outstanding Equity Awards at June 30, 2015

Option Awards						Stock Awards
Name	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Robert F.X. Sillerman	—	—	—	—	—	124,072	(2)	254	(3)	—	—
	—	—	—	—	—	6,250	(4)	13	(3)
Gregory Consiglio	—	—	—	—	—	—	(5)	—		—	—
	—		—	—	—	—		—
John Small	—	—	—	—	—	—	(6)	—	(3)	—	—
	—	—	—	—	—	—		—		—	—
Kevin Arrix	—	—	—	—	—	15,505	(7)		(3)	—	—
	—									—	—

(1)
For information regarding restricted stock units, see also Note 10 to the audited Consolidated Financial Statements (Share-Based Payments) in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

(2)	The original grant was for 155,090 RSUs, 31,018 of these shares vested on May 1, 2015, future vesting in equal installments on each of May 1, 2016, May 1, 2017, May 1, 2018 and May 1, 2019.
(3)	The value is computed based on a per share price of $2.05, which was the closing price of the Company's common stock on June 30, 2015, which was the last trading day of the Company's fiscal year.
(4)
The original grant was for 31,250 shares, and Mr. Sillerman forfeited 18,750 shares of such grant and received no value for the forfeiture. 6,250 of such shares vested on February 24, 2015 and an additional 6,250 of such shares remain unvested and will vest on February 24, 2016.

(5)
Mr. Consiglio resigned from the Company effective as of June 30, 2015. At the time of his resignation, Mr. Consiglio had 124,176 restricted stock units that had not yet vested. As a result of his termination, he forfeited those restricted stock units.

(6)
Mr. Small resigned from the Company effective October 15, 2015.  At the time of his resignation, Mr. Small had 124,000 restricted stock units that had not yet vested.  As a result of his termination, he forfeited those restricted stock units.

(7)
The original grant was for 1,563 shares, and Mr. Arrix forfeited 730 shares of such grant and received no value for the forfeiture.  At the time of his separation from the Company on September 30, 2015, Mr. Arrix had 124,000 restricted stock units that had not yet vested.  Provided that Mr. Arrix provides certain transition services between the date of his termination and December 31, 2015, 15,500 of such restricted stock units shall vest on May 1, 2016.  He forfeited the remaining 108,500 restricted stock units.

Employment Agreements (amounts in thousands, except share and per share data)

On February 16, 2011 we entered into an employment agreement with Robert F.X. Sillerman for his services as Executive Chairman of the Board of Directors and Director. The term of the agreement is for five years. Mr. Sillerman’s base salary was originally $1,000 (payable in cash or shares of common stock) to be increased annually by the greater of: (i) five percent or (ii) the current base salary multiplied by the percentage increase in the Consumer Price Index published by the Federal Bureau of Labor Statistics for the New York, New York metropolitan area during the previous twelve calendar months. He is to receive additional compensation at the sole discretion of the Board of Directors in the form of additional cash bonus and/or grant of restricted stock, stock options or other equity award. The agreement also provided for Mr. Sillerman to receive a minimum grant of restricted stock in the amount of 31,250 shares, subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company's common stock at the beginning of the first year of employment. On June 19, 2012, Mr. Sillerman was appointed Chief Executive Officer of the Company by the Board of Directors. The terms of his employment agreement with the Company did not change as a result of this appointment. On April 1, 2013, Mr. Sillerman and the Company signed an amendment to his employment agreement, changing his annual salary to $500 and providing for him to receive a grant of options to purchase 31,250 shares of the Company's common stock at a price of $80.00 per share, but making no other changes in Mr. Sillerman's employment agreement. On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Sillerman, which was effective as of May 1, 2014. Under the amended and restated agreement, Mr. Sillerman's base salary was reduced to $0.001 per year. Mr. Sillerman will be entitled to receive a guaranteed amount of $250, less the total value of all fringe benefits, perquisites or other amounts that the Company and Mr. Sillerman agree at the beginning of each year will be provided to Mr. Sillerman for such year. If the total of the guaranteed amount plus perquisites received by Mr. Sillerman in any year exceeds the guaranteed amount, an amount equal to the excess received by Mr. Sillerman for such year will be deducted on a pro-rata basis from Mr. Sillerman's guaranteed amount during the following year. The guaranteed amount may be paid in cash, except that either Mr. Sillerman or the Company's compensation committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment. Mr. Sillerman will also be eligible for an additional bonus at the discretion of the Company's Board. In addition, the amended and restated agreement provides that Mr. Sillerman will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common shares underlying in or at-the-money options and warrants and common shares issued in the Recapitalization, as measured immediately prior to the public offering that closed on April 30, 2014. The grant will vest in equal annual installments over five years. This grant, which equaled 155,090 shares, was issued on September 29, 2014. The Company has not yet paid Mr. Sillerman the guaranteed payment of $250 for fiscal year 2015.

On May 11, 2011, the Company entered into an employment agreement with Gregory Consiglio for his services as Head of Business Development.  The agreement has no fixed term.  Mr. Consiglio's salary under this agreement was $300.  The agreement also provided for Mr. Consiglio to receive a minimum grant of restricted stock in the amount of 938 shares of the Company's common stock at the beginning of the first year of employment, 313 shares of the Company's common stock at the beginning of the second year of employment, and 313 shares of the Company's common stock at the beginning of the third year of employment (in each case subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events).  On October 31, 2012, Mr. Consiglio and the Company signed an amendment to his employment agreement, changing his title to President and Chief Operating Officer and his annual salary to $400, but making no other changes in Mr. Consiglio's employment agreement.  On August 30, 2012, Mr. Consiglio received a grant of options to purchase 11,094 shares of the Company's common stock at a price of $67.20, which was the fair market value of the stock on the date of grant.  25% of such options were vested immediately upon grant, and the remaining options vest in equal amounts annually over three years. On October 31, 2012, Mr. Consiglio received an additional grant of options to purchase 1,250 shares of the Company's common stock at a price of $184.00, which was greater than the fair market value of the stock on the date of grant. 25% of such options were vested immediately upon grant, and the remaining options vest in equal amounts annually over three years.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Consiglio, which was effective as of May 1, 2014.  Under the amended and restated agreement, Mr. Consiglio's base salary was reduced to $0.001 per year.  Mr. Consiglio will be entitled to receive a guaranteed amount of $250, which will be payable on or before March 15 of each year.  The guaranteed amount may be paid in cash, except that either Mr. Consiglio or the Company's compensation committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment.  Mr. Consiglio will also be eligible for an additional bonus at the discretion of the Company's Board.   In addition, the amended and restated agreement provides that Mr. Consiglio will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common shares underlying in- or at-the-money options and warrants and common shares issued in the Recapitalization, as measured immediately prior to the public offering that closed on April 30, 2014.  The grant will vest in equal annual installments over five years. This grant, which equaled 155,090 shares, was issued on September 29, 2014.   In addition, as part of a grant to employees generally, Mr. Consiglio received a grant of 100,000 restricted stock units on September 29, 2014, which grant vested as to 50,000 shares on December 4, 2014, as to 25,000 shares on March 5, 2015 and as to 25,000 shares on June 4, 2015.  Based on a closing price of $4.01 on that grant date, this grant has a fair value of $401.

On January 22, 2015, Greg Consiglio, the Company’s President and Chief Operating Officer, entered into an agreement with SFX to serve as its President and Chief Operating Officer. Mr. Consiglio remained President and Chief Operating Officer of the Company. At that time, Mr. Consiglio’s employment agreement with the Company was amended to provide that he would be able to serve in both such roles. The agreement provided that Mr. Consiglio will devote his full-time best efforts and business time and attention to the Company, subject to his also fulfilling his responsibilities as President and Chief Operating Officer of SFX. The terms of the sharing of Mr. Consiglio's are subject to monitoring by the respective Boards of Directors or a committee of disinterested members of the respective Boards of Directors. Mr. Consiglio also agreed that he would report conflicts of interest and corporate opportunities to the Boards of both the Company and SFX Entertainment. The amendment to Mr. Consiglio’s employment agreement further provided that, in lieu of payment of a $250 guaranteed amount currently contemplated in his employment agreement, Mr. Consiglio received a grant of 200,000 restricted shares of Company common stock, half of which vested on the date of grant and the other half of which vested on May 5, 2015.

Mr. Consiglio resigned from his position with the Company effective as of June 30, 2015.

On August 16, 2011, the Company entered into an employment agreement with John C. Small for his services as Head of Strategy and Corporate Development.  The agreement had no fixed term.  Mr. Small's annual base salary was $300.  Mr. Small received grants of options to purchase a total of 9,375 shares of the Company's common stock at a price of $800.00 per share.  On September 10, 2012, Mr. Small was appointed Chief Financial Officer of the Company by the Board of Directors.  The terms of his employment agreement with the Company did not change as a result of this appointment.  On April 4, 2013, Mr. Small and the Company signed an amendment to his employment agreement, providing for changes to the vesting of granted options upon a change-in-control (as more fully described herein), but making no other changes in his employment agreement.  On August 30, 2012, Mr. Small received a grant of options to purchase 15,625 shares of the Company's common stock at a price of $67.20, which was the fair market value of the stock on the date of grant.  25% of such options were vested immediately upon grant, and the remaining options vest in equal amounts annually over three years.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Small, which was effective as of May 1, 2014.  Under the amended and restated agreement, Mr. Small's base salary was reduced to $0.001 per year.  Mr. Small will be entitled to receive a guaranteed amount of $250, which will be payable on or before March 15 of each year.  The guaranteed amount may be paid in cash, except that either Mr. Small or the Company's compensation committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment.  Mr. Small will also be eligible for an additional bonus at the discretion of the Company's Board.   In addition, the amended and restated agreement provides that Mr. Small will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common shares underlying in- or at-the-money options and warrants and common shares issued in the Recapitalization, as measured immediately prior to this offering.  The grant will vest in equal annual installments over five years.  This grant, which equaled 155,090 shares, was issued on September 29, 2014.  In addition, as part of a grant to employees generally, Mr. Small received a grant of 80,000 RSUs on September 29, 2014, which grant vested as to 40,000 shares on December 4, 2014, as to 20,000 shares on March 5, 2015 and as to 20,000 shares on June 4, 2015.  To satisfy the guaranteed bonus of $250 that was due in May of 2015, Mr. Small received a cash payment of $210 in May of 2015 and received a grant of 17,250 restricted stock units on May 8, 2015, which immediately vested.  In addition, Mr. Small's base salary was increased to $300 per annum retroactively to July 13, 2015.

Mr. Small resigned from his position with the Company effective as of October 15, 2015.

On March 1, 2012, the Company entered into an employment agreement with Kevin Arrix for his services as Chief Revenue Officer.  The agreement had no fixed term.  Mr. Arrix's annual base salary was $350, and he was eligible for discretionary bonuses of up to 100% of his base salary.  The agreement also provided for Mr. Arrix to receive a minimum grant of restricted stock in the amount of 938 shares of the Company's common stock at the beginning of his employment, 313 shares of restricted stock at the beginning of his second year of employment and 313 shares of restricted stock at the beginning of his third year of employment (in each case subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events and in each case subject to a three year vesting schedule).  The agreement also provided for a grant of 1,406 stock options to vest over a period of four years.  These options were issued with an exercise price of $400 per share.  On August 30, 2012, Mr. Arrix received a grant of options to purchase 10,156 shares of the Company's common stock at a price of $67.20, which was the fair market value of the stock on the date of grant.  25% of such options were vested immediately upon grant, and the remaining options vest in equal amounts annually over three years.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Arrix, which was effective as of May 1, 2014.  Under the amended and restated agreement, Mr. Arrix's base salary was reduced to $0.001 per year.  Mr. Arrix will be entitled to receive a guaranteed amount of $250, which will be payable on or before March 15 of each year.  The guaranteed amount may be paid in cash, except that either Mr. Arrix or the Company's compensation committee can instead elect to have the guaranteed amount paid in shares of the Company's common stock at the weighted average daily closing price of the Company's common stock for the twelve month period ending on the last day of the month preceding payment.  Mr. Arrix will also be eligible for an additional bonus at the discretion of the Company's Board.   In addition, the amended and restated agreement provides that Mr. Arrix will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common shares underlying in- or at-the-money options and warrants and common shares issued in the Recapitalization, as measured immediately prior to this offering.  The grant will vest in equal annual installments over five years.  This grant, which equaled 155,090 shares, was issued on September 29, 2014.  In addition, as part of a grant to employees generally, Mr. Arrix received a grant of 80,000 RSUs on September 29, 2014, which grant vested as to 40,000 shares on December 4, 2014, as to 20,000 shares on March 5, 2015 and as to 20,000 shares on June 4, 2015.

On January 22, 2015, Mr. Arrix entered into an agreement with SFX to serve as its Executive Vice President, Global Brand Partnerships. In connection therewith, his employment agreement with the Company was amended to provide that he will be able to serve in both such roles. The agreement provides that Mr. Arrix will devote his full-time best efforts and business time and attention to the Company, subject to his also fulfilling his responsibilities to SFX Entertainment. The terms of the sharing of Mr. Arrix's full time will be subject to monitoring by the respective Boards of Directors or a committee of disinterested members of the respective Boards of Directors. Mr. Arrix also agrees that he will report conflicts of interest and corporate opportunities to the Boards of both the Company and SFX Entertainment.  Additionally, the amendment to Mr. Arrix’s employment agreement provided that, in lieu of payment of a $250 guaranteed amount currently contemplated in his employment agreement, he received a grant of 100,000 restricted shares of Company common stock, half of which shall vest immediately and the other half of which vested on May 15, 2015.

Mr. Arrix resigned from his position with the Company effective as of September 30, 2015.  In connection with his resignation, the Company entered into a separation agreement with Mr. Arrix pursuant to which he agreed to provide that Mr. Arrix certain transition services until December 31, 2015.  In exchange for his transition services, Mr. Arrix will be entitled to retain 15,500 restricted stock units that will vest on May 1, 2016.  He will forfeit the remainder of his restricted stock units.

On September 23, 2015, the Company entered into an employment agreement with Olga Bashkatova for her services as Controller.  The agreement had no fixed term.  Ms. Bashkatova’s annual base salary was $200, and she was eligible for a bonus of $20 after six months’ continuous employment with the Company.  On October 21, 2015, Ms. Bashkatova was named Principal Accounting Officer and the Company entered into an amended and restated employment agreement with her.  Under the amended and restated agreement, her annual base salary was increased to $210, and she was eligible for a bonus of $30 after six months’ continuous employment with the Company.  The agreement also provided for Ms. Bashkatova to receive a minimum grant of restricted stock in the amount of 80,000 shares of the Company's common stock at the beginning of her employment.

On September 2, 2011, the Company entered into an employment agreement with Kyle Brink for his services as Product Director.  The agreement had no fixed term.  Mr. Brink’s annual base salary was $175, and he was entitled to up to $25 in relocation costs from California to the New York metropolitan area.  He was entitled to discretionary bonuses of up to 25% of his annual salary.  The agreement also provided that Mr. Brink would receive a minimum grant of 40,000 stock options during the first year of his employment with the Company.  In September of 2012, Mr. Brink was promoted to Vice President, Product, and at that time his salary was increased to $210 per year.  On May 16, 2015, Mr. Brink’s salary was increased to $260.  On June 29, 2015, he was named the Company’s General Manager.

Potential Payments upon Termination without Cause or Change-in-Control (amounts in thousands)

The following disclosure is for our Executive Chairman and Chief Executive Officer, Mr. Sillerman:

Mr. Sillerman's employment agreement, which was in effect until April 30, 2014, provided that upon a (i) termination by the Company without “cause” or (ii) a “constructive termination without cause,” Mr. Sillerman was entitled to receive the following benefits: (a) payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100 per year for each year a cash bonus was not paid and $100 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer. Additionally, upon termination by the Company for a “change of control”, Mr. Sillerman would have received the benefits set forth in (a), (b), and (c) above, plus all options to purchase the Company's capital stock would remain exercisable for the full maximum term of the original option grant or ten years from the closing of the change of control transaction, whichever is greater. In addition, in the event that the aggregate of such payments would constitute a “parachute payment” under the rules set forth in Section 280G of the Code, then the Company would have also paid Mr. Sillerman a gross-up payment such that after the imposition of Federal, State and local income taxes, Mr. Sillerman would be entitled to retain the foregoing amount.  On March 17, 2014, the Company and Mr. Sillerman entered into an amendment to his employment agreement, which was effective as of May 1, 2014. The amended employment agreement provides that if the Company terminates Mr. Sillerman's employment without cause, if Mr. Sillerman terminates his employment for good reason, or if there is a change of control and Mr. Sillerman voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Sillerman would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Sillerman will immediately vest, and (c) all restricted shares issued to Mr. Sillerman would immediately vest.  However, in the event that any amount payable to Mr. Sillerman upon a "change of control" would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Sillerman will be reduced to an amount such that the payments to Mr. Sillerman would not be subject to such excise tax.

The following disclosure is for our former President and Chief Operating Officer, Mr. Consiglio:

Mr. Consiglio's employment agreement, which was effective until April 30, 2014, provided that upon a termination by the Company without “cause,” Mr. Consiglio would be entitled to receive the following benefits: (a) payments equal to the cash equivalent of three months’ base salary at the rate in effect on the date of termination (which payment shall increase by one week for each year worked prior to termination, to a limit of six months), and (b) accelerated vesting of any stock options, restricted stock or other equity-based instruments previously issued to him prior to his termination. In addition, on April 4, 2013, the Company and Mr. Consiglio entered into an amendment to Mr. Consiglio’s employment agreement providing that upon a “change of control” of the Company, all stock options previously granted to Mr. Consiglio would vest, and all restricted shares issued to Mr. Consiglio pursuant to his employment agreement would vest.

On March 17, 2014, we entered into an amended and restated employment agreement with Mr. Consiglio, which was effective as of May 1, 2014.  The amended and restated employment agreement provides that if the Company terminates Mr. Consiglio's employment without cause, if Mr. Consiglio terminates his employment for good reason, or if there is a change of control and Mr. Consiglio voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Consiglio would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Consiglio would immediately vest, and (c) all restricted shares issued to Mr. Consiglio would immediately vest.  However, in the event that any amount payable to Mr. Consiglio upon a "change of control" would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Consiglio will be reduced to an amount such that the payments to Mr. Consiglio would not be subject to such excise tax.

Because Mr. Consiglio resigned from his position with the Company, the Company will not pay Mr. Consiglio any amounts in respect of a termination without cause or a change in control.

The following disclosure is for our former Chief Financial Officer, Mr. Small.

Mr. Small's employment agreement, which was in effect until April 30, 2014, provided that upon a (i) termination by the Company without “cause” or (ii) a “change of control”, Mr. Small would be entitled to receive the following benefits: (a) payments equal to (x) the cash equivalent of three months’ base salary at the rate in effect on the date of termination and (y) a pro-rated annual cash bonus based on the annual cash bonus paid to Mr. Small for the immediately preceding employment year, (b) accelerated vesting of any stock options granted pursuant to Mr. Small’s employment agreement that are issued to Mr. Small at least one full year prior to his termination. However, in the event that any amount payable to Mr. Small upon a "change of control" would be nondeductible by us under the rules set forth in Section 280G of the Code, then the amount payable to Mr. Small shall be reduced to the maximum amount that would be payable but which would remain deductible under Section 280G of the IRC. In addition, on April 4, 2013, the Company and Mr. Small entered into an amendment to Mr. Small’s employment agreement providing that upon a “change of control” of the Company, all stock options previously granted to Mr. Small, and not just those options that were granted pursuant to Mr. Small’s employment agreement, would vest.

On March 17, 2014, we entered into an amended and restated employment agreement with Mr. Small, which was effective as of May 1, 2014.  The amended and restated employment agreement provides that if the Company terminates Mr. Small's employment without cause, if Mr. Small terminates his employment for good reason, or if there is a change of control and Mr. Small voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Small would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Small would immediately vest, and (c) all restricted shares issued to Mr. Small would immediately vest.  However, in the event that any amount payable to Mr. Small upon a "change of control" would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Small will be reduced to an amount such that the payments to Mr. Small would not be subject to such excise tax.

Because Mr. Small resigned from his position with the Company, the Company will not pay Mr. Small any amounts in respect of a termination without cause or a change in control.

The following disclosure is for our former Chief Revenue Officer, Mr. Arrix.

Mr. Arrix's employment agreement, which was in effect until April 30, 2014, provided that upon a (i) termination by the Company without “cause” or (ii) a “change of control”, Mr. Arrix would be entitled to receive the following benefits: (a) payments equal to (x) the cash equivalent of three months’ base salary at the rate in effect on the date of termination (which amount would be increased by one week's salary for each additional year of employment after the first year) and (y) a pro-rated annual cash bonus based on the annual cash bonus paid to Mr. Arrix for the immediately preceding employment year, and (b) accelerated vesting of any stock options granted pursuant to Mr. Arrix's employment agreement. However, in the event that any amount payable to Mr. Arrix upon a "change of control" would be nondeductible by us under the rules set forth in Section 280G of the Code, then the amount payable to Mr. Arrix shall be reduced to the maximum amount that would be payable but which would remain deductible under Section 280G of the IRC. In addition, on April 4, 2013, the Company and Mr. Arrix entered into an amendment to Mr. Arrix’s employment agreement providing that upon a “change of control” of the Company, all stock options previously granted to Mr. Arrix, and not just those options that were granted pursuant to Mr. Arrix’s employment agreement, would vest.

On March 17, 2014, we entered into an amended and restated employment agreement with Mr. Arrix, which was effective as of May 1, 2014.  The amended and restated employment agreement provides that if the Company terminates Mr. Arrix's employment without cause, if Mr. Arrix terminates his employment for good reason, or if there is a change of control and Mr. Arrix voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Arrix would be entitled to the following benefits: (a) payment of one year's guaranteed amount, (b) all options to purchase the Company's common stock issued to Mr. Arrix would immediately vest, and (c) all restricted shares issued to Mr. Arrix would immediately vest.  However, in the event that any amount payable to Mr. Arrix upon a "change of control" would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Arrix will be reduced to an amount such that the payments to Mr. Arrix would not be subject to such excise tax.

Because Mr. Arrix resigned from his position with the Company, the Company will not pay Mr. Arrix any amounts in respect of a termination without cause or a change in control.

The following disclosure is for our General Manager, Mr. Brink.

Mr. Brink’s employment agreement, as amended effective May 16, 2015, provided that upon a termination by the Company without cause, Mr. Brink would be entitled to receive payments equal to the cash equivalent of three months’ base salary at the rate in effect on the date of termination.  Under the provisions of the Company’s employment agreement with Mr. Brink, the Company will not pay Mr. Brink any amounts in respect of a termination without cause or a change in control.

The Company’s employment agreement with our Principal Accounting Officer, Ms. Bashkatova, does not have any provisions relating to termination without cause or on change of control.

Potential Payments upon Death or Disability (amounts in thousands)

Mr. Sillerman's employment agreement, which was in effect until April 30, 2014, provided for the following benefits in the event of his death: (a) payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100 per year for each year a cash bonus was not paid and $100 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.  On March 17, 2014, the Company entered into an amendment to Mr. Sillerman's employment agreement, which was effective as of May 1, 2014. The amended employment agreement provides that in the event of Mr. Sillerman's death or permanent disability, then Mr. Sillerman would be entitled to the following benefits: (a) a lump sum payment equal to $250 payable in cash (or at either the Company's compensation committee's or Mr. Sillerman's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Sillerman will immediately vest, and (c) all restricted shares issued to Mr. Sillerman would immediately vest.

Mr. Consiglio's employment agreement, which was in effect until April 30, 2014, provided for the following benefits in the event of his death: (a) payments equal to the cash equivalent of one year’s base salary at the rate in effect on the date of termination, and (b) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Consiglio, which was effective as of May 1, 2014.  The amended and restated employment agreement provides that in the event of Mr. Consiglio's death or permanent disability, then Mr. Consiglio would be entitled to the following benefits:  (a) a lump sum payment equal to $250 payable in cash (or at either the Company's compensation committee's or Mr. Consiglio's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Consiglio will immediately vest, and (c) all restricted shares issued to Mr. Consiglio would immediately vest.

Because Mr. Consiglio resigned from his positions with the Company, the Company will not pay Mr. Consiglio any amounts upon his death or disability.

Mr. Small's employment agreement, which was in effect until April 30, 2014, provided for (a) payments equal to (x) the cash equivalent of three months’ base salary at the rate in effect on the date of termination and (y) a pro-rated annual cash bonus paid to the executive officer for the immediately preceding employment year, continued eligibility to participate in any benefit plans of our company for two months, plus (c) accelerated vesting of any stock options previously issued to the executive officer more than one year prior to his death or disability.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Small, which was effective as of May 1, 2014.  The amended and restated employment agreement provides that in the event of Mr. Small's death or permanent disability, then Mr. Small would be entitled to the following benefits:  (a) a lump sum payment equal to $250 payable in cash (or at either the Company's compensation committee's or Mr. Small's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Small will immediately vest, and (c) all restricted shares issued to Mr. Small would immediately vest.

Because Mr. Small resigned from his positions with the Company, the Company will not pay Mr. Small any amounts upon his death or disability.

Mr. Arrix's employment agreement, which was in effect until April 30, 2014, provided for (a) payments equal to (x) the cash equivalent of three months’ base salary at the rate in effect on the date of termination (which amount would increase by one week of base salary for each year of employment after the first year) and (y) a pro-rated annual cash bonus paid to the executive officer for the immediately preceding employment year, continued eligibility to participate in any benefit plans of our company for two months, plus (c) accelerated vesting of any stock options previously issued to the executive officer more than one year prior to his death or disability.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Arrix, which was effective as of May 1, 2014.  The amended and restated employment agreement provides that in the event of Mr. Arrix's death or permanent disability, then Mr. Arrix would be entitled to the following benefits:  (a) a lump sum payment equal to $250 payable in cash (or at either the Company's compensation committee's or Mr. Arrix's option, in shares of the Company's common stock), (b) all options to purchase the Company's common stock issued to Mr. Arrix will immediately vest, and (c) all restricted shares issued to Mr. Arrix would immediately vest.

Because Mr. Arrix resigned from his positions with the Company, the Company will not pay Mr. Arrix any amounts upon his death or disability.

Mr. Brink’s employment agreement, as amended effective May 16, 2015, does not contain any specific provisions relating to benefits in the event of Mr. Brink’s death or permanent disability.

Ms. Bashkatova’s employment agreement does not contain any specific provisions relating to benefits in the event of her death or permanent disability.

Securities Authorized for Issuance under Equity Compensation Plans

The table below shows information with respect to our Executive Equity Incentive Plan as of June 30, 2015.  A description of our Executive Equity Incentive Plan is incorporated by reference to the Company’s Annual Report on Form 10-K for the period ending June 30, 2015.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)(2)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3)
	(#)		($)		(#)
Equity compensation plans approved by security holders	1,648,075	(1)	11.19	(2)	296,773
Equity compensation plans not approved by security holders	—		—		—
__________
(1) This includes 466,257 restricted stock units and options to purchase 1,181,818 shares. 1,794,841 restricted stock units were granted to directors, officers, and employees during the fiscal year. 610,335 options were granted to employees during the fiscal year at a range of $1.89 to $4.54.
(2) The weighted average exercise price of $11.19 reflects the weighted average exercise price of all options outstanding as of June 30, 2015. The restricted stock units referred to in Footnote 1 above do not have an exercise price and such units are not included in this weighted average.
(3) After the end of the fiscal year, an amendment to the Company's 2011 Executive Equity Incentive Plan became effective, and thus an additional 2,500,000 shares are available for issuance under that plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of the record date by:

•	each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our directors and executive officers, named as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Unless otherwise noted, each beneficial owner has sole voting and investing power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of common stock subject to common stock purchase warrants or stock options held by that person that are exercisable as of December 21, 2015, or will become exercisable within 60 days thereafter are deemed to be outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

As of December 21, 2015, 2015, there were 33,891,030 shares of our common stock outstanding.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Common Stock	Shares Beneficially Owned	Percentage of Preferred Stock
Beneficial Owners of 5% or More
Robert F.X. Sillerman (2)(3)	18,880,954	51.8%	10,000	100.0%
Wolverine Asset Management, LLC (4)	2,048,780	5.6%
Directors and Named Executive Officers (not otherwise included above):
Olga Bashkatova (5)	5,250	*
Kyle Brink (6)	40,875
Peter C. Horan (7)	258,170	*
Michael J. Meyer (8)	217,111	*
John D. Miller (9)	276,806	*
Mitchell J. Nelson (10)	32,442	*
Birame Sock (11)	108,065	*
All directors and named executive officers as a group (8 people)	21,771,253	59.7%	10,000	100.0%

_________________________
Represents less than 1%.

(1)           Except as otherwise set forth below, the business address and telephone number of each of the persons listed above is c/o Viggle Inc., 902 Broadway, New York, New York 10010, telephone (212) 231-0092.

(2)           Mr. Sillerman beneficially owns 18,880,954 shares of common stock, including: (i) directly 162,268 shares of common stock owned by Mr. Sillerman (consisting of (A) 37,268 shares of common stock owned by Mr. Sillerman; and (B) 125,000 shares of common stock issuable upon the exercise of warrants held by Mr. Sillerman which are exercisable at $80.00 per share); and (ii) indirectly 18,718,686 shares of common stock (consisting of (A) 62,500 shares of common stock issuable upon the exercise of warrants held by Sillerman Investment Company II LLC (“SIC II”) that are exercisable at $55.20 per share, (B) 175,563 shares of common stock issuable upon the exercise of warrants held by SIC II which are exercisable at $80.00 per share; (C) 350,000 shares of common stock issuable upon the exercise of warrants held by Sillerman Investment Company III LLC (“SIC III”) that are exercisable at $1.78 per share, (D) 225,000 shares of common stock issuable upon the exercise of warrants held by SIC III that are exercisable at $3.51 per share, (E) 150,000 shares of common stock that are issuable upon the exercise of warrants held by SIC III that are exercisable at $2.98 per share, (F) 775,000 shares of common stock that are issuable upon the exercise of warrants held by SIC III that are exercisable at $3.63 per share, (G) 8,230,623 shares of common stock held by SIC III and (H) 8,750,000 shares of common stock held by Sillerman Investment Company IV LLC.

(3)           SIC III holds 10,000 shares of Series C Preferred Stock, which, if converted into common stock, would be converted into 2,500,000 shares of common stock.  Together with the amounts set forth in footnote 2 above, Mr. Sillerman therefore beneficially owns a total of 21,380,954 shares of common stock.

(4)           Based solely on a Schedule 13G filed by Wolverine Asset Management Company, LLC as of June 29, 2015.  Wolverine Asset Management Company, LLC ("WAM") owned 2,048,780 of the Company's common stock as of June 29, 2015.  The sole member and manager of WAM is Wolverine Holdings, L.P. ("Wolverine Holdings").  Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc., which is the general partner of Wolverine Holdings.  WAM's address is 175 West Jackson Blvd., Suite 340, Chicago, Illinois 60604.

(5)           Ms. Bashkatova beneficially owns 5,250 shares of common stock.

(6)           Mr. Brink beneficially owns (i) 22,500 shares of common stock, (ii) 15,000 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $4.54 per share and (iii) 3,375 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $67.20 per share.

(7)           Mr. Horan beneficially owns (i) 1,563 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $400.00 per share; (ii) 630 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $100.00 per share; (iii) 388 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $60.00 per share; (iv) 282 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $154.40 per share; (v) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $98.40 per share, (vi) 430 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $48.80 per share, (vii) 404 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $52.00 per share, (viii) 38,799 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $4.46 per share, (ix) 100,000 shares of common stock issuable upon the exercise of options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $2.33 per share, (x) 56,000 shares of common stock issuable upon the exercise of options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $0.46 per share and (xi) 59,049 shares of common stock.

(8)           Mr. Meyer beneficially owns (i) 410 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $48.80 per share, (ii) 457 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $52.00 per share, (iii) 43,880 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $4.46 per share, (iv) 50,000 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $2.33 per share, (v) 63,333 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $2.33 per share and (vi) 59,031 shares of common stock.

(9)           Mr. Miller beneficially owns (i) 67,624 shares of common stock, (ii) 1,563 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $400.00 per share, (iii) 716 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $100.00 per share; (iv) 425 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $60.00 per share; (v) 311 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $154.40 per share; (vi) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $98.40 per share, (vii) 163 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $48.80 per share, (viii) 423 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $52.00 per share, (ix) 42,956 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $4.46 per share, (x) 100,000 shares issuable upon the exercise of stock options that are exercisable or that will be exercisable within 60 days of December 21, 2015 at $2.33 per share, and (xi) 62,000 shares issuable upon the exercise of stock options that are exercisable or that will be exercisable within 60 days of December 21, 2015 at $0.46 per share

(10)           Mr. Nelson beneficially owns 32,442 shares of common stock.

(11)           Ms. Sock beneficially owns (i) 371 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $60.00 per share; (ii) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $98.40 per share, (iii) 410 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $48.80 per share, (iv) 385 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $52.00 per share, (v) 36,952 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of December 21, 2015 at $4.46 per share, (vi) 15,000 shares of common stock issuable upon the exercise of stock options that are exercisable or that are exercisable within 60 days of December 21, 2015 at $2.33 per share, (vii) 54,000 shares of common stock issuable upon the exercise of stock options that are exercisable or that are exercisable within 60 days of December 21, 2015 at $0.46 per share, and (viii) 322 shares of common stock.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership on Form 3 reports and changes in ownership on Form 4 or Form 5 reports. Such individuals are also required to furnish us with copies of all such ownership reports they file.

Mr. Arrix made one trade of 12,000 shares on June 5, 2015 which was reported on June 11, 2015.  On March 16, SIC III acquired shares of Series C Preferred Stock and warrants to acquire shares of common stock in a transaction exempt from the provisions of Section 16(b) pursuant to Rule 16b-3 promulgated thereunder.  Both Mr. Sillerman and SIC III report that acquisition, but reported it one day late due to a technical issue with filing.

ACTION 2 – SALE OF REWARDS BUSINESS

General Information

The Company’s Board of Directors proposes to transfer, sell and assign to Perk.com, Inc., an Ontario corporation (“Perk” or “Buyer”), certain assets and liabilities of the Company relating to the Company’s consumer-based mobile rewards program using audio recognition technology (the “Business”). The terms of the Asset Purchase Agreement and the Credit Agreement relating to the sale of the Business are summarized below.

Background of the Asset Sale

The Company’s Board of Directors and senior management considered various ideas relating to the future of the Company at a January 29, 2015 Board of Directors meeting.  An internal review was initiated and at a Board meeting on April 30, 2015, Mr. Sillerman opened a discussion about the Company’s future strategy and alternatives.  Present at the Board Meeting were all of the Company’s directors, as well as the Company’s President and Chief Operating Officer, Chief Financial Officer, and Chief Revenue Officer.  At that meeting, Robert F.X. Sillerman, the Company’s Chairman, reported on potential alternatives, ranging from the sale of various divisions to a sale of the entire Company.  In its Quarterly Report on Form 10-Q filed in May 2015, the Company’s Board of Directors announced that it intended to form a special committee of independent directors to explore strategic alternatives to enhance value, stating that these alternatives could include, among others, possible joint ventures, strategic partnerships, marketing alliances, sale of the Company, or other possible transactions.

As part of the Company’s review of strategic alternatives, the Company engaged in capital-raising activities during this time.  The Company filed a Registration Statement on Form S-3, which became effective on May 18, 2015.  The Company then conducted two public equity capital raises pursuant to this Form S-3, closing a capital raise of approximately $9.1 million in May of 2015 and approximately $4.2 million in June of 2015.

In furtherance of the Company’s exploration of strategic alternatives, the Company’s officers had conversations with various parties about strategic opportunities, including sales of all or a portion of the Company’s assets.  Mr. Sillerman, the Company’s Executive Chairman and Executive Officer had a conversation with Jordan Kupinsky, Chairman of Perk’s Board of Directors, about a potential transaction with Perk.     As a result of the initial conversations between Mr. Sillerman and Mr. Kupinsky , Ted Hastings, the Chief Executive Officer of Perk, visited Mr. Sillerman on May 28, 2015.  Mr. Sillerman and Mr. Hastings explored the strategic fit and discussed ways that Perk and the Company could work together and the potential basis for a strategic transaction.  As a result of the positive conversations, the Company entered into a Mutual Non-Disclosure Agreement with Perk on June 4, 2015 in order to advance discussions further.  Conversations between Mr. Hastings and various representatives of the Company continued throughout June, as the Company and Perk explored ways that they could work together and further explored the appropriateness of a strategic transaction.  Representatives of both companies believed that there was an appropriate fit and that the synergies could benefit both parties.

Because discussions regarding various strategic alternatives with various parties were progressing, the Company’s Board formed a Special Committee on June 26, 2015.

At a telephonic Board meeting on July 9, Mr. Sillerman was authorized to pursue a possible transaction with Perk and on July 15, 2015, a telephonic meeting of the Company’s Board of Directors was held to discuss and approve the signing of a non-binding term sheet with Perk reflecting ongoing negotiations that had been underway, which was the basis upon which due diligence by the parties was commenced. A revised term sheet was prepared on August 27, 2015, reflecting changes in the business deal as a result of discussions between Mr. Sillerman and Mr. Hastings.  Between September 2 and October 19, 2015, additional drafts of term sheets were exchanged, and a second non-binding term sheet with respect to the transaction was entered into on October 22, 2015.

While conversations with Perk continued throughout September and October, as part of its review of strategic alternatives, the Company explored and considered a transaction to acquire an interest in DraftDay Gaming Group, Inc., which operates in the daily fantasy sports market, which representatives of the Company believed was a rapidly growing market.  The Company’s Board met to review an interest in DraftDay on September 3, 2015.  The Board approved the Company’s acquisition of its interest in DraftDay, while continuing to explore alternatives with respect to the Viggle business, Wetpaint and Choose Digital.  The Company’s acquisition of its interest in DraftDay closed on September 8, 2015.

On November 2, 2015, Carolina Barnes Corporation was contacted and commenced its work in connection with providing a fairness opinion, which work was concluded on or about December 12, 2015.  During that period, definitive documents were being drafted and due diligence proceeded.  In the later stages of the negotiations, the Company also negotiated a credit agreement with Perk pursuant to which Perk loaned the Company $1,000,000.  The loan was payable upon the closing of the Perk transaction or April 30, 2016.  If the transaction closes, the Company has the option of repaying the loan by reducing the number of initial shares of Perk common stock it receives in the transaction by 130,000 shares.  This essentially provides the Company with the option of taking a portion of the purchase price in cash.

On December 13, 2015, a telephonic board meeting was held with all Board members present.  In addition, the principal of Carolina Barnes Corporation and legal counsel were also present. The meeting commenced with a summary of the terms of the proposed transaction (the term sheet and draft Asset Purchase Agreement having previously been distributed). Carolina Barnes Corporation delivered an oral fairness opinion at the Board meeting, which was subsequently confirmed in writing.  The Company’s legal counsel also discussed the Board’s fiduciary duties in approving the transaction.  Members of the Board asked questions to the financial and legal advisors.  The Company’s Board unanimously approved the Perk transaction at that meeting, passing the following resolution: “Resolved, that the Board of Directors hereby unanimously determines, after consultation with its legal and financial advisors, that the Perk Sale Agreements and the Perk Loan Agreements and the transactions contemplated by the Perk Sale Agreements and the Perk Loan Agreements (the “Transactions”) are fair to, and in the best interests of the Common Stockholders and hereby approve and declare advisable the Perk Sale Agreements and Perk Loan Agreements and the Transactions and hereby recommend that the common stockholders of the Company approve the Perk Sale Agreements, the Perk Loan Agreements and the Transactions and hereby direct that the Perk Sale Agreements, the Perk Loan Agreements and the Transactions be submitted to the common stockholders of the Company for their approval.”

After attending to final details, the transaction documents were signed later that evening.

Asset Purchase Agreement

On December 13, 2015, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Perk. Perk’s shares are currently traded on the Toronto Stock Exchange.  In connection with the Asset Purchase Agreement, the Company will sell to Perk certain assets relating to the Business.  The consummation of the transactions contemplated by the Asset Purchase Agreement and the Other Agreements (as that term is defined in the Asset Purchase Agreement) shall hereinafter be referred to as the “Asset Sale”.  The Company will retain its interest in DraftDay Gaming Group, Inc., Wetpaint.com, Inc., Choose Digital, Inc. and the assets relating to its MyGuy game.

The following description summarizes the material provisions of the Asset Purchase Agreement and is not intended to provide any other factual information about the Company or Buyer. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by certain disclosures not reflected in the text of the Asset Purchase Agreement. The representations and warranties in the Asset Purchase Agreement may have been made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

Purchase Price and Adjustments

As consideration for the assets to be sold, the Company will receive the following consideration:

•          1,500,000 Perk common shares free and clear of all liens, less the number of Perk common shares applied to the repayment of principal and interest of the credit facility described below (the “Initial Perk Shares”);

•          2,000,000 Perk common shares if Perk’s combined revenue, as calculated pursuant to the Asset Purchase Agreement, is at least USD $130.0 million for the calendar year commencing on January 1, 2016 or January 1, 2017 (the “Earn-Out”);

•          A warrant (“Warrant 1”) entitling the Company to purchase 1,000,000 Perk common shares at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of Perk common shares is greater than or equal to CDN $12.50 per share for 20 consecutive trading days in the two year period following the closing of the Acquisition;

•          A warrant (“Warrant 2”, and together with Warrant 1, the “Warrants”) entitling the Company to purchase 1,000,000 Perk common shares at a strike price of CDN $6.25 per share in the event that the VWAP of Perk common shares is greater than or equal to CDN $18.75 per share for 20 consecutive trading days in the two year period following the closing of the Acquisition; and

•          Perk will also assume certain liabilities of the Company, including points liability. This liability was $8.7 million on the Company’s balance sheet as of September 30, 2015.

Closing

The closing of the Asset Sale (the “Closing”) will take place at the office of Greenberg Traurig, 200 Park Avenue, New York, New York, no later than ten days after the satisfaction or waiver in writing of certain conditions set forth in the Asset Purchase Agreement.

The consummation of the transactions contemplated by the Asset Purchase Agreement and the Other Agreements (as defined in the Asset Purchase Agreement) was conditional upon the Company’s receipt of the written consent of the holders of a majority of the outstanding shares of the Company’s common stock, which is attached hereto as Annex A (the “Written Consent”) or the “Stockholder Approval”).  The Stockholder Approval was obtained by the Company on December 13, 2015.

Escrow

At the Closing, 37.5% of the Initial Perk Shares will be issued and delivered to an escrow agent to be used exclusively for the purpose of securing the indemnification obligations of the Company under the Asset Purchase Agreement. The escrow agent will hold such shares for one year from the Closing of the Asset Sale and will hold them in accordance with the terms of an escrow agreement.

Representations and Warranties

The Asset Purchase Agreement contains customary representations, warranties and covenants of the Company and Perk.

In Article III of the Asset Purchase Agreement, the Company makes representations and warranties that relate to, among other things, the following:

•	Due organization, valid existence and good standing of the Company;

•	Requisite corporate power and authority to execute and deliver the Asset Purchase Agreement and certain related agreements and to consummate the Asset Sale;

•	No violation of law;

•	Requisite consents;

•	Compliance with laws;

•	Sufficiency of the disclosed assets;

•	Suppliers and customers;

•	Intellectual property; and

•	Seller board approval and stockholder approval.

In Article IV of the Asset Purchase Agreement, Perk makes representations and warranties that relate to, among other things, the following:

•	Due organization, valid existence and good standing of Buyer;

•	Requisite corporate power and authority to execute and deliver the Asset Purchase Agreement and certain related agreements and to consummate the Asset Sale;

•	No violation of law; and

•	Requisite consents.

Covenants

Articles V and VI of the Asset Purchase Agreement contain a number of covenants with respect to the period between the execution of the Asset Purchase Agreement and the Closing, including, but not limited to, covenants relating to:

•	the conduct of the Business, excluding certain business lines;

•	access to the Company and its subsidiaries’ offices, properties, personnel, books and records as well as confidentiality for any information obtained through such access;

•	updates to the Company’s disclosure schedules;

•	notification of certain matters;

•	efforts to consummate the Asset Purchase Agreement;

•	the Company and Buyer’s press releases and public disclosure;

•	the provision of a business acquisition report by the Company to Buyer;

•	the provision by the Company to Buyer of any information required by the Toronto Stock Exchange;

•
obligations that neither Buyer nor the Company make any statements or proposals to the board of directors of the other or make any public announcement, proposal or offer (including any “solicitation of proxies”) as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934;

•	exclusivity between the Company and Buyer; and

•	the preparation and filing by the Company of an Information Statement with the SEC on Schedule 14C describing the Asset Sale and any related agreements.

Conditions to Closing

Under Article VII of the Asset Purchase Agreement, Buyer’s and the Company’s obligation to complete the Asset Sale is subject to the following conditions having been met:

•	The Company will have obtained the Stockholder Approval, which condition was met on December 13, 2015;

•
Buyer will have obtained shareholder approval of the Asset Purchase Agreement and certain related agreements in accordance with Toronto Stock Exchange requirements, which condition was met on December 13, 2015;

•
The Company will have filed its definitive Information Statement with the SEC on Schedule 14C with respect to the Asset Sale and certain other related agreements to its stockholders at least 20 calendar days prior to the Closing; and

•	No legal prohibition of or injunction against the Asset Sale will exist.

Conditions to Obligations of Buyer

Under Article VII of the Asset Purchase Agreement, Buyer’s obligation to consummate the Asset Sale is subject to each of the following conditions:

•	the representations and warranties of the Company are true and correct;

•	the Company has performed and complied with respect to all of its covenants and agreements;

•	Robert F.X. Sillerman will have entered into a non-competition, non-disclosure and non-solicitation agreement with Buyer;

•	the Assets will be free and clear of all Liens except for Permitted Liens (both as defined in the Asset Purchase Agreement);

•
the financial statements of the Company and its subsidiaries included in the business acquisition report at the Closing will be substantially complete and to the full satisfaction of Buyer in its sole discretion;

•	all required third-party and government consents will have been obtained;

•	Buyer and the Company will have executed and delivered the Choose Digital Agreement;

•	the support agreements entered into with each member of the Company’s Board of Directors, including Robert F.X. Sillerman, shall have been complied with and shall not have been terminated;

•
the Company shall have paid all principal, interest and other amounts outstanding pursuant to the credit facility documents, in accordance with the terms thereof and the terms of the Asset Purchase Agreement; and

•	Buyer has received, or waived receipt of, all closing deliverables.

Conditions to Obligations of the Company

Under Article VII of the Asset Purchase Agreement, the Company’s obligation to consummate the Asset Sale is subject to each of the following conditions:

•	the representations and warranties of Buyer are true and correct;

•	Buyer has performed and complied with respect to all of its covenants and agreements;

•	the Company and Venus Acquisition Sub, Inc. shall have entered into a license agreement;

•	the Company and Buyer will have entered into a license agreement and a commercial agreement with Wetpaint.com, Inc.; and

•	the Company has received, or waived receipt of, all closing deliverables.

Post-Closing Covenants

Article IX of the Asset Purchase Agreement contains a number of covenants with respect to the period immediately following the Closing, including, but not limited to, covenants relating to:

•	Buyer and the Company each paying 50% respectively of any transfer taxes as may be required by applicable tax law and compliance on a forward-looking basis with applicable tax laws in general;

•	access to books and records;

•	steps to be taken to ensure that attorney-client privileges are maintained;

•	various employment matters with respect to the transfer of certain employees from the Company to Buyer;

•
confidentiality and non-disclosure between the Company and Buyer on an ongoing basis with respect to any confidential information obtained by one party about the other party during the course of the negotiations and consummation of the Asset Sale subject to several exceptions;

•
the board of directors of Buyer containing at most nine members for a one-year period following the Closing and an option in favor of the Buyer by which Robert F.X. Sillerman may be requested by Buyer to serve as chairman of Buyer’s board of directors;

•	non-competition, non-interference and non-solicitation of the Company with respect to Buyer’s business for a three-year period;

•
lock-up and transfer restrictions for a period of four months following Closing with respect to 62.5% of the Initial Perk Shares and 12 months following Closing with respect to the shares held back by the escrow agent as well as a requirement that the Company not vote through those restricted shares during the relevant periods with respect to certain actions;

•	any regulatory filings required by the Toronto Stock Exchange or any applicable securities law;

•	restrictions on distributions of any restricted securities received by the Company;

•
the sale, transfer and assignment of any and all rights and goodwill in  and to the name(s) “Viggle”, “Loyalize”, “NextGuide”, “Miso” and the “Viggle”, “Loyalize”, NextGuide” and “Miso” trademark(s), along with any other trademark owned or purported to be owned by the Company and/or its affiliates or any confusingly similar derivative or variation thereof; and

•	the provision of certain transition services by the Company to Buyer at its request during the six-month period immediately following the Closing.

Indemnification and Survival

Subject to the caps and thresholds described below, Buyer is indemnified by the Company, and likewise, the Company by Buyer, against all liabilities, demands, claims, suits, actions, or causes of action, assessments, losses, costs and expenses, including reasonable attorneys’ fees and expenses arising from loss or damage due to misrepresentation or breach of warranty, any violation of a covenant by the Company or Buyer, respectively; or any claim or assertion for broker’s or finder’s fees. Additionally, Buyer is indemnified by the Company for any retained liabilities and any pre-closing taxes.

Indemnification is limited, among other ways, in that losses for breaches of representations and warranties must be limited to a cap of $2,000,000, and no liability for breaches of representations and warranties shall incur except for individual losses that exceed $25,000, and then only after a $200,000 deductible has been met. Any claim for breaches of representations and warranties for less than $25,000 will not be counted towards the $200,000 deductible. Furthermore, the amount of any loss will be reduced by the insurance proceeds to be collected by the indemnified party with respect to any loss.

All representations and warranties of the Company will survive the Closing for a 12-month period except for any representations and warranties pertaining to: (i) taxes and brokers, both of which will survive until the expiration of the applicable statute of limitations; and (ii) organization and qualification, authorization; enforceability, no violation and seller board approval, all of which will survive the Closing indefinitely.

All representations and warranties of Buyer will survive the Closing for a 12-month period except for any representations and warranties pertaining to: (i) brokers, which will survive until the expiration of the applicable statute of limitations; and (ii) organization and qualification, authorization; enforceability and no violation, all of which will survive the Closing indefinitely.

In the event of the assertion of a claim that might require the indemnification of any party, the indemnified party must give the indemnifying party written notice of such claim within ten days’ time after learning of such claim, such that the indemnifying party has the opportunity to respond to and defend against such claim.

If the indemnified party claims any loss not resulting from a third-party claim directly to the indemnifying party, the indemnified party must provide written notice to the indemnifying party stating the nature and amount of the loss to the extent ascertainable. The indemnifying party will have 30 days to respond to the claim, failure of which will result in the indemnifying party being deemed to have accepted the claim. If the indemnifying party rejects the claim, the indemnified party will be free to seek enforcement of its rights to indemnification under the Asset Purchase Agreement.

Termination

Article XI of the Asset Purchase Agreement sets forth the rights of each party to terminate the Asset Purchase Agreement prior to the Closing of the Asset Sale and provides that the Asset Purchase Agreement may be terminated prior to Closing:

•	by mutual written consent of Buyer and the Company;

•	by Buyer or the Company if the Closing has not occurred by March 30, 2016, provided that Buyer or the Company may extend this termination date by 30 days;

•	by Buyer if the conditions precedent to Buyer’s performance have not been satisfied or their satisfaction becomes impossible and Buyer has not waived such condition;

•	by the Company if the conditions precedent to the Company’s performance have not been satisfied or their satisfaction becomes impossible and the Company has not waived such condition;

•	by Buyer or the Company in the event of a material breach of the Asset Purchase Agreement by the other party which remains uncured for 30 days following receipt of written notice of such breach;

•	by Buyer in the event it is unable to obtain the Stockholder Approval within ten days of the execution of the Asset Purchase Agreement (provided Buyer is not otherwise in material breach);

•
by the Company prior to receipt of Stockholder Approval  in order to enter into a definitive agreement to consummate a Superior Proposal (as determined in the Asset Purchase Agreement), subject to compliance with the non-solicitation provisions of the Asset Purchase Agreement; and

•	by Buyer if the Company breaches its non-solicitation obligations under the Asset Purchase Agreement.

The Company will pay Buyer a termination fee in certain instances.

Security Interest in Existing Indebtedness

The Company currently has two outstanding lines of credit.  The Company is party to a Line of Credit Promissory Note dated as of October 24, 2014 made by the Company in favor of Sillerman Investment Company III, LLC (“SIC III”), under which $20,000,000 in principal amount is outstanding (the “Promissory Note”).  Mr. Sillerman is the sole member and manager of SIC III.  Pursuant to the Promissory Note, SIC III had certain rights to consent to certain transactions involving the Company.  In particular, pursuant to the Promissory Note, SIC III has a right to consent to transactions involving the incurrence of indebtedness, changes in the nature of the Company’s business, transfers of material technology or intellectual property assets and strategic relationships involving the payment of $1,000,000 or more.  Because the Asset Sale involved all of the foregoing, SIC III’s consent was required to enter into the Asset Purchase Agreement.  Failing to obtain SIC III’s consent prior to consummating any of the foregoing would constitute an event of default under the Promissory Note.  Prior to the Company’s entering the Asset Purchase Agreement, SIC III consented to these transactions and waived its right to claim that the Asset Sale is an event of default under the Promissory Note.  In consideration of such consent, and in consideration of SIC III’s agreement to subordinate the Promissory Note to amounts owing to Perk, the Company agreed to provide a subordinated security interest in all of the Company’s assets to SIC III in respect of the amounts outstanding under the Promissory Note.

In addition, the Company is also party to a Line of Credit Grid Note dated as of June 11, 2015 made by the Company in favor of Sillerman Investment Company IV, LLC (“SIC IV”) which provides for a line of credit of up to $10,000,000 (the “Grid Promissory Note”).  Mr. Sillerman is the sole member and manager of SIC IV.  Currently, there is approximately $4,125,000 in principal amount outstanding under the Grid Promissory Note.  The Grid Promissory Note provides for certain events of default, including that there shall have been no material adverse change in the business or prospects of the Company.  While the Company does not believe that any such material adverse change has occurred, the Company sought the confirmation of SIC IV  that the Asset Sale did not cause an event of default under the Grid Promissory Note.  In consideration of such confirmation, and in consideration of SIC IV’s agreement to subordinate the Grid Promissory Note to amounts owing to Perk, the Company agreed to provide a subordinated security interest in all of the Company’s assets to SIC IV in respect of the amounts outstanding under the Grid Promissory Note.

Credit Agreement

On December 13, 2015, the Company entered into a Credit Agreement with Perk pursuant to which Perk will provide a $1,000,000 line of credit to the Company (the “Credit Agreement”). The Credit Agreement provides for three drawdowns pursuant to which Perk is to make advances to the Company, not to exceed $1,000,000 in total. The first advance was upon signing of the Asset Purchase Agreement. The second was on the business day after Stockholder Approval was obtained from the holders of a majority of the Company’s voting shares. As Stockholder Approval was obtained on December 13, 2015, the Company received the first two drawdowns, totaling $666,666.66, on December 14, 2015. The final drawdown will be made when this Information Statement is filed with the SEC. The Asset Purchase Agreement requires that the Company file such Information Statement by December 23, 2015.

Amounts outstanding under the Credit Agreement will bear interest at 12% per annum, with an additional 12% if the Company is in default of its obligations under the Credit Agreement.  Amounts outstanding under the Credit Agreement will become payable upon the closing of the Asset Sale or April 30, 2016, whichever comes first.  If the Asset Sale closes, the Company may elect to repay all amounts outstanding pursuant to the Credit Agreement by reducing the number of the Initial Perk Shares payable upon closing of the Asset Sale by 130,000 shares, in which case, Perk would deliver 1,370,000 shares of Perk common stock to the Company at closing of the Asset Sale.

In connection with the Credit Agreement, the Company also entered into a Security Agreement, pursuant to which the Company will provide Perk with a security interest in its assets to secure repayment of amounts outstanding under the Credit Agreement.  Pursuant to a Subordination Agreement, SIC III agreed to subordinate payment of the Promissory Note, and SIC IV agreed to subordinate payment of the Grid Promissory Note, to amounts owed to Perk under the Credit Agreement.

Copies of the Asset Purchase Agreement and Credit Agreement were filed with the Company’s Current Report on Form 8-K dated December 14, 2015 as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. The foregoing description of the Asset Purchase Agreement and Credit Agreement are qualified in their entirety by reference to the full text of the Asset Purchase Agreement and Credit Agreement filed with the Current Report on Form 8-K dated December 14, 2015.

Regulatory Approvals

The Company does not need the approval of any regulatory or governmental authority to close the Asset Sale.

Opinion of Carolina Barnes Corporation

The Company retained Carolina Barnes Corporation to render its opinion as to the fairness, from a financial point of view, of the Asset Sale to the Company.   At the December 13, 2015 meeting of the Board, the principal of Carolina Barnes Corporation rendered the firm’s oral opinion, which was subsequently confirmed by delivery of a written opinion to the Board, dated December 13, 2015.  The full text of the written opinion of Carolina Barnes Corporation is attached as Annex E to this Proxy Statement.  Carolina Barnes Corporation provided its opinion for the information of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the Asset Sale and its opinion only addresses whether the consideration to be received by the Company in the Asset Sale pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to the Company. The opinion of Carolina Barnes Corporation does not address any other term or aspect of the Asset Purchase Agreement or the Asset Sale. Based on the assumptions and limitations described in the opinion, Carolina Barnes Corporation was of the opinion that the consideration offered in the Asset Sale is fair from a financial point of view to the Company.  See Action 2 – Opinion of Carolina Barnes Corporation.

Recommendation

Our Board of Directors believes that the Asset Sale is advisable and in the best interests of the Company and its stockholders for the following reasons:

•	The challenges facing the Company given its lack of operating capital.

•	The Company’s current and historical financial condition, results of operations, and anticipated future losses.

•	The purchase price proposed by Buyer, which represents the highest price that the Board believes it could receive, from Buyer, or any other party, for the Assets.

•	Perk’s potential to further develop these Assets and ultimately value for our stockholders.

Under the DCGL and our Bylaws, the Written Consent is sufficient to approve the sale of the Company’s rewards business to Perk.com, Inc. without the vote or consent of any of the other stockholders of the Company.

Accounting Treatment of the Asset Sale

The Asset Sale will be accounted for as a business combination pursuant to ASC805. At the closing of the Asset Sale, any excess in the purchase price received by the Company, less transaction expenses, over the net book value of the assets sold will be recognized as a gain by the Company.

Certain U.S. Federal Income Tax Consequences

The Company intends the following discussion to provide only a general summary of certain U.S. federal income tax consequences of the Asset Sale to the Company and its stockholders. Stockholders should consult their own tax advisors as to the U.S. federal income tax consequences, as well as the effects of state, local and non-U.S. tax laws. This summary does not address the treatment of stockholders under the laws of any state, local or foreign taxing jurisdiction.

This discussion describes certain U.S. federal income tax consequences of the Asset Sale. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences as described herein. This discussion is limited to U.S. citizens or residents, U.S. corporations, and U.S. trusts and estates that hold their shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, foreign persons, tax-exempt organizations, dealers in securities or currencies, banks, insurance companies, financial institutions or persons that hold their Company stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, persons that are, or hold their Company stock through, partnerships or other pass-through entities, or persons who acquired their Company stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. The following discussion presents the opinion of the Company. No ruling has been requested from the Internal Revenue Service (the "IRS") with respect to the anticipated tax treatment of the Asset Sale, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below. Furthermore, the Company will not seek an opinion of counsel with respect to the anticipated tax treatment of the Asset Sale. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company and/or stockholder level.

Consequences to the Company

For U.S. federal income tax purposes, the Company will recognize gain or loss on the disposition of each of the Assets of the Company pursuant to the Asset Sale in an amount equal to the difference between the portion of the total purchase price allocable to each such Asset and adjusted tax basis in each Asset. Any gain recognized by the Company from the Asset Sale may be offset by other tax attributes of the Company such as consolidated net operating loss carryforward and/or tax credits to the extent they are available and allowed by the U.S. federal tax laws. At June 30, 2015, the Company had a net operating loss carryforward of $164.5 million, which will begin to expire in 2030. The Company has not fully evaluated the adjusted tax basis of the Assets and/or how the purchase price will be allocated among the Assets for U.S. federal income tax purposes. Therefore, it is not able to fully analyze the tax treatment of the transaction to determine how much gain or loss will be realized in the transaction or provide additional disclosure in this report with respect to the U.S. federal income tax consequences of the Asset Sale to the Company. The Company anticipates that the Company’s net operating loss carryforward will offset any gain on the sale of the Assets; provided, however, that the Company could be subject to an alternative minimum tax.

Consequences to the Stockholders

The Asset Sale will not produce any separate and independent tax consequences to the Company's stockholders. However, upon distributions of any amounts (whether in cash or in kind) to the Company's stockholders, the stockholders may recognize income or gain and be subject to the payment of income tax at that time. No distributions to stockholders are intended as a result of the consummation of the Asset Purchase or the Asset Sale.

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE

Why am I receiving this Information Statement?

This Information Statement describes, among other corporate actions, the transactions relating to the sale of the rewards business, and the approval of the Asset Sale by holders of a majority of the outstanding voting shares of the Company.  Our Board of Directors is providing this Information Statement to you pursuant to Section 14(c) of the Exchange Act solely to inform you of, and provide you with information about, the Asset Sale, the election of directors, the corporate name change and the appointment of independent auditors.

Who is entitled to receive this Information Statement?

Stockholders of record as of the close of business on December 21, 2015 are entitled to receive this Information Statement, which describes the actions that have been approved by the written consent of the holders of a majority of the outstanding voting shares of the Company.

Am I being asked to vote on the Asset Sale?

No, we are not asking you to vote for approval of the Asset Sale or other matters, because your vote is not required for approval.  The Asset Purchase Agreement and the Other Agreements (as defined in the Asset Purchase Agreement) have already been approved by the written consent of the holders of a majority of the outstanding voting shares of the Company.

Will there be a meeting of stockholders to consider and approve the Asset Sale?

No.  We will not hold a meeting of stockholders to consider and approve the Asset Sale or the other matters in this Information Statement.

Does the Company expect to distribute any of the proceeds from the Asset Sale to Stockholders?

Unknown at this time.  The Company may sell the Perk Shares at some time in the future and distribute the proceeds therefrom, or following an appropriate holding period under applicable federal and state securities laws, may distribute the Shares in-kind to our Stockholders on a pro-rata basis.  For purposes of distribution, the Company will assume the conversion of all instruments outstanding that would otherwise be convertible into common stock of the Company.  The Company will need to first satisfy its debts and have sufficient working capital before any distribution would be made.

How was the consideration for the Asset Sale determined?

The consideration for the Asset Sale was determined in arm’s length negotiations between the Company and Perk.  The final consideration was determined as a result of these extensive negotiations.  Carolina Barnes Corporation rendered an opinion that the Asset Sale is fair to the Company.

Carolina Barnes Corporation previously worked as financial advisor to render fairness opinions for directors of various companies controlled or affiliated with Robert Sillerman and SFX, most recently in 2014, and Frank Barnes, principal of Carolina Barnes Corporation, has been a director of Sillerman controlled companies and is now a director nominee for SFX.  The Company believes he is independent for the purpose of rendering advice as to the fairness of the transaction.

Where can I find more information about Perk?

Please see the summary information provided below in the Section entitled Information about Perk.com, Inc., as well as Perk’s website at http://www.perk.com.

When do you expect the Asset Sale to be consummated?

We intend to close the Asset Sale on such date as the parties may mutually determine, but not earlier than twenty (20) days after the date this Information Statement and notice are first mailed to the stockholders.  The Company currently believes that the Asset Sale will close, and the Company will receive the Shares on or before February 14, 2016.

What should I do now?

No action by you is required.

Who can help answer my questions?

If you would like additional copies, without charge, of this Information Statement, or if you have questions about the Asset Sale, then you should contact us as follows:

Viggle Inc.
902 Broadway
11th Floor
New York, NY  10010

UNAUDITED CONDENSED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information

The Company has prepared unaudited pro forma condensed consolidated financial statements (“unaudited pro forma statements”) to assist readers in understanding the nature and effects of the Asset Sale. The unaudited pro forma statements are based on the Company’s historical consolidated financial statements adjusted to give effect to the sale of the Business to Perk.  The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended September 30, 2015, and for the fiscal years ended June 30, 2015 and June 30, 2014 have been prepared with the assumption that the Asset Sale was completed as of July 1, 2013. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015 has been prepared with the assumption that the Asset Sale was completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the sale occurred on the dates indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.  The unaudited financial information set forth herein is preliminary and subject to adjustments and modifications. The audited financial statements and related notes are to be included in our annual report on Form 10-K for the year ending June 30, 2016. Adjustments and modifications to the financial statements may be identified during the course of this audit work, which could result in significant differences from this preliminary unaudited financial information.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma financial information should be read in conjunction with the Company’s historical Consolidated Financial Statements and Notes thereto contained in the 2015 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as filed with the SEC, each of which is included herein.

Included in Annex B hereto is the following information: (i) unaudited consolidated financial statements for the Company as of and for the fiscal quarter ended September 30, 2015; and (ii) audited financial statements for the Company for the fiscal years ended June 30, 2015 and 2014.

Included in Annex C hereto is the following information (i) financial statements as of September 30, 2015 and June 30, 2015 and for the three months ended September 30, 2015 and 2014 for the “Viggle Business of Viggle Inc.,” which is the business the Company is proposing to sell as part of the Asset Sale; and (ii) financial statements as of and for the fiscal years ended June 30, 2015 and 2014 for the “Viggle Business of Viggle Inc.,” which is the business  the Company is proposing to sell as part of the Asset Sale.

Subsequent Events

On December 3, Sillerman Investment Company IV, LLC ("SIC IV"), an affiliate of Robert F.X. Sillerman, Executive Chairman and Chief Executive Officer of the Company entered into a transaction with the Company to acquire additional shares of common stock from the Company.  SIC IV agreed to provide a Line of Credit to the Company of up to $10,000,000 (the “Line of Credit”). As of December 3, 2015, there was $8,675,000 in outstanding principal amount under the Line of Credit.  On December 3, 2015, the Company and SIC IV entered into a Subscription Agreement pursuant to which SIC IV subscribed for 8,750,000 shares of the Company’s common stock at a price of $0.47 per share.  Accordingly, the aggregate purchase price for such shares was $4,112,500.00.  The Company and SIC IV agreed that SIC IV would pay the purchase price for such shares by reducing the amounts outstanding under the Line of Credit.  Accordingly, the principal amount of the Line of Credit was reduced to $4,562,500.00.  Because this occurred after the date of the financial statements included herein, the unaudited pro forma condensed consolidated financial statements included herein do not reflect this transaction.

VIGGLE INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2015

(in thousands, except per share data)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

VIGGLE INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended June 30, 2015

(in thousands, except per share data)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

VIGGLE INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended June 30, 2014

(in thousands, except per share data)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

VIGGLE, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2015

(in thousands)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

VIGGLE INC.

Notes to Unaudited Pro Forma Condensed

Consolidated Financial Statements

1. PLANNED ASSET SALE TRANSACTION TO PERK.COM, INC.

On December 13, 2015, Viggle, Inc. (the “Company” or “we” or “our”), a Delaware corporation, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Perk.com, Inc. (“Perk”), an Ontario corporation. Perk’s shares are currently traded on the Toronto Stock Exchange.  In connection with the Asset Purchase Agreement, the Company will sell to Perk assets of the Company relating to the Company’s rewards business (the “Business”).  Such transaction shall hereinafter be referred to as the “Asset Sale”.  The Company will retain its interest in DraftDay Gaming Group, Inc., Wetpaint.com, Inc., Choose Digital, Inc. and the assets relating to its MyGuy game.

As consideration for the assets to be sold, the Company will receive the following consideration:

•          1,500,000 shares of Perk common stock (the “Initial Perk Shares”);

•          2,000,000 shares of Perk common stock if Perk’s total revenues exceed USD $130.0 million for the year ended December 31, 2016 or December 31, 2017 (the “Earn-Out”);

•          A warrant (“Warrant 1”) entitling the Company to purchase 1,000,000 shares of Perk common stock at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of shares of Perk common stock is greater than or equal to CDN $12.50 for 20 consecutive trading days in the two year period following the closing of the Acquisition;

•          A warrant (“Warrant 2”, and together with Warrant 1, the “Warrants”) entitling the Company to purchase 1,000,000 shares of Perk common stock at a strike price of CDN $6.25 per share in the event that the VWAP of Perk common stock is greater than or equal to CDN $18.75 for 20 consecutive trading days in the two year period following the closing of the Asset Sale; and

•          Perk will also assume certain liabilities of the Company, including points liability. This liability was $8.7 million on the Company’s balance sheet as of September 30, 2015.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the Company and Perk.

The Asset Purchase Agreement provides that the closing of the Asset Sale requires the approval by written consent of a majority of the Company’s stockholders.  The holder of a majority of the Company’s common shares has provided such written consent on December 13, 2015.  The Asset Sale is subject to other customary closing conditions, including the receipt of approval by Perk’s shareholders, and other closing conditions.

2. UNAUDITED PRO FORMA ADJUSTMENTS (in thousands)

The following notes describe the basis for and/or assumptions regarding certain of the pro forma adjustments included in the Company’s unaudited pro forma condensed consolidated financial statements:

(a) The amounts being eliminated represent the revenues, cost of revenues, operating and other expenses and income tax expense that are attributable to the sale of the Business.

(b) Licensing revenue related to the Company's agreement with SFX-94 LLC (“SFX”) will remain with the Company, as the Company has retained a license to the underlying technology as per the Asset Purchase Agreement and will continue to provide the license to SFX.

(c) The income tax expense presented relates to the difference in book and tax treatment of goodwill related to the acquisition of technology transferred to Perk. Due to the existence of significant net operating loss carryforwards, the income tax expense resulting from the sale of the Business would be offset. Therefore, no pro forma adjustment for income tax expense has been presented in connection with the Asset Sale.

(d) Recording of the disposition of the Business. The amounts include the assets and liabilities attributable to the business being sold and/or specifically included in the Asset Purchase Agreement.

(e) Net book value of the Business:

Business assets to be sold	$7,733
Points liability to be assumed	(8,744)
Net book value of the Business	$(1,011)

(f) Recording of the sale proceeds, net of estimated closing costs, for the sale of the assets and liabilities of the Business:

Cash	$1,000
Estimated fair value of Perk equity shares	5,271
Estimated fair value of the Warrants	1,477
Sales proceeds at closing	$7,748
Transaction costs to be incurred at closing (legal, finance)	(500)
Net sales consideration	$7,248

 The Cash and cash equivalents line has been adjusted for the transaction costs estimated to be incurred in connection with the Asset Sale.  The Company is accounting for the Initial Perk Shares and the Warrants at fair market value. The Earn-Out is excluded from the analysis of total consideration based on the ASC 815-10-15-59 scope exception. The Company has elected to record the contingent consideration when it is determined to be realizable. The fair value of the Initial Perk Shares is estimated using their trading price on the TSX Exchange and foreign exchange rate as of December 17, 2015.  The fair value of Warrants was estimated using the Monte Carlo simulation method. The risk-free rate interest rate is based on U.S. Treasury issues with a term equal to the expected life of the warrants. The expected volatility is based on the historical volatility of the price of comparable companies’ stock.

(g) Adjustments to the accumulated deficit are comprised of:

Net sales consideration (Note (f))	$7,248
Write-off of deferred tax liability	561
Net adjustment to accumulated deficit	$7,809

(h) The gain on sale of the Business to be recorded as adjustments to shareholders’ equity:

Net purchase consideration (Note (f))	$7,248
Assets and liabilities included in Asset Sale (Note (e))	1,011
Gain on Asset Sale	$8,259

INFORMATION ABOUT PERK.COM, INC.

Background and Description of Perk Business

Perk is traded on the Toronto Stock Exchange.  Information and public filings on Perk can be found at www.perk.com.  Certain information from Perk’s public filings is set forth below.  For more complete information, the public filings should be consulted directly.  The phone number of Perk’s headquarters is 519-827-1999

Perk provides a rewards platform targeting consumers primarily by providing cash and gift card rewards for people's every day mobile and internet activities. Headquartered at 720 Brazos Street, Suite 110, Austin, Texas 78701, Perk offers Perk Points, a digital currency, earned by members for a wide variety of activities where members interact with third party consumer brands. Perk currently owns and operates 12 mobile applications allowing members to earn Perk Points through activities such as shopping, watching videos, and playing social games. Perk also operates numerous owned websites. In addition to offering Perk Points through its own mobile applications and websites, in 2015, Perk launched its Appsaholic Software Development Kit (SDK) which allows mobile publishers to reward their users with real world rewards (gift cards, consumer goods, etc.) for engaging with the publisher’s applications.

Principal Products and Services

Perk owns a suite of mobile applications and websites catering to the millennial, teenager and stay-at-home mom audiences including PerkTV, Perk Unlock & Win, Perk Scratch & Win, Discoverfame.com, NewLifeOutlook.com and Perk Pop Quiz. The mobile apps and websites include games, entertainment oriented content and videos where consumers on the platform earn rewards (Perk Points) for their time and attention. Perk also extends its rewards and loyalty platform to third party apps and websites through the Appsaholic brand. Perk’s owned and operated suite of apps includes free to download apps for mobile devices using the iOS or Android operating systems that allow users to earn Perk Points, exchangeable for digital gift cards and consumer goods. Perk’s apps are designed to reward people for everyday mobile activities such as playing games, watching online video, and unlocking their phone.

Revenue

Perk generates revenue from its products as follows:

(a) Perk owned and operated mobile apps: Perk generates revenue by delivering advertising to its consumers. Advertisers pay Perk an amount based on “impressions” that occur on Perk’s mobile apps. Perk contracts with advertising networks that deliver advertisements to Perk’s consumers through Perk’s owned and operated apps. An “impression” occurs when an online advertisement is delivered to a Perk mobile app and displayed to the consumer using the app. The displaying of an advertisement is counted as an impression that has occurred on a Perk mobile app.

(b) Perk owned and operated websites: Similar to its mobile apps model, Perk generates revenue from its owned and operated websites by delivering advertising to its consumers. Advertisers pay Perk an amount based on “impressions” and clicks received on pay-per-click advertisements that occur on Perk’s websites. While payment for “impression” (described above) advertisements only requires the display of such advertisement, pay-per-click advertisements, as the name suggests, require the consumer to click on the advertisement in order for Perk to earn revenue from such advertisement. Perk contracts predominantly with Yahoo! to deliver pay-per-click advertisements to its consumers through Perk owned and operated websites.

(c) Third Party mobile apps and website using Appsaholic: Similar to Perk owned and operated mobile apps and websites, Perk generates its revenues from mobile apps and websites owned by third parties by delivering advertising to consumers who use such third party apps and websites. Advertisers pay Perk an amount based on impressions that occur on such third party mobile apps and websites and Perk pays a revenue share to the owner of the third party app or website.

Market for Perk’s Stock

Perk’s common stock is traded on the Toronto Stock Exchange under the symbol PER.TO.  Perk began trading on the Toronto Stock Exchange on July 15, 2015.  Since it began trading, its highest reported trading price has been CDN $6.00 and its lowest reporting trading price has been CDN $2.75.

The following chart shows the highest and lowest reported trading prices of Perk common stock since it began trading on July 15, 2015.

Date	High Price	Low Price
July 15, 2015- September 30, 2015	CDN $6.00	CDN $3.95
October 1, 2015 – December 21, 2015	CDN $5.45	CDN $2.75

To date, Perk has not declared or made any dividend payments to its stockholders.

Perk currently has outstanding 19,716,777 shares of issued and outstanding common stock, and 2,158,474 restricted voting shares.  Based on a closing price of CDN $5.00 on December 21, 2015, Perk therefore has a market capitalization of CDN $98,583,885.

Market Industry Overview

Perk’s business touches mainly two industries, the Loyalty industry and the Digital Advertising industry, which are each described below.

Loyalty Industry

Longstanding companies who fall into the credit card, airline, branded retail, and hospitality industries have been the typical market leaders in the loyalty market. In the sub-market of digital loyalty, a market leader has not yet emerged, as significant market fragmentation still exists, typically consisting of niche mobile apps and websites as well as point-solution platforms. Some of the companies involved in this industry include Session M and Swagbucks.

Digital Advertising

The Digital Advertising industry is experiencing a significant degree of consolidation. Some key trends that are relevant for Perk’s business include the sustained projected growth of programmatic advertising, online video being the fastest growing segment and the continuing growth of mobile advertising.

Financial Statements

Included in Annex D hereto is the following information: (i) unaudited interim condensed consolidated financial statements of Perk as of September 30, 2015 and December 31, 2014 and for the three and nine months ended September 30, 2015 and 2014 and (ii) consolidated financial statements as of and for the years ended December 31, 2014, 2013 and 2012 and the related Independent Auditors’ Report.

ACTION 3 – CHANGE OF CORPORATE NAME

General Information

In connection with the consummation of the Asset Sale described in Proposal 2 above, the Company proposes to amend its Amended and Restated Certificate of Incorporation (the amendment to be filed in connection therewith, the "Amendment") to change the name of the Company to DraftDay Fantasy Sports, Inc. The Company’s reasons for doing so are as follows:

-	The name “Viggle Inc.” is easily confused with the Viggle application. All operations relating to the Viggle application are to be sold to Perk as part of the Asset Sale.

-	Additionally, all domain names including the name “Viggle” are to be transferred to Perk as part of the Asset Sale.

-	Finally, the Company believes that DraftDay Fantasy Sports, Inc. more accurately reflects the strategic focus of the Company following the Asset Sale.

The Board of Directors of the Company believes that approval of the Amendment is in the best interest of the company and its stockholders. Accordingly, on December 18, 2015, the board of directors unanimously approved the adoption of the amendment.

The name change will not affect the validity or transferability of stock certificates presently outstanding or the trading of any of the Company's securities.

Under the DCGL and our Bylaws, the Written Consent is sufficient to approve the change of corporate name from Viggle Inc. to DraftDay Fantasy Sports, Inc. without the vote or consent of any of the other stockholders of the Company.

ACTION 4 – RATIFICATION OF INDEPENDENT AUDITOR

General Information

BDO USA, LLP audited our consolidated financial statements for the year ended June 30, 2015.  BDO USA, LLP has served as our independent registered public accounting firm since February 2011.  BDO USA, LLP’s work on our audit for 2015 was performed by full time, permanent employees and partners of BDO USA, LLP.  The Audit Committee of the Board of Directors has appointed BDO USA, LLP to serve as our independent registered public accounting firm for the year ending June 30, 2016.

While we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders for ratification, our Board of Directors is doing so, based upon the recommendation of the Audit Committee, as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be advisable and in the best interests of the Company and our stockholders.

Under the DCGL and our Bylaws, the Written Consent is sufficient to ratify the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2016 without the vote or consent of any of the other stockholders of the Company.

Services Provided by the Independent Public Accountant and Fees Paid

The following table sets forth the aggregate fees for services provided by BDO USA, LLP to the Company and its subsidiaries with respect to the years ended June 30, 2015 and June 30, 2014 (fees are stated in dollars):

	2015	2014
Audit Fees(1)	$187,210	$453,215
Audit-Related Fees(2)	---	$118,095
Tax Fees	$18,685	$10,225
All Other Fees	---	---
Total	$205,895	$581,535

(1)           For 2015 and 2014, audit fees related to the 2015 and 2014 audits, the Form 10-Q filings, the Form 10-K filings, the Form S-1 filing and audit services.
(2)           Audit-related fees in 2014 related to audits and reviews in connection with consummated acquisitions.

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The audit committee of our Board of Directors maintains a pre-approval policy with respect to material audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accountant’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the audit committee, or entered into pursuant to the pre-approval policy. Pre-approval authority may be delegated to one or more members of the audit committee.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended June 30, 2015. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has reviewed and discussed with our independent registered public accounting firm BDO USA, LLP, which is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee by the Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board of Directors approved) that the audited consolidated financial statements for 2015 be included in our Annual Report on Form 10-K for the year ended June 30, 2015, as filed with the SEC.    This report is provided by the following independent directors, who comprise the Audit Committee:

Michael J. Meyer, Chairman
Peter Horan
John D. Miller

Certain Relationships and Related Transactions

There are a number of conflicts of interest of which stockholders should be aware regarding our ownership and operations.

On March 10, 2014, the Company entered into an audio recognition and related loyalty program software license and services agreement with SFX Entertainment, Inc. (“SFX”).  Pursuant to the terms of the license agreement, SFX paid the Company $5,000,000 to license its audio recognition software and related loyalty platform for a term of 10 years.  As part of the Asset Sale, the Company is receiving back from Perk a license to the technology that is the subject of this license, so that the Company can fulfill its obligations to SFX under the license agreement.  Mr. Sillerman, the Company’s Executive Chairman and Chief Executive Officer, is also Executive Chairman and Chief Executive Officer or SFX.

Board of Directors Decisions and Certain Conflicts of Interest

Past and future decisions by our board regarding our future growth, operations and major corporate decisions will be subject to certain possible conflicts of interest. These conflicts may have caused, and in the future may cause, our business to be adversely affected. Nevertheless, our board will be responsible for making decisions on our behalf.  In appropriate circumstances, we expect to submit transactions with any related party for approval or negotiation by our independent directors or a special committee thereof.

Annual Report

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 is available on the internet at www.viggle.com.  A copy of the Form 10-K will be provided without charge to each stockholder to whom this Information Statement is delivered upon our receipt of a written request from such stockholder. The exhibits to the Form 10-K also will be provided upon request and payment of copying charges. Requests for the Annual Report on Form 10-K should be directed to:

Tom McLean
General Counsel
Viggle Inc.
902 Broadway, 11th Floor
New York, NY 10010
(212) 231-0092

Stockholders’ Proposals

Any proposal that a stockholder of the Company wishes to have considered in connection with the 2017 Annual Meeting of Stockholders must be submitted to the Company’s Corporate Secretary at its principal executive offices no later than ___________, 2016, and in accordance with related provisions of the Company’s current Bylaws.

Delivery of Documents to Security Holders Sharing an Address

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 902 Broadway, 11th Floor, New York, NY  10010.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ANNEX A

VIGGLE INC.,
a Delaware Corporation

WRITTEN CONSENT OF STOCKHOLDERS

December 21, 2015

The undersigned, being the record holders of more than a majority of the outstanding shares of common stock of Viggle Inc., a Delaware corporation (the “Company”), as of December 21, 2015, hereby take the following actions and adopt the following resolutions by written consent, as submitted by the Board of Directors of the Company (the “Board”) to the undersigned, pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) without an annual meeting of stockholders for the fiscal year ending June 30, 2016 by reason of having not less than the minimum number of votes that would be necessary to authorize or take such actions and adopt such resolutions at an annual meeting of stockholders at which all shares entitled to vote thereon were present and voted, effective as of the earliest date permitted after a definitive Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended, is made available to the Company’s stockholders:

1.             ELECTION OF DIRECTORS

BE IT RESOLVED, that the following five (5) persons be, and they hereby are,  re-elected as directors of the Company to serve on the Board until the next annual meeting of stockholders and until their respective successors are duly elected and qualified:

Robert F.X. Sillerman,
Peter Horan,
Michael J. Meyer,
Mitchell J. Nelson, and
Birame Sock

2.             CONFIRMATION OF DECEMBER 13 WRITTEN CONSENT

BE IT RESOLVED, that the undersigned hereby reconfirms the Written Consent of Stockholders dated December 13, 2015 (attached hereto as Exhibit A) and reaffirms that the undersigned continues to own the same number of shares.

3.	APPROVAL OF THE CHANGE OF THE COMPANY’S NAME FROM VIGGLE INC. TO DRAFTDAY FANTASY SPORTS, INC.

BE IT RESOLVED, that the first paragraph of the Certificate of Incorporation of the Company be, and hereby is, amended to read as follows:

“FIRST:  The name of the corporation is DraftDay Fantasy Sports, Inc. (the “Corporation”).”

4.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BE IT RESOLVED, that the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016 be, and it hereby is, ratified;

5.            GENERAL AUTHORITY

BE IT RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and empowered, jointly and severally, for and in the name and on behalf of the Company, to execute and deliver any and all documents, and to do any and all things which they may deem necessary or advisable, in order to carry out the intent and to accomplish the purposes of the foregoing resolutions, the taking of any such action, the execution of any such documents or instruments and the doing of any such other things conclusively to evidence the due authorization thereof by the undersigned; and it is

FURTHER RESOLVED, that all actions heretofore taken by any officers, directors, employees and agents of the Company in connection with the intent and purposes contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects as the acts and deeds of the Company as if such acts and deeds had been presented to the undersigned for their approval prior to such acts and deeds being taken; and it is

FURTHER RESOLVED, that delivery of an executed signature page of this Written Consent by PDF, facsimile transmission or other electronic transmission, whether or not in counterparts, shall be as effective as delivery of a manually-executed counterpart hereof; and it is

FURTHER RESOLVED, that this Written Consent be filed in the Minute Book of the Company.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being the record holders of more than a majority of the outstanding shares of common stock of Viggle Inc., have duly executed this Written Consent as of the 21st day of December, 2015.

NAME OF STOCKHOLDER	NUMBER OF SHARES OF COMMON STOCK OWNED OF RECORD AS AT DECEMBER 21, 2015
Sillerman Investment Company III, LLC /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Manager	8,230,623
Sillerman Investment Company IV, LLC /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Manager	8,750,000
/s/ Robert F.X. Sillerman Robert F.X. Sillerman	37,268
Sillerman Investment Company III, LLC /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Manager	10,000 Series C Preferred Shares
Total Shares Voted: 17,027,891 Percentage of Outstanding Shares: 50.21%* *17,027,891 of 33,901,030 shares of common stock issued and outstanding as at December 21, 2015

Exhibit A

Written Consent in Lieu of Meeting of the Holders of

the Majority of the Common Stock of

Viggle Inc.

The undersigned, being the holders (the “Common Stockholders”) of a majority of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) of Viggle Inc., a Delaware corporation (the “Company”), in accordance with Article II, Section I of the Corporation’s by-laws and Section 228 of the Delaware General Corporation Law, hereby adopts and approves the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting of the Common Stockholders:

WHEREAS, the Company has entered into an Asset Purchase Agreement and related ancillary agreements (the “Perk Sale Agreements”) with Perk.com, Inc. (“Perk”) relating to the sale of the Viggle rewards business (but not the Choose Digital, Wetpaint, MyGuy, and DraftDay businesses) and a related Credit Agreement, Subordination Agreement and Security Agreement (the “Perk Loan Agreements”) , and the Company’s Board of Directors has unanimously determined, after consultation with its legal and financial advisors, that the transactions contemplated by the Perk Sale Agreements and the Perk Loan Agreements (the "Perk Agreements") are fair to, and in the best interests of the Common Stockholders and have approved and declared advisable the Perk Agreements and the transactions contemplated thereby (the "Transactions") and have resolved to recommend approval of the Perk Agreements and the Transactions to the Common Stockholders and directed that the Perk Agreements be submitted to the Common Stockholders for their approval as and to the extent required pursuant to Section 271 of the Delaware General Corporate Law; and

WHEREAS, the undersigned, as holders of a majority of the common stock of the Company, have reviewed the Perk Agreements, are familiar with the terms of the sale of the Viggle rewards business to Perk, and have consulted with Company management in connection with the review of the proposed transaction and wish to approve the Perk Agreements and Transactions as recommended by the Board; and

WHEREAS, each of the undersigned, as shareholder, has agreed to and hereby does support the consummation of the transaction set forth in the Perk Agreements and hereby consents thereto.

NOW, THEREFORE, BE IT RESOLVED that the Company enter into, execute and deliver the Perk Agreements in connection with the sale of the Viggle rewards business and perform the Company's obligations under the Perk Agreements, including the consummation of the Transactions; and it is

FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by the Company’s Board of Directors authorizing, entering into, executing, delivering and performing the obligations under the Perk Agreements, including the consummation of the Transactions, are hereby ratified and confirmed; and it is

FURTHER RESOLVED, that each of the undersigned hereby votes the number of shares set forth next to his or its name (representing all of his or its shares of Common Stock) in favor of the entry into the Perk Agreements and the consummation of the Transactions; and it is

FURTHER RESOLVED, that the consent provided by these resolutions constitutes the Consent required pursuant to Section 271 of the Delaware General Corporate law, as and to the extent such consent is required in connection with the Perk Agreements and/or the Transactions; and it is

FURTHER RESOLVED, that the each of the officers and directors of the Company are hereby authorized and directed to execute and deliver any and all documents and to take such other action as he or she deems necessary, advisable or appropriate to carry out the purposes and intent, but within the limitations of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned, being the holders of a majority of the outstanding shares of Common Stock, has executed this Consent, effective as of December 13, 2015.

SILLERMAN INVESTMENT COMPANY III, LLC		NUMBER OF SHARES

By:	/s/ Robert F.X. Sillerman Robert F.X. Sillerman, Manager	8,230,623
SILLERMAN INVESTMENT COMPANY IV, LLC

By:	/s/ Robert F.X. Sillerman Robert F.X. Sillerman, Manager	8,750,000

/s/ Robert F.X. Sillerman Robert F.X. Sillerman		37,268

ANNEX B

FINANCIAL STATEMENTS OF THE COMPANY

Viggle Inc.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	September 30, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$1,521	$4,217
Accounts receivable (net of allowance for doubtful accounts of $95 at September 30, 2015 and June 30, 2015)	3,387	4,119
Prepaid expenses	2,455	633
Other receivables	700	661
Total current assets	8,063	9,630
Restricted cash	695	695
Property & equipment, net	2,305	2,448
Intangible assets, net	22,672	21,313
Goodwill	38,455	35,833
Other assets	1,781	310
Total assets	$73,971	$70,229

Liabilities, convertible redeemable preferred stock and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$15,365	$9,497
Reward points payable	8,744	9,029
Contingent consideration liability	3,064	4,792
Common stock warrant liability	10	10
Deferred revenue	578	593
Current portion of loan payable	—	1,575
Total current liabilities	27,761	25,496
Loans payable, less current portion	26,141	22,516
Deferred revenue	3,729	3,854
Other long-term liabilities	2,186	2,216
Total liabilities	59,817	54,082
Series A Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding -0- shares as of September 30, 2015 and June 30, 2015	—	—
Series C Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding of 10,000 shares as of September 30, 2015 and June 30, 2015	12,047	11,815
Commitments and contingencies
Stockholders' equity:
Series B Convertible Preferred Stock, $1,000 stated value, authorized 50,000 shares, issued and outstanding -0- shares as of September 30, 2015 and June 30, 2015	—	—
Common stock, $0.001 par value: authorized 300,000,000 shares, issued and outstanding 25,060,277 and 23,383,125 shares as of September 30, 2015 and June 30, 2015, respectively	25	23
Additional paid-in-capital	390,271	383,585
Treasury stock, 215,164 shares at September 30, 2015 and June 30, 2015	(11,916)	(11,916)
Accumulated deficit	(380,604)	(367,360)
Non-controlling interest	4,331	—
Total stockholders' equity	2,107	4,332
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$73,971	$70,229

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014
Revenues	$5,052	$6,476
Cost of watchpoints and engagement points	(2,022)	(1,164)
Selling, general and administrative expenses	(15,566)	(22,771)
Operating loss	(12,536)	(17,459)

Other (expense) income:
Other income, net	—	5
Interest expense, net	(854)	(127)
Total other expense	(854)	(122)

Net loss before provision for income taxes	(13,390)	(17,581)

Income tax expense	(22)	(22)

Net loss	(13,412)	(17,603)

Accretion of Convertible Redeemable Preferred Stock	74	—

Undeclared Series C Convertible Redeemable Preferred Stock Dividend	(307)	—

Less: Net loss attributable to non-controlling interest	168	—

Net loss attributable to Viggle Inc. common stockholders	$(13,477)	$(17,603)

Net loss per share attributable to Viggle Inc. common stockholders - basic and diluted	$(0.57)	$(1.12)

Weighted average common shares outstanding - basic and diluted	23,828,683	15,741,055

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(amounts in thousands)

	Common Stock	Class B Preferred Stock	Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Non-controlling Interest	Total
Balance July 1, 2015	$23	$—	$383,585	$(11,916)	$(367,360)	$—	$4,332
Net loss					(13,412)		(13,412)
Net loss attributable to non-controlling interest					168	(168)	—
Common shares issued for DraftDay acquisition	2		1,755			1,024	2,781
Common shares and warrants of DraftDay issued for management service contracts						3,475	3,475
Accretion of Series C Convertible Redeemable Preferred Stock			74				74
Undeclared Series C Preferred Stock Dividend			(307)				(307)
Restricted stock - share based compensation			4,991				4,991
Employee stock options - share based compensation			173				173
Balance September 30, 2015 (unaudited)	$25	$—	$390,271	$(11,916)	$(380,604)	$4,331	$2,107

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
 (Unaudited)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014
Operating activities:
Net loss	$(13,412)	$(17,603)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Restricted stock - share based compensation	4,991	5,680
Employee stock options - share based compensation	173	1,882
Decrease in fair value of common stock warrants	—	(5)
Depreciation and amortization	1,196	1,800
Accretion of note discount	50	—
Interest income on notes receivable from shareholders and officer	—	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	732	486
Other receivables	106	(170)
Prepaid expenses	(58)	(98)
Other assets	—	5,006
Deferred revenue	(140)	(466)
Accounts payable and accrued expenses	3,082	3,778
Reward points liability	(285)	310
Other liabilities	(30)	29
Other	92	—
Net cash (used in) provided by operating activities	(3,503)	628

Investing activities:
Acquisitions, net of cash acquired	535	—
Purchase of property and equipment	—	(112)
Capitalized software costs	—	(131)
Net cash provided by (used in) investing activities	535	(243)

Financing activities:
Proceeds from loans	5,000	—
Repayments on loans	(3,000)	—
Payments related to contingent consideration	(1,728)	—
Purchase of common shares from former officer	—	(270)
Net cash provided by (used in) financing activities	272	(270)

Net (decrease) increase in cash	(2,696)	115
Cash at beginning of period	4,217	7
Cash at end of period	$1,521	$122

Supplemental cash flow Information:
Cash paid during the period for interest	$—	$104

Non-Cash investing activities:
Landlord lease incentive build-out allowance	$—	$449
Common stock and warrants issued for DraftDay acquisition	$1,757	$—
Common stock and warrants issued for management service contracts	$3,475	$—

See accompanying notes to consolidated financial statements

Viggle Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

1.  Basis of Presentation and Consolidation

On May 31, 2012, the Company changed its name from Function(x) Inc. to Viggle Inc.  It now conducts business under the name Viggle Inc.

The consolidated financial statements include the accounts of Viggle Inc., its wholly-owned subsidiaries, and DraftDay Gaming Group, Inc..  The Company has nine wholly-owned subsidiaries, Function(x) Inc., Project Oda, Inc., Sports Hero Inc., Loyalize Inc., Viggle Media Inc., VX Acquisition Corp., Viggle Merger Sub II Inc., Wetpaint.com, Inc., and Choose Digital Inc., each a Delaware corporation.  These consolidated financial statements also include the accounts of DraftDay Gaming Group, Inc., a Delaware corporation.  Viggle Inc. owns approximately 49% of the issued and outstanding common stock of DraftDay Gaming Group, Inc., and also appoints a majority of the members of its Board of Directors.  All intercompany transactions and balances have been eliminated.

Going Concern

These financial statements have been prepared on a going concern basis which assumes the Company's ability to continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity or debt financing to continue development of its business and to generate revenue. Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful  and therefore there is substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.  Line of Business

The Company's Line of Business

Viggle is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers.  Viggle helps guide consumers towards various forms of media consumption with television enhancement, music discovery, entertainment content publishing and distributed viewing reminders.  Viggle helps consumers decide what to watch and when, broadens the viewing experience with real time games and additional content, and rewards viewers for being loyal to their favorite shows throughout a season, allowing them to earn points.  For brands, Viggle provides advertising clients with targeted interactive ads to amplify their TV messaging to verified audiences.  For  media companies, Viggle delivers promotional benefits by driving viewers to specific shows, engaging them in a richer content experience, and increasing awareness of promoted shows through web, mobile and social channels.

The Company's content website, wetpaint.com, extends its promotional capabilities by reaching potential viewers before a TV show is broadcast and by allowing viewers to continue the conversation with additional show coverage after the broadcast date.  The Company also has technology that helps consumers search for media and set reminders to watch their favorite TV shows and movies wherever they are offered.  In addition, the Company recently launched its music service, which allows consumers to check-in to songs on Viggle and also earn points.   As a media company, Viggle seeks to attract a significant and growing audience in order to sell advertising.  The Company believes that making entertainment more rewarding and engaging for consumers will drive them to use Viggle.

U.S. consumers can become Viggle users through a free App that works on multiple types of mobile phones and tablets and is distributed through the Apple App Store and the Google Play Store.  After a consumer downloads the App, he or she must create an account.  Viggle then allows consumers to play along with TV shows,  share comments through social media, answer trivia questions or polls, chat with friends, play games, or discover more about the show, all while watching TV.  Users can also use the App to discover new music. The App can listen to a song and identify it and allow users to build playlists and purchase the music.  All of this activity earns users points they can redeem for real rewards.

The Viggle user experience is simple. While watching TV or listening to music, a user taps the “check-in” button, which activates the device’s microphone. Viggle collects an audio sample of the content the user can hear and uses technology to convert that sample into a digital fingerprint. Within seconds, that digital fingerprint is matched against applicable databases.

Through wetpaint.com, the Company reports original news stories and publishes information content covering top television shows, music, celebrities, entertainment news and fashion.  Wetpaint publishes more than 70 new articles, videos and galleries each day.  The Company generates revenues through wetpaint.com by displaying advertisements to wetpaint.com users as they view its content.

The Company's wholly owned subsidiary, DraftDay Gaming Group, made a recent investment in the DraftDay.com platform.  Through DraftDay.com, users can draft a fantasy sports team within a salary cap, follow game action and reap rewards.  DraftDay.com will continue to offer high-quality entertainment to consumers as well as to businesses desiring turnkey solutions to new revenue streams.  See Note 4, Acquisitions, for further details on this acquisition.

The Company has purchased and will continue to source rewards from vendors that it will issue to users upon the redemption of their points.  The Company has not generated sufficient revenue to date to cover the cost of rewards and its other costs of doing business, and there is no guarantee that it will be able to generate sufficient revenue in the future to continue to purchase rewards from vendors or continue its business.

3.  Summary of Significant Accounting Policies

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal, recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ending June 30, 2016.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid securities purchased with original maturities of  90 days or less to be cash equivalents.  Cash equivalents are stated at cost which approximates market value and primarily consists of money market funds that are readily convertible into cash.  Restricted cash comprises amounts held in deposit that were required as collateral under leases of office space.

Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts.  The Company's allowance for doubtful accounts is based upon historical loss patterns, the number of days that the billings are past due and an evaluation of the potential risk associated with delinquent accounts.  The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts.  The Company's allowance for doubtful accounts as of September 30, 2015 and June 30, 2015 was $95.

Concentration of  Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company maintains cash and cash equivalents with domestic financial institutions of high credit quality. The Company performs periodic evaluations of the relative credit standing of all of such institutions.

The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary.  Actual credit losses during the three months ended September 30, 2015 and September 30, 2014 were not significant.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.  The carrying amount of loans payable approximates fair value as current borrowing rates for the same, or similar issues, are the same as those that were given to the Company at the issuance of these loans.

Property and Equipment

Property and equipment (consisting primarily of computers, software, furniture and fixtures, and leasehold improvements) is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives.  The useful life and depreciation method are reviewed periodically to ensure they are consistent with the anticipated pattern of future economic benefits.  Expenditures for maintenance and repairs are charged to operations as incurred, while betterments are capitalized.  Gains and losses on disposals are included in the results of operations.  The estimated useful lives of the Company's property and equipment is as follows:  computer equipment and software:  3 years; furniture and fixtures:  4 years;  and leasehold improvements:  the lesser of the lease term or life of the asset.

Goodwill and Certain Other Long-Lived Assets

As required by ASC 350, Goodwill and Other Intangible Assets, the Company tests goodwill for impairment during the fourth quarter of its fiscal year.  Goodwill is not amortized, but instead tested for impairment at the reporting unit level at least annually and more frequently upon occurrence of certain events.  The Company has one reporting unit.  The annual goodwill impairment test is a two step process.  First, the Company determines if the carrying value of its reporting unit exceeds fair value, which would indicate that goodwill may be impaired.  If the Company then determines that goodwill may be impaired, it compares the implied fair value of the goodwill to its carry amount to determine if there is an impairment loss.

There were no impairments of goodwill during the three months ended September 30, 2015 as the fair value of the reporting unit exceeded its carrying amount.

The Company accounts for the impairment of long-lived assets other than goodwill in accordance with ASC 360, “Property, Plant, and Equipment”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

At June 30, 2015, the Company determined that certain intangible assets related to the acquisition of Choose Digital (see Note 4, Acquisitions for further detail regarding the Choose Digital acquisition) were impaired.  Due to a shift in the Company's business operations and utilization of its resources, during the fourth quarter of fiscal 2015, the Company determined that intangible assets related to customer relationships and trade name no longer had value.  Therefore, such assets were written off as of June 30, 2015.  The total amount of the write off was $2,086.  There were no additional impairments of long-lived assets during the three months ended September 30, 2015.

Capitalized Software

The Company records amortization of acquired software on a straight-line basis over the estimated useful life of the software.

In addition, the Company records and capitalizes internally generated computer software and, appropriately, certain internal costs have been capitalized in the amounts of $5,006 as of September 30, 2015 and June 30, 2015, in accordance with ASC 350-40 "Internal-use Software".  At the time software is placed into service, the Company records amortization on a straight-line basis over the estimated useful life of the software.

Deferred Rent

The Company is party to a lease for office space for its corporate office, and as part of the agreement the landlord provided a rent abatement for the first 10 months of the lease. In 2014, the Company entered into two lease agreements for its satellite offices which provided for tenant improvement work sponsored by the landlords.  The abatement and landlord sponsored improvements have been accounted for as a reduction of rental expense over the life of the lease.  The Company accounts for rental expense on a straight line basis over the entire term of the lease.  Deferred rent is equal to the cumulative timing difference between actual rent payments and recognized rental expense.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Advertising Revenue:  the Company generates advertising revenue primarily from display and video advertising, which is typically sold on a cost-per-thousand impressions, or CPM basis, and completed engagements on a cost per engagement, or CPE basis.  Advertising campaigns typically range from 1 to 12 months, and advertisers generally pay the Company based on a minimum of delivered impressions or the satisfaction of other criteria, such as click-throughs.

Deferred Revenue:  deferred revenue consists principally of both prepaid but unrecognized revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services.  Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Barter Revenue:  barter transactions represent the exchange of advertising or programming for advertising, merchandise or services.  Barter transactions which exchange advertising for advertising are accounted for in accordance with EITF Issue No. 99-17 "Accounting for Advertising Barter Transactions" (ASC Topic 605-20-25).  Such transactions are recorded at the fair value of the advertising provided based on the Company's own historical practice of receiving cash for similar advertising from buyers unrelated to the counter party in the barter transactions.  Barter transactions which exchange advertising or programming for merchandise or services are recorded at the monetary value of the revenue expected to be realized from the ultimate disposition of merchandise or services.

The Company recognized barter revenue and barter expense in the amount of $2,609 and $3,010 for the three months ended September 30, 2015 and September 30, 2014, respectively.

Watchpoints and Engagement Points

The Company issues points to its users as an incentive to utilize the App and its features, and to consume content provided on wetpaint.com.  Users can redeem these points for rewards.  The Company records the cost of these points based on the weighted average cost of redemptions during the period.   Points earned but not redeemed are classified as a liability.

Users earn points for various activities within the Company's App and the wetpaint.com site.  The Company reports points earned for checking into shows and points earned for engaging in advertiser sponsored content as a separate line in its Statements of Operations ("Cost of watchpoints and engagement points").  All other points earned by users are reflected as a marketing expense in selling, general and administrative expense.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued.  Stock-based awards issued to date are comprised of both restricted stock awards (RSUs) and employee stock options.

Marketing

Marketing costs are expensed as incurred.  Marketing expense for the Company for the three months ended September 30, 2015 and September 30, 2014 was $3,321 and $4,116, respectively, including barter expense.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  These estimates include, among others, fair value of financial assets and liabilities, net realizable values on long-lived assets, certain accrued expense accounts, and estimates related to stock-based compensation.  Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In September 2015, the FASB issued Accounting Standard Update No. 2015-16, Business Combinations - Simplifying the Accounting for Measurement-Period Adjustments ("ASU 2015-16").  This standard requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the ASU 2015-16 require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined.  The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.  In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date.  ASU 2015-16 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017 (July 1, 2017 for the Company).  The Company does not believe that the adoption of ASU 2015-16 will have a material impact on its consolidated financial statements.

In May 2014, the FASB issued Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017 (July 1, 2018 for the Company). Early adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company has not yet selected a transition method nor has it determined the impact of adoption on its consolidated financial statements.

4.  Acquisitions

Acquisition of Choose Digital

On June 24, 2014, the Company acquired Choose Digital Inc. ("Choose Digital"), a Miami, Florida based, digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives.

In connection with the Company's acquisition of Choose Digital, the Company was required to make a contingent payment, which was due within five business days after June 24, 2015, of $4,792.  Such amount was accrued in the accompanying Consolidated Balance Sheets as of June 30, 2015.  On July 31, 2015, the Company entered into a Forbearance Agreement with AmossyKlein Family Holdings, LLP ("AmossyKlein"), as representative of the former shareholders of Choose Digital Inc. (the “Stockholders”). The Forbearance Agreement provides that the Company will make monthly installment payments to the Stockholders, beginning on July 31, 2015 and ending on January 29, 2016. Specifically, the Company agreed to pay $668 on July 31, 2015; $532 on August 31, 2015; $528 on September 30, 2015; $524 on October 31, 2015; $521 on November 30, 2015; $517 on December 31, 2015; and $1,754 on January 29, 2016.  The scheduled payments include $252 of interest.  The Company agreed to deliver an affidavit of confession of judgment to be held in escrow by AmossyKlein’s counsel in the event the Company does not make such installment payments.  The balance of the contingent payment at September 30, 2015 was $3,064.

Acquisition of DraftDay.com

On September 8, 2015, the Company and its newly created subsidiary DraftDay Gaming Group, Inc. (“DDGG”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MGT Capital Investments, Inc. (“MGT Capital”) and MGT Sports, Inc. (“MGT Sports”), pursuant to which the Company acquired all of the assets of the DraftDay.com business (the “DraftDay Business”) from MGT Capital and MGT Sports.  In exchange for the acquisition of the DraftDay Business, the Company paid MGT Sports the following: (a) 1,269,342 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), (b) a promissory note in the amount of $234 due September 29, 2015, (c) a promissory note in the amount of $1,875 due March 8, 2016, and (d) 2,550,000 shares of common stock of DDGG.  In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 per share.

In addition, in exchange for the release of various liens and encumbrances, the Company also agreed to issue to third parties: (a) 84,633 shares of its Common Stock, (b) a promissory note in the amount of $16 due September 29, 2015 and (c) a promissory note in the amount of $125 due March 8, 2016, and DDGG issued: (i) 150,000 shares of its common stock and (ii) a warrant to purchase 350,000 shares of DDGG common stock at $0.40 per share.

Accordingly, the Company issued a total of 1,353,975 shares of Common Stock in connection with the acquisition of the DraftDay Business.

The Company contributed the assets of the DraftDay Business to DDGG, such that the Company now owns a total of 11,250,000 shares of DDGG common stock.

The Asset Purchase Agreement contains customary representations, warranties and covenants of MGT Capital and MGT Sports. In addition, on September 8, 2015, DDGG entered into an agreement with Sportech Racing, LLC (“Sportech”) pursuant to which Sportech agreed to provide certain management services to DDGG in exchange for 9,000,000 shares of DDGG common stock.
As a result of the transactions described above, the Company owns a total of 11,250,000 shares of DDGG common stock, Sportech Inc., an affiliate of Sportech, owns 9,000,000 shares of DDGG common stock, MGT Sports owns 2,550,000 shares of DDGG common stock and an additional third party owns 150,000 shares of DDGG common stock.  On September 8, 2015, the various stockholders of DDGG entered into a Stockholders Agreement (the “Stockholders Agreement”).  The Stockholders Agreement provides that all stockholders will vote their shares of DDGG common stock for a Board comprised of three members, two of which will be designated by the Company and one of which will be designated by Sportech.  As such, the operations of the DraftDay business will be consolidated with the Company's operations from the acquisition date of September 8, 2015 (see Note 9, Stockholders' Equity, for a discussion on non-controlling interest related to the portion of the DraftDay Business that the Company does not own).  Mr. Sillerman will serve as the Chairman of DDGG. The Stockholders Agreement also provides customary rights of first refusal for the various stockholders, as well as customary co-sale, drag along and preemptive rights.

In the aggregate, as a result of the transactions described herein, the Company issued promissory notes in the principal amount of $250  due and paid on September 29, 2015 and in the aggregate principal amount of $2,000 due March 8, 2016 (such amount is included in Accounts payable and accrued expenses in the accompanying Consolidated Balance Sheets).  All such notes bear interest at a rate of 5% per annum.

This acquisition has been accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations.  Under the acquisition method, the consideration transferred is measured at the acquisition closing date.  The assets of the DraftDay Business have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available.  Use of different estimates and judgments could yield different results.  The Company has performed a preliminary allocation of the purchase price to the underlying net assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date, with any excess of the purchase price allocated to goodwill.  The Company has not completed the analysis of certain acquired assets and assumed liabilities, including, but not limited to, other identifiable intangible assets such as customer lists and technology.  However, the Company is continuing its review of these items during the measurement period, and further changes to the preliminary allocation will be recognized as the valuations are finalized.  Such valuations are being conducted by a third party valuation expert using Level 3 inputs as described in ASC 820, Fair Value Measurements and Disclosures, that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.
The operations of this acquisition are not material, and thus, pro forma disclosure are not presented.  Goodwill related to the acquisition is expected to be deductible for income tax purposes.

5.  Property and Equipment

Property and Equipment consists of the following:

	September 30, 2015	June 30, 2015

Leasehold Improvements	$2,893	$2,893
Furniture and Fixtures	588	588
Computer Equipment	468	458
Software	164	163
Total	4,113	4,102
Accumulated Depreciation and Amortization	(1,808)	(1,654)
Property and Equipment, net	$2,305	$2,448

Depreciation and amortization charged to selling, general and administrative expenses for the three months ended September 30, 2015 and 2014 amounted to $159 and $176, respectively.

6.  Intangible Assets and Goodwill

		September 30, 2015			June 30, 2015
Description	Amortization Period	Amount	Accumulated Amortization	Carrying Value	Amount	Accumulated Amortization	Carrying Value

Wetpaint technology	84 months	$10,600	$(2,713)	$7,887	$10,600	$(2,336)	$8,264
Wetpaint trademarks	360 months	5,800	(345)	5,455	5,800	(296)	5,504
Wetpaint customer relationships	60 months	2,000	(717)	1,283	2,000	(617)	1,383
Wetpaint non-compete agreements	36 months	609	(364)	245	609	(313)	296
Choose Digital licenses	60 months	1,740	(442)	1,298	1,740	(355)	1,385
Choose Digital software	60 months	550	(140)	410	550	(112)	438
Dijit technology	84 months	1,820	(433)	1,387	1,820	(368)	1,452
DraftDay technology	84 months	2,396	(10)	2,386	—	—	—
Internally generated capitalized software	36 months	5,006	(3,000)	2,006	5,006	(2,733)	2,273
Other	various	326	(11)	315	326	(8)	318

Total		$30,847	$(8,175)	$22,672	$28,451	$(7,138)	$21,313

Amortization of intangible assets included in selling, general and administrative expenses for the three months ended September 30, 2015 and 2014 amounted to $1,037 and $1,624, respectively.  Future annual amortization expense expected is as follows:

Years ending June 30,

2016	$3,435
2017	$4,437
2018	$3,404
2019	$2,941
2020	$2,309

Goodwill consists of the following:

Description	Amount
Balance at June 30, 2015	$35,833
DraftDay preliminary purchase price allocation	2,622
Balance at September 30, 2015	$38,455

7. Loans Payable

			Outstanding Balances
Facility Name	Maturity Date	Total Facility Amount	September 30, 2015	June 30, 2015

Line of Credit Promissory Note (the "Note")	10/24/17	20,000	19,566	19,516
Unsecured Demand Loans (the "Loans")	On Demand	—	—	1,575
Line of Credit Grid Note (the "Grid Note")	12/31/16	10,000	6,575	3,000

Total Loans Payable			$26,141	$24,091

Line of Credit Promissory Note

On October 24, 2014, the Company and SIC III, a company affiliated with Mr. Sillerman entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which SIC III agreed to purchase certain securities issued by the Company for a total of $30,000.  Pursuant to the Securities Purchase Agreement, the Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000 line of credit to the Company (see Note 9, Stockholders' Equity, for a discussion of the remaining $10,000 of the Securities Purchase Agreement).  The Company also agreed to issue to SIC III warrants to purchase 1,000,000 shares of the Company’s common stock.  The Company issued warrants to purchase 50,000 shares of the Company’s common stock for every $1,000 advanced under the Note. The warrants will be issued in proportion to the amounts the Company draws under the Note.  The exercise price of the warrants will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants.  Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

The Note provides a right for the Company to request advances under the Note from time to time.  The Note bears interest at a rate of 12% per annum, payable in cash on a quarterly basis.  The Note matures on October 24, 2017.  On October 24, 2014, SIC III made an initial advance under the Note in the principal amount of $4,500.  On December 15, 2014, SIC III made an additional advance in the principal amount of $15,500 pursuant to the terms of the Note (the proceeds of which were used to repay amounts outstanding under the DB Line, as discussed above).  As of September 30, 2015, the total outstanding principal amount of the Note was $20,000.  The Note provides for a 3% discount, such that the amount advanced by SIC III was 3% less than the associated principal amount of the advances.  Therefore, the net amount actually outstanding under the Note at September 30, 2015, was $19,566, which includes accretion of the discount of $166 (the 3% discount of $600 is being accreted to the principal balance over the life of the Note).  From and after the occurrence and during the continuance of any event of default under the Note, the interest rate is automatically increased to 17% per annum.

In connection with the first drawdown of $4,500 under the Note, the Company issued SIC III warrants to purchase 225,000 shares of the Company’s common stock.  These warrants have an exercise price of $3.51, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance.  In connection with the additional drawdown of $15,500 under the Note, the Company issued SIC III warrants to purchase 775,000 shares of the Company's common stock.  These warrants have an exercise price of $3.63, representing a price equal to 10% above the closing price of the Companys common stock on the day prior to issuance.  The Warrants are exercisable for a period of five years from issuance.  Stock compensation expense related to the issuances of warrants to SIC III was $2,049 during the year ended June 30, 2015.

The Note is not convertible into equity securities of the Company.

The Note also contains certain covenants and restrictions, including, among others, that, for so long as the Note is outstanding, the Company will not, without the consent of the holder of the Note, (i) make any loan or advance in excess of $500 to any officer, director, employee of affiliate of the Company (except advances and similar expenditures : (a) under the terms of employee stock or option plans approved by the Board of Directors, (b) in the ordinary course of business, consistent with past practice or (c) to its subsidiaries), (ii) incur any indebtedness that exceeds $1,000 in the aggregate other than indebtedness outstanding under the Note, (iii) guaranty any indebtedness of any unaffiliated third party, (iv) change the principal business of the Company or exit the Company's current business, provided that the foregoing is subject to the Board's compliance with its fiduciary duties, (v) sell, assign, or license material technology or intellectual property of the Company except (a) in the ordinary course of business, consistent with past practice, (b) sales and assignments thereof in any 12 month period that do not have a fair market value in excess of $500 or (c) in connection with a change of control transaction, (vi) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value in excess of $1,000 or (vii) liquidate or dissolve the Company or wind up the business of the Company, except in connection with changes of control or merger, acquisition or similar transactions or as approved by the Company’s Board in compliance with their fiduciary duties.

Interest expense on the Note was $613 for the three months ended September 30, 2015.

Unsecured Demand Loans

During the year ended June 30, 2015, Mr. Sillerman made the following demand loans (the "Loans") to the Company:

Date	Amount

12/19/2014	$2,000
1/14/2015	2,000
1/30/2015	2,000
2/13/2015	750
2/26/2015	1,000
3/2/2015	1,000
3/16/2015	3,000
4/20/2015	1,000
5/5/2015	500
5/14/2015	325

Total	$13,575

Each of the Loans bear interest at the rate of 12% per annum.  Principal and interest due under the Loans shall be due and payable upon demand.  The principal amount of the Loans may be prepaid at any time and from time to time, in whole or in part, without premium or penalty.   The Company used the proceeds from the Loans to fund working capital requirements and for general corporate purposes.

As discussed in Note 9, Stockholders' Equity, on March 16, 2015, SIC III purchased 7,000 shares of Series C Convertible Preferred Stock pursuant to the Securities Purchase Agreement, for a purchase price of $7,000.  The Company used the $7,000 proceeds from the sale of 7,000 shares of Series C Convertible Stock to repay $7,000 in principal amount of the Loans.  In addition, the Company used $798 of the proceeds of the Loan on March 16, 2015 to pay all accrued and unpaid interest on the Loans.  On June 1, 2015, the Company repaid an additional $5,000 in principal amount of the Loans.  On July 1, 2015, the Company repaid the remaining $1,575 in principal amount of the Loans.  Accordingly, after the transactions described herein, the total outstanding principal amount of the Loans at September 30, 2015 and June 30, 2015 was $0 and $1,575, respectively.

Interest expense on the Loans was $1 for the three months ended September 30, 2015.

Line of Credit Grid Note

On June 11, 2015, the Company and Sillerman Investment Company IV, LLC ("SIC IV") entered into a Line of Credit Grid Note (the "Grid Note").  The Grid Note provides a right for the Company to request advances under the Grid Note from time to time in an aggregate amount of up to $10,000.  The Grid Note bears interest at a rate of 12% per annum, payable in cash on the maturity of the Grid Note.  From and after the occurrence and during the continuance of any event of default under the Grid Note, the interest rate is automatically increased to 14% per annum.

The Grid Note is not convertible into equity securities of the Company.

In order for the Company to make requests for advances under the Grid Note, the Company must have an interest coverage ratio equal to or greater than 1, unless SIC IV waives this requirement.  The interest coverage ratio is calculated by dividing: (a) the Company’s net income for the measurement period, plus the Company’s interest expense for the measurement period, plus the Company’s tax expense for the measurement period, by (b) the Company’s interest expense for the measurement period, plus the amount of interest expense that would be payable on the amount of the requested draw for the twelve months following the request for the advance.  The measurement period is the twelve months ended as of the last day of the last completed fiscal quarter prior to the request for the advance.  The Company currently does not have an interest coverage ratio equal to or greater than 1, so advances would require the SIC IV to waive this requirement.  In addition, in order to make requests for advances under the Grid Note, there can be no event of default under the Note at the time of the request for an advance, including that there has been no material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

The Company made requests for advances under the Grid Note, and SIC IV made advances to the Company as follows:

Date	Amount

6/11/2015	$1,000
6/24/2015	2,000
7/31/2015	1,000
8/31/2015	2,000
9/15/2015	1,000
9/29/2015	1,000

Total	$8,000

On July 1, 2015, the Company repaid $1,425 of the Grid Note.  Therefore, the outstanding balance of the Grid Note at September 30, 2015 was $6,575.  See Note 14, Subsequent Events, for details of borrowings on the Grid Note subsequent to September 30, 2015.

The Grid Note matures on the first to occur of:  (a) 12/31/2016 or (b) upon a “Change of Control Transaction.” A “Change of Control Transaction” includes (i) a sale of all or substantially all of the assets of the Company or (ii) the issuance by the Company of common stock that results in any “person” or “group” becoming the “beneficial owner”  of a majority of the aggregate ordinary voting power represented by the Company’s issued and outstanding common stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Company is the surviving entity following the consummation thereof), excluding transactions with affiliates of the Company.

If an event of default occurs under the Grid Note, SIC IV has the right to require the Company to repay all or any portion of the Grid Note.  An event of default is deemed to have occurred on: (i) the non-payment of any of the amounts due under the Grid Note within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Company; (iii) various bankruptcy or insolvency events shall have occurred, (iv) the inaccuracy in any material respect of any warranty, representation, statement, report or certificate the Company makes to Lender under the Note hereto; (v) the Company contests, disputes or challenges in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision in the  Grid Note; or (vi) a material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

Interest expense on the Grid Note for the three months ended September 30, 2015 was $96.

Related Approvals

Because each of the transactions (other than the DB Line) referred to in the foregoing sections involved Mr. Sillerman,  or an affiliate of his, the transactions were subject to certain rules regarding "affiliate" transactions.  As such, each was approved by a Special Committee of the Board of Directors and a majority of the independent members of the Board of Directors of the Company.

8. Commitments and Contingencies

Litigation

On May 4, 2015, the Company was served with a lawsuit initiated by Andy Mule, on behalf of himself and others similarly situated,  in the Supreme Court of the State of New York.  The lawsuit, which names the Company and each of our directors as defendants,   claims a breach of fiduciary duty relating to a proposal by Mr. Sillerman to acquire a portion of Wetpaint from the Company.  The lawsuit seeks to enjoin the transaction as well as unspecified damages.  The Company believes that the lawsuit is without merit.

The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of our outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition.  However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond our control. As such, there can be no assurance that the final outcome will not have a material adverse effect on the Company's financial condition and results of operations.

9. Stockholders’ Equity

Common Stock

As of September 30, 2015 and June 30, 2015, there were 300,000,000 shares of authorized common stock, and 25,060,277 and 23,383,125 shares of common stock issued and outstanding, respectively.  Except as otherwise provided by Delaware law, the holders of the Company's common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Preferred Stock

The Company has authorized three series of preferred stock, including classes of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.  At this time, there is no Series A or Series B preferred stock outstanding.  Only Series C Preferred Stock is outstanding, as described below.

Series A Convertible Redeemable Preferred Stock

Prior to September 16, 2013, the Company had authorized a class of series A preferred shares, but none of those shares were issued or outstanding.  On September 16, 2013, the Company eliminated the prior class of series A preferred shares and created a new class of Series A Convertible Redeemable Preferred Stock (the “Series A Convertible Redeemable Preferred Stock”).  The Company authorized the issuance of up to 100,000 shares of the Series A Convertible Redeemable Preferred Stock. The designation, powers, preferences and rights of the shares of Series A Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

●	The shares of Series A Convertible Redeemable Preferred Stock have an initial stated value of 1,000 per share (the "Stated Value").

●
The shares of Series A Convertible Redeemable Preferred Stock are entitled to receive quarterly cumulative dividends at a rate equal to 7% per annum of the Stated Value whenever funds are legally available and when and as declared by the Company's board of directors.  If the Company declares a dividend or the distribution of its assets, the holders of Series A Convertible Redeemable Preferred Stock shall be entitled to participate in the distribution to the same extent as if they had converted each share of Series A Convertible Redeemable Preferred Stock held into Company common stock.

●	Each share of Series A Convertible Redeemable Preferred Stock is convertible, at the option of the holders, into shares of Company common stock at a conversion price of $1.15.

●
The Company may redeem any or all of the outstanding Series A Convertible Redeemable Preferred Stock at any time at the then current Stated Value, subject to a redemption premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date.   However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common shares at a price of $1.00 or more per share.

●	The Company is required to redeem the Series A Convertible Redeemable Preferred Stock on the fifth anniversary of its issuance.

●
Upon a change of control of the Company, the holders of Series A Convertible Redeemable Preferred Stock shall be entitled to a change of control premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date.

●	The shares of Series A Convertible Redeemable Preferred Stock are senior in liquidation preference to the shares of Company common stock.

●	The shares of Series A Convertible Redeemable Preferred Stock shall have no voting rights except as required by law.

●
The consent of the holders of 51% of the outstanding shares of Series A Convertible Redeemable Preferred Stock shall be necessary for the Company to: (i) create or issue any Company capital stock (or any securities convertible into any Company capital stock) having rights, preferences or privileges senior to or on parity with the Series A Convertible Redeemable Preferred Stock; or (ii) amend the Series A Convertible Redeemable Preferred Stock.

Series B Convertible Preferred Stock

On September 16, 2013, the Company created 50,000 shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”).  The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

●	The shares of Series B Convertible Preferred Stock have an initial stated value of $1,000 per share.

●
The shares of Series B Convertible Preferred Stock are convertible, at the option of the holders, into shares of Company common stock at a conversion price of $1.15.  The shares of Series B Convertible Preferred Stock may only be converted from and after the earlier of either of: (x) the first trading day immediately following (i) the closing sale price of the Company's common stock being equal to or greater than $1.67 per share (as adjusted for stock dividends, stock splits, stock combinations and other similar transactions occurring with respect to the Company's common stock from and after the initial issuance date) for a period of five consecutive trading days following the initial issuance date and (ii) the average daily trading volume of the Company's common stock (as reported on Bloomberg) on the principal securities exchange or trading market where the Company's common stock is listed or traded during the measuring period equaling or exceeding 25,000 shares of Company's common stock per trading day (the conditions set forth in the immediately preceding clauses (i) and (ii) are referred to herein as the “Trading Price Conditions”) or (y) immediately prior to the consummation of a “fundamental transaction”, regardless of whether the Trading Price Conditions have been satisfied prior to such time.  A “fundamental transaction” is defined as (i) a sale of all or substantially all of the assets of the Company, (ii) a sale of at least 90% of the shares of capital stock of the Company or (iii) a merger, consolidation or other business combination as a result of which the holders of capital stock of the Company prior to such merger, consolidation or other business combination (as the case may be) hold in the aggregate less than 50% of the Voting Stock of the surviving entity immediately following the consummation of such merger, consolidation or other business combination (as the case may be), in each case of clauses (i), (ii) and (iii), the Board has determined that the aggregate implied value of the Company's capital stock in such transaction is equal to or greater than 125,000.

●	The shares of Series B Convertible Preferred Stock are not redeemable by either the Company or the holders thereof.

●
The shares of Series B Convertible Preferred Stock are on parity in dividends and liquidation preference with the shares of Company common stock, which shall be payable only if then convertible into common stock.

●	The shares of Series B Convertible Preferred Stock shall have no voting rights except as required by law.

●
The consent of the holders of 51% of the outstanding shares of Series B Convertible Preferred Stock shall be necessary for the Company to alter, amend or change any of the terms of the Series B Convertible Preferred Stock.

At September 30, 2015 and June 30, 2015, there were no shares of Series A Convertible Redeemable Preferred Stock and Series B Convertible Preferred Stock outstanding.

Series C Convertible Redeemable Preferred Stock

On October 24, 2014, the Company created a new class of Series C Convertible Redeemable Preferred Stock (the “Series C Convertible Redeemable Preferred Stock”).  The Company authorized the issuance of up to 100,000 shares of the Series C Convertible Redeemable Preferred Stock. The rights, preferences, privileges and restrictions of the shares of Series C Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

●	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.

●
Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the Stated Value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock.  Dividends on a share of Series C Convertible Redeemable Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months and be convertible into common stock in connection with the conversion of such share of Series C Convertible Redeemable Preferred Stock.

●
Each share of Series C Convertible Redeemable Preferred Stock is convertible, at the option of the holders, on the basis of its stated value and accrued, but unpaid dividends, into shares of Company common stock at a conversion price of $4.00 per common share.

●
The Company may redeem any or all of the outstanding Series C Convertible Redeemable Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the Stated Value multiplied by 6%.  However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common shares at a price of $5.00 or more per share.

●
The Company is required to redeem each Series C Convertible  Redeemable Preferred Stock on the tenth business day immediately following the fifth anniversary of its issuance. However, the Company shall have no obligation to mandatorily redeem any shares of Series C Convertible Redeemable Preferred Stock at any time that (x) the Company does not have surplus under Section 154 of the Delaware General Corporation Law (the “DGCL”) or funds legally available to redeem all shares of Series C Convertible Redeemable Preferred Stock, (y) the Company's capital is impaired under Section 160 of the DGCL or (z) the redemption of any shares of Series C Convertible Redeemable Preferred Stock would result in an impairment of the Company's capital under Section 160 of the DGCL; provided, that if the Company is prohibited from redeeming the shares due to those limitations, the Company will redeem the Shares as soon as possible after such restrictions are no longer applicable.

●
Upon a change of control of the Company, each holder of Series C Convertible Redeemable Preferred Stock shall be entitled to require the Company to redeem from such holder all of such holder's shares of Series C Convertible Redeemable Preferred Stock so long as such holder requests such redemption in writing at least one business day prior to the consummation of such change of control.  The redemption amount per share equals the Stated Value thereof plus accrued Dividends plus a change of control premium equal to the stated value multiplied 6%.

●
The shares of Series C Convertible Redeemable Preferred Stock are senior in liquidation preference to all shares of capital stock of the Company unless otherwise consented to by a majority of the holders of shares of Series C Convertible Redeemable Preferred Stock.

●	The shares of Series C Convertible Redeemable Preferred Stock shall have no voting rights except as required by law.

●	The consent of the holders of a majority of the shares of Series C Convertible Redeemable Preferred Stock is necessary for the Company to amend the Series C certificate of designation.

The Series C Convertible Redeemable Preferred Stock is not classified as a component of stockholders' equity in the accompanying consolidated balance sheets.  Likewise, the undeclared dividends related to Series C Convertible Redeemable Preferred Stock have been  recorded as an addition within  the  Series C Convertible Preferred Stock account in the amount of  $307 for the three months ended September 30, 2015.

Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement discussed in Note 7, Loans Payable, SIC III acquired a total of 10,000 Shares of Series C Convertible Redeemable Preferred Stock for $10,000.  The Company also agreed to issue to SIC III warrants to purchase a total of 500,000 shares of the Company’s common stock. The Company issued warrants to purchase 50,000 shares of the Company’s common stock for every $1,000 of purchase price paid for the shares.  The exercise price of the warrants was 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants.  Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

On November 25, 2014, SIC III purchased 3,000 shares of Series C Convertible Redeemable Preferred Stock for $3,000.  The shares of Series C Convertible Redeemable Preferred Stock were recorded in the accompanying consolidated balance sheet at its fair value as of the date of the purchase of November 25, 2014.  In addition, in accordance with the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 150,000 shares of the Company's common stock at an exercise price of $2.98, which was 10% above the closing price of the Company's shares on the date prior to issuance.

On March 16, 2015, SIC III purchased 7,000 additional shares of Series C Convertible Redeemable Preferred Stock for $7,000.  The shares of Series C Convertible Redeemable Preferred Stock were recorded in the accompanying consolidated balance sheet at its fair value as of the date of the purchase of March 16, 2015.  In addition, in accordance with  the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 350,000 shares of the Company’s common stock at an exercise price of $1.78,  which was 10% above the closing price of the Company's shares on the date prior to issuance.

In connection with the Securities Purchase Agreement, the Company recorded total stock compensation expense based on the fair value of the Series C Convertible Redeemable Preferred Stock and warrants of $2,091 during the year ended June 30, 2015.

Non-controlling Interest

As discussed in Note 4, Acquisitions, on September 8, 2015, the Company acquired the assets of the DraftDay Business and its operations have been consolidated with the Company's operations as of that date.  The Company has recorded non-controlling interest in its Consolidated Balance Sheets and Consolidated Statements of Operations for the portion of the DraftDay Business that the Company does not own.

10. Share-Based Payments

Equity Incentive Plan

The 2011 Executive Incentive Plan (the "Plan") of the Company was approved on February 21, 2011 by the written consent of the holder of a majority of the Company's outstanding common stock. The Plan provides the Company the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines. The Company reserved 6,250,000 shares of common stock for delivery under the Plan.  Pursuant to the Executive Incentive Plan and the employment agreements, between February 15, 2011 and September 30, 2015, the Compensation Committee of the Company's Board of Directors authorized the grants of restricted stock and stock options described below.

Restricted Stock

The per share fair value of RSUs granted with service conditions was determined on the date of grant using the fair market value of the shares on that date and is recognized as an expense over the requisite service period.

	Shares	Weighted Average Grant Date Fair Value
Nonvested at July 1, 2015	466,257	$41.00
Granted	271,427	1.63
Vested	(323,177)	1.70
Forfeited and canceled	(115,947)	2.05
Nonvested at September 30, 2015	298,560	$62.17

Compensation expense related to restricted stock was $4,991 and $5,508 for the three months ended September 30, 2015 and 2014, respectively.  As of September 30, 2015, there was $7,980 in total unrecognized share-based compensation costs related to restricted stock.

Stock Options

The following table summarizes the Company's stock option activity for three months ended September 30, 2015:

	Number of Options	Weighted average exercise price
Outstanding at June 30, 2015	1,181,818	$11.19
Granted	—	—
Exercised	—	—
Forfeited and canceled	(148,896)	7.02
Outstanding at September 30, 2015	1,032,922	$11.78
Exercisable at September 30, 2015	763,565	$14.27

The Company is accounting for these options at fair market value of the options on the date of grant, with the value being recognized over the requisite service period.  The fair value of each option award is estimated using a Black-Scholes option valuation model.  Expected volatility is based on the historical volatility of the price of comparable companies' stock.  The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option.  The Company uses historical data to estimate expected dividend yield, expected life and forfeiture rates.  Options generally have an expiration  of 10 years and vest over a period of 3 or 4 years.  There were no options granted during the three months ended September 30, 2015.  The fair value of the options granted during the three months ended September 30, 2014 were estimated based on the following weighted average assumptions:

Three Months Ended September 30, 2014
Expected volatility	80%
Risk-free interest rate	2.10%
Expected dividend yield	—
Expected life (in years)	6.50
Estimated fair value per option granted	$3.18

Compensation expense related to stock options of $173 and $1,882 is included in the accompanying Consolidated Statements of Operations in selling, general and administrative expenses for the three months ended September 30, 2015 and 2014, respectively.  As of September 30, 2015, there was approximately $710 of total unrecognized stock-based compensation cost which will generally be recognized over a four year period.

11.  Income Taxes

For the three months ended September 30, 2015 and 2014, the Company did not record an income tax benefit because it has incurred taxable losses and has no history of generating taxable income and therefore the Company cannot presently anticipate the realization of a tax benefit on its Net Operating Loss carryforward.  At September 30, 2015 the Company has a Net Operating Loss carryforward of approximately $169,190, which will begin to expire in 2030.  The Company has established a full valuation allowance against its deferred tax assets as of September 30, 2015 and June 30, 2015.  The deferred tax liability, net is included in other long term liabilities in the accompanying consolidated balance sheets.  Income tax expense for the three months ended September 30, 2015 and 2014 was $22 and $22, respectively.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

12.  Related Party Transactions

Shared Services Agreements

In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, its then-General Counsel and General Counsel to Circle.  The shared services agreement provides, in general, for sharing of the applicable support provided by either company to Mr. Nelson in connection with his capacity as General Counsel. The Company is responsible for advancing the salary to legal and administrative personnel supporting Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  The agreement provides for the Chief Executive Officer or President of each Company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair.  The Audit Committee of each company's Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances.  Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company's Board of Directors have approved the shared services agreement.  This is deemed to be an affiliate transaction because Mr. Sillerman is the former Chairman, a Board member, and a greater than 10% stockholder of Circle and Mr. Nelson is Executive Vice President and General Counsel of Circle.  For the three months ended September 30, 2015 and 2014, the Company billed Circle $7 and  $7, respectively.  Such billings primarily relate to support consisting of legal and administrative services. These services are to be reviewed and, if appropriate, approved by Circle's Audit Committee and the Company's Audit Committee. The balance due from Circle as of September 30, 2015 and June 30, 2015 was $118 and $113, respectively.  The Company is in the process of terminating the shared services agreement with Circle.

The Company also entered into a shared services agreement with SFX, pursuant to which it shares costs for services provided by several of the Company's and/or SFX's employees.  Such employees will continue to be paid by their current employers, and SFX will reimburse the Company directly for its portion of such salary and benefits  and Company will reimburse SFX directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  The Audit Committee of each company's Board of Directors reviews and, if appropriate, approves the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances. The Company entered into an amendment (the “Amendment”) to the shared services agreement on January 22, 2015, pursuant to which the Company may provide additional services to SFX, and SFX may provide certain services to the Company.  In particular, the shared services agreement provides that, in addition to services already provided, certain employees of the Company may provide human resources, content and programming, and facilities services to SFX, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.  In addition, the Amendment provides that SFX may provide certain tax services to the Company, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.

For the three months ended September 30, 2015 and 2014, the Company billed SFX $199 and $168, net of amounts billed by SFX to the Company, respectively.  The net balance due from SFX, including amounts related to the Sales Agency Agreement, discussed below, as of September 30, 2015 and June 30, 2015 was $199 and $146, respectively.

Sales Agency Agreement

On January 22, 2015, the Company entered into a sales agency agreement (the “Sales Agreement”) with SFX-94 LLC (“SFX-94”), a subsidiary of SFX, pursuant to which the Company appoints SFX-94 as its exclusive sales agent for the sale of advertising and sponsorships.  Pursuant to the Sales Agreement, the Company consented to SFX-94’s hiring of 25 members of the Company’s sales team, and SFX-94 agreed that it will  sell advertising and sponsorships on behalf of the Company during the term of the Sales Agreement.  SFX-94 also agreed that it will maintain adequate staffing levels, generally consistent with staffing levels currently maintained by the Company, for the Company’s sale of advertising and sponsorships.  The Company will pay SFX-94 a 25% commission on sales made by SFX-94.  For barter transactions, the Company will  reimburse SFX-94 for any out of pocket and direct costs incurred by SFX-94 with respect to such barter sales (rather than the commission set forth above), and third party ad networks will be excluded from the Sales Agreement.  For the three months ended September 30, 2015, the Company was billed $96 in connection with the Sales Agreement.  On September 22, 2015, the parties agreed to terminate the Sales Agreement, and the Company subsequently hired 8 members of the SFX sales team as of that date.

License Agreement

On March 10, 2014, the Company entered into an audio recognition and related loyalty program software license and services agreement with SFX.   Pursuant to the terms of the license agreement, SFX paid the Company $5,000 to license its audio recognition software and related loyalty platform for a term of 10 years.  The amount was deferred and is being amortized over the ten year period.  For the three months ended September 30, 2015 and 2014, the Company recognized $125 and $125, respectively, of revenue related to this agreement.

Lines of Credit

See Note 7, Loans Payable, for a description of certain loans which have been provided by related parties.   In addition, see Note 14, Subsequent Events, for additional discussion of certain related party transactions.

Related Approvals

Because the above transactions were subject to certain rules regarding “affiliate” transactions, the Company's Audit Committee and a majority of the independent members of the Company's Board of Directors approved each of these transactions.

13. Fair Value Measurement

The Company values its assets and liabilities using the methods of fair value as described in ASC 820, Fair Value Measurements and Disclosures.  ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  The three levels of fair value hierarchy are described below:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, and considers counter-party credit risk in its assessment of fair value.  Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available.  The Company has certain liabilities that are required to be recorded at fair value on a recurring basis in accordance with accounting principles generally accepted in the United States, as described below.

The Company issued 21,364 warrants in connection with the May 10, 2012 PIPE.  Each warrant has a sale price of $440 and is exercisable into 1 share of common stock at a price of  $640 over a term of three years.  Further, the exercise price of the warrants is subject to "down round" protection, whereby any issuance of shares at a price below the current price resets the exercise price equal to a the price of newly issued shares (the "Warrants").  In connection with the PIPE Exchanges on September 16, 2013, the exercise price of the Warrants was reset to $92.  The fair value of such warrants has been determined utilizing the Binomial Lattice Model in accordance with ASC 820-10, Fair Value Measurements.  The fair value of the warrants when issued was $5,281.  On September 16, 2013, 6,818 warrants were exchanged in connection with the PIPE Exchanges.  The remaining 14,545 warrants were marked to market as of September 30, 2015 and September 30, 2014 to a fair value of $10 and $10.  The Company recorded gains of $0 and $5 to other income, net in the Consolidated Statements of Operations for the three months ended September 30, 2015 and 2014, respectively.  The fair value of the warrant is classified as a current liability on the Consolidated Balance Sheet as of September 30, 2015, due to the Company's intention to retire a significant portion of these warrants in its next round of financing.  The Company's warrants were classified as a Level 3 input within the fair value hierarchy because they were valued using unobservable inputs and management's judgment due to the absence of quoted market prices and inherent lack of liquidity.

The Company estimated the fair value of contingent consideration for the acquisition of Choose Digital to be $4,792 as of June 30, 2015.  The fair value of the contingent consideration was classified as Level 3 within the fair value hierarchy because it was valued using unobservable inputs and management's judgment.  See Note 4, Acquisitions, for details related to payments made on the contingent consideration during the three months ended September 30, 2015.

The following table presents a reconciliation of items measured at fair value on a recurring basis using unobservable inputs (level 3):

(in thousands)

Balance at June 30, 2015	$4,802
Additions to Level 3	—
Unrealized (gains) losses for the period included in other income (expense), net	—
Payments	(1,728)
Balance at September 30, 2015	$3,074

14.  Subsequent Events

Line of Credit Draws

As discussed in Note 7, Loans Payable, on June 11, 2015, SIC IV agreed to provide a Line of Credit Grid Note to the Company of up to $10,000 (the “Grid Note”).  On October 14, 2015 and October 30, 2015, the Company borrowed additional amounts of $500 and $600, respectively, under the Grid Note.  As of the filing of this Form 10-Q, the balance of the Grid Note is $7,675.

Viggle Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Viggle Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Viggle Inc. (the “Company”) as of June 30, 2015 and 2014, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended.   These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Viggle Inc. at June 30, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and at June 30, 2015 has a deficiency in working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

New York, NY
September 21, 2015

Viggle Inc.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30, 2015	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$4,217	$7
Accounts receivable (net of allowance for doubtful accounts of $95 at June 30, 2015 and 2014)	4,119	3,962
Prepaid expenses	633	949
Other receivables	661	80
Restricted cash	—	5,000
Total current assets	9,630	9,998
Restricted cash	695	700
Property & equipment, net	2,448	2,613
Intangible assets, net	21,313	28,810
Goodwill	35,833	36,627
Other assets	310	351
Total assets	$70,229	$79,099

Liabilities, convertible redeemable preferred stock and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$9,497	$7,810
Reward points payable	9,029	4,927
Contingent consideration liability	4,792	4,792
Common stock warrant liability	10	15
Deferred revenue	593	911
Current portion of loans payable	1,575	15,000
Total current liabilities	25,496	33,455
Loans payable, less current portion	22,516	—
Deferred revenue	3,854	4,354
Other long-term liabilities	2,216	1,488
Total liabilities	54,082	39,297
Series A Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding -0- shares as of June 30, 2015 and 2014	—	—
Series C Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding of 10,000 and -0- shares as of June 30, 2015 and 2014, respectively	11,815	—
Commitments and contingencies - see note 8
Stockholders' equity:
Series B Convertible Preferred Stock, $1,000 stated value, authorized 50,000 shares, issued and outstanding -0- shares as of June 30, 2015 and 2014	—	—
Common stock, $0.001 par value: authorized 300,000,000 shares, issued and outstanding 23,383,125 and 15,743,541 shares as of June 30, 2015 and 2014, respectively	23	16
Additional paid-in-capital	383,585	340,163
Treasury stock, 215,164 and 211,414 shares at June 30, 2015 and 2014, respectively	(11,916	(11,556)
Accumulated deficit	(367,360	(288,821)
Total stockholders' equity	4,332	39,802
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$70,229	$79,099

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)

	Year Ended June 30, 2015	Year Ended June 30, 2014
Revenues	$25,526	$17,985
Cost of watchpoints and engagement points	(9,574)	(2,310)
Selling, general and administrative expenses	(92,360)	(81,534)
Operating loss	(76,408)	(65,859)

Other expense:
Other income, net	6	320
Interest expense, net	(2,050)	(2,805)
Total other expense	(2,044)	(2,485)

Net loss before provision for income taxes	(78,452)	(68,344)

Income tax expense	(87)	(92)

Net loss	(78,539)	(68,436)

Accretion of Convertible Redeemable Preferred Stock	135	352

Undeclared Series C Convertible Redeemable Preferred Stock Dividend	(468)	—

Net loss attributable to common stockholders	$(78,872)	$(68,084)

Net loss per common share attributable to common stockholders - basic and diluted	$(4.71)	$(21.02)

Weighted average common shares outstanding - basic and diluted	16,741,855	3,239,598

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(amounts in thousands)

	Common Stock	Class B Preferred Stock	Additional Paid-In Capital	Treasury Stock	Due from Executive Officer	Accumulated Deficit	Total
Balance June 30, 2013	$1	$—	$186,567	$—	$(3,561)	$(220,385)	$(37,378)
Net loss						(68,436)	(68,436)
Compensation charge for warrants issued in connection with borrowings on line of credit			3,810				3,810
Preferred stock issued in exchange for $20M 8% Note and common shares		2,793	2,580	(5,736)			(363)
Preferred stock issued in exchange for common shares and warrants		1,204	(13,843)	(1,905)			(14,544)
Rescission of shares in exchange for warrants			3,450	(3,450)			—
Stock compensation expense in connection with issuance of preferred stock in exchange for convertible note, common shares and warrants			6,259				6,259
Extinguishment of embedded derivative within convertible debt			3,854				3,854
Extinguishment of a portion of common stock warrant liability			92				92
Common shares issued for wetpaint acquisition	1		31,553				31,554
Common shares issued for Dijit acquisition			2,809				2,809
Common shares issued for Choose Digital acquisition	2		8,048				8,050
Exchange of Class A and Class B Preferred Stock for common stock	7	(3,997)	41,628				37,638
Common stock offering	4		31,808				31,812
Common stock issued in connection with anti-dilution provisions for Wetpaint and Dijit acquisitions	1		4,561				4,562
Purchase of common shares from former officer				(465)			(465)

Interest income on note receivable from Executive Officer					(85)		(85)
Payment of note receivable from Officer					3,646		3,646
Interest income on note receivable from shareholders			(1)				(1)
Accretion of Series A Convertible Redeemable Preferred Stock			352				352
Employee stock options-share based compensation			7,014				7,014
Restricted stock-share based compensation			19,622				19,622
Balance June 30, 2014	$16	$—	$340,163	$(11,556)	$—	$(288,821)	$39,802
Net loss						(78,539)	(78,539)
Purchase of common shares from former officer				(360)			(360)
Accretion of Series C Convertible Redeemable Preferred Stock			135				135
Undeclared Series C Preferred Stock Dividend			(468)				(468)
Common stock offerings	6		12,453				12,459
Common stock issued for services			208				208
Common stock issued in settlement of Blue Spike litigation			139				139
Share based compensation in connection with Securities Purchase Agreement			2,657				2,657
Restricted stock - share based compensation	1		24,648				24,649
Employee stock options share based compensation			3,650				3,650
Balance June 30, 2015	$23	$—	$383,585	$(11,916)	$—	$(367,360)	$4,332

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Year Ended June 30, 2015	Year Ended June 30, 2014
Operating activities:
Net loss	$(78,539)	$(68,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Restricted stock based compensation	24,649	19,622
Employee stock options - share based compensation	3,650	7,014
Share based compensation in connection with securities purchase agreement	4,140	—
Write-off of certain intangible assets related to Choose Digital	2,086	—
Stock issued for services	208	—
Stock issued in settlement of litigation	139	—
Stock compensation in connection with line of credit borrowing	—	3,810
Compensation charge in connection with issuance of preferred stock in exchange for $20M 8% Note, common shares and warrants	—	6,259
Interest expense related to November 25, 2013 PIPE Exchange	—	1,231
Decrease in fair value of convertible debt embedded derivative	—	(16)
Decrease in fair value of common stock warrants	(5)	(428)
Increase (decrease) in fair value of contingent consideration related to acquisitions	2,222	(2,064)
Accretion of note discount	115	—
Depreciation and amortization	6,040	5,914
Interest income on notes receivable from shareholders and officer	—	(86)
Changes in operating assets and liabilities:
Accounts receivable	(157)	(385)
Other receivables	(581)	156
Prepaid expenses	316	138
Restricted cash	—	—
Other assets	41	(194)
Deferred revenue	(818)	4,865
Accounts payable and accrued expenses	1,737	(8,179)
Reward points payable	4,102	(3,009)
Other	(40)	225
Net cash used in operating activities	(30,695)	(33,563)
Investing activities:
Cash paid for acquisitions, net of cash acquired	—	(1,433)
Purchase of property and equipment	(113)	(225)
Capitalized software costs	(1,051)	(1,124)
Repayment of Recapitalization Note from Executive Officer	—	3,646
Net cash (used in) provided by investing activities	(1,164)	864
Financing activities:
Issuance of common stock and warrants for cash	12,459	31,812
Proceeds from loans	35,975	27,500
Repayments on loans	(27,000)	(22,500)
Sale of Class C Convertible Redeemable Preferred Stock	10,000	—
Purchase of common shares from former officer	(360)	(465)
Restricted cash	4,995	—
Term loan agreement security interest	—	(5,000)
Net cash provided by financing activities	36,069	31,347
Net increase (decrease) in cash	4,210	(1,352)
Cash at beginning of period	7	1,359
Cash at end of period	$4,217	$7
Supplemental cash flow information:
Cash paid during the year for interest	$999	$526
Non-Cash investing activities:
Landlord lease incentive build-out allowance	$449	$—

See accompanying notes to consolidated financial statements

Viggle Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

1.  Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of Viggle Inc., and its wholly-owned subsidiaries.  The Company has 9 wholly-owned subsidiaries, Function(x) Inc., Project Oda, Inc., Sports Hero Inc., Loyalize Inc., Viggle Media Inc., VX Acquisition Corp., Viggle Merger Sub II Inc., Wetpaint.com, Inc., and Choose Digital Inc., each a Delaware corporation.  All intercompany transactions and balances have been eliminated.

On March 19, 2014, the Company effectuated a 1-for-80 reverse stock split (the “1-for-80 Reverse Split”).  Under the terms of the 1-for-80 Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-eightieth of one share of common stock, without any action by the stockholder.  Fractional shares were cashed out.  All share and per share amounts have been restated to reflect the 1-for-80 Reverse Split.

Going Concern

These financial statements have been prepared on a going concern basis which assumes the Company's ability to continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity or debt financing to continue development of its business and to generate revenue. Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful  and therefore there is substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.  Line of Business

The Company's Line of Business

Viggle is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers.  Viggle helps guide consumers towards various forms of media consumption with television enhancement, music discovery, entertainment content publishing and distributed viewing reminders.  Viggle helps consumers decide what to watch and when, broadens the viewing experience with real time games and additional content, and rewards viewers for being loyal to their favorite shows throughout a season, allowing them to earn points.  For brands, Viggle provides advertising clients with targeted interactive ads to amplify their TV messaging to verified audiences.  For  media companies, Viggle delivers promotional benefits by driving viewers to specific shows, engaging them in a richer content experience, and increasing awareness of promoted shows through web, mobile and social channels.

The Company's content website, wetpaint.com, extends its promotional capabilities by reaching potential viewers before a TV show is broadcast and by allowing viewers to continue the conversation with additional show coverage after the broadcast date.  The Company also has technology that helps consumers search for media and set reminders to watch their favorite TV shows and movies wherever they are offered.  In addition, the Company recently launched its music service, which allows consumers to check-in to songs on Viggle and also earn points.   As a media company, Viggle seeks to attract a significant and growing audience in order to sell advertising.  The Company believes that making entertainment more rewarding and engaging for consumers will drive them to use Viggle.

U.S. consumers can become Viggle users through a free App that works on multiple types of mobile phones and tablets and is distributed through the Apple App Store and the Google Play Store.  After a consumer downloads the App, he or she must create an account.  Viggle then allows consumers to play along with TV shows,  share comments through social media, answer trivia questions or polls, chat with friends, play games, or discover more about the show, all while watching TV.  Users can also use the App to discover new music. The App can listen to a song and identify it and allow users to build playlists and purchase the music.  All of this activity earns users points they can redeem for real rewards.

The Viggle user experience is simple. While watching TV or listening to music, a user taps the “check-in” button, which activates the device’s microphone. Viggle collects an audio sample of the content the user can hear and uses technology to convert that sample into a digital fingerprint. Within seconds, that digital fingerprint is matched against applicable databases.

Through wetpaint.com, the Company reports original news stories and publishes information content covering top television shows, music, celebrities, entertainment news and fashion.  Wetpaint publishes more than 70 new articles, videos and galleries each day.  The Company generates revenues through wetpaint.com by displaying advertisements to wetpaint.com users as they view its content.

The Company has purchased and will continue to source rewards from vendors that it will issue to users upon the redemption of their points.  The Company has not generated sufficient revenue to date to cover the cost of rewards and its other costs of doing business, and there is no guarantee that it will be able to generate sufficient revenue in the future to continue to purchase rewards from vendors or continue its business.

3.  Summary of Significant Accounting Policies

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid securities purchased with original maturities of  90 days or less to be cash equivalents.  Cash equivalents are stated at cost which approximates market value and primarily consists of money market funds that are readily convertible into cash.  Restricted cash comprises amounts held in deposit that were required as collateral under the lease of office space and security interest held by Deutsche Bank Trust Company Americas in connection with the Company's Term Loan Agreement.

Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts.  The Company's allowance for doubtful accounts is based upon historical loss patterns, the number of days that the billings are past due and an evaluation of the potential risk associated with delinquent accounts.  The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts.

Concentration of  Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company maintains cash and cash equivalents with domestic financial institutions of high credit quality. The Company performs periodic evaluations of the relative credit standing of all of such institutions.

The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary.  Actual credit losses during the years ended June 30, 2015 and 2014 were not significant.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  The carrying amount of loans payable approximates fair value as current borrowing rates for the same, or similar loans, are the same as those that were recently issued to the Company.

Property and Equipment

Property and equipment (consisting primarily of computers, software, furniture and fixtures, and leasehold improvements) is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives.  The useful life and depreciation method are reviewed periodically to ensure they are consistent with the anticipated pattern of future economic benefits.  Expenditures for maintenance and repairs are charged to operations as incurred, while betterments are capitalized.  Gains and losses on disposals are included in the results of operations.  The estimated useful lives of the Company's property and equipment is as follows:  computer equipment and software:  3 years; furniture and fixtures:  4 years;  and leasehold improvements:  the lesser of the lease term or life of the asset.

Goodwill and Certain Other Long-Lived Assets

As required by ASC 350, Goodwill and Other Intangible Assets, the Company tests goodwill for impairment during the fourth quarter of its fiscal year.  Goodwill is not amortized, but instead tested for impairment at the reporting unit level at least annually and more frequently upon occurrence of certain events.  The Company has one reporting unit.  The annual goodwill impairment test is a two step process.  First, the Company determines if the carrying value of its reporting unit exceeds fair value, which would indicate that goodwill may be impaired.  If the Company then determines that goodwill may be impaired, it compares the implied fair value of the goodwill to its carrying amount to determine if there is an impairment loss.

There were no impairments of goodwill during the year ended June 30, 2015 or 2014 as the fair value of the reporting unit exceeded its carrying amount.

The Company accounts for the impairment of long-lived assets other than goodwill in accordance with ASC 360, “Property, Plant, and Equipment”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

At June 30, 2015, the Company determined that certain intangible assets related to the acquisition of Choose Digital (see Note 4, Acquisitions for further detail regarding the Choose Digital acquisition) were impaired.  Due to a shift in the Company's business operations and utilization of its resources, during the fourth quarter of fiscal 2015, the Company determined that intangible assets related to customer relationships and trade name no longer had value.  Therefore, such assets were written off as of June 30, 2015.  The total amount of the write off was $2,086 and is included in Selling, general and administrative costs in the accompanying Consolidated Statements of Operations.  There were no other impairments of long-lived assets during the year ended June 30, 2015 or 2014.

Capitalized Software

The Company records amortization of acquired software on a straight-line basis over the estimated useful life of the software.

In addition, the Company records and capitalizes internally generated computer software and, appropriately, certain internal costs have been capitalized in the amounts of $5,006 and $5,244 as of June 30, 2015 and June 30, 2014, respectively, in accordance with ASC 350-40 "Internal-use Software".  At the time software is placed into service, the Company records amortization on a straight-line basis over the estimated useful life of the software.

Deferred Rent

The Company is party to a lease for office space for its corporate office, and as part of the agreement the landlord provided a rent abatement for the first 10 months of the lease. In 2014, the Company entered into two lease agreements for its satellite offices which provided for tenant improvement work sponsored by the landlords.  The abatement and landlord sponsored improvements have been accounted for as a reduction of rental expense over the life of the lease.  The Company accounts for rental expense on a straight line basis over the entire term of the lease.  Deferred rent is equal to the cumulative timing difference between actual rent payments and recognized rental expense.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Advertising Revenue:  the Company generates advertising revenue primarily from display and video advertising, which is typically sold on a cost-per-thousand impressions, or CPM basis, and completed engagements on a cost per engagement, or CPE basis.  Advertising campaigns typically range from 1 to 12 months, and advertisers generally pay the Company based on a minimum of delivered impressions or the satisfaction of other criteria, such as click-throughs.

Deferred Revenue:  deferred revenue consists principally of both prepaid but unrecognized revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services.  Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Barter Revenue:  barter transactions represent the exchange of advertising or programming for advertising, merchandise or services.  Barter transactions which exchange advertising for advertising are accounted for in accordance with EITF Issue No. 99-17 "Accounting for Advertising Barter Transactions" (ASC Topic 605-20-25).  Such transactions are recorded at the fair value of the advertising provided based on the Company's own historical practice of receiving cash for similar advertising from buyers unrelated to the counter party in the barter transactions.  Barter transactions which exchange advertising or programming for merchandise or services are recorded at the monetary value of the revenue expected to be realized from the ultimate disposition of merchandise or services.

The Company recognized barter revenue and barter expense for the year ended June 30, 2015 of $12,512 and $12,512, respectively.  The Company recognized barter revenue and barter expense for the year ended June 30, 2014 of $4,640 and $4,640, respectively.

License Revenue:  in addition to generating revenue from display and video advertising, from time to time the Company may also generate revenue from licensing its proprietary audio recognition software and related loyalty platform.  Generally, revenue from such agreements is recognized ratably over the term of the agreement.

Watchpoints and Engagement Points

The Company issues points to its users as an incentive to utilize the App and its features.  Users can redeem these points for rewards.  The Company records the cost of these points based on the weighted average cost of redemptions during the period.   Points earned but not redeemed are classified as a liability.

Users earn points for various activities within the Company's App.  The Company reports points earned for checking-in to shows and points earned for engaging in advertiser sponsored content as a separate line in its Consolidated Statements of Operations ("Cost of watchpoints and engagement points").  All other points earned by users are reflected as a marketing expense in Selling, general and administrative expense.

During the year ended June 30, 2014, the Company recorded an adjustment reducing its point liability by approximately $2,304 related to the Company's estimate of "breakage".  Breakage relates to the amount of points the Company estimates will never be redeemed by users.  During the year ended June 30, 2014, the Company determined that it had sufficient history and experience  in order to properly estimate breakage.  During the year ended June 30, 2014, the Company also recorded an adjustment reducing its point liability by approximately $2,400 related to a change in estimate of the average cost per point earned for users of the Viggle App.  There were no such adjustments recorded during the year ended June 30, 2015.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued.  Stock-based awards issued to date are comprised of both restricted stock awards (RSUs) and employee stock options.

Marketing

Marketing costs are expensed as incurred.  Marketing expense for the years ended June 30, 2015 and June 30, 2014 was $19,049 and $8,651, respectively.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. These estimates include, among others, fair value of financial assets and liabilities, net realizable values on long-lived assets, certain accrued expense accounts, and estimates related to stock-based compensation. The Company tested the percentage of users in the 90-day inactive that eventually reach the 1-year inactive by selecting the period from February 1, 2013 to May 2, 2013 and determined that 86% of those that were inactive for 90 days during that period eventually reached the 1 year of inactivity and their points expired. This rewards breakage percentage is consistent with the Company’s expectation and the overall behavior of the user base. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

On August 27, 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements - Going Concern ("ASU 2014-15").  The standard provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements.  The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if “conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.”  The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter (July 1, 2016 for the Company), with early adoption permitted.  The Company adopted ASU 2014-05 and it has been disclosed within  the consolidated financial statements.

In May 2014, the FASB issued Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017 (July 1, 2018 for the Company). Early adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company has not yet selected a transition method nor has it determined the impact of adoption on its consolidated financial statements.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis (“ASU 2015-02”).  ASU 2015-02 improves certain areas of consolidation guidance for reporting organizations (i.e., public, private, and not-for-profit) that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (e.g., collateralized debt/loan obligations).  ASU 2015-02 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period.  The Company believes the adoption of ASU 2015-02 will not have a material effect on its consolidated financial statements.

In April 2015, the FASB issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40) ("ASU 2015-05").  ASU 2015-05 provides guidance to customers about whether a cloud computing arrangement includes a software license.  If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses.  If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract.  ASU 2015-05 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015.  Early adoption is permitted.  The Company believes the adoption of ASU 2015-02 will not have a material effect on its consolidated financial statements.

4.  Acquisitions

 Acquisition of Dijit

On January 29, 2014, the Company acquired Dijit Media, a San Francisco based maker of technology that helps consumers search for, find, and set reminders for their favorite TV shows and movies wherever and whenever they are offered.  The operations of this acquisition are not material, and thus, pro forma disclosures are not presented.   Goodwill  related to the acquisition is non-deductible for income tax purposes.

Acquisition of Wetpaint

On December 16, 2013, the Company and Viggle Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wetpaint.com, Inc., a Delaware corporation (“Wetpaint”), certain stockholders of Wetpaint and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as the Stockholders’ Agent) ("the Acquisition").  On December 16, 2013, Merger Sub merged with and into Wetpaint, with Wetpaint continuing as the surviving corporation and the Company's wholly-owned subsidiary. The Acquisition is intended to qualify as a tax-free reorganization under Section 368(a) of the Code.

Wetpaint is a Seattle, Washington-based Internet company, founded in 2005, that publishes the website Wetpaint.com, focused on entertainment news, and develops a proprietary technology platform, the Social Distribution System, that is used to provide analytics for its own website as well as other online publishers.

In connection with the Acquisition, all outstanding shares of Wetpaint capital stock were converted into the right to receive an aggregate amount of cash and shares of Viggle common stock (the “Stock Consideration”) payable as described below.  At the completion of the Acquisition, (i) $1,634 in cash (subject to certain adjustments for payment of certain transaction expenses by Viggle and bonus and premium payments to certain Wetpaint employees and stockholders), $22,923 in shares of Viggle common stock (subject to certain adjustments as described below) and $3,860 in restricted stock units were delivered to the holders of Wetpaint Capital Stock in accordance with the allocation set forth in the Merger Agreement, and (ii) $4,771 in shares of Viggle common stock (the “Escrow Shares”) were delivered to an escrow agent to satisfy potential indemnification claims.  There are no known indemnification claims, and the escrow was established to cover claims in the event that any indemnification claims arise or are discovered.  The shares will be held in escrow for a period of twelve months after closing to satisfy any indemnification claims that might arise during that twelve month period, and if no claims arise, these shares will be distributed to the former shareholders of Wetpaint.  In addition, in February of 2014, Viggle paid an aggregate amount of approximately $3,367 in cash (subject to certain adjustments for changes in Wetpaint’s net working capital, payment of certain transaction expenses by Viggle and bonus and premium payments to certain Wetpaint employees and stockholders) to the holders of Wetpaint capital stock in accordance with the allocation set forth in the acquisition agreement. The values of shares of Viggle common stock and restricted stock units noted above were based on the average closing market price of the Company's common stock during the 10 days prior to completion of the Acquisition, in accordance with the Acquisition Agreement.

Pursuant to the terms of the acquisition agreement, if we completed a recapitalization on or before December 31, 2015, the stock consideration paid in the Acquisition would be adjusted such that (i) if upon giving effect to a recapitalization, the shares constituting such stock consideration collectively represented less than 13.17% of the total outstanding shares of our common stock on a fully diluted basis (subject to certain adjustments set forth in the merger agreement), we would issue to our stockholders that are former stockholders of Wetpaint (the “Wetpaint/Viggle Holders”) the additional number of shares of our common stock as is necessary such that the shares constituting the stock consideration, as so adjusted, represented 13.17% of the total outstanding shares of our common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement) as of such time, and (ii) if upon giving effect to a recapitalization, the shares constituting the stock consideration collectively represented greater than 17.55% of the total outstanding shares of our common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement), then we will cancel such number of shares of our common stock constituting the stock consideration as is necessary such that the stock consideration , as so adjusted, valued at $6,100, collectively represented 17.55% of the total outstanding shares of our common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement) as of such time. In connection with the public offering and a recapitalization described below, on April 30, 2014, the Company issued approximately 700,000 shares of common stock and approximately 98,000 restricted stock units to the former shareholders of Wetpaint.

The Acquisition has been accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations.  Under the acquisition method, the consideration transferred is measured at the acquisition closing date.  The assets of Wetpaint have been measured at their estimated fair values.

A summary of the fair value of consideration transferred for the Acquisition and the fair value of the assets and liabilities  at the date of acquisition is as follows (amounts in thousands):

Consideration transferred:	Amount
Shares of Viggle common stock and restricted stock units based on closing market price at issuance	$31,554
Cash paid to sellers	1,619
Contingent consideration	6,100
Total consideration transferred	39,273

Final allocation:
Goodwill	23,788
Intangible assets	19,009
Other assets	1,659
Total liabilities, including acquired accrued expenses	(5,183)
$39,273

The results of operations of Wetpaint were combined with the Company's consolidated results from the date of acquisition of December 16, 2013.  Such results, including revenue and net loss, are not material to the consolidated results of operations.  The amortization period of intangible assets acquired is as follows:  technology-7 years, trademarks-30 years, customer relationships-5 years, and non-compete agreements-3 years.  See Note 6, Intangible Assets and Goodwill for further detail related to the intangible assets acquired.  The goodwill recorded in connection with this acquisition reflects the strategic fit and revenue and earnings growth potential of this business.  Goodwill  related to the acquisition is non-deductible for income tax purposes.

Acquisition of Choose Digital

On June 24, 2014, the Company acquired Choose Digital Inc. ("Choose Digital"), a Miami, Florida based, digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives.  With the acquisition, the Choose Digital platform will power digital media rewards for the Viggle platform, including music, audio books, TV and movies, enabling Viggle members to get free entertainment content just for enjoying their favorite TV shows and music.

In connection with the acquisition, all outstanding shares of Choose Digital capital stock, along with certain promissory notes payable by Choose Digital, were converted into the right to receive in the aggregate (A) approximately 1,963,309 shares of Viggle common stock (the “Stock Consideration”), (B) approximately 205,761 restricted stock units, plus (C) a contingent payment, to be made within five business days after the first anniversary of the closing date, in an aggregate amount up to $4,792, depending on the trading price of Viggle common stock at that time.

This acquisition has been accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations.  Under the acquisition method, the consideration transferred is measured at the acquisition closing date.  The assets of Choose Digital have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available.  Use of different estimates and judgments could yield different results.  The Company has performed an allocation of the purchase price to the underlying net assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date, with any excess of the purchase price allocated to goodwill.

A summary of the fair value of consideration transferred for this acquisition and the estimated fair value of the assets and liabilities  at the date of acquisition is as follows (amounts in thousands):

Consideration transferred:	Amount
Shares of Viggle common stock and restricted stock units based on closing market price at issuance	$8,893
Cash paid at closing	782
Contingent consideration	2,570
Total consideration transferred	12,245

Final allocation:
Goodwill	6,921
Intangible assets	4,660
Other assets	1,033
Total liabilities, including acquired accrued expenses	(369)
$12,245

On June 24, 2015, the Company determined that the maximum amount of contingent consideration of $4,792 should be recorded.  As such, the Company adjusted the original estimate of contingent consideration of $2,570 to $4,792.  The increase of $2,222 is recorded as an expense and included in Selling, general and administrative expenses in the accompanying Consolidated Statements of Operations for the year ended June 30, 2015.  In addition, at June 30, 2015, due to a shift in business operations and utilization of resources during the fourth quarter of 2015, the Company determined that certain intangible assets related to the acquisition of Choose Digital no longer had value (see Note 3, Summary of Significant Accounting Policies for further detail).

The results of operations of Choose Digital were combined with the Company's consolidated results from the date of acquisition of June 24, 2014.  Such results, including revenue and net loss, are not material to the consolidated results of operations.  See Note 6, Intangible Assets and Goodwill for further details on intangible assets acquired.  The goodwill recorded in connection with this acquisition reflects the strategic fit and revenue and earnings growth potential of this business.  Goodwill  related to the acquisition is non-deductible for income tax purposes.

5.  Property and Equipment

Property and Equipment consists of the following:

Description	June 30, 2015	June 30, 2014

Leasehold Improvements	$2,893	$2,460
Furniture and Fixtures	588	592
Computer Equipment	458	726
Software	163	168
Total	4,102	3,946
Accumulated Depreciation and Amortization	(1,654	(1,333)
Property and Equipment, net	$2,448	$2,613

Depreciation and amortization charges included in Selling, general and administrative expenses for the years ended June 30, 2015 and 2014 amounted to $716 and $695, respectively.

6.  Intangible Assets and Goodwill

Intangible assets consist of the following:

		June 30, 2015			June 30, 2014
	Amortization		Accumulated	Carrying		Accumulated	Carrying
Description	Period	Amount	Amortization	Value	Amount	Amortization	Value
Wetpaint technology	84 months	$10,600	$(2,336)	$8,264	$10,600	$(820)	$9,780
Wetpaint trademarks	360 months	5,800	(296)	5,504	5,800	(103)	5,697
Wetpaint customer relationships	60 months	2,000	(617)	1,383	2,000	(217)	1,783
Wetpaint non-compete agreements	36 months	609	(313)	296	609	(110)	499
Watchpoints technology	36 months	—	—	—	4,209	(3,859)	350
Dijit technology	84 months	1,820	(368)	1,452	1,820	(108)	1,712
Choose Digital intangible assets	84 months	—	—	—	5,797	(14)	5,783
Choose Digital licenses	60 months	1,740	(355)	1,385	—	—	—
Choose Digital software	60 months	550	(112)	438	—	—	—
Internally generated capitalized software	36 months	5,006	(2,733)	2,273	5,244	(2,364)	2,880
Other	various	326	(8)	318	333	(7)	326

Total		$28,451	$(7,138)	$21,313	$36,412	$(7,602)	$28,810

See Note 4, Acquisitions, for a discussion of intangible assets related to the Wetpaint and Choose Digital acquisitions. The change in the gross amount of intangibles related to the Choose Digital acquisition is a result of the finalization of the purchase price valuation during the year ended June 30, 2015.

Amortization of intangible assets included in Selling, general and administrative expenses for the years ended June 30, 2015 and 2014 amounted to $5,324 and $5,198, respectively.  Future annual amortization expense expected is as follows:

Years Ending June 30	Amount
2016	$4,806
2017	3,631
2018	2,925
2019	2,597
2020	1,967

The activity in the goodwill balance consists of the following:

Description	Amount
Balance at June 30, 2014	$36,627
Dijit final purchase price adjustment	303
Choose Digital final purchase price adjustment	(1,160)
Other	63
Balance at June 30, 2015	$35,833

7. Loans Payable

		Total	Outstanding Balances
Facility Name	Maturity Date	Facility Amount	June 30, 2015	June 30, 2014

Term Loan Agreement ("DB Line")	Retired	$15,000	$—	$15,000
Line of Credit Promissory Note (the "Note")	10/24/17	20,000	19,516	—
Unsecured Demand Loans (the "Loans")	On Demand	1,575	1,575	—
Line of Credit Grid Note (the "Grid Note")	12/31/16	10,000	3,000	—

Total Loans Payable			$24,091	$15,000

Term Loan Agreement

On March 11, 2013, Viggle entered into a Term Loan Agreement (the “DB Line”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”), under which Deutsche Bank agreed to loan the Company up to $10,000.  The Company may, from time to time, request advances (the “Advances”) from the DB Line in amounts of no less than $1,000.

On December 13, 2013, the Company entered into an amendment (the “Amendment”) to the DB Line.   Pursuant to the Amendment, the line of credit was increased to $30,000, and the maturity date was extended from December 16, 2013 to April 30, 2014.

The interest rate on the outstanding balance was lowered as a result of the Amendment.  Previously, the interest rate on the outstanding balance was, at the Company’s election, a per annum rate equal to the LIBOR Rate plus 4.00% or (ii) the Prime Rate plus 1.75%. Pursuant to the Amendment, the interest rate on the outstanding balance was lowered to a per annum rate, at the Company’s option, of the LIBOR Rate plus 2.50%, or the Prime Rate plus 0.25%%.  Interest is payable monthly in arrears.

The Company may make prepayments, in whole or in part, under the DB Line at any time, as long as all accrued and unpaid interest thereon is paid through the prepayment date.

On December 13, 2013, the Company made a draw under the DB Line of $16,951, bringing the total draws to $26,951. The proceeds of this draw were used to repay amounts outstanding under the Company's previous Amended and Restated $25,000 Line of Credit.  On December 19, 2013, the Company drew the remaining amount available under the DB Line of $3,049.   The Company used the proceeds from the final draw on the DB Line to fund working capital requirements and for general corporate purposes.

On February 13, 2014, the Company entered into a further amendment (the "February Amendment") to the DB Line.   Pursuant to the February Amendment, the maturity date of the DB Line was extended to December 31, 2014, and the mandatory prepayment provision was amended to provide that only the first $10,000 in net cash proceeds from an equity offering shall be required to be used to prepay amounts outstanding under the DB Line.

On March 11, 2014, the Company entered into a further amendment (the "March Amendment") to the DB Line.  Pursuant to the March Amendment, the line of credit was increased from $30,000 to $35,000, providing the Company with an additional $5,000 for working capital purposes.  Concurrent with the March Amendment, on March 11, 2014, the Company entered into a Pledge and Security Agreement with Deutsche Bank pursuant to which it agreed to provide Deutsche Bank a security interest in $5,000 in cash, as well as a pledge to secure the prompt and timely payment of all obligations under the DB Line.  The Pledge and Security Agreement will remain in place as long as there are any obligations outstanding under the DB Line.  The $5,000 is classified as short term restricted cash in the accompanying Consolidated Balance Sheet as of June 30, 2014.

On April 30, 2014, the Company repaid $10,000 of the DB Line in accordance with the February Amendment discussed above.  On June 13, 2014, the Company repaid an additional $10,000 of the DB Line.  Each repayment reduced the amount available on the DB Line.

On December 15, 2014, the Company repaid the remaining $15,000 outstanding under the DB Line from the proceeds of the Line of Credit Promissory Note (see description below).  After this repayment, the DB Line was retired.

The DB Line did not contain any financial covenants.

Repayment of the DB Line was guaranteed by Mr. Sillerman.  In consideration for the guarantee, Mr. Sillerman's designee, Sillerman Investment Company II LLC ("SIC II"), which was the lender under the Amended and Restated $25,000 Line of Credit described below, received a warrant for 125,000 shares of common stock of Viggle, which may be exercised at any time within 60 months of the issuance date at $80.00 a share, (subject to adjustment in the event of stock splits and combination, reclassification, merger or consolidation)(the “Guarantee Warrant”). The Guarantee Warrant contains a piggyback registration right with respect to the underlying common shares which may be issued if it is exercised.  The Guarantee Warrant was issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.  The Company recorded compensation expense during the year ended June 30, 2013 of $5,559 related to the Guarantee Warrant issued to SIC II, as Mr. Sillerman's designee.

The Company used the proceeds from the DB Line to fund working capital requirements and for general corporate purposes.

Interest expense on the DB Line for the year ended June 30, 2015 was $185.

Line of Credit Promissory Note

On October 24, 2014, the Company and Sillerman Investment Company III LLC ("SIC III"), a company affiliated with Mr. Sillerman entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which SIC III agreed to purchase certain securities issued by the Company for a total of $30,000.  Pursuant to the Securities Purchase Agreement, the Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000 line of credit to the Company (see Note 9, Stockholders' Equity, for a discussion of the remaining $10,000 of the Securities Purchase Agreement).  The Company also agreed to issue to SIC III warrants to purchase 1,000,000 shares of the Company’s common stock.  The Company issued warrants to purchase 50,000 shares of the Company’s common stock for every $1,000 advanced under the Note. The warrants will be issued in proportion to the amounts the Company draws under the Note.  The exercise price of the warrants will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants.  Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

The Note provides a right for the Company to request advances under the Note from time to time.  The Note bears interest at a rate of 12% per annum, payable in cash on a quarterly basis.  The Note matures on October 24, 2017.  On October 24, 2014, SIC III made an initial advance under the Note in the principal amount of $4,500.  On December 15, 2014, SIC III made an additional advance in the principal amount of $15,500 pursuant to the terms of the Note (the proceeds of which were used to repay amounts outstanding under the DB Line, as discussed above).  As of June 30, 2015, the total outstanding principal amount of the Note was $20,000.  The Note provides for a 3% discount, such that the amount advanced by SIC III was 3% less than the associated principal amount of the advances.  Therefore, the net amount actually outstanding under the Note at June 30, 2015, was $19,516, which includes accretion of the discount of $116 (the 3% discount of $600 is being accreted to the principal balance over the life of the Note).  From and after the occurrence and during the continuance of any event of default under the Note, the interest rate is automatically increased to 17% per annum.

In connection with the first drawdown of $4,500 under the Note, the Company issued SIC III warrants to purchase 225,000 shares of the Company’s common stock.  These warrants have an exercise price of $3.51, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance.  In connection with the additional drawdown of $15,500 under the Note, the Company issued SIC III warrants to purchase 775,000 shares of the Company's common stock.  These warrants have an exercise price of $3.63, representing a price equal to 10% above the closing price of the Companys common stock on the day prior to issuance.  The Warrants are exercisable for a period of five years from issuance.  Stock compensation expense related to the issuances of warrants to SIC III was $2,049 during the year ended June 30, 2015.

The Note is not convertible into equity securities of the Company.

The Note also contains certain covenants and restrictions, including, among others, that, for so long as the Note is outstanding, the Company will not, without the consent of the holder of the Note, (i) make any loan or advance in excess of $500 to any officer, director, employee of affiliate of the Company (except advances and similar expenditures : (a) under the terms of employee stock or option plans approved by the Board of Directors, (b) in the ordinary course of business, consistent with past practice or (c) to its subsidiaries), (ii) incur any indebtedness that exceeds $1,000 in the aggregate other than indebtedness outstanding under the Note, (iii) guaranty any indebtedness of any unaffiliated third party, (iv) change the principal business of the Company or exit the Company's current business, provided that the foregoing is subject to the Board's compliance with its fiduciary duties, (v) sell, assign, or license material technology or intellectual property of the Company except (a) in the ordinary course of business, consistent with past practice, (b) sales and assignments thereof in any 12 month period that do not have a fair market value in excess of $500 or (c) in connection with a change of control transaction, (vi) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value in excess of $1,000 or (vii) liquidate or dissolve the Company or wind up the business of the Company, except in connection with changes of control or merger, acquisition or similar transactions or as approved by the Company’s Board in compliance with their fiduciary duties.

Interest expense on the Note was $1,391 for the year ended June 30, 2015.

Unsecured Demand Loans

During the year ended June 30, 2015, Mr. Sillerman made the following demand loans (the "Loans") to the Company:

Date	Amount

December 19, 2014	$2,000
January 14, 2015	2,000
January 30, 2015	2,000
February 13, 2015	750
February 26, 2015	1,000
March 2, 2015	1,000
March 16, 2015	3,000
April 20, 2015	1,000
May 5, 2015	500
May 14, 2015	325

Total	$13,575

Each of the Loans bear interest at the rate of 12% per annum.  Principal and interest due under the Loans shall be due and payable upon demand.  The principal amount of the Loans may be prepaid at any time and from time to time, in whole or in part, without premium or penalty.   The Company used the proceeds from the Loans to fund working capital requirements and for general corporate purposes.

As discussed in Note 9, Stockholders' Equity, on March 16, 2015, SIC III purchased 7,000 shares of Series C Convertible Preferred Stock pursuant to the Securities Purchase Agreement, for a purchase price of $7,000.  The Company used the $7,000 proceeds from the sale of 7,000 shares of Series C Convertible Stock to repay $7,000 in principal amount of the Loans.  In addition, the Company used $798 of the proceeds of the Loan on March 16, 2015 to pay all accrued and unpaid interest on the Loans.  On June 1, 2015, the Company repaid an additional $5,000 in principal amount of the Loans.  Accordingly, after the transactions described herein, the total outstanding principal amount of the Loans at June 30, 2015 is $1,575.

Interest expense on the Loans was $306 for the year ended June 30, 2015.

Line of Credit Grid Note

On June 11, 2015, the Company and SIC IV entered into a Line of Credit Grid Note (the "Grid Note").  The Grid Note provides a right for the Company to request advances under the Grid Note from time to time in an aggregate amount of up to $10,000.  The Grid Note bears interest at a rate of 12% per annum, payable in cash on the maturity of the Grid Note.  From and after the occurrence and during the continuance of any event of default under the Grid Note, the interest rate is automatically increased to 14% per annum.

The Grid Note is not convertible into equity securities of the Company.

In order for the Company to make requests for advances under the Grid Note, the Company must have an interest coverage ratio equal to or greater than 1, unless SIC IV waives this requirement.  The interest coverage ratio is calculated by dividing: (a) the Company’s net income for the measurement period, plus the Company’s interest expense for the measurement period, plus the Company’s tax expense for the measurement period, by (b) the Company’s interest expense for the measurement period, plus the amount of interest expense that would be payable on the amount of the requested draw for the twelve months following the request for the advance.  The measurement period is the twelve months ended as of the last day of the last completed fiscal quarter prior to the request for the advance.  The Company currently does not have an interest coverage ratio equal to or greater than 1, so advances would require the SIC IV to waive this requirement.  In addition, in order to make requests for advances under the Grid Note, there can be no event of default under the Note at the time of the request for an advance, including that there has been no material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

On June 11, 2015 and June 24, 2015, the Company made requests for advances under the Grid Note, and SIC IV made advances to the Company in the amounts of $1,000 and $2,000, respectively.

The Grid Note matures on the first to occur of:  (a) 12/31/2016 or (b) upon a “Change of Control Transaction.” A “Change of Control Transaction” includes (i) a sale of all or substantially all of the assets of the Company or (ii) the issuance by the Company of common stock that results in any “person” or “group” becoming the “beneficial owner”  of a majority of the aggregate ordinary voting power represented by the Company’s issued and outstanding common stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Company is the surviving entity following the consummation thereof), excluding transactions with affiliates of the Company.

If an event of default occurs under the Grid Note, SIC IV has the right to require the Company to repay all or any portion of the Grid Note.  An event of default is deemed to have occurred on: (i) the non-payment of any of the amounts due under the Grid Note within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Company; (iii) various bankruptcy or insolvency events shall have occurred, (iv) the inaccuracy in any material respect of any warranty, representation, statement, report or certificate the Company makes to Lender under the Note hereto; (v) the Company contests, disputes or challenges in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision in the  Grid Note; or (vi) a material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

Interest expense on the Grid Note for the year ended June 30, 2015 was $10.

Related Approvals

Because each of the transactions (other than the DB Line) referred to in the foregoing sections involved Mr. Sillerman,  or an affiliate of his, the transactions were subject to certain rules regarding "affiliate" transactions.  As such, each was approved by a Special Committee of the Board of Directors and a majority of the independent members of the Board of Directors of the Company.

8. Commitments and Contingencies

Operating Leases

The Company maintains operating leases for its corporate office and several satellite offices.  There are no capital leases.  Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.  Total rent expense, net of sublease income, for the Company under operating leases recorded for the years ended June 30, 2015 and 2014 was $858 and $911, respectively. The Company’s future minimum rental commitments under noncancelable operating leases are as follows (amounts are shown net of contractual sublease income):

Years Ending June 30,	Amount
2016	$894
2017	877
2018	887
2019	709
2020	729
Thereafter	1,389
Total	$5,485

Litigation

On August 17, 2012, the Company was served with a patent infringement lawsuit filed on August 13, 2012 by Blue Spike, LLC ("Blue Spike") in the United States District Court for the Eastern District of Texas, Tyler Division (Civil Action No. 6:12-CV-526). The lawsuit claims patent infringement under U.S. Patent numbers 7,346,472, 7,660,700, 7,949,494, and 8,214,715 in connection with the Company's audio recognition technology.  Blue Spike has commenced suits against numerous other companies involving the same patent family.  The Company settled the lawsuit with Blue Spike on April 22, 2015, and issued 50,000 shares of common stock to Blue Spike in connection with the settlement, and based on a closing price of $2.77 on that date, such shares had a fair value of $139.

On May 4, 2015, the Company was served with a lawsuit initiated by Andy Mule, on behalf of himself and others similarly situated,  in the Supreme Court of the State of New York.  The lawsuit, which names the Company and each of our directors as defendants,   claims a breach of fiduciary duty relating to a proposal by Mr. Sillerman to acquire a portion of Wetpaint from the Company.  The lawsuit seeks to enjoin the transaction as well as unspecified damages.  The Company believes that the lawsuit is without merit.

The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of our outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition.  However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond our control. As such, there can be no assurance that the final outcome will not have a material adverse effect on the Company's financial condition and results of operations.

9. Stockholders’ Equity

Series A Convertible Redeemable Preferred Stock

Prior to September 16, 2013, the Company had authorized a class of series A preferred shares, but none of those shares were issued or outstanding.  On September 16, 2013, the Company eliminated the prior class of series A preferred shares and created a new class of Series A Convertible Redeemable Preferred Stock (the “Series A Convertible Redeemable Preferred Stock”).  The Company authorized the issuance of up to 100,000 shares of the Series A Convertible Redeemable Preferred Stock. The designation, powers, preferences and rights of the shares of Series A Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

●	The shares of Series A Convertible Redeemable Preferred Stock had an initial stated value of $1,000 per share (the "Stated Value").

●
The shares of Series A Convertible Redeemable Preferred Stock were entitled to receive quarterly cumulative dividends at a rate equal to 7% per annum of the Stated Value whenever funds are legally available and when and as declared by the Company's board of directors.  If the Company declared a dividend or the distribution of its assets, the holders of Series A Convertible Redeemable Preferred Stock were entitled to participate in the distribution to the same extent as if they had converted each share of Series A Convertible Redeemable Preferred Stock held into Company common stock.

●	Each share of Series A Convertible Redeemable Preferred Stock was convertible, at the option of the holders, into shares of Company common stock at a conversion price of $92.00.

●
The Company could redeem any or all of the outstanding Series A Convertible Redeemable Preferred Stock at any time at the then current Stated Value, subject to a redemption premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date.   However, no premium was due on the use of up to 33% of proceeds of a public offering of common shares at a price of $80.00 or more per share.

●	The Company was required to redeem the Series A Convertible Redeemable Preferred Stock on the fifth anniversary of its issuance.

●
Upon a change of control of the Company, the holders of Series A Convertible Redeemable Preferred Stock were entitled to a change of control premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date.

●	The shares of Series A Convertible Redeemable Preferred Stock were senior in liquidation preference to the shares of Company common stock.

●	The shares of Series A Convertible Redeemable Preferred Stock had no voting rights except as required by law.

●
The consent of the holders of 51% of the outstanding shares of Series A Convertible Redeemable Preferred Stock was necessary for the Company to: (i) create or issue any Company capital stock (or any securities convertible into any Company capital stock) having rights, preferences or privileges senior to or on parity with the Series A Convertible Redeemable Preferred Stock; or (ii) amend the Series A Convertible Redeemable Preferred Stock.

●	At June 30, 2015 and 2014, there were no shares of Series A Convertible Redeemable Preferred Stock and Series B Convertible Preferred Stock outstanding.

Series B Convertible Preferred Stock

On September 16, 2013, the Company created 50,000 shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”).  The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

●	The shares of Series B Convertible Preferred Stock had an initial stated value of $1,000 per share.

●
The shares of Series B Convertible Preferred Stock were convertible, at the option of the holders, into shares of Company common stock at a conversion price of $92.00.  The shares of Series B Convertible Preferred Stock could only be converted from and after the earlier of either of: (x) the first trading day immediately following (i) the closing sale price of the Company's common stock being equal to or greater than $133.60 per share (as adjusted for stock dividends, stock splits, stock combinations and other similar transactions occurring with respect to the Company's common stock from and after the initial issuance date) for a period of five consecutive trading days following the initial issuance date and (ii) the average daily trading volume of the Company's common stock (as reported on Bloomberg) on the principal securities exchange or trading market where the Company's common stock is listed or traded during the measuring period equaling or exceeding 25,000 shares of Company's common stock per trading day (the conditions set forth in the immediately preceding clauses (i) and (ii) are referred to herein as the “Trading Price Conditions”) or (y) immediately prior to the consummation of a “fundamental transaction”, regardless of whether the Trading Price Conditions have been satisfied prior to such time.  A “fundamental transaction” is defined as (i) a sale of all or substantially all of the assets of the Company, (ii) a sale of at least 90%of the shares of capital stock of the Company or (iii) a merger, consolidation or other business combination as a result of which the holders of capital stock of the Company prior to such merger, consolidation or other business combination (as the case may be) hold in the aggregate less than 50% of the Voting Stock of the surviving entity immediately following the consummation of such merger, consolidation or other business combination (as the case may be), in each case of clauses (i), (ii) and (iii), the Board determined that the aggregate implied value of the Company's capital stock in such transaction was equal to or greater than $125,000.

●	The shares of Series B Convertible Preferred Stock were not redeemable by either the Company or the holders thereof.

●
The shares of Series B Convertible Preferred Stock were on parity in dividends and liquidation preference with the shares of Company common stock, which were payable only if then convertible into common stock.

●	The shares of Series B Convertible Preferred Stock had no voting rights except as required by law.

●
The consent of the holders of 51% of the outstanding shares of Series B Convertible Preferred Stock was necessary for the Company to alter, amend or change any of the terms of the Series B Convertible Preferred Stock.

Series C Convertible Redeemable Preferred Stock

On October 24, 2014, the Company created a new class of Series C Convertible Redeemable Preferred Stock (the “Series C Convertible Redeemable Preferred Stock”).  The Company authorized the issuance of up to 100,000 shares of the Series C Convertible Redeemable Preferred Stock. The rights, preferences, privileges and restrictions of the shares of Series C Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

●	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.

●
Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the Stated Value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock.  Dividends on a share of Series C Convertible Redeemable Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months and be convertible into common stock in connection with the conversion of such share of Series C Convertible Redeemable Preferred Stock.

●
Each share of Series C Convertible Redeemable Preferred Stock is convertible, at the option of the holders, on the basis of its stated value and accrued, but unpaid dividends, into shares of Company common stock at a conversion price of $4.00 per common share.

●
The Company may redeem any or all of the outstanding Series C Convertible Redeemable Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the Stated Value multiplied by 6%.  However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common shares at a price of $5.00 or more per share.

●
The Company is required to redeem each Series C Convertible  Redeemable Preferred Stock on the tenth business day immediately following the fifth anniversary of its issuance. However, the Company shall have no obligation to mandatorily redeem any shares of Series C Convertible Redeemable Preferred Stock at any time that (x) the Company does not have surplus under Section 154 of the Delaware General Corporation Law (the “DGCL”) or funds legally available to redeem all shares of Series C Convertible Redeemable Preferred Stock, (y) the Company's capital is impaired under Section 160 of the DGCL or (z) the redemption of any shares of Series C Convertible Redeemable Preferred Stock would result in an impairment of the Company's capital under Section 160 of the DGCL; provided, that if the Company is prohibited from redeeming the shares due to those limitations, the Company will redeem the Shares as soon as possible after such restrictions are no longer applicable.

●
Upon a change of control of the Company, each holder of Series C Convertible Redeemable Preferred Stock shall be entitled to require the Company to redeem from such holder all of such holder's shares of Series C Convertible Redeemable Preferred Stock so long as such holder requests such redemption in writing at least one business day prior to the consummation of such change of control.  The redemption amount per share equals the Stated Value thereof plus accrued Dividends plus a change of control premium equal to the stated value multiplied 6%.

●
The shares of Series C Convertible Redeemable Preferred Stock are senior in liquidation preference to all shares of capital stock of the Company unless otherwise consented to by a majority of the holders of shares of Series C Convertible Redeemable Preferred Stock.

●	The shares of Series C Convertible Redeemable Preferred Stock shall have no voting rights except as required by law.

●	The consent of the holders of a majority of the shares of Series C Convertible Redeemable Preferred Stock is necessary for the Company to amend the Series C certificate of designation.

Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement discussed in Note 7, Loans Payable, SIC III acquired a total of 10,000 Shares of Series C Convertible Redeemable Preferred Stock for $10,000 as described below.  The Company also agreed to issue to SIC III warrants to purchase a total of 500,000 shares of the Company’s common stock. The Company issued warrants to purchase 50,000 shares of the Company’s common stock for every $1,000 of purchase price paid for the shares.  The exercise price of the warrants was 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants.  Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

On November 25, 2014, SIC III purchased 3,000 shares of Series C Convertible Redeemable Preferred Stock for $3,000.  The shares of Series C Convertible Redeemable Preferred Stock were recorded in the accompanying consolidated balance sheet at its fair value as of the date of the purchase of November 25, 2014.  In addition, in accordance with the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 150,000 shares of the Company's common stock at an exercise price of $2.98, which was 10% above the closing price of the Company's shares on the date prior to issuance.

On March 16, 2015, SIC III purchased 7,000 additional shares of Series C Convertible Redeemable Preferred Stock for $7,000.  The shares of Series C Convertible Redeemable Preferred Stock were recorded in the accompanying consolidated balance sheet at its fair value as of the date of the purchase of March 16, 2015.  In addition, in accordance with  the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 350,000 shares of the Company’s common stock at an exercise price of $1.78,  which was 10% above the closing price of the Company's shares on the date prior to issuance.

In connection with the Securities Purchase Agreement, the Company recorded total stock compensation expense based on the fair value of the Series C Convertible Redeemable Preferred Stock and warrants of $2,091 during the year ended June 30, 2015.

In addition, the Series C Convertible Redeemable Preferred Stock is not classified as a component of stockholders' equity in the accompanying consolidated balance sheets.  Likewise, the undeclared dividends related to Series C Convertible Redeemable Preferred Stock have been  recorded as an addition within  the  Series C Convertible Preferred Stock account in the amount of  $468 for the year ended June 30, 2015.

Public Offerings of Common Stock

On April 30, 2014, the Company closed an underwritten public offering of 4,375,000 shares of its common stock at a price of $8.00 per share, resulting in approximately $31,800 of net proceeds.  The offering was made pursuant to a registration statement previously filed with the Securities and Exchange Commission which became effective on April 24, 2014.

On May 28, 2015, the Company closed an underwritten public offering of 3,626,179 shares of its common stock at a price of $2.50 per share, resulting in approximately $8,442 of net proceeds.  The offering was made pursuant to a registration statement previously filed with the Securities and Exchange Commission which became effective on May 12, 2015.

On June 30, 2015, the Company closed an underwritten public offering of 2,048,780 shares of its common stock at a price of $2.05 per share, resulting in approximately $3,878 of net proceeds.  The offering was made pursuant to a registration statement previously filed with the Securities and Exchange Commission which became effective on May 12, 2015.

10. Share-Based Payments

Equity Incentive Plan

The 2011 Executive Incentive Plan (the "Plan") of the Company was approved on February 21, 2011 by the written consent of the holder of a majority of the Company's outstanding common stock. The Plan provides the Company the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines. The Company reserved 3,750,000 shares of common stock for delivery under the Plan.  Pursuant to the Executive Incentive Plan and the employment agreements, between February 15, 2011 and June 30, 2015, the Compensation Committee of the Company's Board of Directors authorized the grants of restricted stock and stock options described below.

Restricted Stock

The per share fair value of RSUs granted with service conditions was determined on the date of grant using the fair market value of the shares on that date and is recognized as an expense over the requisite service period.   This information does not include RSUs granted as part of the acquisitions of Wetpaint and Choose Digital described in Note 4.

Description	Shares	Weighted Average Grant Date Fair Value
Nonvested at June 30, 2014	396,370	$95.57
Granted	1,794,841	3.20
Vested	(1,512,496)	17.10
Forfeited and canceled	(212,458)	3.20
Nonvested at June 30, 2015	466,257	$41.00

Compensation expense related to restricted stock was $24,649 and $19,622 for the years ended June 30, 2015 and 2014, respectively.  As of June 30, 2015, there was $12,967 in unrecognized share-based compensation costs related to restricted stock.

Stock Options

The following table summarizes the Company's stock option activity for year ended June 30, 2015:

Description	Number of Options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding at June 30, 2014	989,066	$30.09	9.44	$—
Granted	610,335	2.97	—	—
Exercised	(35,000)	2.33	—	27
Forfeited and canceled	(382,583)	47.75	—	4
Outstanding at June 30, 2015	1,181,818	11.19	8.97	15
Exercisable at June 30, 2015	818,097	$13.59	8.97	$—

The Company accounts for stock options based on the fair market value on the date of grant, with the resulting expense recognized over the requisite service period.  The fair value of each option award is estimated using the Black-Scholes option valuation model.  Expected volatility is based on the historical volatility of the price of the Company's stock.  The risk-free interest rate is based on U.S. Treasury Notes with a term equal to the expected life of the option.  The Company uses historical data to estimate expected dividend yield, expected life and forfeiture rates.  Options generally have an expiration  of 10 years and vest over a period of 3 or 4 years.  The fair value of options granted during the years ended June 30, 2015 and 2014 were estimated based on the following weighted average assumptions:

Description	Year Ended June 30, 2015	Year Ended June 30, 2014
Expected volatility	80%	80%
Risk-free interest rate	1.82%	1.92%
Expected dividend yield	—	—
Expected life (in years)	6.50	6.49
Estimated fair value per option granted	$2.11	$3.73

Compensation expense related to stock options of $3,650 and $7,014 is included in the accompanying Consolidated Statements of Operations in Selling, general and administrative expenses for the years ended June 30, 2015 and 2014, respectively. As of June 30 2015, there was approximately $1,173 of unrecognized stock-based compensation cost related to stock options, which will generally be recognized over a four year period.

11.  Income Taxes

For the years ended June 30, 2015 and 2014, the Company did not record an income tax benefit because it has incurred taxable losses and has no history of generating taxable income and therefore the Company cannot presently anticipate the realization of a tax benefit on its Net Operating Loss carryforward.  At June 30, 2015 the Company has a Net Operating Loss carryforward of $164.5 million, which will begin to expire in 2030.  The Company has established a full valuation allowance against its deferred tax assets as of June 30, 2015 and 2014.  Income tax expense for the years ended June 30, 2015 and 2014 was $87 and $92, respectively.

A reconciliation of the statutory U.S. federal tax rate and our effective tax rate is as follows:

Description	Year Ended June 30, 2015	Year Ended June 30, 2014
Statutory U.S. federal tax rate	35.00%	35.00%
State and local income taxes - net of federal benefit	10.37%	10.37%
Valuation allowance	(45.37)%	(45.37)%

Effective tax rate	—%	—%

The components of deferred taxes as of June 30, 2015, are as follows:

Deferred tax assets:
Share based compensation	$86,546
Start-up expenditures	5,236
Other	1,881
Operating loss carryforward	71,616
Depreciation and amortization	1,780
Total deferred tax assets	167,059
Deferred tax liabilities:
Depreciation and amortization	(8,805)
Valuation allowance	(158,509)
Deferred tax liability, net	$(255)

The components of deferred taxes as of June 30, 2014, are as follows:

Deferred tax assets:	(in thousands)
Share based compensation	$71,848
Start-up expenditures	5,674
Other	1,816
Operating loss carryforward	40,679
Depreciation and amortization	1,625
Total deferred tax asset	121,642
Deferred tax liabilities:
Depreciation and amortization	(668)
Valuation allowance	(121,136)
Deferred tax liability, net	$(162)

The deferred tax liability, net is included in other long term liabilities in the accompanying consolidated balance sheets.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

12.  Related Party Transactions

Shared Services Agreements

In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, its then-General Counsel and General Counsel to Circle.  The shared services agreement provides, in general, for sharing of the applicable support provided by either company to Mr. Nelson in connection with his capacity as General Counsel, and an allocation generally based on the services provided by Mr. Nelson, which were initially estimated to be divided evenly between the companies.  The Company is responsible for advancing the salary to Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  The agreement provides for the Chief Executive Officer or President of each Company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair.  The Audit Committee of each company's Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances.  Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company's Board of Directors have approved the shared services agreement.  This is deemed to be an affiliate transaction because Mr. Sillerman is the former Chairman, a Board member, and a greater than 10% stockholder of Circle and Mr. Nelson is Executive Vice President and General Counsel of Circle.  For the years ended June 30, 2015 and June 30, 2014, the Company billed Circle $27 and $73, respectively.  Such billings primarily relate to support consisting of legal and administrative services. These services are to be reviewed and, if appropriate, approved by Circle's Audit Committee and the Company's Audit Committee. The balance due from Circle as of June 30, 2015 and June 30, 2014 was $113 and $86, respectively.

The Company also entered into a shared services agreement with SFX, pursuant to which it shares costs for services provided by several of the Company's and/or SFX's employees.  Such employees will continue to be paid by their current employers, and SFX will reimburse the Company directly for its portion of such salary and benefits  and Company will reimburse SFX directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  The agreement provides for the Chief Executive Officer or President of each company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair.  The Audit Committee of each company's Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances. The Company entered into an amendment (the “Amendment”) to the shared services agreement on January 22, 2015, pursuant to which the Company may provide additional services to SFX, and SFX may provide certain services to the Company.  In particular, the shared services agreement provides that, in addition to services already provided, certain employees of the Company may provide human resources, content and programming, and facilities services to SFX, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.  In addition, the Amendment provides that SFX may provide certain tax services to the Company, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.

For the years ended June 30, 2015 and 2014, the Company billed SFX $978 and $398, net of amounts billed by SFX to the Company, respectively.  The net balance due from SFX, including amounts related to the Sales Agency Agreement, discussed below, as of June 30, 2015 and June 30, 2014 was $146 and $0, respectively.

Certain Company accounting personnel provided personal accounting services to Mr. Sillerman.  To the extent that such services were rendered, Mr. Sillerman reimbursed the Company.  For the year ended June 30, 2014, the Company billed Mr. Sillerman $7.  The balance due from Mr. Sillerman as of June 30, 2014 was $6.  No such services were provided during the year ended June 30, 2015.

Sales Agency Agreement

On January 22, 2015, the Company entered into a sales agency agreement (the “Sales Agreement”) with SFX-94 LLC (“SFX-94”), a subsidiary of SFX, pursuant to which the Company appoints SFX-94 as its exclusive sales agent for the sale of advertising and sponsorships.  Pursuant to the Sales Agreement, the Company consented to SFX-94’s hiring of 25 members of the Company’s sales team, and SFX-94 agreed that it will  sell advertising and sponsorships on behalf of the Company during the term of the Sales Agreement.  SFX-94 also agreed that it will maintain adequate staffing levels, generally consistent with staffing levels currently maintained by the Company, for the Company’s sale of advertising and sponsorships.  The Company will pay SFX-94 a 25% commission on sales made by SFX-94.  For barter transactions, the Company will  reimburse SFX-94 for any out of pocket and direct costs incurred by SFX-94 with respect to such barter sales (rather than the commission set forth above), and third party ad networks will be excluded from the Sales Agreement.  For the year ended June 30, 2015, the Company was billed $471 in connection with the Sales Agreement.

The Sales Agreement has a three-year term, and can be terminated by the Company on 90 days’ notice.

Advertising Revenue

During the year ended June 30, 2015, the Company provided certain advertising and related services to SFX and its subsidiaries.  The total amount of net revenue was $487 and such amount was due from SFX at June 30, 2015.

Marketing Expense

During the year ended June 30, 2015, SFX, and certain subsidiaries of SFX, provided certain marketing and related services to the Company.  The total amount of marketing expense was $490 and such amount was due to SFX at June 30, 2015.

License Agreement

On March 10, 2014, the Company entered into an audio recognition and related loyalty program software license and services agreement with SFX.   Pursuant to the terms of the license agreement, SFX paid the Company $5,000 to license its audio recognition software and related loyalty platform for a term of ten years.  The amount was deferred and is being amortized over the ten year period.  For the years ended June 30, 2015 and 2014, the Company recognized $500 and $146, respectively, of revenue related to this agreement.

Loans Payable and Stockholders' Equity Transactions

See Note 7, Loans Payable, and Note 9, Stockholders' Equity for a description of certain loans and equity transactions with related parties.

Recapitalization Note

In Fiscal 2011, Mr. Sillerman (and his spouse and entities controlled by him), executed a promissory note in accordance with his subscription agreement for the payment of the purchase price of certain shares of common stock, in the amount of $3,242.  The note was an unsecured five-year note with interest accruing at the annual rate equal to the long-term Applicable Federal Rate in effect as of the date of the Recapitalization Agreement (which was 4.15% per annum).  Interest income recorded on this note for the year ended June 30, 2014 was $85.  The Recapitalization Note was repaid by Mr. Sillerman on February 16, 2014.

Related Approvals

Because the above transactions were subject to certain rules regarding “affiliate” transactions, the Company's Audit Committee and a majority of the independent members of the Company's Board of Directors approved each of these transactions.

13. Fair Value Measurement

The Company values its assets and liabilities using the methods of fair value as described in ASC 820, Fair Value Measurements and Disclosures.  ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  The three levels of fair value hierarchy are described below:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, and considers counter-party credit risk in its assessment of fair value.  Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available.  The Company has certain liabilities that are required to be recorded at fair value on a recurring basis in accordance with accounting principles generally accepted in the United States, as described below.

The Company issued 21,364 warrants in connection with the May 10, 2012 PIPE.  Each warrant has a sale price of $440.00 and is exercisable into 1 share of common stock at a price of  $640.00 over a term of three years.  Further, the exercise price of the warrants is subject to "down round" protection, whereby any issuance of shares at a price below the current price resets the exercise price equal to a the price of newly issued shares (the "Warrants").  In connection with the PIPE Exchanges described in Note 9, Stockholders' Equity, the exercise price of the Warrants was reset to $92.00 on September 16, 2013.  The fair value of such warrants has been determined utilizing the Binomial Lattice Model in accordance with ASC 820-10, Fair Value Measurements.  The fair value of the warrants when issued was $5,281 and was $443 as of June 30, 2013.   As described in Note 7, Loans Payable, 6,818 warrants were exchanged on September 16, 2013.  The remaining 14,545 warrants were marked to market as of June 30, 2015 and 2014 to a fair value of $10 and $15, respectively.  The Company recorded gains of $5 and $305 to other income, net in the Consolidated Statements of Operations for the years ended June 30, 2015 and June 30, 2014, respectively.  The fair value of the warrant is classified as a current liability on the Consolidated Balance Sheet as of June 30, 2015, due to the Company's intention to retire a significant portion of these warrants in a future round of financing.  The Company's warrants were classified as a Level 3 input within the fair value hierarchy because they were valued using unobservable inputs and management's judgment due to the absence of quoted market prices and inherent lack of liquidity.

The Company estimated the fair value of contingent consideration for the acquisition of Choose Digital to be $2,570.  As of June 30, 2015, the fair value of such contingent consideration was estimated to be $4,792.  Therefore, the Company recorded an expense of $2,222 to Selling, general and administrative expense in the accompanying Consolidated Statements of Operations for the year ended June 30, 2015.  The fair value of the contingent consideration was classified as Level 3 within the fair value hierarchy because it was valued using unobservable inputs and management's judgment.

The following table presents a reconciliation of items measured at fair value on a recurring basis using unobservable inputs
(level 3):

Description	Amount
Balance at June 30, 2013	$4,313
Additions to Level 3	9,196
Gains for the period	(2,508)
Extinguishments	(8,416)
Balance at June 30, 2014	2,585

Additions to Level 3	—
Expense for the period	2,222
Gains for the period	(5)
Balance at June 30, 2015	$4,802

14. Subsequent Events

DraftDay.com

On September 8, 2015, the Company and its newly created subsidiary DraftDay Gaming Group, Inc. (“DDGG”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MGT Capital Investments, Inc. (“MGT Capital”) and MGT Sports, Inc. (“MGT Sports”), pursuant to which the Company acquired all of the assets of the DraftDay.com business (the “DraftDay Business”) from MGT Capital and MGT Sports.  In exchange for the acquisition of the DraftDay Business, the Company paid MGT Sports the following: (a) 1,269,342 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), (b) a promissory note in the amount of $234, which will be due September 29, 2015, (c) a promissory note in the amount of $1,875 due March 8, 2016, and (d) 2,550,000 shares of common stock of DDGG.  In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 per share.

In addition, in exchange for the release of various liens and encumbrances, the Company also agreed to issue to third parties: (a) 84,633 shares of its Common Stock, (b) a promissory note in the amount of $15,625 due September 29, 2015 and (c) a promissory note in the amount of $125 due March 8, 2016, and DDGG issued: (i) 150,000 shares of its common stock and (ii) a warrant to purchase 350,000 shares of DDGG common stock at $0.40 per share.

Accordingly, the Company issued a total of 1,353,975 shares of Common Stock in connection with the acquisition of the DraftDay Business.

The Company contributed the assets of the DraftDay Business to DDGG, such that the Company now owns a total of 11,250,000 shares of DDGG common stock.

The Asset Purchase Agreement contains customary representations, warranties and covenants of MGT Capital and MGT Sports. In addition, on September 8, 2015, DDGG entered into an agreement with Sportech Racing, LLC (“Sportech”) pursuant to which Sportech agreed to provide certain management services to DDGG in exchange for 9,000,000 shares of DDGG common stock.

As a result of the transactions described above, the Company owns a total of 11,250,000 shares of DDGG common stock, Sportech Inc., an affiliate of Sportech, owns 9,000,000 shares of DDGG common stock, MGT Sports owns 2,550,000 shares of DDGG common stock and an additional third party owns 150,000 shares of DDGG common stock.  In addition, MGT Sports holds a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 and an additional third party holds a warrant to purchase 350,000 shares of DDGG common stock at $0.40 per share.   On September 8, 2015, the various stockholders of DDGG entered into a Stockholders Agreement (the “Stockholders Agreement”).  The Stockholders Agreement provides that all stockholders will vote their shares of DDGG common stock for a Board comprised of three members, two of which will be designated by the Company and one of which will be designated by Sportech.  Mr. Sillerman will serve as the Chairman of DDGG. The Stockholders Agreement also provides customary rights of first refusal for the various stockholders, as well as customary co-sale, drag along and preemptive rights.

As a result of the transactions described herein, the Company has issued promissory notes in the aggregate principal amount of $250 due September 29, 2015 and in the aggregate principal amount of $2,000 due September 8, 2015.  All such notes bear interest at a rate of 5% per annum.

Sales Agency Agreement

On January 22, 2015, Viggle Inc. (the “Company”) entered into a sales agency agreement (the “Sales Agreement”) with SFX-94 LLC (“SFX”), a subsidiary of SFX Entertainment, Inc., pursuant to which the Company appointed SFX as its exclusive sales agent for the sale of advertising and sponsorships. Pursuant to the Sales Agreement, the Company consented to SFX’s hiring of 25 members of the Company’s sales team, and SFX agreed that it would sell advertising and sponsorships on behalf of Viggle during the term of the Sales Agreement. The parties have agreed to terminate the Sales Agreement effective as of September 22, 2015, and the Company plans to hire eight members of the SFX sales team as of that date.

Forbearance Agreement

In connection with the Company's acquisition of Choose Digital, the Company was required to make a contingent payment, which was due within five business days after June 24, 2015, of $4,792.  Such amount is accrued in the accompanying Consolidated Balance Sheets as of June 30, 2015.  On July 31, 2015, the Company entered into a Forbearance Agreement with AmossyKlein Family Holdings, LLLP ("AmossyKlein"), as representative of the former shareholders of Choose Digital Inc. (the “Stockholders”). The Forbearance Agreement provides that the Company will make monthly installment payments to the Stockholders, beginning on July 31, 2015 and ending on January 29, 2016. Specifically, the Company agreed to pay $668 on July 31, 2015; $532 on August 31, 2015; $528 on September 30, 2015;$524 on October 31, 2015; $521 on November 30, 2015; $517 on December 31, 2015; and $1,754 on January 29, 2016.  The scheduled payments include $252 of interest.  The Company agreed to deliver an affidavit of confession of judgment to be held in escrow by AmossyKlein’s counsel in the event the Company does not make such installment payments.

Line of Credit Draws

As discussed in Note 7, Loans Payable, on June 11, 2015, SIC IV agreed to provide a Line of Credit Grid Note to the Company of up to $10,000 (the “Grid Note”).  On September 15, 2015, the Company borrowed an additional $1,000 under the Grid Note.  On August 31, 2015, the Company borrowed an additional $2,000 under the Grid Note.  On July 31, 2015, the Company borrowed an additional $1,000 under the Grid Note.  The Company previously made one repayment of $1,425 under the Grid Note.  As of the filing of this Form 10-K, the balance of the Grid Note is $5,575.

ANNEX C

FINANCIAL STATEMENTS OF THE VIGGLE BUSINESS OF VIGGLE INC.

Viggle Business of Viggle Inc. Financial Statements as of September 30, 2015 and June 30, 2015 and for the Three Months Ended September 30, 2015 and 2014 (unaudited)

VIGGLE BUSINESS OF VIGGLE INC.

TABLE OF CONTENTS

UNAUDITED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2015 AND JUNE 30, 2015,

AND FOR THE

THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014:

Balance Sheets	C-4

Statements of Operations	C-5

Statements of Changes in Invested Equity	C-6

Statements of Cash Flows	C-7

Notes to Unaudited Financial Statements	C-8–C18

VIGGLE BUSINESS OF VIGGLE INC.
UNAUDITED BALANCE SHEETS
(amounts in thousands)

	September 30,	June 30,
	2015	2015
Assets
Current assets:
Accounts receivable (net of allowance for doubtful accounts
of $75 at September 30, 2015 and June 30, 2015)	$2,966	$3,281
Prepaid expenses	444	150
Total current assets	3,410	3,431
Property and equipment, net	100	114
Intangible assets, net	2,432	2,630
Goodwill	5,201	5,201
Other assets	40	40
Total assets	$11,183	$11,416

Liabilities and Invested Equity
Current liabilities:
Accounts payable and accrued expenses	$6,244	$4,249
Reward points payable	8,744	9,029
Deferred revenue	578	593
Total current liabilities	15,566	13,871
Deferred revenue	3,651	3,761
Other long-term liabilities	561	538
Total liabilities	19,778	18,170
Commitments and Contingencies - See Note 6	-	-
Invested equity:
Net parent investment	(8,595)	(6,754)
Total liabilities and invested equity	$11,183	$11,416

See accompanying notes to unaudited financial statements.

VIGGLE BUSINESS OF VIGGLE INC.
UNAUDITED STATEMENTS OF OPERATIONS
(amounts in thousands)

	Three Months
	Ended September 30,
	2015	2014
Revenues	$3,440	$5,279
Operating expenses:
Cost of watchpoints and engagement points	2,022	1,163
Selling, general and administrative expenses	7,085	13,357
Total operating expenses	9,107	14,520
Loss from operations	(5,667)	(9,241)

Loss before provision for income taxes	(5,667)	(9,241)
Income tax expense	22	22
Net loss	$(5,689)	$(9,263)

See accompanying notes to unaudited financial statements.

VIGGLE BUSINESS OF VIGGLE INC.
UNAUDITED STATEMENTS OF CHANGES IN INVESTED EQUITY
(amounts in thousands)

	Net	Total
	Parent	Invested
	Investment	Equity
Balance at June 30, 2015	$(6,754)	$(6,754)
Net loss	(5,689)	(5,689)
Net investment from Parent	3,848	3,848
Balance at September 30, 2015	$(8,595)	$(8,595)

See accompanying notes to unaudited financial statements.

VIGGLE BUSINESS OF VIGGLE INC.
UNAUDITED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Three Months
	Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(5,689)	$(9,263)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	212	743
Non-cash charges included in corporate overhead allocation	79	152
Share-based compensation	781	2,153
Changes in operating assets & liabilities:
Accounts receivable	315	806
Prepaid expenses	(294)	48
Other assets	-
Deferred revenue	(125)	(452)
Accounts payable and accrued expenses	1,995	2,662
Reward points payable	(285)	310
Other	23	23
Net cash used in operating activities	(2,988)	(2,818)

Cash flows from investing activities:
Purchases of property and equipment	-	(71)
Capitalized software costs	-	(130)
Net cash used in investing activities	-	(201)

Cash flows from financing activities:
Investment from Parent	2,988	3,019
Net cash provided by financing activities	2,988	3,019

Net change in cash	-	-
Cash — Beginning of year	-	-
Cash — End of year	$-	$-

See accompanying notes to unaudited financial statements.

VIGGLE BUSINESS OF VIGGLE

Notes to Unaudited Financial Statements

As of September 30, 2015 and June 30, 2015, and
for the Three Months ended September 30, 2015 and 2014
(amounts in thousands)

1. Basis of Presentation

The accompanying financial statements present the historical financial position, results of operations and cash flows of the Viggle Business (“Viggle” or the “Company”) which have been carved out from the Viggle Inc. (the “Parent”) operations. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), by aggregating financial information from the components of the Company. All intercompany transactions and balances have been eliminated.

The financial statements of the Company include the assets, liabilities, revenues and expenses that management has determined are specifically or primarily identifiable to the Company, as well as direct and indirect costs that are attributable to the operations of the Company. These direct costs are the operational costs that are administered by the Parent following the shared services concept. Indirect costs are the costs of support functions that are provided on a centralized or geographic basis by the Parent, which include, but are not limited to, finance, human resources, benefits administration, procurement support, information technology, legal, corporate strategy, corporate governance and other professional services and general commercial support functions.

Central support costs have been allocated to the Company for the purposes of preparing the financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily based on net sales or direct payroll costs), depending on the nature of the services received. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if the Company had been operated on a stand-alone basis for the periods presented.

Cash generated from the Company’s operations is managed by the Parent’s centralized treasury function. Where practicable, cash generated by the Company’s operations is swept into the Parent’s bank accounts.

The Company’s equity balance (“Invested equity”) in these financial statements represents the excess of total assets over total liabilities, including the transactions between the Company and the Parent. Net Parent investment is primarily impacted by changes in contributions from the Parent, which are the result of treasury activities and net funding provided by or distributed to the Parent. Inter-related transactions between the Company and the Parent have been included in these financial statements and are considered to be effectively settled for cash in the financial statements at the time the transaction is recorded. The total net effect of the settlement of these inter-related transactions is reflected in the statements of cash flows as a financing activity and in the balance sheets as Net Parent investment.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company's ability to continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Parent to obtain necessary equity or debt financing to continue development of its business and to generate revenue. Accordingly from time to time, the Parent provides the Company with the appropriate business and operational support, as determined by management. There is no assurance such equity and/or debt offerings will be successful and therefore there is substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.  The Company’s financial position and results of operations may not necessarily be indicative of conditions had it operated as an unaffiliated company.

2. Line of Business

Viggle is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers. Viggle helps guide consumers towards various forms of media consumption with television enhancement, music discovery, and entertainment and distributed viewing reminders. Viggle helps consumers decide what to watch and when, broadens the viewing experience with real time games and additional content, and rewards viewers for being loyal to their favorite shows throughout a season, allowing them to earn points. For brands, Viggle provides advertising clients with targeted interactive ads to amplify their TV messaging to verified audiences. For media companies, Viggle delivers promotional benefits by driving viewers to specific shows, engaging them in a richer content experience, and increasing awareness of promoted shows through  mobile and social channels.

U.S. consumers can become Viggle users through a free App that works on multiple types of mobile phones and tablets and is distributed through the Apple App Store and the Google Play Store. After a consumer downloads the App, he or she must create an account. Viggle then allows consumers to play along with TV shows, share comments through social media, answer trivia questions or polls, chat with friends, play games, or discover more about the show, all while watching TV.  Users can also use the App to discover new music. The App can listen to a song and identify it and allow users to build playlists and purchase the music. All of this activity earns users points they can redeem for real rewards.

The Viggle user experience is simple. While watching TV or listening to music, a user taps the “check-in” button, which activates the device’s microphone. Viggle collects an audio sample of the content the user can hear and uses technology to convert that sample into a digital fingerprint. Within seconds, that digital fingerprint is matched against applicable databases.

The Company has purchased and will continue to source rewards from vendors that it will issue to users upon the redemption of their points.  The Company has not generated sufficient revenue to date to cover the cost of rewards and its other costs of doing business, and there is no guarantee that it will be able to generate sufficient revenue in the future to continue to purchase rewards from vendors or continue its business.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. These estimates and underlying assumptions can impact all elements of the financial statements, including but not limited to allocations of costs and expenses from the Parent.

The estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain and unpredictable. These estimates include, among others, net realizable values on long-lived assets, certain accrued expense accounts, reward points payable, and stock-based compensation.

The Company records a monthly reduction to its points liability related to the Company’s estimate of “breakage.” Breakage relates to the amount of points the Company estimates will never be redeemed by users. During the fiscal year ended June 30, 2014, the Company determined that it had sufficient history and experience in order to properly estimate breakage. To estimate breakage the Company tested the percentage of users in the 90-day inactive status that eventually reach the 1-year inactive status by selecting the period from February 1, 2013 to May 2, 2013 and determined that 86% of those that were inactive for 90 days during that period eventually reached 1 year of inactivity and their points expired. This rewards breakage percentage is consistent with the Company’s expectation and the overall behavior of the user base.

Actual results could differ from these estimates.

Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company's allowance for doubtful accounts is based upon historical loss patterns, the number of days that the billings are past due and an evaluation of the potential risk associated with delinquent accounts. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts.  The Company’s allowance for doubtful accounts as of September 30, 2015 and September 30, 2014 was $75.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. Actual credit losses during the three months ended September 30, 2015 and 2014 were not significant.

Fair Value of Financial Information

The carrying amounts reported in the accompanying balance sheets for accounts and other receivables, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.

Property and Equipment

Property and equipment (consisting primarily of software, and leasehold improvements) is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives.  The useful life and depreciation method are reviewed periodically to ensure they are consistent with the anticipated pattern of future economic benefits. Expenditures for maintenance and repairs are charged to operations as incurred, while betterments are capitalized. Gains and losses on disposals are included in the results of operations.  The estimated useful lives of the Company's property and equipment is as follows: software: 3-4 years and leasehold improvements: the lesser of the lease term or life of the asset.

Goodwill and Certain Other Long-Lived Assets

As required by ASC 350, Goodwill and Other Intangible Assets, the Company tests goodwill for impairment during the fourth quarter of its fiscal year. Goodwill is not amortized, but instead tested for impairment at the reporting unit level at least annually and more frequently upon occurrence of certain events. The Company has one reporting unit.  In assessing Goodwill for impairment, the Company has the option to first perform a qualitative assessment to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company is not required to perform any additional tests in assessing Goodwill for impairment. However, if the Company concludes otherwise or elects not to perform the qualitative assessment, then it is required to perform the first step of a two-step impairment review process. The first step is to determine if the carrying value of its reporting unit exceeds fair value, which would indicate that goodwill may be impaired.  If the Company then determines that goodwill may be impaired, it compares the implied fair value of the goodwill to its carrying amount to determine if there is an impairment loss.

There were no impairments of goodwill during the three months ended September 30, 2015.

The Company accounts for the impairment of long-lived assets other than goodwill in accordance with ASC 360, “Property, Plant, and Equipment”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

There were no impairments of long-lived assets during the three months ended September 30, 2015.

Capitalized Software

The Company records amortization of acquired software on a straight-line basis over the estimated useful life of the software.

In addition, the Company records and capitalizes internally generated computer software and, appropriately, certain internal costs have been capitalized in the amounts of $1,594 as of September 30, 2015 and June 30, 2015 in accordance with ASC 350-40 "Internal-use Software".  At the time software is placed into service, the Company records amortization on a straight-line basis over the estimated useful life of the software.

Invested Equity

The Company operates as a business unit of the Parent. Accordingly, certain operating, financing and investing activities of the Company are funded through inter-divisional transactions with the Parent and its affiliates. The accompanying statements of changes in business unit equity reflect these amounts as “Invested equity”. The accompanying statements of cash flows reflect these amounts in “Net financing activities with Parent”.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Advertising Revenue:  the Company generates advertising revenue primarily from display and video advertising, which is typically sold on a cost-per-thousand impressions, or CPM basis, and completed engagements on a cost per engagement, or CPE basis. Advertising campaigns typically range from 1 to 12 months, and advertisers generally pay the Company based on a minimum of delivered impressions or the satisfaction of other criteria, such as click-throughs.

Deferred Revenue:  deferred revenue consists principally of both prepaid but unrecognized revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services.   Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Barter Revenue: barter transactions represent the exchange of advertising or programming for advertising, merchandise or services. Barter transactions which exchange advertising for advertising are accounted for in accordance with EITF Issue No. 99-17 "Accounting for Advertising Barter Transactions" (ASC Topic 605-20-25). Such transactions are recorded at the fair value of the advertising provided based on the Company's own historical practice of receiving cash for similar advertising from buyers unrelated to the counter party in the barter transactions. Barter transactions which exchange advertising or programming for merchandise or services are recorded at the monetary value of the revenue expected to be realized from the ultimate disposition of merchandise or services.

The Company recognized barter revenue and barter expense for the three months ended September 30, 2015 of $1,588 and $1,588, respectively. The Company recognized barter revenue and barter expense for the three months ended September 30, 2014 of $2,949 and $2,949, respectively.

License Revenue: in addition to generating revenue from display and video advertising, from time to time the Company may also generate revenue from licensing its proprietary audio recognition software and related loyalty platform. Generally, revenue from such agreements is recognized ratably over the term of the agreement.

Watchpoints and Engagement Points

The Company issues points to its users as an incentive to utilize the App and its features. Users can redeem these points for rewards. The Company records the cost of these points based on the weighted average cost of redemptions during the period. Points earned but not redeemed are classified as a liability.

Users earn points for various activities within the Company's App. The Company reports points earned for checking-in to shows and points earned for engaging in advertiser sponsored content as a separate line in its Statements of Operations ("Cost of watchpoints and engagement points"). All other points earned by users are reflected as a marketing expense in Selling, general and administrative expense.

The Company records a monthly reduction to its points liability related to the Company’s estimate of “breakage.” Breakage relates to the amount of points the Company estimates will never be redeemed by users. During the fiscal year ended June 30, 2014, the Company determined that it had sufficient history and experience in order to properly estimate breakage.

Stock-Based Compensation

The Parent accounts for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period. The Parent uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued. Stock-based awards issued to date are comprised of both restricted stock awards (RSUs) and employee stock options.

Marketing

Marketing costs are expensed as incurred. Marketing expense for the three months ended September 30, 2015 and September 30, 2014 was $3,096 and $3,983, respectively.

Income Taxes

Income taxes as presented in the financial statements are calculated on a separate tax return basis, although the Company’s operations have historically been included in Parent’s U.S. federal and state tax returns or non-U.S. jurisdictions tax returns. Accordingly, the tax results as presented are not necessarily reflective of the results that the Company would have generated on a stand-alone basis. The Company uses the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.

A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Any accrued U.S. federal, state and foreign income tax balances are treated as settled with the Parent as of the end of each year. Therefore, they are included in “Net Parent investment” and “Net investment from Parent” in the accompanying financial statements.

Recently Issued Accounting Pronouncements

In September 2015, the FASB issued Accounting Standard Update No. 2015-16, Business Combinations - Simplifying the Accounting for Measurement-Period Adjustments ("ASU 2015-16"). This standard requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the ASU 2015-16 require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017 (July 1, 2017 for the Company). The Company does not believe that the adoption of ASU 2015-16 will have a material impact on its consolidated financial statements.

In May 2014, the FASB issued Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017 (July 1, 2018 for the Company). Early adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company has not yet selected a transition method nor has it determined the impact of adoption on its financial statements.

4. Property and Equipment

Property and equipment consisted of the following as of September 30, and June 30, 2015:

	September 30,	June 30,
	2015	2015
Leasehold improvements	$7	$7
Software	158	158
	165	165
Accumulated depreciation and amortization	(65)	(51)
Property and equipment, net	$100	$114

Depreciation and amortization charges included in Selling, general and administrative expenses for the three months ended September 30, 2015 and September 30, 2014 amounted to $1 and $13, respectively.

5. Intangible Assets and Goodwill

Intangible assets consist of the following:

Amortization of intangible assets in the amount of $198 and $730, respectively, is included in Selling, general and administrative expenses for the three months ended September 30, 2015 and 2014 .

Future annual amortization expense expected is as follows:

Fiscal year ended June 30,	Amount
2016	$599
2017	677
2018	492
2019	260
2020	260

Activity in the goodwill balance is as follows:

Description	Amount
Balance at June 30, 2015	$5,201
Other	-
Balance at September 30, 2015	$5,201

6. Commitments and Contingencies

Litigation

The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of our outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond our control. As such, there can be no assurance that the final outcome will not have a material adverse effect on the Company's financial condition and results of operations.

7. Share Based Payments

Equity Incentive Plan

The 2011 Executive Incentive Plan (the "Plan") of the Parent was approved on February 21, 2011 by the written consent of the holder of a majority of the Parent's outstanding common stock. The Plan provides the Parent the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines.  Pursuant to the Executive Incentive Plan and the employment agreements, between February 15, 2011 and September 30, 2015, the Compensation Committee of the Company's Board of Directors authorized the grants of restricted stock and stock options.

Certain employees of the Parent participate in the plan. Share-based compensation is derived from those equity awards granted by the Parent.  Share-based compensation expense in the amount of $781and $2,153, respectively, has been allocated and recognized by the Company for the three months ended September 30, 2015 and 2014 relating to employees of both shared operations.  As the stock based compensation plans are the Parent’s plans, the amounts have been recognized through “Net Parent investment” on the balance sheets.

8. Income Taxes

During the periods presented in the financial statements, the Company did not file separate tax returns, as the Company was included in the consolidated tax returns of the Parent within the respective entity’s tax jurisdiction. The income tax provision (benefit) included in these financial statements has been calculated using the separate return basis, as if the Company filed separate tax returns.

For the three months ended September 30, 2015 and 2014, the Company did not record an income tax benefit because it has incurred taxable losses and has no history of generating taxable income and therefore the Company cannot presently anticipate the realization of a tax benefit on its federal and state net operating loss carryforwards. At September 30, 2015 the Company has an income tax net loss carryforward of $120 million, which will begin to expire in 2030. The Company has established a full valuation allowance against its deferred tax assets as of September 30, and June 30, 2015. Income tax expense for the three months ended September 30, 2015 and 2014 was $22 and $22, respectively.

The net deferred tax liability is included in other long term liabilities in the accompanying balance sheets.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

9. Related Party Transactions

The Company receives support from the Parent for certain corporate expenses including, but not limited to, finance, human resources, benefits administration, procurement support, information technology, legal, corporate strategy, corporate governance and other professional services and general commercial support functions. Total allocated expenses amounted to $1,095 and $1,193, of which $(4) and $64 is related to stock compensation and $83 and $88 is related to depreciation expense for the three months ended 2015 and 2014, respectively. These expenses are included as part of “Selling, general and administrative expenses” in the statement of operations and have been allocated to Viggle on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenue, employee salaries or other measures.

The Parent has a shared services agreement with SFX, pursuant to which it shares costs for services provided by several of the Company's and/or SFX's employees. Employees are paid by their current employers, and SFX reimburses the Company directly for its portion of such salary and benefits and Parent reimburses SFX directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  Certain employees of the Company may provide content and programming  to  SFX,  subject  to  reimbursement  based  on  salary  and  benefits  for  the  employees  providing  the  services,  plus 20%  for miscellaneous overhead, based on a reasonable estimate of time spent.

Sales Agency Agreement

Beginning in 2015, the Parent entered into a sales agency agreement (the “Sales Agreement”) with SFX-94 LLC (“SFX-94”), a subsidiary of SFX, pursuant to which the Parent appoints SFX-94 as its exclusive sales agent for the sale of advertising and sponsorships. The Company has agreed to pay SFX-94 a 25% commission on sales made by SFX-94. For barter transactions, the Company will reimburse SFX-94 for any out of pocket and direct costs incurred by SFX-94 with respect to such barter sales (rather than the commission set forth above), and third party ad networks will be excluded from the Sales Agreement.

The Sales Agreement has a three-year term, and can be terminated by the Parent on 90 days’ notice.

License Agreement

The Parent has an audio recognition and related loyalty program software license and services agreement with SFX. Pursuant to the terms of the license agreement, SFX paid the Company $5,000 to license its audio recognition software and related loyalty platform for a term of ten years. The amount was deferred and is being amortized over the ten year period. For the three months ended September 30, 2015 and 2014, the Company recognized $125 and $125, respectively, of revenue related to this agreement.

10. Subsequent Events

Asset Purchase Agreement

On December 13, 2015, the Parent entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Perk.com, Inc., an Ontario corporation (“Perk”). Perk’s shares are currently traded on the Toronto Stock Exchange.  In connection with the Asset Purchase Agreement, the Parent will sell to Perk the assets related to the company’s rewards business, including Viggle’s application.

Viggle Business of Viggle Inc. Financial Statements as of and for the Fiscal Years Ended June 30, 2015 and 2014 (unaudited)

VIGGLE BUSINESS OF VIGGLE INC.

TABLE OF CONTENTS

UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE

FISCAL YEARS ENDED JUNE 30, 2015, AND 2014:

Balance Sheets	C-21

Statements of Operations	C-22

Statements of Changes in Invested Equity	C-23

Statements of Cash Flows	C-24

Notes to Unaudited Financial Statements	C-25-C39

VIGGLE BUSINESS OF VIGGLE INC.
UNAUDITED BALANCE SHEETS
(amounts in thousands)

	June 30,	June 30,
	2015	2014
Assets
Current assets:
Accounts receivable (net of allowance for doubtful accounts
of $75 at June 30, 2015 and 2014)	$3,281	$3,118
Prepaid expenses	150	559
Total current assets	3,431	3,677
Property and equipment, net	114	97
Intangible assets, net	2,630	3,693
Goodwill	5,201	4,898
Other assets	40	44
Total assets	$11,416	$12,409

Liabilities and Invested Equity
Current liabilities:
Accounts payable and accrued expenses	$4,249	$3,001
Reward points payable	9,029	4,927
Deferred revenue	593	911
Total current liabilities	13,871	8,839
Deferred revenue	3,761	4,198
Other long-term liabilities	538	152
Total liabilities	18,170	13,189
Commitments and contingencies - See Note 7	-	-
Invested equity:
Net parent investment	(6,754)	(780)
Total liabilities and invested equity	$11,416	$12,409

See accompanying notes to unaudited financial statements.

VIGGLE BUSINESS OF VIGGLE INC.
UNAUDITED STATEMENTS OF OPERATIONS
(amounts in thousands)

	Fiscal year ended June 30,
	2015	2014
Revenues	$16,243	$15,940
Operating expenses:
Cost of watchpoints and engagement points	9,574	2,310
Selling, general and administrative expenses	42,349	48,461
Total operating expenses	51,923	50,771
Loss from operations	(35,680)	(34,831)
Other expense, net	-	(28)
Loss before provision for income taxes	(35,680)	(34,859)
Income tax expense	87	86
Net loss	$(35,767)	$(34,945)

See accompanying notes to unaudited financial statements.

VIGGLE BUSINESS OF VIGGLE INC.
UNAUDITED STATEMENTS OF CHANGES IN INVESTED EQUITY
(amounts in thousands)

	Net Parent	Invested
	Investment	Equity
Balance at June 30, 2013	$1,332	$1,332
Net loss	(34,945)	(34,945)
Net investment from Parent	32,833	32,833
Balance at June 30, 2014	$(780)	$(780)
Net loss	(35,767)	(35,767)
Net investment from Parent	29,793	29,793
Balance at June 30, 2015	$(6,754)	$(6,754)

See accompanying notes to unaudited financial statements.

VIGGLE BUSINESS OF VIGGLE INC.
UNAUDITED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Fiscal years ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(35,767)	$(34,945)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	1,889	4,026
Non-cash charges included in corporate overhead allocation	551	479
Share-based compensation	7,538	8,368
Changes in operating assets & liabilities:
Accounts receivable	(163)	(316)
Prepaid expenses	409	159
Other assets	4	21
Deferred revenue	(755)	4,872
Accounts payable and accrued expenses	1,248	(13)
Reward points payable	4,102	(3,009)
Other	83	86
Net cash used in operating activities	(20,861)	(20,272)

Cash flows from investing activities:
Purchases of property and equipment	(79)	(77)
Capitalized software costs	(764)	(828)
Net cash used in investing activities	(843)	(905)

Cash flows from financing activities:
Investment from Parent	21,704	21,177
Net cash provided by financing activities	21,704	21,177

Net change in cash	-	-
Cash — Beginning of year	-	-
Cash — End of year	$-	$-

Non-cash investing and financing activities:

Parent shares issued for Dijit acquisition	$-	$2,809
Contingent consideration related to Dijit acquisition	-	526

See accompanying notes to unaudited financial statements.

VIGGLE BUSINESS OF VIGGLE INC.

Notes to Unaudited Financial Statements

As of and for the Fiscal Years ended June 30, 2015 and 2014
(amounts in thousands)

1. Basis of Presentation

The accompanying financial statements present the historical financial position, results of operations and cash flows of the Viggle Business (“Viggle” or the “Company”) which has been carved out from the Viggle Inc. (the “Parent”) operations. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), by aggregating financial information from the components of the Company. All intercompany transactions and balances have been eliminated.

The financial statements of the Company include the assets, liabilities, revenues and expenses that management has determined are specifically or primarily identifiable to the Company, as well as direct and indirect costs that are attributable to the operations of the Company. These direct costs are the operational costs that are administered by the Parent following the shared services concept. Indirect costs are the costs of support functions that are provided on a centralized or geographic basis by the Parent, which include, but are not limited to, finance, human resources, benefits administration, procurement support, information technology, legal, corporate strategy, corporate governance and other professional services and general commercial support functions.

Central support costs have been allocated to the Company for the purposes of preparing the financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily based on net sales or direct payroll costs), depending on the nature of the services received. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if the Company had been operated on a stand-alone basis for the periods presented.

Cash generated from the Company’s operations is managed by the Parent’s centralized treasury function. Where practicable, cash generated by the Company’s operations is swept into the Parent’s bank accounts.

The Company’s equity balance (“Invested equity”) in these financial statements represents the excess of total assets over total liabilities, including the transactions between the Company and the Parent. Net Parent investment is primarily impacted by changes in contributions from the Parent, which are the result of treasury activities and net funding provided by or distributed to the Parent. Inter-related transactions between the Company and the Parent have been included in these financial statements and are considered to be effectively settled for cash in the financial statements at the time the transaction is recorded. The total net effect of the settlement of these inter-related transactions is reflected in the statements of cash flows as a financing activity and in the balance sheets as Net Parent investment.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company's ability to continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Parent to obtain necessary equity or debt financing to continue development of its business and to generate revenue. Accordingly from time to time, the Parent provides the Company with the appropriate business and operational support, as determined by management. There is no assurance such equity and/or debt offerings will be successful and therefore there is substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.  The Company’s financial position and results of operations may not necessarily be indicative of conditions had it operated as an unaffiliated company.

2. Line of Business

Viggle is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers. Viggle helps guide consumers towards various forms of media consumption with television enhancement, music discovery, and entertainment and distributed viewing reminders. Viggle helps consumers decide what to watch and when, broadens the viewing experience with real time games and additional content, and rewards viewers for being loyal to their favorite shows throughout a season, allowing them to earn points. For brands, Viggle provides advertising clients with targeted interactive ads to amplify their TV messaging to verified audiences. For media companies, Viggle delivers promotional benefits by driving viewers to specific shows, engaging them in a richer content experience, and increasing awareness of promoted shows through  mobile and social channels.

U.S. consumers can become Viggle users through a free App that works on multiple types of mobile phones and tablets and is distributed through the Apple App Store and the Google Play Store. After a consumer downloads the App, he or she must create an account. Viggle then allows consumers to play along with TV shows, share comments through social media, answer trivia questions or polls, chat with friends, play games, or discover more about the show, all while watching TV.  Users can also use the App to discover new music. The App can listen to a song and identify it and allow users to build playlists and purchase the music. All of this activity earns users points they can redeem for real rewards.

The Viggle user experience is simple. While watching TV or listening to music, a user taps the “check-in” button, which activates the device’s microphone. Viggle collects an audio sample of the content the user can hear and uses technology to convert that sample into a digital fingerprint. Within seconds, that digital fingerprint is matched against applicable databases.

The Company has purchased and will continue to source rewards from vendors that it will issue to users upon the redemption of their points.  The Company has not generated sufficient revenue to date to cover the cost of rewards and its other costs of doing business, and there is no guarantee that it will be able to generate sufficient revenue in the future to continue to purchase rewards from vendors or continue its business.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. These estimates and underlying assumptions can impact all elements of the financial statements, including but not limited to allocations of costs and expenses from the Parent.

The estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain and unpredictable. These estimates include, among others, net realizable values on long-lived assets, certain accrued expense accounts, reward points payable, and stock-based compensation.

The Company records a monthly reduction to its points liability related to the Company’s estimate of “breakage.” Breakage relates to the amount of points the Company estimates will never be redeemed by users. During the fiscal year ended June 30, 2014, the Company determined that it had sufficient history and experience in order to properly estimate breakage. To estimate breakage the Company tested the percentage of users in the 90-day inactive status that eventually reach the 1-year inactive status by selecting the period from February 1, 2013 to May 2, 2013 and determined that 86% of those that were inactive for 90 days during that period eventually reached 1 year of inactivity and their points expired. This rewards breakage percentage is consistent with the Company’s expectation and the overall behavior of the user base.

Actual results could differ from these estimates.

Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company's allowance for doubtful accounts is based upon historical loss patterns, the number of days that the billings are past due and an evaluation of the potential risk associated with delinquent accounts. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts. The Company’s allowance for doubtful accounts as of June 30, 2015 and June 30, 2014 was $75.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. Actual credit losses during the fiscal years ended June 30, 2015 and 2014 were not significant.

Fair Value of Financial Information

The carrying amounts reported in the accompanying balance sheets for accounts and other receivables, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.

Property and Equipment

Property and equipment (consisting primarily of equipment, software, and leasehold improvements) is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives. The useful life and depreciation method are reviewed periodically to ensure they are consistent with the anticipated pattern of future economic benefits. Expenditures for maintenance and repairs are charged to operations as incurred, while betterments are capitalized. Gains and losses on disposals are included in the results of operations. The estimated useful lives of the Company's property and equipment is as follows: equipment and software: 3-4 years and leasehold improvements: the lesser of the lease term or life of the asset.

Goodwill and Certain Other Long-Lived Assets

As required by ASC 350, Goodwill and Other Intangible Assets, the Company tests goodwill for impairment during the fourth quarter of its fiscal year. Goodwill is not amortized, but instead tested for impairment at the reporting unit level at least annually and more frequently upon occurrence of certain events. The Company has one reporting unit.  In assessing Goodwill for impairment, the Company has the option to first perform a qualitative assessment to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company is not required to perform any additional tests in assessing Goodwill for impairment. However, if the Company concludes otherwise or elects not to perform the qualitative assessment, then it is required to perform the first step of a two-step impairment review process. The first step is to determine if the carrying value of its reporting unit exceeds fair value, which would indicate that goodwill may be impaired.  If the Company then determines that goodwill may be impaired, it compares the implied fair value of the goodwill to its carrying amount to determine if there is an impairment loss.

There were no impairments of goodwill during the year ended June 30, 2015 or 2014.

The Company accounts for the impairment of long-lived assets other than goodwill in accordance with ASC 360, “Property, Plant, and Equipment”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

There were no impairments of long-lived assets during the year ended June 30, 2015 or 2014.

Capitalized Software

The Company records amortization of acquired software on a straight-line basis over the estimated useful life of the software.

In addition, the Company records and capitalizes internally generated computer software and, appropriately, certain internal costs have been capitalized in the amounts of $1,594 and $3,947 as of June 30, 2015 and June 30, 2014, respectively, in accordance with ASC 350-40 "Internal-use Software".  At the time software is placed into service, the Company records amortization on a straight-line basis over the estimated useful life of the software.

Invested Equity

The Company operates as a business unit of the Parent. Accordingly, certain operating, financing and investing activities of the Company are funded through inter-divisional transactions with the Parent and its affiliates. The accompanying statements of changes in business unit equity reflect these amounts as “Invested equity”. The accompanying statements of cash flows reflect these amounts in “Net financing activities with Parent”.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Advertising Revenue:  the Company generates advertising revenue primarily from display and video advertising, which is typically sold on a cost-per-thousand impressions, or CPM basis, and completed engagements on a cost per engagement, or CPE basis. Advertising campaigns typically range from 1 to 12 months, and advertisers generally pay the Company based on a minimum of delivered impressions or the satisfaction of other criteria, such as click-throughs.

Deferred Revenue:  deferred revenue consists principally of both prepaid but unrecognized revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services.   Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Barter Revenue: barter transactions represent the exchange of advertising or programming for advertising, merchandise or services. Barter transactions which exchange advertising for advertising are accounted for in accordance with EITF Issue No. 99-17 "Accounting for Advertising Barter Transactions" (ASC Topic 605-20-25). Such transactions are recorded at the fair value of the advertising provided based on the Company's own historical practice of receiving cash for similar advertising from buyers unrelated to the counter party in the barter transactions. Barter transactions which exchange advertising or programming for merchandise or services are recorded at the monetary value of the revenue expected to be realized from the ultimate disposition of merchandise or services.

The Company recognized barter revenue and barter expense for the fiscal year ended June 30, 2015 of $7,104 and $7,104, respectively. The Company recognized barter revenue and barter expense for the fiscal year ended June 30, 2014 of $4,565 and $4,565, respectively.

License Revenue: in addition to generating revenue from display and video advertising, from time to time the Company may also generate revenue from licensing its proprietary audio recognition software and related loyalty platform. Generally, revenue from such agreements is recognized ratably over the term of the agreement.

Watchpoints and Engagement Points

The Company issues points to its users as an incentive to utilize the App and its features. Users can redeem these points for rewards. The Company records the cost of these points based on the weighted average cost of redemptions during the period. Points earned but not redeemed are classified as a liability.

Users earn points for various activities within the Company's App. The Company reports points earned for checking-in to shows and points earned for engaging in advertiser sponsored content as a separate line in its Statements of Operations ("Cost of watchpoints and engagement points"). All other points earned by users are reflected as a marketing expense in Selling, general and administrative expense.

During the fiscal year ended June 30, 2014, the Company recorded an adjustment reducing its point liability by approximately $2,304 related to the Company's estimate of "breakage". Breakage relates to the amount of points the Company estimates will never be redeemed by users. During the fiscal year ended June 30, 2014, the Company determined that it had sufficient history and experience in order to properly estimate breakage. During the fiscal year ended June 30, 2014, the Company also recorded an adjustment reducing its point liability by approximately $2,400 related to a change in estimate of the average cost per point earned for users of the Viggle App. There were no such adjustments recorded during the fiscal year ended June 30, 2015.

Stock-Based Compensation

The Parent accounts for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period. The Parent uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued. Stock-based awards issued to date are comprised of both restricted stock awards (RSUs) and employee stock options.

Marketing

Marketing costs are expensed as incurred. Marketing expense for the fiscal years ended June 30, 2015 and June 30, 2014 was $18,521 and $8,371, respectively.

Income Taxes

Income taxes as presented in the financial statements are calculated on a separate tax return basis, although the Company’s operations have historically been included in Parent’s U.S. federal and state tax returns or non-U.S. jurisdictions tax returns. Accordingly, the tax results as presented are not necessarily reflective of the results that the Company would have generated on a stand-alone basis. The Company uses the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.

A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Any accrued U.S. federal, state and foreign income tax balances are treated as settled with the Parent as of the end of each year. Therefore, they are included in “Net Parent investment” and “Net investment from Parent” in the accompanying financial statements.

Recently Issued Accounting Pronouncements

On August 27, 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements - Going Concern ("ASU 2014-15"). The standard provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter (July 1, 2016 for the Company), with early adoption permitted. The Company adopted ASU 2014-05 and it has been disclosed within the financial statements.

In November 2015, the FASB issued Accounting Standard Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17). This standard requires deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. The amendments in this Update are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The amendment may be applied prospectively or retrospectively. Early adoption is permitted. The Company has not yet selected a transition method and is still evaluating the impact of the adoption on its financial statements.

In September 2015, the FASB issued Accounting Standard Update No. 2015-16, Business Combinations - Simplifying the Accounting for Measurement-Period Adjustments ("ASU 2015-16"). This standard requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the ASU 2015-16 require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017 (July 1, 2017 for the Company). The Company does not believe that the adoption of ASU 2015-16 will have a material impact on its consolidated financial statements.

In April 2015, the FASB issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40) ("ASU 2015-05"). ASU 2015-05 provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. ASU 2015-05 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The Company believes the adoption of ASU 2015-02 will not have a material effect on its financial statements.

In May 2014, the FASB issued Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017 (July 1, 2018 for the Company). Early adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company has not yet selected a transition method nor has it determined the impact of adoption on its financial statements.

4. Acquisitions

On January 29, 2014, the Company acquired Dijit Media, a San Francisco based maker of technology that helps consumers search for, find, and set reminders for their favorite TV shows and movies wherever and whenever they are offered. The total consideration transferred was $3,335, which represented $2,809 of common shares issued by the Parent and $526 of contingent consideration. Intangible assets and goodwill in the amount of $1,820 and $1,945 were recognized along with $438 of assumed liabilities in connection with the acquisition. The operations of this acquisition are not material, and thus, pro forma disclosures are not presented. Goodwill related to the acquisition is non-deductible for income tax purposes.

5. Property and Equipment

Property and equipment consisted of the following as of June 30, 2015 and 2014:

	June 30,	June 30,
	2015	2014
Leasehold improvements	$7	$7
Computer equipment	-	10
Software	158	155
	165	172
Accumulated depreciation and amortization	(51)	(75)
Property and equipment, net	$114	$97

Depreciation and amortization charges included in Selling, general and administrative expenses for the fiscal years ended June 30, 2015 and 2014 amounted to $62 and $128, respectively.

6. Intangible Assets and Goodwill

Intangible assets consist of the following:

Amortization of intangible assets in the amount of $1,827 and $3,898, respectively, is included in Selling, general and administrative expenses for the fiscal years ended June 30, 2015 and 2014.

Future annual amortization expense expected is as follows:

Activity in the goodwill balance is as follows:

7. Commitments and Contingencies

Operating Leases

The Company maintains operating leases for several satellite offices. There are no capital leases. Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term. Total rent expense, net of sublease income, for the Company under operating leases recorded  for  the fiscal years  ended  June  30,  2015  and  2014  was $164 and $31,  respectively. The Company’s future minimum rental commitments under noncancelable operating leases are as follows (amounts are shown net of contractual sublease income):

Litigation

On August 17, 2012, the Parent was served with a patent infringement lawsuit filed on August 13, 2012 by Blue Spike, LLC ("Blue Spike") in the United States District Court for the Eastern District of Texas, Tyler Division (Civil Action No. 6:12-CV-526). The lawsuit claims patent infringement under U.S. Patent numbers 7,346,472, 7,660,700, 7,949,494, and 8,214,715 in connection with the Company's audio recognition technology. Blue Spike has commenced suits against numerous other companies involving the same patent family. The Parent settled the lawsuit with Blue Spike on April 22, 2015, and issued 50,000 shares of common stock to Blue Spike in connection with the settlement, and based on a closing price of $2.77 on that date, such shares had a fair value of $139.

The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of our outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond our control. As such, there can be no assurance that the final outcome will not have a material adverse effect on the Company's financial condition and results of operations.

8. Share Based Payments

Equity Incentive Plan

The 2011 Executive Incentive Plan (the "Plan") of the Parent was approved on February 21, 2011 by the written consent of the holder of a majority of the Parent's outstanding common stock. The Plan provides the Parent the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines.  Pursuant to the Executive Incentive Plan and the employment agreements, between February 15, 2011 and June 30, 2015, the Compensation Committee of the Company's Board of Directors authorized the grants of restricted stock and stock options.

Certain employees of the Parent participate in the plan. Share-based compensation is derived from those equity awards granted by the Parent.  Share-based compensation expense in the amount of $7,538 and $8,368 respectively, has been allocated and recognized by the Company for the years ended June 30, 2015 and 2014, relating to employees of both shared operations.  As the stock based compensation plans are the Parent’s plans, the amounts have been recognized through “Net Parent investment” on the balance sheets.

9. Income Taxes

During the periods presented in the financial statements, the Company did not file separate tax returns, as the Company was included in the consolidated tax returns of the Parent within the respective entity’s tax jurisdiction. The income tax provision (benefit) included in these financial statements has been calculated using the separate return basis, as if the Company filed separate tax returns.

For the fiscal years ended June 30, 2015 and 2014, the Company did not record an income tax benefit because it has incurred taxable losses and has no history of generating taxable income and therefore the Company cannot presently anticipate the realization of a tax benefit on its federal and state net operating loss carryforwards. At June 30, 2015 the Company has an income tax net loss carryforward of $115 million, which will begin to expire in 2030. The Company has established a full valuation allowance against its deferred tax assets as of June 30, 2015 and 2014. Income tax expense for the fiscal years ended June 30, 2015 and 2014 was $87 and $86, respectively.

A reconciliation of the statutory U.S. federal tax rate and our effective tax rate is as follows:

	Year ended	Year ended
Description	June 30, 2015	June 30, 2014
Statutory U.S. federal tax rate	35.00%	35.00%
State and local income taxes - net of federal benefit	10.37%	10.37%
Valuation allowance	-45.37%	-45.37%
Effective tax rate	-	-

The components of deferred taxes as of June 30, 2015, are as follows:

Deferred tax assets:	(in thousands)
Share based compensation	$-
Start-up expenditures	5,236
Other	306
Operating loss carryforward	52,838
Depreciation and amortization	1,780
Total deferred tax assets	60,160
Deferred tax liabilities:
Depreciation and amortization	(1,845)
Valuation allowance	(58,853)
Deferred tax liability, net	$(538)

The components of deferred taxes as of June 30, 2014, are as follows:

Deferred tax assets:	(in thousands)
Share based compensation	$-
Start-up expenditures	5,674
Other	242
Operating loss carryforward	39,670
Depreciation and amortization	1,625
Total deferred tax assets	47,211
Deferred tax liabilities:
Depreciation and amortization	(669)
Valuation allowance	(46,704)
Deferred tax liability, net	$(162)

The net deferred tax liability is included in other long term liabilities in the accompanying balance sheets.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

10. Related Party Transactions

The Company receives support from the Parent for certain corporate expenses including, but not limited to, finance, human resources, benefits administration, procurement support, information technology, legal, corporate strategy, corporate governance and other professional services and general commercial support functions. Total allocated expenses amounted to $3,262 and $5,936, of which $201 and $(23) is related to stock compensation and $350 and $502 is related to depreciation expense for the years ended 2015 and 2014, respectively. These expenses are included as part of “Selling, general and administrative expenses” in the statement of operations and have been allocated to Viggle on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenue, employee salaries or other measures.

The Parent has a shared services agreement with SFX, pursuant to which it shares costs for services provided by several of the Company's and/or SFX's employees. Employees are paid by their current employers, and SFX reimburses the Company directly for its portion of such salary and benefits and Parent reimburses SFX directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  Certain employees of the Company may provide content and programming  to  SFX,  subject  to  reimbursement  based  on  salary  and  benefits  for  the  employees  providing  the  services,  plus 20%  for miscellaneous overhead, based on a reasonable estimate of time spent.

Sales Agency Agreement

Beginning in 2015, the Parent entered into a sales agency agreement (the “Sales Agreement”) with SFX-94 LLC (“SFX-94”), a subsidiary of SFX, pursuant to which the Parent appoints SFX-94 as its exclusive sales agent for the sale of advertising and sponsorships. The Company has agreed to pay SFX-94 a 25% commission on sales made by SFX-94. For barter transactions, the Company will reimburse SFX-94 for any out of pocket and direct costs incurred by SFX-94 with respect to such barter sales (rather than the commission set forth above), and third party ad networks will be excluded from the Sales Agreement.

The Sales Agreement has a three-year term, and can be terminated by the Parent on 90 days’ notice.

Advertising Revenue

During the year ended June 30, 2015, the Company provided certain advertising and related services to SFX and its subsidiaries. The total amount of net revenue was $457 and such amount was due from SFX at June 30, 2015.

Marketing Expense

During the year ended June 30, 2015, SFX, and certain subsidiaries of SFX, provided certain marketing and related services to the Company. The total amount of marketing expense was $483 and such amount was due to SFX at June 30, 2015.

License Agreement

The Parent has an audio recognition and related loyalty program software license and services agreement with SFX. Pursuant to the terms of the license agreement, SFX paid the Company $5,000 to license its audio recognition software and related loyalty platform for a term of ten years. The amount was deferred and is being amortized over the ten year period. For the years ended June 30, 2015 and 2014, the Company recognized $500 and $146, respectively, of revenue related to this agreement.

11. Subsequent Events

Sales Agency Agreement

On January 22, 2015, the Parent entered into the Sales Agreement with SFX, a subsidiary of SFX Entertainment, Inc., pursuant to which the Parent appointed SFX as its exclusive sales agent for the sale of advertising and sponsorships. Pursuant to the Sales Agreement, the Company consented to SFX’s hiring of 25 members of the Company’s sales team, and SFX agreed that it would sell advertising and sponsorships on behalf of Viggle during the term of the Sales Agreement. The parties have agreed to terminate the Sales Agreement effective as of September 22, 2015, and the Company plans to hire eight members of the SFX sales team as of that date.

Asset Purchase Agreement

On December 13, 2015, the Parent entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Perk.com, Inc., an Ontario corporation (“Perk”). Perk’s shares are currently traded on the Toronto Stock Exchange.  In connection with the Asset Purchase Agreement, the Parent will sell to Perk the assets related to the company’s rewards business, including Viggle’s application.

ANNEX D

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Unaudited interim condensed consolidated statements of financial position
As at September 30, 2015 and December 31, 2014
(In thousands of U.S. dollars)

	September 30,	December 31,
	2015	2014
	$	$

Assets
Current assets
Cash	19,886	2,273
Trade receivables	12,220	6,423
Prepaid expenses and other current assets (Note 8)	1,014	246
Income tax receivable	74	533
	33,194	9,475
Non-current assets
Restricted marketable securities (Note 9)	881	-
Other assets (Note 8)	50	-
Property and equipment (Note 10)	631	164
Intangible assets (Note 11)	5,321	100
Goodwill (Note 11)	3,757	-
	43,834	9,739

Liabilities
Current liabilities
Bank credit facility (Note 12)	772	2,696
Trade and other payables (Note 8)	6,404	788
Unredeemed rewards liability	658	240
Current portion of loans and borrowings (Note 12)	1,239	2,298
Current portion of provisions for contingent consideration (Note 13)	325	-
Current portion of deferred lease inducements	6	-
Income taxes payable	879	90
	10,283	6,112
Non-current liabilities
Loans and borrowings (Note 12)	339	-
Provisions for contingent consideration (Note 13)	3,017	-
Deferred tax liabilities (Note 14)	2,120	805
Deferred lease inducements	51	33
	15,810	6,950

Commitments and contingencies (Note 19)

Shareholders’ equity
Share capital (Note 15)	25,488	1,068
Contributed surplus (Note 15)	1,438	321
Accumulated other comprehensive income (loss)	(28)	9
Retained earnings	1,126	1,365
	28,024	2,763
Non-controlling interest	-	26
	43,834	9,739

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Unaudited interim condensed consolidated statements of operations and comprehensive loss
Three and nine months ended September 30, 2015 and 2014
(In thousands of U.S. dollars, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	$	$	$	$

Revenue	13,283	5,192	31,607	10,212

Cost of sales	7,006	2,807	17,321	4,205

Gross profit	6,277	2,385	14,286	6,007

Expenses
Employee compensation and benefits	2,944	883	6,111	2,050
Marketing and user acquisition	436	787	1,558	2,606
General and administrative	1,250	400	3,354	1,101
Depreciation of property and equipment	95	13	162	37
Amortization of intangible assets	357	-	647	-
Transaction costs	1,534	-	1,534	-
	6,616	2,083	13,366	5,794

Income (loss) from operations	(339)	302	920	213

Foreign exchange gain	(129)	-	(126)	-
Other income	(2)	(12)	(2)	(25)
Gain on revaluation of forward exchange contract (Note 25)	(288)	-	(501)	-
Gain on revaluation of provision (Note 13)	(19)	-	(19)	-
Finance cost (Note 20)	228	52	553	52
Income (loss) before income taxes	(129)	262	1,015	186

Income tax expense (recovery)
Current	745	147	838	145
Deferred (Note 14)	52	-	348	-
	797	147	1,186	145
Net income (loss) from continuing operations	(926)	115	(171)	41

Discontinued operation
Loss for the period from discontinued operation net of tax (Note 7)	-	-	-	(30)
Net income (loss) for the period	(926)	115	(171)	11

Net income attributable to non-controlling interest	-	6	3	1
Net income (loss) attributable to the shareholders of the Company	(926)	109	(174)	10

Other comprehensive loss for items to be reclassified to net income or loss in subsequent periods
Foreign currency translation adjustment	(19)	(117)	(37)	(119)
Total comprehensive loss for the period	(945)	(8)	(211)	(109)

Net income (loss) per share (Note 16)
Basic net income (loss) per share	(0.05)	0.01	(0.01)	0.00
Diluted net income (loss) per share	(0.05)	0.01	(0.01)	0.00
Basic net income (loss) per share from continuing operations	(0.05)	0.01	(0.01)	0.00
Diluted net income (loss) per share from continuing operations	(0.05)	0.01	(0.01)	0.00

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Unaudited interim condensed consolidated statements of cash flows
Nine months ended September 30, 2015 and 2014
(In thousands of U.S. dollars)

	2015	2014
	$	$

Operating activities
Net income (loss) for the period	(174)	10
Adjustments to reconcile net loss to net cash flows from operating activities
Income attributable to non-controlling interest	3	1
Depreciation of property and equipment	162	37
Amortization of intangible assets	647	-
Finance cost (Note 20)	553	52
Foreign exchange gain	(11)	-
Amortization of deferred lease inducements	(13)	(15)
Share-based payments (Note 17)	689	17
Income tax expense	838	145
Deferred Income tax expense (Note 14)	348	-
Transaction costs	1,534	-
Gain on revaluation of provisions (Note 13)	(19)	-
Change in non-cash operating working capital (Note 22)	(3,492)	(2,541)
Cash generated by (used in) operating activities	1,065	(2,294)
Income tax refund received	504	-
Income taxes paid	(85)	-
	1,484	(2,294)

Investing activities
Net cash acquired in business acquisitions (Note 4, 5 and 6)	766	-
Decrease in restricted cash	20	-
Additions to property and equipment (Note 10)	(161)	(60)
Additions to intangible assets (Note 11)	(12)	-
	613	(60)

Financing activities
Proceeds from exercise of stock options	103	-
Proceeds from exercise of common stock warrants	627	-
Proceeds from conversion of term loans to preferred shares (Note 15)	75	-
Proceeds from brokered private placement	17,948	-
Proceeds from convertible term loans	-	2,172
Proceeds from bank credit facility	8,677	1,673
Repayment of bank credit facility	(10,601)	-
Repayment of term loan (Note 12)	(1,102)	-
Finance cost paid	(209)	(8)
	15,518	3,837

Effect of foreign currency exchange rate changes on cash	(2)	(108)

Increase in cash	17,613	1,375
Cash, beginning of period	2,273	1,321
Cash, end of period	19,886	2,696

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Unaudited interim condensed consolidated statements of changes in shareholders’ equity
Nine months ended September 30, 2015 and 2014
(In thousands of U.S. dollars)

	Series AA		Series A		Series A-1		Common shares		Restricted shares
Nine months ended September 30, 2015	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Contributed Surplus	Accumulated other comprehensive loss	Retained Earnings	Noncontrolling Interest	Total shareholders' equity
		$		$		$		$		$		$	$	$	$

Balance, January 1, 2015	400,000	60	3,333,330	1,000	-	-	8,500,010	8	-	-	321	9	1,365	26	2,789
Preferred stock issuance, net	-	-	600,000	180	1,358,016	2,400	-	-	-	-	-	-	-	-	2,580
Conversion of preferred stock to common stock	(400,000)	(60)	(3,933,330)	(1,180)	(1,358,016)	(2,400)	5,691,346	3,640	-	-	-	-	-	-	-
Conversion of common voting shares to restricted voting shares	-	-	-	-	-	-	(2,158,474)	-	2,158,474	-	-	-	-	-	-
Shares issued in conjunction with brokered private placement (Note 4)	-	-	-	-	-	-	4,000,000	19,640	-	-	-	-	-	-	19,640
Transaction costs for brokered private placement (note 4)	-	-	-	-	-	-	-	(2,658)	-	-	677	-	-	-	(1,981)
Shares issued in conjunction with reverse take-over transaction (Note 4)	-	-	-	-	-	-	299,996	1,475	-	-	108	-	-	-	1,583
Shares issued in conjunction with acquisition of AppRedeem (Note 5)	-	-	-	-	-	-	706,864	2,241	-	-	-	-	-	-	2,241
Employee share-based compensation	-	-	-	-	-	-	75,000	237	-	-	-	-	-	-	237
Stock-based compensation (Note 17)	-	-	-	-	-	-	-	-	-	-	654	-	-	-	654
Warrant-based compensation	-	-	-	-	-	-	-	-	-	-	34	-	-	-	34
Exercise of stock options	-	-	-	-	-	-	654,530	169	-	-	(66)	-	-	-	103
Common stock warrants exercised	-	-	-	-	-	-	1,489,693	736	-	-	(290)	-	-	-	446
Change in translation adjustment	-	-	-	-	-	-	-	-	-	-	-	(37)	-	-	(37)
Acquisition of non-controlling interest in Perk SPL	-	-	-	-	-	-	-	-	-	-	-	-	(65)	(29)	(94)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(174)	3	(171)
Balance, September 30, 2015	-	-	-	-	-	-	19,258,965	25,488	2,158,474	-	1,438	(28)	1,126	-	28,024

	Series AA		Series A		Series A-1		Common shares		Restricted shares
Nine months ended September 30, 2014	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Contributed Surplus	Accumulated other comprehensive	Retained Earnings	Noncontrolling Interest	Total shareholders' equity
		$		$		$		$		$	$	$	$	$	$

Balance, January 1, 2014	400,000	60	3,333,330	1,000	-	-	8,350,010	1			14	17	1,293	9	2,394
Stock -based compensation	-	-	-	-	-	-	-	-			17	-	-	-	17
Stock options exercised	-	-	-	-	-	-	150,000	2			-	-	-	-	2
Change in translation adjustment	-	-	-	-	-	-	-	-			-	(119)	-	-	(119)
Net income	-	-	-	-	-	-	-	-			-	-	10	(1)	9
Balance, September 30, 2014	400,000	60	3,333,330	1,000			8,500,010	3			31	(102)	1,303	8	2,303

Unaudited interim condensed consolidated financial statements of

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)

Three and nine months ended September 30, 2015 and 2014

Notice of disclosure of non-auditor review of interim condensed consolidated financial statements pursuant to National Instrument 51-02, Part 4, subsection 4.3(3)(a)  issued by the Canadian Securities Administrators.

The accompanying unaudited interim condensed consolidated financial statements of Perk.com Inc. for the three and nine months ended September 30, 2015 and 2014 have been prepared in accordance with International Accounting Standard 34, Interim Financial Reporting as issued by the International Accounting Standards Board and are the responsibility of the Company’s management. The Company’s independent auditors have not performed an audit or a review of these interim condensed consolidated financial statements.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
 (In thousands of U.S. dollars, except per share amounts)

1.	Corporate information

Perk.com Inc. (the “Company” or “Perk”), formerly named Mira VI Acquisition Corp. ("Mira VI"), was incorporated under the Ontario Business Corporations Act on November 5, 2014.  Mira VI was initially classified as a Capital Pool Company ("CPC"), as defined in Policy 2.4 of the TSX Venture Exchange Inc. (the "TSXV") Corporate Finance Manual. On July 10, 2015, Mira VI Subco Inc. (“Mira VI Subco”), a wholly owned subsidiary of Mira VI, merged with Perk.com US Inc. (“Perk US”).  The transaction was structured as a reverse triangular merger under the Delaware General Corporation Law, as a result of which Perk US became a wholly owned subsidiary of Mira VI. Subsequent to the transaction, Mira VI changed its name to Perk.com Inc. and Mira VI Subco’s name was changed to Perk.com US Inc.

Perk leverages its mobile rewards platform and its proprietary mobile and desktop applications to bring relevant content and advertising to millions of users.  Through its Appsaholic Software Development Toolkit (“SDK”), the Company offers its rewards platform to mobile application developers around the globe for increasing monetization and user retention. The address of the Company’s registered office is 720 Brazos Street, Suite 110, Austin, TX USA, 78701.

2.	Basis of preparation

(a)	Statement of compliance

These unaudited interim condensed consolidated financial statements (the “interim financial statements”) have been prepared in accordance with International Accounting Standard 34, Interim Financial Reporting (“IAS 34”) as issued by the International Accounting Standards Board (“IASB”) and on a basis consistent with the accounting policies disclosed in the Company’s annual audited consolidated financial statements for the year ended December 31, 2014 (the “2014 financial statements”).

The notes presented in these interim financial statements include in general only significant changes and transactions occurring since the Company’s last year end, and are not fully inclusive of all disclosures required by IFRS for annual financial statements. These interim financial statements should be read in conjunction with the 2014 financial statements, including the notes thereto.

The interim financial statements were authorized for issue by the Board of Directors on November 4, 2015.

(b)	Basis of measurement

The interim financial statements have been prepared under the historical cost basis, except for restricted marketable securities and provisions for contingent consideration which are measured at fair market value.

The interim financial statements are prepared on a going-concern basis.

(c)	Functional and presentation currencies

These interim financial statements are presented in United States dollars (“U.S. dollars”) as this is the currency of the primary economic environment in which the Company operates.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

2.        Basis of preparation (continued)

(d)	Use of estimates and judgments

The preparation of the interim financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue, and expenses. Actual results could differ materially from these estimates and assumptions.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

The Company has applied significant estimates and assumptions to the following: estimates of the fair value of assets and liabilities acquired in business combinations, provisions for contingent consideration, the lives of intangible assets and property and equipment, utilization of tax losses and valuation of deferred income taxes, determining the recoverable amount of non-financial assets when testing for impairment, valuing its financial instruments, and the valuation of stock options for share-based payments. The Company has applied significant estimates and assumptions to the classification of the current and non-current portion of the term loans and provisions for contingent consideration. The Company also made judgments in applying accounting policies to revenue and cost recognition.

(e)	Recent accounting pronouncements not yet adopted

The IASB has issued new standards and amendments to existing standards. These changes are not yet adopted by the Company and could have an impact on future periods.

IFRS 9 – Financial Instruments (“IFRS 9”)

The IASB issued IFRS 9 as a first phase in its ongoing project to replace IAS 39, Financial instruments: recognition and measurement (“IAS 39”). IFRS 9, which is to be applied retrospectively, is effective for annual periods beginning on or after January 1, 2018, with earlier application permitted.

IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial asset. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The standard also adds guidance on the classification and measurement of financial liabilities. The Company is currently evaluating the impact of this new pronouncement on its consolidated financial statements.

IFRS 15 – Revenue from Contracts with Customers (“IFRS 15”)

In 2014 the IASB issued IFRS 15 which supersedes existing standards and interpretations including IAS 18, Revenue.

IFRS 15 introduces a single model for recognizing revenue from contracts with customers with the exception of certain contracts under other IFRS’. The standard requires revenue to be recognized in a manner that depicts the transfer of promised goods or services to a customer and at an amount that reflects the expected consideration receivable in exchange for transferring those goods or services. The standard is effective for annual periods beginning on or after January 1, 2018. The Company is assessing the impact of this standard on its consolidated financial statements.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

3.        Significant accounting policies

The following accounting policies have been added or updated from the policies that were included in the Company’s 2014 financial statements. These interim financial statements should be read in conjunction with the Company’s 2014 financial statements, which contain a full disclosure of accounting policies applied by the Company.

           (a)  Basis of consolidation

These interim financial statements include the accounts of the Company and the accounts of its wholly-owned and majority-owned subsidiaries including: Perk.com US Inc., Perkstar LLC, Perk.com Software Private Limited, Perk.com Canada Inc., and AppRedeem Inc. as of their respective dates of formation or acquisition. All significant intercompany balances and transactions have been eliminated on consolidation.

          (b)   Business combinations

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of the assets transferred by the Company, liabilities incurred by the Company to the former owners of the acquiree and the equity interests issued by the Company in exchange for control of the acquiree. Acquisition-related costs are recognized in profit or loss as incurred unless they relate to the issuance of debt or equity in which case they are recorded net of the related financing.  At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their fair value.

Goodwill is measured as the excess of the sum of the consideration transferred over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. If, after reassessment, the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed exceeds the sum of the consideration transferred, the excess is recognized immediately in the statement of operations and comprehensive income (loss) as a bargain purchase gain.

When the consideration transferred by the Company in a business combination includes assets or liabilities resulting from a contingent consideration arrangement, the contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination.

The subsequent accounting for changes in the fair value of the contingent consideration that does not qualify as measurement period adjustments depends on how the contingent consideration is classified. Contingent consideration that is classified as equity is not re-measured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is re-measured at subsequent reporting periods in accordance with IAS 39, or IAS 37 Provisions, Contingent Liabilities and Contingent Assets, as appropriate, with the corresponding gain or loss being recognized in the statement of operations and comprehensive income (loss).

          (c)   Goodwill

Goodwill is not amortized but is tested for impairment annually or whenever there is an indication of impairment.  Goodwill is measured at cost less accumulated impairment losses.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

3.        Significant accounting policies (continued)

          (d)   Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation.  The timing or amount of the outflow may still be uncertain.  Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability.  The unwinding of the discount is recognized as finance cost.

(e)   Financial instruments

I.	Non-derivative financial instruments

The Company initially recognizes loans and receivables and deposits on the date they originate. All other financial assets (including assets designated at fair value through profit or loss) are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the consolidated statements of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Financial instruments are, for measurement purposes, grouped into categories. The classification depends on the purposes and is determined upon initial recognition. The Company has the following categories of non-derivative financial instruments: financial instruments at fair value through profit or loss, loans and receivables and other financial liabilities.

i.	Financial assets and liabilities at fair value through profit or loss

A financial asset or liability is classified at fair value through profit or loss if it is classified as held for trading or is designated as such upon initial recognition. Financial assets are designated at fair value through profit or loss if the Company manages such investments and makes purchase and sale decisions based on their fair value in accordance with the Company’s documented risk management or investment strategy. Upon initial recognition, attributable transaction costs are recognized in the statement of operations and comprehensive income (loss) as incurred. Financial assets and liabilities at fair value through profit or loss are measured at fair value, and changes therein are recognized in the statement of comprehensive income (loss). The Company’s derivative forward exchange contracts, restricted marketable securities and provisions for contingent consideration are classified as fair value through profit or loss.

Restricted marketable securities consists of deposits with major financial institutions to secure credit card facilities, letters of credit, and escrowed funds. Restricted marketable securities are classified as current or long term based on the nature of the restriction.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

3.        Significant accounting policies (continued)

(e)   Financial instruments (continued)

Provisions for contingent consideration consists of estimated future payments in cash and the Company’s common shares related to business acquisitions and are classified as current or long term based on the estimated timing of the future payments.

ii.	Loans and receivables

Loans and receivables, which include cash, trade accounts receivable, and other current assets are recognized initially at fair value less any directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Cash includes cash balances and cash deposits with original maturities of three months or less.

iii.	Other financial liabilities

The Company initially recognizes debt securities issued and subordinated liabilities on the date that they originated. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial liability when its contractual obligations are discharged, cancelled, or expired.

The Company has the following other financial liabilities:

bank credit facility;

trade and other payables;

unredeemed rewards liability; and

loans and borrowings.

Such financial liabilities are recognized initially at fair value less any directly attributable transaction costs. Subsequent to initial recognition and measurement, these financial liabilities are measured at amortized cost using the effective interest method.

II.	Derivative financial asset

From time to time the Company enters into forward exchange contracts to mitigate exchange rate fluctuations. The Company recognizes these contracts initially at fair value with attributable transaction costs recognized in profit and loss as incurred. Subsequent to initial recognition, derivatives are measured at fair value with any gains or losses being recognized in net income (loss).

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

4.	Merger

On July 10, 2015, Perk US completed a merger with Mira VI Subco Inc., a subsidiary of Mira VI. The merger was a qualifying transaction in accordance with the policies of the TSXV. The merger was structured as a reverse-triangular merger under the Delaware General Corporation Law.  As a result of the merger, Perk US became a wholly-owned subsidiary of Mira VI.  In conjunction with the merger, Perk US exchanged all outstanding Series AA, Series A, Series A-1 Preferred Shares (collectively the “Preferred Shares”) for common stock of the Company.  At the time of the merger, all of the outstanding common stock of Perk US was exchanged for common stock of Mira VI and all options and warrants of Perk US were converted into options and warrants of Mira VI.  The qualifying transaction as defined by the TSXV, constituted a reverse take-over of Mira VI resulting in the former shareholders of Perk US owning a majority of the outstanding shares of Mira VI which was considered the resulting issuer.  Subsequent to the transaction, Mira VI changed its name to Perk.com Inc. and Mira VI Subco’s name was changed to Perk.com US Inc.

Prior to the completion of the transaction, the common shares of Mira VI were consolidated on the basis of 41.6667 common shares outstanding prior thereto to one common share outstanding thereafter. Immediately prior to giving effect to the merger, Mira VI had 299,996 common shares and 36,000 common share stock options issued and outstanding.

In connection with the merger 299,996 common shares and 36,000 common share options in Mira VI were exchanged for shares of Perk US at a one to one ratio.

In connection with the merger , on June 2, 2015, Perk US completed a private placement of 4,000,000 subscription receipts (the “Subscription Receipts”) for aggregate gross proceeds of Canadian dollar (herein after “CAD”) $25,000,000 (U.S.$19,640) at a price of CAD  $6.25  (U.S.$4.93) per Subscription Receipt. Each Subscription Receipt was convertible into one share of common stock of Perk US (the “Private Placement”). The common shares of Perk US were then exchanged for common shares of Perk.com Inc. (formerly, Mira VI) at the time of the merger.  Net proceeds from the Private Placement were CAD $22,506,224 (U.S. $17,659) after deducting agent fees of CAD $1,716,545 (U.S. $1,348) and professional fees of CAD $777,231 (U.S. $633).  Perk US also issued the agents for the Private Placement 240,000 options to acquire its common shares, with an estimated fair value of CAD $860,726 (U.S. $677).

After giving effect to the Private Placement, the Agent Stock Options, the exchange of the Preferred Shares, exchange of the warrants, and the merger, Mira VI had 18,467,101 voting common shares, 2,158,474 restricted voting common shares, 384,326 common share warrants, and 671,000 common share options issued and outstanding.

Although the proposed qualifying transaction resulted in the resulting issuer becoming a wholly owned subsidiary of Mira VI, the proposed qualifying transaction constituted a reverse take-over of Mira VI, inasmuch as the former shareholders of Perk US subsequently owned a majority of the outstanding shares of the resulting issuer and 4 of the 7 members of the resulting issuer Board of Directors are designees of Perk.

As a result of the transaction described above, the former shareholders of Perk US acquired control of Mira VI as they owned the majority of the outstanding shares of the Company upon completion of the merger transaction.  This transaction resulted in a reverse takeover with Perk US being identified as the accounting acquirer and the net assets of Mira VI being recorded at fair value at the date of the transaction. Consequently, the historical results of operations are those of Perk US.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

4.	Merger (continued)

The following summarizes the reverse take-over transaction costs and the Mira VI net assets acquired by Perk US:

Purchase consideration	CAD $	U.S. $
Consideration in the Company's common shares (a)	1,875	1,475
Options (b)	137	108
Fair value of consideration	2,012	1,583

Identifiable assets acquired:	CAD $	U.S. $
Cash	202	161
Prepaid and other current assets	3	2
Net assets acquired	205	163
Reverse takeover transaction costs	1,807	1,420

(a) Upon the issuance of the financing, shares issued as consideration were measured using the   market price of Perk’s shares, which were determined by the value of the private placement completed concurrently with the merger being CAD $6.25 per share (U.S. $4.93) on July 10, 2015.

(b) Mira VI stock options re-issued as consideration to the former option holders of Mira VI. The estimated fair values of the options re-issued to option holders of Mira VI were calculated using the Black-Scholes option pricing model with the following variables:

Option holders	Number of options	Fair value of each option	Fair value of options	Black-Scholes model assumptions

				- Exercise price of $4.17 CAD
				- Exercise option life of 9.44 years
Sponsors	30,000	$3.20	$96	- Risk-free rate of 1.68%
				- Dividend yield of nil
				- Expected volatility of 46.24%

				- Exercise price of $4.17 CAD
				- Exercise option life of 1.44 years
Agents	6,000	$1.92	$12	- Risk-free rate of 0.49%
				- Dividend yield of nil
				- Expected volatility of 44.49%

Total	36,000		$108

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

5.	Business acquisitions

Tsavo Mobile Web, a division of Orion Foundry (Canada) Inc.

On April 17, 2015, the Company’s wholly owned subsidiary, Perk.com Canada Inc. (“Perk Canada”) acquired certain assets and assumed specific liabilities of Tsavo Mobile Web (“Tsavo”), a division of Orion Foundry (Canada) Inc. (“Orion”) the (“Vendor”), a Waterloo, Ontario based firm for consideration of $4,389.

The assets include websites, mobile apps, employees, technology including an online advertising customer acquisition platform, and capital assets including office furniture and computers. The acquisition provides the Company with a publishing and analysis platform providing a network of rich content websites, blogs, apps, and search properties that generates its revenues from pay-per-click and display advertisements across on-line properties. In addition, the acquisition provides the Company with assets that Perk can integrate its reward model with, access to necessary infrastructure required for the Company, and a team of employees with complementary skills, including online customer acquisition.

Under the terms of the purchase and sale agreement, Perk Canada is required to pay the Vendor 50% of the EBITDA (the “EBITDA Payments”) generated from the Tsavo assets, as defined in the purchase and sale agreement, on a quarterly basis, until April 17, 2018. In connection with the acquisition, Perk Canada issued an undertaking guaranteed by Perk, which provided that should the EBITDA Payments made to the vendor aggregate to less than $2,000, Perk Canada shall make a top-up payment equal to such shortfall.  Perk Canada has accounted for the guaranteed amount due to the vendor of $2,000 as an issuance of a non-interest-bearing debt obligation.  The first $2,000 in cumulative EBITDA Payments is to be applied against the debt obligation, with all payments in excess of $2,000 being applied to the provision for contingent consideration.  Payments of contingent consideration have been deferred until the Company satisfies the debt obligation related to the acquisition. In the event the note has not been paid in full by April 17, 2018, through EBITDA Payments, the remaining balance is due in full on April 17, 2018.

In addition, Perk Canada issued a DMTC Undertaking, guaranteed by Perk, which provided that should Orion receive less than $10,000,000 Canadian dollars of digital media tax credits from date of close through until April 17, 2018, for tax years ending prior to the sale of the Tsavo assets, Perk Canada shall make an additional payment to the seller of up to a maximum of $750.

The debt obligations are secured by the assets of Perk Canada, and guaranteed by Perk.

The acquisition was accounted for using the acquisition method in accordance with IFRS 3, Business Combinations, with the results of operations consolidated with those of the Company effective April 17, 2015. Acquisition transaction costs of $51 were recorded in transaction costs within income / (loss) from operations.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

5.	Business acquisitions (continued)

Tsavo Mobile Web, a division of Orion Foundry (Canada) Inc. (continued)

The preliminary allocation of the purchase price is as follows:

Purchase consideration	$
Vendor take-back note	1,628
Provision for contingent consideration	2,761
Fair value of consideration transferred	4,389

Assets:
Current assets
Cash	465
Trade accounts receivable	2,593
Prepaid and other current assets	283
Restricted cash	901
Property and equipment	464
Customer related assets	1,559
Technology related assets	1,952
Domain and content related assets	1,365
Computer software	16

Liabilities:
Current liabilities
Trade and other payables	(4,920)
Loans and borrowings	(1,000)
Deferred tax liabilities	(534)
Deferred lease inducements	(33)
Fair value of net identifiable assets and liabilities assumed	3,111
Goodwill	1,278

These fair values are preliminary and based on Management’s estimates and are subject to change once the final valuations of customer-related, technology-related, domain and content-related assets and the fair of the debt obligation and provision for contingent consideration have been completed.

Goodwill represents the expected operational synergies and the value of Tsavo’s assembled workforce and is expected to be deductible for tax purposes.

AppRedeem Inc.

On September 21, 2015, Perk acquired 100% of the issued and outstanding shares of AppRedeem Inc. (“AppRedeem”), a San Francisco, California based innovator in rewarded video for mobile devices for consideration of $2,585. The acquisition provides Perk with enhanced scale and an increased user base in the mobile rewards space. The purchase price was comprised of 706,864 common shares of Perk with a value of $2,241 issued on the closing date of the acquisition (the “Closing Date”), plus an additional 124,737 common shares with a value of $344 to be issued within one year of the Closing Date, subject to adjustment in connection with the net working capital adjustment and indemnification provisions of the definitive transaction agreement.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

5.	Business acquisitions (continued)

AppRedeem Inc. (continued)

The acquisition was accounted for using the acquisition method in accordance with IFRS 3, Business Combinations, with the results of operations consolidated with those of the Company effective September 21, 2015. Estimated acquisition transaction costs of $50 were recorded in transaction costs within income / (loss) from operations.

The preliminary allocation of the purchase price is as follows:

Purchase consideration	$
Consideration in the Company's common shares (706,864 common shares)	2,241
Provision for contingent consideration in the Company's common shares (124,737 common shares) (a)	344
Fair value of consideration transferred	2,585

Assets:
Current assets
Cash	237
Trade accounts receivable	470
Prepaid and other current assets	69
Property and equipment	4
Technology related assets	381
User base	583

Liabilities:
Current liabilities
Trade and other payables	(1,254)
Deferred tax liabilities	(384)
Fair value of net identifiable assets and liabilities assumed	106
Goodwill	2,479

(a) Shares are issuable in two tranches, with 20,791 related to the working capital targets and 103,946 related to the indemnification provisions. The fair value of the working capital and indemnification shares expected to be issued was estimated to be $63 and $281 respectively at September 21, 2015 and recorded within provisions for contingent consideration on the statement of financial position. The fair value of the contingent shares on the date of acquisition was determined using the Black-Scholes option pricing model (Note 13).

These fair values are preliminary and based on Management’s estimates and are subject to change once the final valuations of technology-related, and user base-related assets have been completed.

Goodwill represents the expected operational synergies and the value of AppRedeem’s assembled workforce and is not expected to be deductible for tax purposes.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

5.	Business acquisitions (continued)

Pro forma disclosures

For the three and nine months ended September 30, 2015, the Company recorded revenue related to acquisitions of $6,166 and $10,151 respectively. Comprehensive income related to the acquisitions for the three and nine months ended September 30, 2015 was $500 and $149 respectively.

Had the acquisitions occurred on January 1, 2015 the Company’s pro forma revenue for the three and nine months ended September 30, 2015 would have been $13,833 and $38,963 respectively.  The pro forma comprehensive loss for the three and nine months ended September 30, 2015 would have been $1,097 and $4,377 respectively.

6.	Capital transaction

On January 4, 2013 Perk US acquired 80% of Jutera Private Software Limited (“Jutera”), an India-based limited partnership, for no consideration. Jutera focuses on technology development and operational support of Perk’s various technology platforms. The acquisition was accounted for using the acquisition method in accordance with IFRS 3, Business Combinations, with the results of operations consolidated with those of Perk US beginning on January 4, 2013.  Jutera was renamed Perk.com Software Private Limited (“Perk SPL”) on December 29, 2014.

On April 1, 2015, Perk US acquired the remaining 20% of Perk SPL, with the exception of one share, which pursuant to the laws of India, must be owned by a resident of that country. Perk US paid $97 in cash consideration for the acquisition of the remaining 20%. In accordance with IFRS 11, Joint Arrangments, Perk US accounted for the acquisition of the remaining 20% as a capital transaction, since control of Perk SPL had been attained on January 4, 2013.

7.	Discontinued operation

On June 30, 2014, Perk US effected a spin-off transaction with the co-founders of Perk US; whereby it sold 95% of its ownership of Links.IO for proceeds of $1.00. A revenue share agreement was entered into between Links.IO and Perk US; whereby Perk US would continue providing a technology platform service to Links.IO. The statement of operations and comprehensive loss for the nine months ended September 30, 2014 has been reclassified to show results from the discontinued operation of Links.IO separately from the continuing operations. There has been no income or loss from the discontinued operation during the nine months ended September 30, 2015.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

7.	Discontinued operation (continued)

Results of the discontinued operation are as follows:

Nine months ended September 30,
2014
$

Revenue	492
Cost of sales	125
Gross profit	367

Operating expenses
Marketing and user acquisition	390
390

Loss before income taxes	(23)

Income tax expense	7
Net loss, net of income tax	(30)

Nine months ended September 30,
Cash flows from (used in) discontinued operation	2014
$

Net cash from operating activities	22
Net cash used in investing activities	-
Net cash used in financing activities	(461)
Net cash used in discontinued operation	(439)

Net loss per share from discontinued operation was less than $0.01 for the nine months ended, September 30, 2014.

At the time of disposition, Links.IO’s assets included internet domain names, websites and software. The carrying value of these assets was nil.

Perk US recorded a gain of $1.00 on the transfer of the Links.IO assets, because the assets had no value at the time of disposition.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

8.	Prepaid expenses, other assets, trade and other payables

The major components of prepaid expenses and other assets are as follows:

	September 30, 2015	December 31, 2014
	$	$

Prepaid expenses	1,059	246
Other receivables
Sales tax receivable	5	-
	1,064	246

Current	1,014	246
Non-current	50	-
	1,064	246

The major components of trade and other payables are as follows:

	September 30, 2015	December 31, 2014
	$	$

Trade accounts payable	3,279	656
Accrued liabilities	3,125	132
	6,404	788

9.	Restricted marketable securities

As at September 30, 2015, the Company had $881 (December 31, 2014 – nil) in restricted marketable securities on reserve at financial institutions as security for credit card facilities. The restricted marketable securities include $6 (December 31, 2014 - nil) in accrued interest.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

10.       Property and equipment

	Furniture	Computer	Leasehold
	and fixtures	equipment	improvements	Total
	$	$	$	$
Cost
Balance, January 1, 2015	91	136	4	231
Additions through business combinations (Note 5)
	34	121	313	468
Additions	27	90	44	161
Balance, September 30, 2015	152	347	361	860

Depreciation
Balance, January 1, 2015	22	41	4	67
Depreciation for the period	23	112	27	162
Balance, September 30, 2015	45	153	31	229

Carrying amounts
At December 31, 2014	69	95	-	164
At September 30, 2015	107	194	330	631

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

11.	Intangible assets and goodwill

(a)	Intangible assets by category are as follows:
	Customer relationships		Domain and content	User Base
		Technology			Computer software	Total
	$	$	$	$	$	$
Cost
Balance, January 1, 2015	-	-	-	-	135	135
Additions through:
Business combinations (note 5)	1,559	2,333	1,365	583	16	5,856
Additions	-	-	-	-	12	12
Balance, September 30, 2015	1,559	2,333	1,365	583	163	6,003

Amortization
Balance, January 1, 2015	-	-	-	-	35	35
Amortization for the period	176	299	155	5	12	647
Balance, September 30, 2015	176	299	155	5	47	682

Carrying amounts
At January 1, 2015	-	-	-	-	100	100
At September 30, 2015	1,383	2,034	1,210	578	116	5,321

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

11.	Intangible assets and goodwill (continued)

(b)	The following details the changes in goodwill:

$

Balance, January 1, 2015	-
Additions through
Acquisition of the assets of Tsavo	1,278
Acquisition of the shares of AppRedeem	2,479
Balance, September 30, 2015	3,757

12.	Bank credit facilities, loans and borrowings

(a)	Bank credit facilities

Perk.com Inc. has the following bank credit facilities at September 30, 2015:

(i)	A loan agreement with Silicon Valley Bank (“SVB”), whereby SVB may purchase, in its sole discretion eligible accounts receivable of the Company, on a revolving basis, up to a maximum of $4,500. Under the terms of the Loan Agreement, SVB purchases eligible receivables from the Company with full recourse for the face amount of such eligible receivables. SVB retains 20% of the purchase price of the purchased receivables as a reserve amount. The Company is required to pay SVB a monthly cost of funds fee equal to the net funds employed by SVB (i.e., the daily balance of the purchase price of all purchased receivables less the reserve amount, plus any unpaid fees and expenses due from the subsidiary to SVB under the Loan Agreement) multiplied by the annual prime lending rate reported in The Wall Street Journal plus 0.75%, which fees accrue daily, provided the Company maintains a quick ratio of at least 1.3 (the “Minimum Quick Ratio”). Failure to maintain the Minimum Quick Ratio causes the rate to increase to the annual prime lending rate plus 2.0%. The Company was in compliance with the Minimum Quick Ratio at September 30, 2015.

The Loan Agreement contains standard representations, warranties, covenants, indemnities and releases for agreements governing financing arrangements of this type. Pursuant to the Loan Agreement, the Company’s obligations under the Loan Agreement are secured by a first priority security interest on all assets of the Company.

The Company had borrowings outstanding under the facility at September 30, 2015 of $772 (December 31, 2014 - $2,696).

(ii)	A purchase card facility of up to $1,500 with Bank of Montreal held by Perk.com Canada Inc. The purchase card facility is required to be fully cash collateralized (Note 9).

 (b)  Loans and borrowings

(i)
A $1,000 demand loan from a Canadian lender which originated on February 19, 2015 for $1,000, was held by Perk.com Canada Inc. The interest rate on the loan was 15% per annum, payable monthly. The Company incurred interest costs of $6 and $83 for the three and nine months ended September 30, 2015 respectively.  On July 14, 2015, the Company repaid the balance of the loan and accrued interest.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

12.	Bank credit facilities, loans and borrowings (continued)

(b)  Loans and borrowings (continued)

(ii)
On April 17, 2015, in conjunction with the acquisition of specific assets and certain liabilities of Tsavo, Perk Canada entered into an undertaking, guaranteed by the Company, for up to $2,000. Perk Canada will be required to make payments pursuant to the undertaking in the event that the EBITDA payments specified in the asset purchase agreement do not total $2,000 by April 17, 2018.

The Company has accounted for the undertaking as a non-interest bearing debt obligation at its fair value of $1,628 and recorded implicit interest of $29 and $51 during the three and nine months ended September 30, 2015. The Company made principal payments of $102 during the three and nine months ended September 30, 2015.  The balance at September 30, 2015 was $1,578 including implicit interest of $51.

(iii)	On February 2, 2015, the Company issued 1,358,016 Series A-1 preferred shares in connection with the conversion of term loans totaling $2,325 that were issued during 2014.

The following table outlines the activity for term loans and borrowings for the nine months ended September 30, 2015:

$
Balance, January 1, 2015	2,298
Term loan issued on business acquisition	1,628
Term loan assumed on business acquisition	1,000
Accrued interest on term loans	111
Accretion of discount on term loan	51
Convertible term loans converted to preferred shares	(2,325)
Payment of interest on term loans	(83)
Payment of principal	(1,102)
Balance, September 30, 2015	1,578

Current	1,239
Non-current	339
1,578

During the three and nine months ended September 30, 2015, interest in the amount of $6 (2014 – $52) and $111 (2014 – $52) was expensed on the term loans, respectively.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

13.       Provisions for contingent consideration

The following details the changes in provisions:

	Contingent Consideration
	Payable by cash	Payable by share issuance	Total
	$	$	$

Balance, January 1, 2015	-	-	-
Provisions made related to business acquisitions (Note 5)	2,761	344	3,105
Revaluation of provision	-	(19)	(19)
Accretion of discount on provision	256	-	256
Balance, September 30, 2015	3,017	325	3,342

Current	-	325	325
Non-current	3,017	-	3,017
	3,017	325	3,342

Contingent consideration payable by cash

In conjunction with the acquisition of certain assets and specific liabilities of Tsavo (Note 5), Perk Canada is required to pay the vendor 50% of the EBITDA, as defined in the purchase agreement, generated from the Tsavo assets on a quarterly basis until April 17, 2018. The Company has guaranteed EBITDA payments of $2,000 to the vendor. The fair value of the estimated EBITDA payments in excess of $2,000 is $2,761 which has been recorded as a provision for contingent consideration.  The fair value of the EBITDA payments was estimated using a discounted cash flow forecast, applying a discount rate of 30% to the forecasted cash flows through April 17, 2018. The payments to the vendor could differ from the estimates  depending on the EBITDA generated by Perk Canada.

The Company recorded accretion expense of $144 and $256 during the three and nine months ended September 30, 2015 (2014 – nil), respectively, to adjust the carrying value of the contingent consideration provision.

Contingent consideration payable by share issuance

In conjunction with the acquisition of AppRedeem (Note 5), 124,737 common shares in the capital of Perk have been authorized and reserved for issuance to the vendors within the first year following the closing date of the acquisition. The number of shares to be issued is subject to adjustment based on the net working capital adjustment and indemnification provisions of the definitive transaction agreement. Perk estimated the fair value of these shares to be $344 at September 21, 2015. The fair value of the contingent shares on the date of acquisition was determined using the Black-Scholes option pricing model using the following assumptions:

Risk-free interest rate	1.68%
Dividend yield	0%
Volatility	46.24%

The value of these shares was revalued at September 30, 2015 and estimated to be $325.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

13.      Provisions for contingent consideration (continued)

Tax Credit Undertaking

In conjunction with the acquisition of certain assets and specific liabilities of Tsavo, Perk Canada issued an undertaking, guaranteed by the Company, providing that should Tsavo receive less than $10,000,000 CAD of digital media tax credits through April 17, 2018, for tax years ending prior to the sale of the Tsavo assets, Perk Canada shall make an additional payment to the vendor of up to $750. As of September 30, 2015, the tax credits in excess of $10,000,000 CAD were under review and the outcome of the review was not determinable. The Company did not record a provision at September 30, 2015.

			September 30,	December 31,
			2015	2014
	Asset	Liability	Net	Net
	$	$	$	$

Tax loss carry forwards	-	-	-	(1,084)
Cash to accrual adjustment (a)	-	1,396	1,396	1,889
Deductible temporary differences	-	21	21	-
Property and equipment	-	30	30	-
Accruals	-	600	600	-
Intangible assets	-	73	73	-
Net deferred tax liabilities (assets)	-	2,120	2,120	805

14.	Deferred tax liabilities

Deferred tax assets and liabilities are attributable to the following: [Missing Graphic Reference]Movement in temporary differences during the nine months ended September 30, 2015 was as follows:

	Balance		Recongized from	Recognized in statement of	Balance
	December 31,		business	comprehensive	September 30,
	2014	Reclassification	acquisitions	of income	2015
	$	$	$	$	$

Tax loss carry forwards	(1,084)	171	-	913	-
Cash to accrual adjustment (a)	1,889	(28)	-	(465)	1,396
Deductible temporary differences	-	(177)	-	198	21
Property and equipment	-	34	-	(4)	30
Accruals	-	-	681	(81)	600
Intangible assets	-	-	286	(213)	73
	805	-	967	348	2,120

(a) In 2015, the Company will begin to report revenue and expenses in its U.S. income tax filings using accrual-based accounting. Historically, the Company’s U.S. income tax reporting has been completed using cash-based accounting; whereby it would report revenue and expenses only once they were settled in cash, regardless of the year in which they originated. The Company estimates that there was a net income tax liability of $1,861 related to accrual balances at December 31, 2014, such as accounts receivable, prepaid expenses, accounts payable and accrued liabilities. This one-time transitional income tax liability is to be paid ratably over four years. The estimated annual increase in the Company’s income tax liability between 2015 and 2018 is $465.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

15.	Share capital

Common stock

On February 2 2015, Perk US filed its second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which integrated the then in effect provisions of the Company’s amended and restated certificate of incorporation. The second amended and restated certificate of incorporation became effective on the date of filing. As a result of the second amended and restated certificate of incorporation, the   number of total authorized shares was increased to 23,773,058 representing 5,691,346 of preferred stock and 18,081,712 of common stock. Of the preferred stock, 400,000 shares were designated as Series AA, 3,933,330 as Series A, and 1,358,016 as Series A-1 preferred stock.

On July 10, 2015, Perk US completed a brokered private placement financing, issuing 4,000,000 subscription receipts, at a price of $6.25 CAD, for aggregate gross proceeds of $25,000,000 CAD ($19,640 USD). Each subscription receipt was converted into one common share of the Company (Note 4).

In connection with the Merger, 12,500,000 common shares in Mira were exchanged for 299,996 shares of the Company at a ratio of 41.6667 Mira shares for one Perk US share. The fair value of the exchanged shares was $1,475.

On July 10, 2015, 2,158,474 common voting shares of the Company were also exchanged for 2,158,474 restricted common voting shares of the Company.

The Company is authorized to issue an unlimited number of common shares. The holders of common shares are entitled to receive dividends when declared and are entitled to one vote per share at shareholder’s meetings.

On September 21, 2015 the Company issued 75,000 shares, valued at $237, as part of a key employee compensation agreement.

Preferred stock

Historically, the Company accounted for issuances of stock by recording the par value per share of $0.001 (as adjusted for stock splits) to share capital with the amount paid in excess of par value being recorded as contributed surplus. The Company has reclassified the amounts related to past stock issuances from contributed surplus to share capital as at December 31, 2014 in the interim statement of shareholders equity as follows:

	Series AA Preferred	Series A Preferred	Common stock
	$	$	$
Share capital value, December 31, 2014	-	-	1
Reclassification from contributed surplus	60	1,000	7
Adjusted equity value, December 31, 2014	60	1,000	8

Decrease to contributed surplus, December 31, 2014	(60)	(1,000)	(7)

On February 2, 2015, Perk US issued 1,358,016 shares of Series A-1 preferred shares for $75 in cash and the conversion of $2,325 in outstanding convertible notes payable and unpaid accrued interest.

On July 10, 2015, in connection with the Merger, all Series A, Series AA, and Series A-1 preferred shares were converted into an equal number of common shares of Perk US.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

15.	Share capital (continued)

Warrants

On May 22, 2015, the Company issued 1,489,693 common shares upon the exercise of 1,489,693 common share warrants and received cash of $447 in relation to the warrant exercise. The fair value of these warrants of $289 was expensed upon issuance in 2014, with the fair value being recorded as part of share capital. On September 30, 2015, the Company adjusted the December 31, 2014 balances of share capital and contributed surplus by reclassifying the $289 fair value of the warrants from share capital to contributed surplus so that the prior period presentation would be consistent.

On November 10, 2014 the Company issued five year warrants to purchase up to 384,326 shares of common stock at $1.95 per share. The warrant were exercisable upon the completion of a qualified liquidity event or significant financing arrangement.  Consequently, these warrants immediately vested on July 10, 2015 with a  corresponding expense of $34.

On July 10, 2015, 600,000 warrants to purchase Series A preferred shares at $0.30 per share were exercised in connection with the brokered private placement.

The following table details the changes in share capital and contributed surplus for the nine months ended September 30, 2015:

	Common shares		Restricted shares (a)		Preferred shares
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Contributed Surplus	Total change in equity
		$		$		$		$

Balance, January 1, 2014	8,500,010	8	-	-	3,733,330	1,060	321	1,389
Upon exercise of stock options	654,530	169	-	-	-	-	(66)	103
Stock-based compensation	-	-	-	-	-	-	654	654
Warrant-based compensation	-	-	-	-	-	-	34	34
Upon exercise of warrants	1,489,693	736	-	-	600,000	180	(290)	626
Upon conversion of term loans	-	-	-	-	1,358,016	2,400	-	2,400
Private brokered placement	4,000,000	19,640
Transaction costs of brokered placement	-	(2,658)	-	-	-	-	677	(1,981)
Mira VI shares	299,996	1,475	-	-	-	-	108	1,583
Conversion of preferred shares	5,691,346	3,640	-	-	(5,691,346)	(3,640)	-	-
Common shares converted to restricted shares	(2,158,474)	-	2,158,474	-	-	-	-	-
AppRedeem acquisition	706,864	2,241	-	-	-	-	-	2,241
Employee compensation	75,000	237	-	-	-	-	-	237
As at September 30, 2015	19,258,965	25,488	2,158,474	-	-	-	1,438	7,286

(a) The restricted shares cannot be traded without consent from the Company’s Board of Directors. With the exception of certain voting rights, the restricted shares have the same attributes as the Company’s common shares. The restricted shares are classified as common shares for purposes of net income (loss) per share.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

16.	Net income (loss) per share

The computations for basic and diluted net income (loss) per share for the three and nine months ended September 30, 2015 and 2014 are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	$	$	$	$

Net income (loss) for the period attributable to shareholders	(926)	109	(174)	10
Net income (loss) for the period attributable to shareholders from continuing operations	(926)	109	(174)	41

Weighted average number of shares outstanding	20,213,173	8,500,010	12,718,515	8,475,770
Dilutive effect of employee stock options	-	907,330	-	931,570
Dilutive effect of warrants outstanding	-	984,326	-	984,326
Dilutive effect of convertible preferred shares	-	3,733,330	-	3,733,330
Weighted average common and common equivalent shares outstanding	20,213,173	14,124,996	12,718,515	14,124,996

Net income (loss) per share:
Basic	(0.05)	0.01	(0.01)	0.00
Diluted	(0.05)	0.01	(0.01)	0.00

Net income (loss) per share from continuing operations:
Basic	(0.05)	0.01	(0.01)	0.00
Diluted	(0.05)	0.01	(0.01)	0.00

17.	Share-based payments

The Company has a stock option plan (the “Plan”) which provides for the granting of options to employees, officers, directors and consultants. Awards are made to selected employees, directors and consultants to promote stock ownership among award recipients, encourage their focus on strategic long-range corporate objectives, and attract and retain exceptionally qualified personnel.

At September 30, 2015, the maximum aggregate number of shares of common stock reserved for issuance upon the exercise of all options granted under the Plan may not exceed 1,925,897 shares. The standard form of option agreement under the Plan provides that 25% of the options pursuant to a grant will vest on the first anniversary of the vesting commencement date with the remainder vesting ratably over the remaining months, subject to continued service through each applicable date.

The Company is also authorized to reserve 246,000 common shares for stock options granted to agents for the brokered private placement (Note 4).

The total number of shares authorized for employee and agent stock options at September 30, 2015 was 2,171,897.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

17.	Share-based payments (continued)

The following table summarizes information about stock option activity for the nine months ended September 30, 2015:

	Nine months ended September 30, 2015
		Weighted
	Number of	average
	options	strike price
		$

Outstanding, beginning of period	1,049,830	0.21
Granted	1,703,500	6.25
Exercised	(654,530)	0.15
Forfeited	(27,300)	0.30
Outstanding, end of period (a)	2,071,500	5.19

Options exercisable, end of period	402,294	4.45

(a)  Total options outstanding includes 246,000 options that were issued to agents in conjunction with the brokered private placement (Note 4).

A summary of the status of the Company’s options under the Plan as at September 30, 2015 is as follows:

Exercise price	Number of options	Weighted average remaining contractual life (years)	Number of options exercisable
$

0.30	368,000	8.56	121,960
6.25	1,703,500	9.80	280,334
	2,071,500	9.58	402,294

During the three and nine months ended September 30, 2015, the Company recorded compensation expense related to stock options granted to employees of $591 and $654 respectively (2014 - $6 and $17).

There were 27,300 stock options forfeited by employees during the nine months ended September 30, 2015 of which a portion were not vested. The compensation expense reversed for the forfeiture of unvested options was $3.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

17.	Share-based payments (continued)

The fair value of the options issued were estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.68%
Dividend yield	0%
Expected option lives	10 years
Volatility	46.24%

As Perk has been only been publically traded since July 15, 2015 volatility was estimated by reviewing similar publically traded companies with a longer history of trading.

18.	Related party transactions and balances

Conversion of common stock warrants

On May 22, 2015, Perk US received $447 and issued 1,489,693 common shares to a member of its executive team in conjunction with the exercise of 1,489,693 common stock warrants.

Business and corporate development consultant

During 2014 the Company entered into a consulting agreement with a legal representative of a convertible note holder of the Company. Under the terms of the agreement, the consultant was to receive $10 per month and ended in April 2015. Total costs incurred during the nine months ended September 30, 2015 was $35 respectively (2014 – nil).

Perk.com Software Private Limited (“Perk SPL”)

Prior to increasing its ownership of Perk SPL from 80% to 100% on April 1, 2015, Perk US had a services agreement with Perk SPL. Under the services agreement, Perk SPL provided Perk US with software development, engineering services and certain support for daily operations. During the three and nine months ended September 30, 2015, Perk US  received services from Perk SPL totaling $340. During the three and nine months ended September 30, 2014, Perk US received services from Perk SPL totaling $319 and $730 respectively.

Transactions with key management personnel

The remuneration of key management personnel of the Company during the three and nine months ended September 30, 2015 and 2014 was as follows:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	$	$	$	$

Salaries and other short-term employee benefits	289	72	807	216
Stock-based compensation expense	571	-	576	-
	860	72	1,383	216

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

18.	Related party transactions and balances (continued)

Related party option issuance

In 2015 Perk issued stock options to key management and members of the board as service based compensation.  In the nine months ended September 30, 2015, 1,329,000 (2014 – nil) options were held by related parties and $535 (2014 – nil) in stock based compensation expense was attributable to these related parties.

Related party share issuance

The Company issued 75,000 shares with a value of $237 to a key employee as part of a compensation agreement.

19.	Operating leases

    Non-cancellable operating lease rentals are payable as follows:

$

Less than 1 year	469
Between 1 and 5 years	988
More than 5 years	-
1,457

20.	Finance cost

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	$	$	$	$
Interest expense on term loans	6	-	111	-
Other interest expense	49	52	135	52
Accretion of discount on term loan (a)	29	-	51	-
Accretion of discount on provision (b)	144	-	256	-
	228	52	553	52

(a) The Company recorded an accretion allocation of $29 and $51 for the three and nine months ended September 30, 2015 respectively (2014 – nil) to adjust the carrying value of its term loan related to the acquisition of Tsavo (Note 12).

(b) The Company recorded an accretion allocation of $144 and $256 for the three and nine months ended September 30, 2015 respectively (2014 – nil) to adjust the carrying value of the contingent consideration provision related to the acquisition of Tsavo (Note 13).

21.	Fair value of financial instruments

Financial instruments classified as fair value through profit or loss are carried at fair value on the interim statement of financial position. Changes in fair values of financial instruments classified as fair value through profit or loss are recognized in net income (loss).

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

21.	Fair value of financial instruments (continued)

 (i)      Classification of financial instruments

The following table provides the allocation of financial instruments and their associated financial instrument classifications as at September 30, 2015:

	Fair value	Loans and
	through	receivables/
	profit or	other financial
	loss	liabilities	Total
	$	$	$

Measurement basis	(Fair value)	(Amortized cost)

Financial assets
Cash	-	19,886	19,886
Restricted marketable securities	881	-	881
Trade receivables	-	12,220	12,220
	881	32,106	32,987

Financial liabilities
Bank credit facilities	-	772	772
Trade and other payables	-	6,404	6,404
Loans and borrowings	-	1,578	1,578
Unredeemed rewards liability	-	658	658
Provisions for contingent consideration	3,342	-	3,342
	3,342	9,412	12,754

(ii)	Carrying value and fair value of financial instruments

As at September 30, 2015, the fair values of all financial instruments carried at amortized cost approximate their carrying value.

(iii)	Fair value measurements

The Company provides disclosure of the three level hierarchy that reflects the significance of the inputs used in making the fair value measurement. The three levels of fair value hierarchy based on the reliability of inputs are as follows:

•	Level 1 - inputs are quoted prices in active markets for identical assets and liabilities.

•	Level 2 - inputs are based on observable market data, either directly or indirectly other than quoted prices; and

•	Level 3 - inputs are not based on observable market data.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

21.	Fair value of financial instruments (continued)

(iii)	Fair value measurements (continued)

In the table below, the Company has segregated all financial assets and financial liabilities that are measured at fair value into the most appropriate level within the fair value hierarchy, based on the inputs used to determine the fair value at the measurement date.

	September 30, 2015
	Level 1	Level 2	Level 3	Total
	$	$	$	$

Financial Assets
Restricted marketable securities (a)	-	881	-	881
	-	881	-	881

Financial Liabilities
Provisions for contingent consideration (b)	-	-	3,342	3,342
	-	-	3,342	3,342

There have been no transfers of assets between levels during the three and nine months ended September 30, 2015.

(a) Restricted marketable securities consist of investments in term deposits with maturity dates in 2015 and 2016 and bear interest at 0.2% per annum. The Company records these investments at their quoted market value as provided by a Canadian Chartered Bank.

(b) The Company recorded provisions for contingent earn-out payments and common share issuances related to the acquisition of certain assets and specific liabilities of Tsavo and the shares of AppRedeem Inc. (Note 5, Note 13).

22.	Changes in non-cash operating working capital

	Nine months ended September 30,
	2015	2014
	$	$

Change in non-cash operating working capital
Trade receivables	(2,734)	(2,970)
Prepaid expenses and other assets	(224)	(171)
Trade and other payables	(952)	293
Unredeemed rewards liability	418	307
	(3,492)	(2,541)

23.	Segment information

The Company has one operating segment and reports as such. The chief operating decision maker evaluates the Company’s performance, makes operating decisions, and allocates resources based on financial data consistent with the presentation in these interim financial statements.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

23.	Segment information (continued)

More than 99% of the Company’s sales revenue is generated by customers located in the United States of America and is derived from mobile application and pay-per click advertising sales.

The following table includes segment information by geographic area of operation for the Company’s long-lived assets.  Long-lived assets include capital assets, goodwill and intangible assets that are attributed to individual geographic segments.

	September 30,	December 31,
	2015	2014
	$	$

United States of America	3,633	193
Canada	5,975	-
India	101	71
	9,709	264

24.	Capital risk management

The Company’s objectives in managing capital are to ensure sufficient liquidity to pursue its strategy of organic growth combined with strategic acquisitions and to provide returns to its shareholders. The Company defines capital that it manages as the aggregate of its shareholders’ equity, which comprises issued capital, contributed surplus and retained earnings.  At September 30, 2015, shareholders’ equity was $28,024 (December 31, 2014 – $2,763). The Company manages its capital structure and makes adjustments to it in light of general economic conditions, the risk characteristics of the underlying assets and the Company’s working capital requirements. In order to maintain or adjust its capital structure, the Company, upon approval from its Board of Directors, may issue shares, repurchase shares, pay dividends or undertake other activities as deemed appropriate under the specific circumstances. The Company is subject to loan covenants related to its credit facility with SVB and its Canadian subsidiary has a credit card facility with the Bank of Montreal that is required to be fully cash collateralized.

25.	Financial risk management

The Company’s Board of Directors has overall responsibility for the establishment and oversight of the risk management framework. The finance department identifies and evaluates financial risks and is responsible for establishing controls and procedures to ensure that financial risks are mitigated in accordance with the approved policies.

(a)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises from the Company’s accounts receivable, restricted marketable securities, cash and forward exchange contract. The majority of the Company’s customers are located in the United States. At September 30, 2015, four customers (December 31, 2014 – four) represented 81% (December 31, 2014 – 82%) of the gross accounts receivable balance of $12,220 (December 31, 2014 – $6,423). The four customers individually represented 34%, 25%, 11% and 11% (December 31, 2014 – 25%, 24%, 18% and 15%) of the gross accounts receivable balance. Of the balance due from the four significant customers, 66% of the receivables were current, 17% were aged 31-60 days, and 10% were aged 61-90 days and 7% were aged greater than 90 days. No other individual customer represented more than 10% of the accounts receivable balance.

Perk.com Inc.
(formerly Mira VI Acquisition Corp.)
Notes to the unaudited interim condensed consolidated financial statements
September 30, 2015
(In thousands of U.S. dollars, except per share amounts)

25.	Financial risk management (continued)

(a)	Credit risk (continued)

During the three months ended September 30, 2015, two customers (2014 – five customers) represented 61% (2014 – 84%) of the Company’s revenue. Revenue from these customers was $8,085 (2014 – $4,368), of which the two significant customers generated 49% and 12% during 2015 and the five significant customers generated 27%, 19%, 16%, 12% and 10% during 2014.

During the nine months ended September 30, 2015, three customers (2014 – five customers) represented 65% (2014 – 78%) of the Company’s revenue.  Revenue from these customers was $20,484 (2014 – $7,981), of which the three significant customers generated 37%, 15% and 13% during 2015 and the five significant customers generated 22%, 16%, 15%, 13% and 12% during 2014.

The Company invests its excess cash, with the objective of maintaining safety of the principal and providing adequate liquidity to meet current payment obligations and future planned capital expenditures and with the secondary objective of maximizing the overall yield of the portfolio. The Company’s cash is not subject to external restrictions, except for restricted marketable securities. Investments must be rated at least investment grade by recognized rating agencies.

  (b)  Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates will affect the Company’s income or the value of its financial instruments.

  (i)    Interest rate risk
The Company’s interest rate risk arises primarily from its floating rate demand loans which bear interest at the prime rate as quoted by the Wall Street Journal plus 0.75% to 2%. As at September 30, 2015, the prime rate was 3.25%. Management believes that the Company is not significantly exposed to interest rate risk in the next 12 months. Interest rate risk is insignificant on the Company’s restricted marketable securities due to the short-term maturity of the investments held.

  (ii)   Currency risk
The Company operates internationally with the U.S. dollar as its functional currency and the Company is exposed to foreign exchange risk from purchase transactions, as well as recognized financial assets and liabilities denominated in Canadian dollars and Indian rupees. The Company’s main objective in managing its foreign exchange risk is to maintain Canadian dollars and Indian rupees on hand to support forecasted obligations in the respective currencies. To achieve this objective, the Company monitors forecasted cash flows in foreign currencies and attempts to mitigate the risk by modifying the nature of cash held. During the three months ended September 30, 2015, the Company maintained a portion of its cash resources in U.S. and Canadian dollar cash as well as Indian rupees.

On June 26, 2015, the Company entered into a forward foreign exchange contract to sell $20,000,000 Canadian dollars in exchange for $16,213 U.S. dollars.  This was exercised in conjunction with the private brokered financing on July 10, 2015, resulting in a gain of $501, which was recognized in comprehensive loss.

Perk.com Inc.
Consolidated Financial Statements
(With Independent Auditors’ Report Thereon)

As of and for the years ended December 31, 2014, 2013 and 2012

PERK.COM INC.
Index to Consolidated Financial Statements

INDEPENDENT AUDITORS’ REPORT	D-37

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	D-38

Consolidated Statements of Income and Comprehensive Income	D-39 - D-40

Consolidated Statements of Stockholders’ Equity	D-41

Consolidated Statements of Cash Flows	D-42

Notes to Consolidated Financial Statements	D-43 - D-66

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Perk.com Inc.:

We have audited the accompanying consolidated financial statements of Perk.com, Inc. and its subsidiaries (collectively “the Company”), which comprise the consolidated balance sheets as of December 31, 2014, 2013, and 2012, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards; and for internal controls management determines is necessary to enable the preparation of the consolidated financial statements to be free from material misstatement, whether due to error or fraud.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014, 2013, and 2012, and the results of their consolidated operations and cash flows for the years then ended in accordance with International Financial Reporting Standards.

PMB Helin Donovan, LLP
Austin, Texas
June 19, 2015

PERK.COM INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2014	2013	2012
Assets
Current assets:
Cash and cash equivalents	$2,272,982	$1,320,542	$2,372,525
Accounts receivable, net	6,422,733	1,592,672	427,919
Prepaid expenses and other current assets	141,688	69,466	140,390
Income tax receivable	533,477	386,404	-
Total current assets	9,370,880	3,369,084	2,940,834

Property and equipment, net (Note 3)	164,309	95,369	72,892
Intangible assets (Note 4)	100,059	113,625	363,039
Other assets	103,983	93,866	78,524
Total assets	$9,739,231	$3,671,944	$3,455,289

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued expenses	$788,159	$908,207	$159,323
Income taxes payable	90,000	24,443	92,317
Unredeemed rewards liabilities	239,744	13,772	-
Credit facility (Note 6)	2,695,639	-	-
Convertible notes payable (Note 6)	2,297,878	-	-
Total current liabilities	6,111,420	946,422	251,640

Deferred rent	33,104	42,884	11,913
Deferred tax liability	805,353	287,792	236,106
Total liabilities	6,949,877	1,277,098	499,659

Stockholders' equity
Series AA convertible preferred stock, $0.0001 par value, 400,000 shares authorized, issued and outstanding, liquidation preference of $60,000 at December 31, 2014, 2013, and 2012 (Note 8 and Note 14)	40	40	40
Series A convertible preferred stock, $0.0001 par value, 4,600,000 shares authorized, and 3,333,330 shares issued and outstanding, liquidation preference of $999,999 atat December 31, 2014, 2013, and 2012 (Note 8 and Note 14)	333	333	333
Common stock, $0.0001 par value, 40,000,000 shares authorized, 8,500,010, 8,350,010, and 8,400,000 shares issued and outstanding atat December 31, 2014, 2013, and 2012 (Note 8)	850	835	840
Additional paid-in-capital	1,387,598	1,074,321	1,065,556
Accumulated other comprehensive income	9,474	17,414	-
Retained earnings	1,364,849	1,293,340	1,888,861
Total Perk.com stockholders' equity	2,763,144	2,386,283	2,955,630
Noncontrolling interest	26,210	8,563	-
Total stockholders' equity	2,789,354	2,394,846	2,955,630

Total liabilities and stockholders' equity	$9,739,231	$3,671,944	$3,455,289

The accompanying notes are an integral part of these consolidated financial statements.

PERK.COM INC.
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME

	Year Ended December 31,
	2014	2013	2012

Advertising revenues	$17,148,931	$731,324	$-

Cost of sales
Rewards	6,887,118	25,375	-
Other	1,295,569	-	-
Total cost of sales	8,182,687	25,375	-

Gross profit	8,966,244	705,949	-

Operating expenses:
Salaries and other employment costs	3,059,309	1,882,944	612,548
Occupancy	434,787	250,415	59,337
Advertising	3,156,014	110,764	1,943
IT services	435,140	230,533	102,780
Consulting fees	467,065	243,527	443,582
Depreciation and amortization	52,509	-	-
Other operating expenses	951,932	296,420	344,690
Total operating expenses	8,556,755	3,014,603	1,564,880

Income (loss) from operations	409,489	(2,308,654)	(1,564,880)

Other income (expenses):
Other income	34,039	12,865	1,362
Gain acquisition (Note 9)	-	12,777	-
Interest expense	(125,878)	-	-
Total other income (expenses)	(91,839)	25,642	1,362

Income (loss) before income taxes	317,650	(2,283,012)	(1,563,518)

Income tax expense (Note 11)	198,173	(762,937)	(522,828)

Income (loss) for the year from continuing operations	119,477	(1,520,075)	(1,040,690)

Discontinued operation
Income (loss) for the year from discontinued
operation, net of tax (Note 10)	(30,321)	929,923	2,970,581

Income (loss) for the year	89,156	(590,152)	1,929,891

Less income attributable to noncontrolling interest	17,647	5,369	-

Net income (loss) attributable to Perk.com	71,509	(595,521)	1,929,891

Other comprehensive income (loss):
Foreign currency translation adjustment	(7,940)	17,414	-

Comprehensive income (loss) attributable to Perk.com	$63,569	$(578,107)	$1,929,891

The accompanying notes are an integral part of these consolidated financial statements.

PERK.COM INC.
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME (Continued)

	Year Ended December 31,
	2014	2013	2012

Net income (loss) per share attributable to Perk.com:
Basic	$0.01	$(0.07)	$0.23
Diluted	$0.01	$(0.07)	$0.15

Net income (loss) per share attributable to continuing operations:
Basic	$0.01	$(0.18)	$(0.12)
Diluted	$0.01	$(0.18)	$(0.12)

Shares used to compute net income (loss) per share:
Basic	8,475,770	8,398,905	8,400,000
Diluted	12,809,100	8,398,905	13,222,660

Shares used to compute net income (loss) per share attributable to continuing operations:
Basic	8,475,770	8,398,905	8,400,000
Diluted	12,809,100	8,398,905	8,400,000

The accompanying notes are an integral part of these consolidated financial statements.

PERK.COM INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

	Series A Preferred Stock		Series AA Preferred Stock		Common Stock				Accumulated Other
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Accumulated Earnings	Comprehensive Income	Noncontrolling Interest	Total Stockholders' Equity

Balance at January 1, 2012	400,000	$40	3,333,330	$333	8,400,000	$840	1,062,036	$(41,030)	$-	$-	$1,022,219

Stock-based compensation	-	-	-	-	-	-	3,520	-	-	-	3,520
Net income from operations	-	-	-	-	-	-	-	1,929,891	-	-	1,929,891

Balance at December 31, 2012	400,000	40	3,333,330	333	8,400,000	840	1,065,556	1,888,861	-	-	2,955,630

Repurchase of common stock	-	-	-	-	(49,990)	(5)	-	-	-	-	(5)
Stock-based compensation	-	-	-	-	-	-	8,765	-	-	-	8,765
Change in translation adjustment	-	-	-	-	-	-	-	-	17,414	-	17,414
Noncontrolling interest from JPSL	-	-	-	-	-	-	-	-	-	3,194	3,194
Net loss from operations	-	-	-	-	-	-	-	(595,521)	-	5,369	(590,152)

Balance at December 31, 2013	400,000	40	3,333,330	333	8,350,010	835	1,074,321	1,293,340	17,414	8,563	2,394,846

Stock options exercised	-	-	-	-	150,000	15	2,235	-	-	-	2,250
Fair value of warrants issued	-	-	-	-	-	-	289,419	-	-	-	289,419
Stock-based compensation	-	-	-	-	-	-	21,623	-	-	-	21,623
Change in translation adjustment	-	-	-	-	-	-	-	-	(7,940)	-	(7,940)
Noncontrolling interest from JPSL	-	-	-	-	-	-	-	-	-	-	-
Net income from operations	-	-	-	-	-	-	-	71,509	-	17,647	89,156

Balance at December 31, 2014	400,000	$40	3,333,330	$333	8,500,010	$850	$1,387,598	$1,364,849	$9,474	$26,210	$2,789,354

The accompanying notes are an integral part of these consolidated financial statements.

PERK.COM INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2014	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$89,156	$(590,152)	$1,929,891
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Depreciation and amortization	52,509	61,775	16,852
Gain on acquisition of majority interest of Perk.com SPL (Note 9)	-	(12,777)	-
Loss on disposal of assets (Note 4)	-	211,100	-
Accrued interest on convertible notes payable	125,878	-	-
Common stock warrants issued for services (Note 8)	286,419	-	-
Stock-based compensation (Note 8)	21,623	8,765	3,520
Deferred income taxes (Note 11)	517,561	51,686	236,106
Changes in operating assets and liabilities:
Accounts receivable	(4,830,061)	(1,164,753)	(154,799)
Prepaid expenses and other current assets	(72,222)	70,924	(140,306)
Income tax receivable	(147,073)	(386,404)	-
Other assets	(10,117)	14,672	(78,524)
Accounts payable and other accrued expenses	(120,048)	724,142	79,667
Income taxes payable	65,557	(67,874)	92,317
Unredeemed rewards liability	225,972	13,772	-
Deferred rent	(9,780)	30,971	11,913
Cash flows (used in) provided by operating activities	(3,804,626)	(1,034,153)	1,996,637

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment (Note 3)	(107,883)	(45,938)	(77,299)
Purchase of intangible assets (Note 4)	-	-	(375,484)
Cash obtained during Perk.com SPL acquisition	-	10,699	-
Cash flows used in investing activities	(107,883)	(35,239)	(452,783)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances on credit facility, net (Note 6)	2,695,639	-	-
Proceeds from the issuance of common stock warrants	3,000	-	-
Payment made to repurchase common stock	-	(5)	-
Proceeds from the issuance of common stock	2,250	-	-
Payment from the issuance of convertible notes payable (Note 6)	2,172,000	-	-
Cash flows (used in) provided by investing activities	4,872,889	(5)	-

Effect of foreign currency on cash	(7,940)	17,414	-

Net change in cash	952,440	(1,051,983)	1,543,854

CASH AT BEGINNING OF PERIOD	1,320,542	2,372,525	828,671
CASH AT END OF PERIOD	$2,272,982	$1,320,542	$2,372,525

SUPPLEMENTAL DISCLOSURE
Income taxes paid	$-	$-	$925,000
Interest paid	$33,887	$-	$-

NONCASH FINANCING ACTIVITIES
Fair value of assets purchased during Perk.com SPL acquisition	$-	$40,713	$-
Liabilities assumed during Perk.com SPL acquisition	$-	$(24,742)	$-

The accompanying notes are an integral part of these consolidated financial statements.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION

Perk.com, Inc. (“Perk.com” or the “Company leverages its mobile rewards platform and its proprietary mobile and desktop applications to bring relevant content and advertising to millions of users. Through its Appsaholic Software Development Toolkit (“SDK”), the Company offers its rewards platform to thousands of mobile application developers around the globe for increasing monetization and user retention.

Perk.com Inc. was originally incorporated as Jutera, Inc. in December 2009. The overarching concept of this entity was to develop and launch multiple innovative products in the digital advertising world with the goal of finding significant areas of business opportunity. This approach was supported by housing these products in specific subsidiaries in an effort to maintain discipline within different verticals. That is, each subsidiary would only house relevant products based on its purpose, as explained further below. Jutera, Inc. was renamed to Perk.com Inc. on August 25, 2014.

Links.IO LLC (“Links.IO”) was formed in May 2012 as a 100% owned subsidiary and was established as a publisher, catering to digital advertising networks via web browser add-ons and the like. Links.IO was divested on June 30, 2014 and continues to operate as a stand-alone entity (Note 10). The Company maintains a 5% interest in Links.IO and Links.IO is controlled by the majority shareholders of the Company.

Ironwall LLC (“Ironwall”), a wholly-owned subsidiary, was formed in May 2012 with the goal of launching e-shopping products for the desktop market. This entity was dissolved on July 18, 2014 due to lack of material results.

Effective January 4, 2013, the Company acquired 80% of Jutera Software Private Limited, an India-based limited partnership (Note 9). This entity focuses on technology development and operational support of the Company’s  various technology platforms.  Jutera Software Private Limited was renamed to Perk.com Software Private Limited (“Perk SPL”) on December 9, 2014.

Gush.com LLC (“Gush”), a wholly-owned subsidiary, was formed in January 2013 as a mobile shopping application.  This entity was dissolved on April 21, 2014 due to lack of material results.

Perk.com LLC, a wholly owned subsidiary, was formed in February 2013 and was created to maintain the rewards platform and its associated components. Perk.com LLC was renamed to Perkstar LLC (“Perkstar”) on August 25, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).  These consolidated financial statements have been prepared on a historical cost basis and are presented in U.S. dollars, which is the Company’s functional currency.

These consolidated financial statements were authorized for issue by the Board of Directors on June 19, 2015.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and the accounts of its wholly-owned and majority-owned subsidiaries.  The consolidated financial statements include the accounts of the Company and its subsidiaries, including Links.IO, Ironwall, Perk SPL, Gush, and Perkstar as of their respective dates or formation, acquisition, divestiture or dissolution.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Foreign Currency Translation

The functional currency of Perk SPL is determined in accordance with authoritative guidance issued by the IASB.  Assets and liabilities for those subsidiaries are translated at exchange rates in effect at the balance sheet date. Income and expense amounts are translated at the average monthly exchange rates for those periods. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income within stockholders’ equity. Foreign currency translation (losses) gains were ($7,940) and $17,414 for the years ended December 31, 2014 and 2013, respectively. Gains and losses from currency transactions denominated in currencies other than the functional currency are recorded as other income or expense on the consolidated statements of income and comprehensive income. Foreign currency transaction gains (losses) were not significant for the years ended December 31, 2014 and 2013.

Financial Instruments

The Company initially recognizes loans and receivables and deposits on the date they originate. All other  financial assets (including assets designated at fair value through profit or loss) are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Financial instruments are, for measurement purposes, grouped into categories. The classification depends on the purposes and is determined upon initial recognition. The Company has the following categories of non-derivative financial instruments: loans and receivables and other financial liabilities.

(a)  Loans and receivables

Loans and receivables, which include trade accounts receivable net of allowance for doubtful   accounts and other receivables, are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

   Cash includes cash balances and cash deposits with original maturities of three months or less.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(b)  Other financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged, cancelled or expired.

The Company has the following non-derivative financial liabilities:

●	bank credit facilities;
●	term loans and borrowings;
●	trade and other payables; and
●	unredeemed rewards liabilities.

Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition and measurement, these financial liabilities are measured at amortized cost using the effective interest method.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less at the time of purchase are considered cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Cash is deposited in insured demand accounts within U.S. institutions to minimize risk. Although the balances in these accounts exceed the federally insured limit from time to time, the Company has not incurred losses related to these deposits.

Trade accounts receivable is generally unsecured with no security rights over collateral.  The Company performs ongoing credit evaluations of customers to assess the probability of collection based on a number of factors, including past transaction experience with the customer and evaluation of their credit history. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary.

The following is a summary of the Company’s customers that accounted for 10% or more of accounts receivable:

As of December 31,	Accounts Receivable	Number of Customers with a Receivable Balance of 10% or greater of Total Receivables	Percentage Share of Total Receivables
2014	$6,422,733	4	78%
2013	$1,592,672	3	82%
2012	$427,919	3	85%

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not bear interest. Payment terms and other aspects of the agreements associated with trade accounts receivable are generally governed by the Interactive Advertising Bureau’s Terms and Conditions (www.iab.net).  The Company records specific provisions for individual accounts when management becomes aware of a customer’s inability to meet its financial obligations to the Company, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If circumstances related to a customer change, the Company’s estimates of the recoverability of the receivables would be further adjusted. No such circumstances were present during the years presented; therefore, a reserve for uncollectable accounts was not considered necessary for 2014, 2013, or 2012.

Property and Equipment

Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation is recognized using the straight-line method over the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense when incurred; major replacements and betterments are capitalized at cost. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the related asset or the remaining life of the lease. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in statement of income.  The estimated useful lives of the Company's property and equipment is as follows:

Computer equipment:                                           3 years;
Software (domain names):                                   10 years;
Furniture and fixtures:                                          5 years;
Leasehold improvements:                                    the lesser of the lease term or life of the asset.

Intangible assets

(a)   Research and development

Expenditures on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, are recognized in operating loss as incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditures capitalized include the cost of materials, direct labour, overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditures are recognized in profit or loss as incurred.

For the years ended December 31, 2014, 2013 and 2012, all research and development costs were expensed as incurred.

(b)   Other intangible assets

Other intangible assets that are acquired by the Company and have finite useful lives are measured at cost less accumulated amortization and accumulated impairment losses.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(c)   Amortization

Amortization is calculated over the cost of the asset less its residual value. Amortization is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. At December 31, 2014, the Company did not have any indefinite life intangibles.

The estimated useful lives of computer software-related intangibles is 10 years.

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate. The Company considers historical performance and future estimated results in its evaluation of impairment.  The Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value, generally measured by discounting expected future cash flows at the rate it utilizes to evaluate potential investments. Because the Company operates as a single reporting unit, the Company is considered as a whole when evaluating long-lived assets for impairment.  If the carrying amount of an asset exceeds its recoverable amount, the carrying amount of the asset is reduced to its recoverable amount through an impairment charge to the statement of income.

Assets that have been impaired are tested for possible reversal of the impairment whenever events or changes in circumstance indicate that the impairment may have reversed. When an impairment subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only so that the increased carrying amount does not exceed the carrying amount that would have been determined (net of depreciation, and amortization) had no impairment loss been recognized for the asset in prior periods. A reversal of impairment is recognized as a gain in the statement of income.

Unredeemed Rewards Liability

The Company recognizes the cost of its rewards program at the point the reward is earned and records the related liability.  Users then redeem their rewards primarily for third-party vendor gift cards.  The reward cost and liability are calculated based on a historical redemption rate.

In accordance with the terms and conditions of the Company’s program, rewards expire after three months account inactivity and rewards can be cancelled if users fail to meet the program rules.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

The Company generates advertising revenue primarily from mobile application display and video advertising, which is typically sold on a cost-per-thousand impressions, or CPM basis, and completed engagements on a cost per engagement (“CPE”) basis.  Advertising campaigns typically range from 1 to 12 months.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cost of Sales

The Cost of Sales are mainly composed of the costs of the rewards provided to users, platform fees, and revenue-sharing commissions.

The cost of the rewards provided to users represents the costs of earned points less the expired and cancelled points. Points are earned by users once they complete certain behaviors defined by the program through the Company’s multiple mobile applications. The dollar value of each point may varies depending on the redemption option chosen by the user.  Points expire or are cancelled if a user is inactive for three months or more or they are found to violate the terms and conditions of the rewards program.

Platform fees represent the costs for channeling and delivering mobile content through partner advertising networks and exchanges and is based on the volume of content delivered.

Revenue sharing commissions are incurred when the underlying revenue-generating content is submitted by partners through their proprietary videos and post them onto our mobile applications.

Income Taxes

The Company accounts for income taxes in accordance with the asset and liability method.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that are expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.  Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Advertising Costs

The Company expenses all advertising costs as incurred. Advertising costs for the years ended December 31, 2014, 2013, and 2012 were $3,156,013, $110,764, and $1,943, respectively.

Share and Warrant-based payments

The grant date fair value of share and warrant-based payment awards granted to employees and contractors is recognized as a compensation cost, with a corresponding increase in additional paid-in capital, over the vesting period of the award. The amount recognized is adjusted to reflect the number of awards for which the related service and non-market vesting conditions are expected to be met, such that the amount ultimately recognized is based on the number of awards that vest. Upon exercising the options and warrants, the fair value of the options and warrants exercised that has been expensed to additional paid-in capital is reclassified to share capital.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, which includes certain changes in equity during a period from transactions or other events and circumstances from non-owner sources. Cumulative foreign currency translation adjustments, net of taxes, are reported in accumulated other comprehensive income in stockholders’ equity.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period, and is calculated by dividing net income (loss) and net income (loss) attributable to Perk.com Inc. by the weighted average number of common shares outstanding during the period. The Company adjusted diluted earnings (loss) per share for the after-tax impact of incremental shares that would be available for issuance upon the assumed exercise of stock options, stock warrants and for the shares that would be issued upon the conversion of the convertible preferred stock.  The effects of the options granted under the Company’s stock option plan and the outstanding common stock warrants were excluded from the earnings (loss) per share calculations for the years presented as their inclusion is anti-dilutive.

The following securities were not considered in the earnings (loss) per share calculation at their common stock equivalent:

	December 31,
	2014	2013	2012
Common stock warrants	1,874,019	-	-
Common stock options	1,049,830	720,330	202,500
Series A preferred stock warrants	-	600,000	-
Series AA preferred stock	-	400,000	-
Series A preferred stock	-	3,333,330	-
	2,923,849	5,053,660	202,500

Assets held for sale and discontinued operations

Assets, or disposal groups comprising assets and liabilities that are expected to be recovered primarily through sale rather than through continuing use are classified as held-for-sale. This criterion is considered to be met when the assets are available for immediate sale in their present condition and the sale is highly probable. Immediately before classification as held-for-sale, the assets, or components of a disposal group, are remeasured in accordance with the Corporation’s accounting policies. Thereafter generally the assets, or disposal groups, are measured at the lower of their carrying amount and fair value less cost to sell. Any impairment loss on a disposal group is first allocated to goodwill, and then to remaining assets and liabilities on a pro-rata basis. Impairment losses on initial classification as held-for-sale and subsequent gains or losses on remeasurement are recognized in profit or loss. Gains re not recognized in excess of any cumulative impairment loss, unless sold for more than carrying value. Individual non-current assets or disposal groups are classified and presented as discontinued operations if the assets or disposal groups are disposed of or classified as held-for-sale. The assets or disposal groups must meet the following criteria; the assets or disposal groups represent a major line of business or geographical area of operations, and the assets or disposal groups are part of a single coordinated plan to dispose of a separate major line of business or geographical area of operations, or the net assets or disposal groups are a subsidiary acquired solely for the purpose of resale. The results of discontinued operations are shown separately in the consolidated statements of income and comprehensive income.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New accounting policies

IAS 32, Financial Instruments: Presentation – On January 1, 2014, the Company adopted an amendment to IAS 32, which requires the Company to clarify instances where it has the right to offset financial assets and liabilities. During the year ended December 31, 2014, the Company adopted this amendment and the implementation of this amendment had no impact on the consolidated financial statements.

Recent accounting pronouncements

IFRS 9 - Financial Instruments (IFRS 9) - The International Accounting Standards Board (“IASB”) issued IFRS 9 Financial Instruments (IFRS 9) as a first phase in its ongoing project to replace IAS 39. IFRS 9, which is to be applied retrospectively, is effective for annual periods beginning on or after January 1, 2018, with earlier application permitted.  IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial asset. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The standard also adds guidance on the classification and measurement of financial liabilities. The Company is currently evaluating the impact of this new pronouncement on its consolidated financial statements.

IFRS 15 – Revenue from Contracts with Customers (IFRS 15) - In 2014 the IASB issued IFRS 15 which supersedes existing standards and interpretations including IAS 18, Revenue.  IFRS 15 introduces a single model for recognizing revenue from contracts with customers with the exception of certain contracts under other IFRS’. The standard requires revenue to be recognized in a manner that depicts the transfer of promised goods or services to a customer and at an amount that reflects the expected consideration receivable in exchange for transferring those goods or services. The standard is effective for annual periods beginning on or after January 1, 2017. The Company is assessing the impact of this standard on its consolidated financial statements.

NOTE 3 – FINANCIAL INSTRUMENTS

Financial instruments classified as fair value through profit or loss are carried at fair value on the consolidated statement of financial position. Changes in fair values of financial instruments classified as fair value through profit or loss are recognized in net loss.

(i)  Classification of financial instruments

The following table provides the allocation of financial instruments and their associated financial instrument classifications as at December 31, 2014, 2013 and 2012:

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(ii)  Carrying value and fair value of financial instruments

As at December 31, 2014, the fair values of all financial instruments carried at amortized cost approximate their carrying value.

NOTE 3 – PROPERTY AND EQUIPMENT

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INTANGIBLE ASSETS

(1) During the year ended December 31, 2013, the Company was notified that certain websites and applications were blacklisted from advertising networks generating revenue for Links IO due to suspicious and fraudulent activity that was generated by third parties. As a result of this, the Company impaired the website and mobile applications resulting in a $211,100 loss on impairment which is reflected in the statement of income for the year ended December 31, 2013.

NOTE 5 - SEGMENTED INFORMATION

The Company has one segment and its sales are primarily concentrated in the United States and are primarily derived from mobile application advertising sales. The Company has a variety of customers and in any given year a single customer can account for a significant portion of sales. For the years ended December 31, 2014 and 2013 , the Company had five and one  customers that had sales that were greater than 10% of total revenue, respectively. The percentages of total revenue from these customers are as follows:

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The percentage of sales to significant customers by year was as follows:

Year ended December 31,	Total Revenue	Number of Customers with Revenue of 10% or greater of Total Revenue	Percentage Share of Total Revenue
2014	$17,148,931	5	73%
2013	$731,324	1	14%
2012	$-	-	-%

Substantially all of the Company’s capital assets are owned by its wholly-owned subsidiary, Perk.com, LLC. No more than 10% of the Company’s assets were located in any country, other than the United States, during each of the years ended December 31, 2014 and 2013.

NOTE 6 - CREDIT FACILITY AND CONVERTIBLE NOTES PAYABLE

Silicon Valley Bank Credit Facility

On September 23, 2014, the Company entered into a two year loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”).  Pursuant to the Loan Agreement, SVB may purchase, in its sole discretion, eligible accounts receivable of the Company on a revolving basis, up to a maximum of $4,500,000.  Under the terms of the Loan Agreement, SVB purchases eligible receivables from the Company with full recourse for the face amount of such eligible receivables. SVB retains 20% of the purchase price of the purchased receivables as a reserve amount.  The Company is required to pay SVB a monthly cost of funds fee equal to the net funds employed by SVB (i.e., the daily balance of the purchase price of all purchased receivables less the reserve amount, plus any unpaid fees and expenses due from the subsidiary to SVB under the Loan Agreement) multiplied by the annual prime lending rate reported in The Wall Street Journal plus 0.75%, which fees accrue daily, provided the Company maintains a quick ratio of at least 1.3 to 1.0 (the “Minimum Quick Ratio”). Failure to maintain Minimum Quick Ratio will cause the rate to increase to the annual prime lending rate plus 2.0%.

The Loan Agreement contains standard representations, warranties, covenants, indemnities and releases for agreements governing financing arrangements of this type. Pursuant to the Loan Agreement, the Company’s obligations under the Loan Agreement are secured by a first priority security interest on all assets of the Company. On December 31, 2014, there were $2,695,639 in borrowings under the Loan Agreement.

Convertible Notes Payable

The Company issued three convertible notes dated July 10, 2014, September 3, 2014 and September 17, 2014 for $997,000, $675,000 and $500,000, respectively (collectively “the Convertible Notes”). The Convertible Notes mature at the earlier of twelve months from the date of issuance or upon completion of a private placement of equity of at least $3,000,000. The interest rate is 15% per annum and is payable on the maturity date. Principal and accrued interest on the notes were convertible at the option of the holders into shares of the Company’s preferred stock that are issued and sold by the Company in the next equity financing as is determined by dividing (i) the principal and accrued and unpaid interest amount of the Convertible Notes by the lesser of (ii) 85% of the price per share at which such equity securities are issued and sold; and (iii) the price per share that would represent, at the time of the next equity financing, a pre-money valuation of the Company, on a fully diluted, as converted-to-common-stock basis of $30 million. The total outstanding principal and accrued interest at December 31, 2014 is $2,172,000 and $125,878, respectively.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company maintains non-cancelable operating leases for its corporate office, a satellite office, and certain corporate apartments. Future minimum rental payments under such operating leases are as follows:

Year Ended December 31,
2015	$134,629
2016	137,718
2017	57,919
$330,266

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term. Total occupancy costs, inclusive of rent and common areas maintenance expenses, for the Company for the years ended December 31, 2014, 2013, and 2012 were $434,787, $298,190 and $82,411, respectively.

NOTE 8 - STOCKHOLDERS’ EQUITY

The Company filed an amended and restated certificate of incorporation in 2011 authorizing the issuance of 4,500,000 shares of capital stock consisting of 500,000 shares of preferred stock and 4,000,000 shares of common stock.  Of the preferred stock, 40,000 shares were designated as convertible Series AA preferred stock (“Series AA”) and 460,000 shares were designated as convertible Series A Preferred Stock (“Series A”).

In 2011, the Company issued 40,000 shares of Series AA with warrants to purchase 60,000 shares of Series AA, 333,333 shares of Series A, and 840,000 shares of common stock for $60,000, $999,999 and $3,250, respectively.

On June 20, 2012, the Company effected a 10 for 1 common stock split. To effect the split, the Company’s Series AA, Series A, and common stock authorized was increased to 400,000, 4,600,000, and 40,000,000, respectively, while the issued and outstanding shares were increased to 400,000, 3,333,330, and 8,400,000 shares, respectively.  In addition, the warrants to purchase 60,000 shares of Series AA were increased 600,000.  All of the historical common stock share numbers, common stock share prices and exercise prices with respect to options and warrants to purchase common stock have been adjusted within these consolidated financial statements, on a retroactive basis, to reflect the 10 for 1 split of common stock.

On December 23, 2013, the Company repurchased 49,990 shares of common stock for $5 in cash.

On February 28, 2014, the Company issued 150,000 shares of common stock at the request of certain option holders for $2,250 in cash.

Preferred Stock Rights

Conversion - Each share of Series A and Series AA, at the option of the holder, is convertible into a number of fully paid and non-assessable shares of common stock as determined by multiplying the number of shares being converted by the applicable conversion rate.  The conversion rate in effect at any time is determined by dividing the preferred stock issue price by the conversion price in effect at that time and is subject to certain adjustments as defined in the amended and restated articles of incorporation.  The conversion rate is one-for-one for both Series A and Series AA at December 31, 2014.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Dividends - The holders of the Series A and Series AA are entitled to receive dividends when and if declared by the Board of Directors.  Dividends on preferred stock are in preference to and prior to any payment of any dividend on common stock and are not cumulative. As of December 31, 2014, no dividends had been declared.

Liquidation preference - In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A are entitled to receive prior to, and in preference to, any distribution to the Series AA shareholders and common stockholders, an amount equal to $0.15 per share.  After the required payments to the holders of Series A, the holders of the Series AA are entitled to receive prior to, and in preference to, any distribution to the common stockholders, an amount equal to $0.30 per share.  After the distributions described above have been paid in full, the remaining assets of the Company available for distribution shall be distributed pro-rata to the holders of the shares of common stock.

Voting rights - Each Series A and Series AA convertible preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible.

Warrants

On July 10, 2014, the Company issued a ten year warrant to purchase up to 278,667 shares of common stock at $0.30 per share in exchange for $3,000 and business and corporate development consulting services provided to the Company.  This warrant is immediately exercisable and the Company has valued this warrant at $54,140 using the Black-Scholes option-pricing model (“BS Model”) and has been included as stock-based compensation on the statement of income for the year ended December 31, 2014.

On November 10, 2014, the Company issued a five year warrant to purchase up to 384,326 shares of common stock at $1.95 per share in exchange for financial advisor services leading to a qualified liquidity event or significant financing arrangement.  This warrant is exercisable upon completion of a qualified liquidity event or significant financing arrangement.  At December 31, 2014, no qualified liquidity event or significant financing arrangement has taken place; therefore, these warrants are not exercisable.  As such, no costs have been included in these consolidated financial statements.

On November 17, 2014, the Company issued a ten year warrant to purchase up to 1,211,026 shares of common stock at $0.30 per share in exchange business and corporate development consulting services provided to the Company.  Up until November 17, 2015, the Company, at its sole discretion, has the option to cancel this warrant for any reason by providing the holder written notice.  The Company has valued this warrant at $235,279 using the BS Model and has been included as stock-based compensation on the statement of income for the year ended December 31, 2014.

The variables used to value both warrants include an expected volatility of 81.44%, a risk-free rate of 1.65%, a dividend yield of 0%, and an expected term of 5.5 years.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a result of credit, common stock and preferred stock transactions, the Company has the following stock warrants outstanding at December 31, 2014:

Type	Number of warrants/ Number exercisable	Exercise Price	Expiration Date
Series A preferred stock	600,000/600,000	$0.30	September 21, 2021
Common stock	278,667/278,667	$0.30	July 10, 2024
Common stock	1,211,026/1,211,026	$0.30	November 17, 2024
Common stock	384,326/0	$1.95	November 10, 2019

Stock Options

The Company’s Stock Incentive Plan (the “Plan”) was approved by the Board of Directors and became effective on July 28, 2010.  The Plan is administered by the Board of Directors and provides that options may be granted to employees, officers, directors and consultants of the Company.  Awards are made to selected employees, directors and consultants to promote stock ownership among award recipients, encourage their focus on strategic long-range corporate objectives, and attract and retain exceptionally qualified personnel.

At December 31, 2014, the maximum aggregate number of shares of common stock reserved for issuance upon the exercise of all options granted under the Plan may not exceed an aggregate of 1,200,000 shares. The standard form of option agreement under the Plan provides that 25% of the options pursuant to a grant will vest on the first anniversary of the vesting commencement date with the remainder vesting ratably over the remaining months, subject to continued service through each applicable date.

The following table summarizes information about stock option activity for the years ended December 31, 2014, 2013 and 2012:

	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2012	489,330	$0.02
Granted	202,500	0.30
Forfeited	-	-
Exercised	-	-
Outstanding at December 31, 2012	691,830	0.10
Granted	31,000	0.30
Forfeited	(2,500)	0.30
Exercised	-	-
Outstanding at December 31, 2013	720,330	0.11
Granted	529,500	0.30
Forfeited	(50,000)	0.30
Exercised	(150,000)	0.02
Outstanding at December 31, 2014	1,049,830	$0.22

Exercisable at December 31,2014	472,314	$0.10

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
At December 31, 2014, the total number of shares of common stock issued in connection with the exercise of options since the inception of the Plan is 150,000.

The assumptions used to estimate the fair value of the stock options using the Black-Scholes option pricing model were as follows:
	December 31,
	2014	2013	2012
Expected dividend yield	0%	0%	0%
Expected volatility	81.44%	81.44%	81.44%
Risk-free interest rate	1.65%	1.75%	0.72%
Expected term (years)	4.25-6.75	6.5	5.5-5.75

Fair value of stock options granted—Due to the absence of an active market for the Company’s common stock, the Board of Directors was required to determine the fair value of the common stock for consideration in setting exercise prices for the options granted and in valuing the options granted. In determining fair value, Company management considered both quantitative and qualitative factors including the rights, preferences and liquidity of the Company’s preferred and common stock, current and projected operating and financial performance, the status of new product development and financial market conditions.  If different assumptions were made, stock-based compensation expense, net income and net income per share could have been significantly different.

Dividend yield—The assumed dividend yield was based on the Company’s expectation that no dividends will be paid in the foreseeable future.

Expected volatility—As the Company is not publicly traded and therefore has no trading history, stock price volatility was estimated by taking a blend of historical volatility of industry peers of a similar size whose shares are publicly traded.

Risk-free interest rate—The risk-free interest rate assumption was based on zero coupon U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock option grants.

Expected term — The expected term was calculated using the “simplified method” allowed under current accounting guidance. This method calculates the midpoint between the vesting date and contractual termination date since the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate  expected term.

A summary of the options outstanding and exercisable at December 31, 2014 is as follows:

	Options Outstanding and Expected to Vest		Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Exercisable	Weighted-Average Remaining Contractual Life
$0.02	339,330	2.14	339,330	2.14
$0.30	710,500	9.02	132,984	9.02
	1,049,830		472,314

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The fair value of option grants to be recognized as stock-based compensation expense for the years ended December 31, 2014, 2013, and 2012 was $ 107,642, $6,406, and $40,980, respectively.  The aggregate intrinsic value of options exercisable at December 31, 2014 was $93,316, which represents the amount by which the stock price exceeded the exercise price of the options on the date of exercise.

Compensation expense has been determined based on the fair value at the grant date for options granted in the current fiscal year. The total stock-based compensation expense was $21,623, $8,765 and $3,520 for the years ended December 31, 2014, 2013 and 2012, respectively.  The future compensation expense to be recognized for unvested option grants at December 31, 2014 was $69,648, which is to be recognized over the next four years.

NOTE 9 – BUSINESS COMBINATION

On January 4, 2013, the Company acquired 80% of the issued and outstanding shares of Perk Software Private Limited (“Perk SPL”) for total consideration of nil. Based in Bangalore India, Perk SPL provides the Company with technology development and operational support of various technology platforms.

The acquisition was accounted for using the acquisition method in accordance with IFRS 3 Business Combinations, with the results of operations consolidated with those of the Company effective January 4, 2013. The final allocation of the purchase price is as follows:

(1) The bargain purchase was recognized in net loss on the acquisition date.

NOTE 10 – DISCONTINUED OPERATIONS

On June 30, 2014, the Company effected a spin-off transaction with the co-founders of the Company; whereby it sold 95% of its ownership of Links.IO for proceeds of $1.  A revenue share agreement was entered into between Links.IO and the Company whereby the Company would continue providing a technology platform service to Links.IO.  Links.IO was not a discontinued operation nor classified as held for sale at December 31, 2013. The statement of income and comprehensive income has been reclassified  to show results from the discontinued operation of Links.IO separately from the continuing operations. Results of the discontinued operation for the years presented through the date of sale are as follows:

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At the time of disposition, Links.IO’s assets included internet domain names, websites and software. The carrying value of these assets was nil.

The Company recorded a gain of $1 on the transfer of the Links.IO assets, because the assets had no value at the time of disposition.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES

The components of the provision (recovery) for income taxes attributable to continuing operations for the years ended December 31, 2014, 2013, and 2012 were as follows:

The significant components of the deferred tax assets and liabilities attributable to continuing operations for the years ended December 31, 2014, 2013, and 2012 were as follows:

The Company’s provision for income taxes differs from the expected tax expense amount computed by applying the statutory federal income tax rate of 34% to income before income taxes primarily as a result of non-deductible expenses for income tax purposes and state income taxes.

A reconciliation of income taxes at the statutory rates to actual income taxes is as follows:

As of December 31, 2014, the Company had a net operating loss carryforward of approximately $2,915,000 which will expire in 2034, if not utilized.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Undistributed earnings of the Company's foreign subsidiaries are considered permanently reinvested and, accordingly, no provision for U.S. federal and/or state income taxes has been provided thereon.

The Company and/or its subsidiary files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011.  The tax years 2011 through 2014 remain open to examination by all the major taxing jurisdictions to which the Company is subject, though the Company is not currently under examination by any major taxing jurisdiction.

NOTE 12 – CAPITAL MANAGEMENT

For the purposes of capital management, capital consists of share capital and retained earnings. The Company’s objectives when managing capital are:

●	To ensure proper capital investment to provide stability to operations
●	To ensure liquidity for supporting growth initiatives
●	To maintain the confidence of the Company’s investors and creditors

The Company’s goals are to achieve the above objectives through the issuance of additional capital and by providing cash from operations.  To bridge the flow of cash between periods, the Company utilizes a credit facility with SVB (Note 6).  This credit facility requires monitoring the quick ratio on a monthly basis in order to utilize the minimum interest rate offered under the agreement (Note 6).  Should the Company fall below 1.3 to 1, the rates will increase by 1.25%.  Since the facility was obtained, the Company has been able to maintain a quick ratio above 1.3, utilizing the lower interest rate.  As of December 31, 2014, the Company has met all reporting covenants associated with this agreement.

The Company has sufficient liquidity to continue operations as well as pursue its growth initiatives.

NOTE 13 - RELATED PARTY TRANSACTIONS

Links.IO LLC

In June 2014, the Company entered into a spin-off transaction (the “Spin-Off”) reducing their interest in Links.IO to 5%, which was approved by the Company’s shareholders and board of directors. The Company’s founders have the controlling interest in Links.IO.  Links.IO retained certain web domains, websites, mobile applications, and software in exchange for $1 dollar.

A revenue share agreement (“RSA”) was established between Links.IO and the Company whereby the Company would provide technology platform services to Links.IO in exchange for certain commissions on advertising revenue generated on the platform.   During the period from the effective date of the transaction through December 31, 2014, the Company recorded $66,187 of advertising revenue under the RSA with Links.IO.

MyTurf, Inc.

The Company, through one of its subsidiaries, Links.IO, has a publishing agreement with MyTurf, Inc. (“MyTurf”), a company whose Chief Executive Officer is a board member of Perk.com Inc. The agreement with the Company terminated upon implementation of the Spin-Off of Links.IO.  During the period from January 1, 2014 through the effective date of the transaction, the Company generated advertising revenues from MyTurf totaling $189,782.  During the year ended December 31, 2013, the revenue advertising revenues generated from MyTurf totaled $702.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Business and Corporate Development Consultant

On November 17, 2014, the Company entered into a consulting agreement with a legal representative of a convertible note holder of the Company. Under the terms of the agreement, the consultant is to receive $120,000 per year and the agreement is to continue until either party provides their written intent to terminate.  Total costs incurred during the year ended December 31, 2014 amounted to $18,000.

On July 10, 2014 and November 17, 2014, the Company issued the above consultant warrants to purchase up to 278,667 and 1,211,026 shares of common stock valued at $54,140 and $235,279, respectively.

Perk.com Software Private Limited (“Perk SPL”)

The Company owns 80% of Perk.com Software Private Limited, an India-based entity, as of December 31 2014. The remaining 20% is owned by the Company’s CEO and founder of the Company, and his wife. In March 2013, the Company entered into a services agreement with Perk SPL, whereby Perk SPL is to provide the Company software development, engineering services and certain support for daily operations. During the years ended December 31, 2014 and 2013, the Company received services from Perk SPL amounting to $992,524 and $935,038 in service fees, respectively. The Company’s ownership of Perk SPL has been eliminated upon consolidation and the resulting minority interest is represented as non-controlling interest on the statement of stockholders’ equity.

Key Management Personnel Compensation

Executive officers are deemed to be key management personnel. In addition to their salaries, the executive officers participate in the Company’s stock option program. Costs incurred for key management personnel are as follows:

	2014	2013	2012
Chief Executive Officer:
Cash	$150,000	$150,000	$150,000
Fair value of option awards	12,383	-	-
Total	$162,383	$150,000	$150,000

Chief Operating Officer:
Cash	$138,000	$138,000	$138,000
Fair value of option awards	12,383	-	-
Total	$150,383	$138,000	$138,000

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS

Adjustment to share capital

On February 2 2015, the Company filed its second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which integrated the then in effect provisions of the Company’s amended and restated certificate of incorporation. The second amended and restated certificate of incorporation became effective on the date of filing. As a result of the second amended and restated certificate of incorporation, the number of total authorized shares was increased to 23,773,058 representing 5,691,346 of preferred stock and 18,081,712 of common stock. Of the preferred stock, 400,000 shares are designated as Series AA, 3,933,330 as Series A, and 1,358,016 as Series A-1 preferred stock (“Series A-1”).

Preferred share issuance

Also on February 2, 2015, the Company issued 1,358,016 shares of Series A-1 for $75,000 in cash and the conversion of $2,325,549 in outstanding convertible notes payable and unpaid accrued interest.

Acquisition of Perk Software Private Limited

On April 1, 2015, the Company acquired the remaining 20% Perk Software Private Limited from a related party for $97,653 cash, with the exception of the one-share. Pursuant to the laws of India, a minimum of one share of a domestic company must be owned by a resident of India.

Acquisition of Tsavo Media Assets

On April 17, 2015, Perk Canada acquired certain assets and assumed specific liabilities (the “Tsavo Media Assets”) from Orion Foundry (Canada) Inc. (the “Vendor”).  The assets include websites, mobile apps, employees, technology (including an online advertising customer acquisition platform) and capital assets (including office furniture and computers). The acquisition provides the Company with a publishing and analysis platform providing a network of rich content websites, blogs, apps and search properties that generates its revenues from pay-per-click and display advertisements across on-line properties. In addition, the acquisition provides the Company with assets that can be integrated with its reward model, access to necessary infrastructure and a team of employees with complementary skills.

Under the terms of the purchase and sale agreement, Perk Canada is required to pay the Vendor 50% of the EBITDA (the “EBITDA Payments”) generated from the Tsavo Media Assets, as defined in the purchase and sale agreement, on a quarterly basis, until April 17, 2018. In connection with the acquisition, Perk Canada issued an undertaking, guaranteed by Perk.com, which provides that should the EBITDA Payments made to the Vendor in aggregate amount to less than $2,000,000,  Perk Canada shall make a top-up payment equal to such shortfall.  Perk Canada has accounted for the guaranteed amount due to the vendor of $2,000,000 million as the issuance of a non interest bearing debt obligation.  The first $2,000,000 in cumulative EBITDA Payments is to be applied against the debt obligation.  Payments of contingent consideration have been deferred until the Company satisfies the debt obligation related to the acquisition. In the event the note has not been paid in full by April 17, 2018, through EBITDA Payments, the remaining balance is due in full on April 17, 2018.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In addition, Perk Canada issued an undertaking (the “DMTC Undertaking”), guaranteed by Perk, which provides that Perk Canada shall make a payment to the Orion Foundry (Canada) Inc. (“Orion”) of up to a maximum of $750,000, should Orion receive less than $10,000,000 Canadian Dollar of digital media tax credits from date of close through April 17, 2018, for tax years ending prior to the sale of the Tsavo Media Assets.  The debt obligations are secured by the assets of Perk Canada and guaranteed by Perk.com.

Perk Canada recognized the fair value of the debt obligation and contingent consideration provision on the date of acquisition. The fair value of the purchase consideration consists of the fair value of a debt obligation of $1,628,303 and contingent consideration provision with a fair value of $2,761,300. The fair value of the consideration recorded is an estimate based on Perk Canada’s forecast, expected EBITDA Payments and DMTC Undertaking payments to be made to the vendor over the three year payment period.

The fair value of the debt obligation and contingent consideration provision was determined using the effective interest method over the earn-out period, utilizing an effective interest rate of 30% per annum.

Estimated acquisition transaction costs of $75,000 will be recorded in transaction costs within the consolidated statement of operations and comprehensive income.  The total purchase consideration noted below has been allocated to Tsavo’s assets and liabilities, based on the estimated fair value of such items as at April 17, 2015.

The preliminary allocation of the purchase price is as follows:

These fair values are based on management’s estimates and are subject to change once the final valuations of customer-related assets, technology-related assets and domain and content related assets and fair value of the debt obligation and provision for contingent consideration have been completed.

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Goodwill represents the expected operational synergies and the value of Tsavo’s assembled workforce.

Proposed Transaction

On May 25, 2015, Perk entered into a merger agreement (“Merger Agreement”) with Mira VI Acquisition Corp (“Mira VI”), pursuant to which Mira VI’s wholly-owned subsidiary, Mira VI Subco Inc. (“Mira VI Subco”), will merge with Perk to complete the Qualifying Transaction in accordance with the policies of the TSXV. The Merger is structured as a reverse-triangular merger under the Delaware General Corporation Law. As a result of the Merger, Perk will become a wholly-owned subsidiary of Mira VI. Prior to the closing of the Merger Agreement, Perk will exchange all outstanding Series AA, Series A, Series A-1 Preferred Shares (collectively the “Preferred Shares”) for common stock of Perk. Under the terms of the Merger Agreement, at the effective time of the Merger, all of the outstanding common stock of Perk will be exchanged for common stock of the Resulting Issuer and all options and warrants of Perk will be converted into options and warrants of the Resulting Issuer. The completion of the Merger is conditional on obtaining all necessary regulatory and shareholder approvals in connection with the matters described above and other conditions customary for a transaction of this type. Although the proposed Qualifying Transaction will result in the Resulting Issuer becoming a wholly owned subsidiary of Mira VI, the proposed Qualifying Transaction will constitute a reverse take-over of Mira VI (the “Acquisition”) inasmuch as the former shareholders of Perk will own a majority of the outstanding shares of the Resulting Issuer and 4 of the 7 members of the Resulting Issuer Board of Directors will be designees of Perk.

In connection with the Transaction, on May 26, 2015, Perk completed a private placement of 4,000,000 subscription receipts (the “Subscription Receipts”) for aggregate gross proceeds of $25,000,000 Canadian (US$19,712,500) at a price of $6.25 Canadian (US$4.93) per Subscription Receipt. Each Subscription Receipt will be convertible into one share of common stock of Perk (the “Private Placement”). Canaccord Genuity Group Inc. and Beacon Securities Limited acted as agents in connection with the Private Placement (the “Agents”). The Agents received a cash commission equal to $1,500,000 Canadian, equal to 6% of the aggregate gross proceeds (the “Agent’s Commission”) together with 240,000 options (the “Agent’s Compensation Options”), entitling the Agents to subscribe for 240,000 shares of the common stock of the Resulting Issuer. Each Agents’ Compensation Option will be exercisable to purchase one share of the common stock of the Resulting Issuer at the price of $6.25 Canadian for a period of eighteen months following the completion of the Escrow Release Conditions (as hereinafter defined). The proceeds from the Private Placement (less certain expenses of the Agents in connection with the Private Placement) (the “Escrowed Proceeds”) will be held in escrow until certain escrow release conditions, including the confirmation that all conditions precedent to the Qualifying Transaction, have been satisfied. Upon the occurrence of the escrow release conditions, the Escrowed Proceeds (less the Agent’s Commission and applicable interest) plus any interest accrued and actually earned thereon would be released from escrow to Perk. Prior to the exchange of Subscription Receipts for common shares of Perk and the closing of the Acquisition, Mira VI will complete a consolidation of its common shares on the basis of 41.667 pre-consolidation shares for one (1) post-Consolidation share.

Upon completion of the proposed Qualifying Transaction, subject to approval of a Name Change Resolution, Mira VI will change its name to “Perk.com Inc.”

PERK.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Issuance of Common Shares

On April 20, 2015, the Company issued 2,700 shares of common stock at the request of certain option holders for $810 in cash.

On May 11, 2015, the Company issued 200,000 shares of common stock at the request of certain option holders for $3,000 in cash.

On May 22, 2015, the Company issued 1,489,693 shares of common stock upon the exercise common stock warrants for $446,908 in cash .

The Company’s management has evaluated subsequent events through June 19, 2015, the date the consolidated financial statements were available for issuance.

Annex E

CAROLINA BARNES CORPORATION
Merchant Banking since 1985

13 December 2015

Mr. Peter Horan
Board of Directors
Viggle Inc.
902 Broadway, 11th Floor
New York, New York 10010

Dear Mr. Horan:

Carolina Barnes Corporation has been engaged by Viggle Inc. (“Viggle” or the “Seller”) to express an opinion relating to the fairness, from a financial point of view, of the consideration to be paid to Viggle in the event that Viggle were to consummate the sale of certain assets of the Viggle business to Perk.com Inc. (“Perk” or the “Buyer”), with whom negotiations are being conducted, or with some other company.

It is now our understanding that Viggle Inc., a Delaware corporation, and Perk.com Inc., an Ontario corporation, have agreed to the asset sale (the “Asset Sale”), subject to approval by Viggle’s shareholders and certain other conditions, in which Perk would acquire from the Seller certain of Viggle’s assets (the “Viggle Assets”) relating to or used in its business and to assume certain of the Seller’s liabilities.  The terms of the Asset Sale are more particularly set forth in the draft Asset Purchase Agreement dated as of 12/06/2015 by and between Viggle and Perk (the “Agreement”), which, as we have been informed, includes all material negotiated and salient points of the Asset Sale.

We further understand that Perk intends to purchase from the Seller or its affiliates assets, rights, goodwill, trademarks, etc. associated with Viggle, Loyalize, Miso and NextGuide (all assets being purchased are collectively, the “Purchased Assets”).  The Seller, in turn, will maintain its ownership and control over certain other affiliated properties associated with Wetpaint, Choose Digital, My Guy and DraftDay (collectively, the “Maintained Assets”), which assets will not be sold to the Buyer.

The Agreement stipulates that the Buyer will acquire the Purchased Assets from the Seller for total consideration that will include 1,500,000 shares of Perk.com Inc. common stock; two-year C$6.25 warrant options for 1,000,000 shares of Perk common stock trading at C$12.50; additional two-year C$6.25 warrants for 1,000,000 shares of Perk common stock trading at C$18.75; an earn-out provision of 2,000,000 shares of Perk common stock upon Perk’s 2016-17 combined revenue reaching a defined level; Perk’s assumption of Viggle reward points liabilities currently (as of September 30, 2015) equal to US$8,744,440; and the continued use of licensed Viggle software by a non-affiliated company at no added cost to the user.

New York     Raleigh     Rye
249 Purchase Street, Rye, New York 10580
(914) 925-0001

13 December 2015

In connection with our analysis of the Asset Sale and as a basis for forming our opinion, we followed certain procedures during which we have reviewed and analyzed such information as we considered relevant, including but not limited to the following:

Documents Consulted

o	The Asset Purchase Agreement in the form substantially completed by the Seller’s counsel at Greenberg Traurig and by the Buyer’s counsel at Torys LLP.

o
Consolidated financial information concerning Viggle and its subsidiaries provided to us at our request by Viggle’s management, including audited financial statements for the fiscal years ended 6/30/2013, 6/30/2014 and 6/30/2015; unaudited financial statements for the three months ended 9/30/2014 and 9/30/2015; and unaudited cash flow statements for the three months ended 9/30/2014 and 9/30/2015.

o
Information and internal management reports for Viggle and its subsidiaries provided to us at our request by Viggle’s management, including but not limited to unaudited three-month 9/30/2014 and 9/30/2015 balance sheets and income statements for each of the Viggle entities, as well as unaudited 6/30/2014 and 6/30/2015 year-end income statements for each of the Seller’s entities.

o	Viggle stock compensation expense allocation summaries for the years ended 6/30/2014 and 6/30/2015, and for the three months ended 9/30/2014 and 9/30/2015.

o	Valuations performed by GBQ Consulting of the two Perk common stock warrant options awarded to the Seller based on Perk shares at C$12.50 and on Perk shares trading at C$18.75.

o
Bloomberg analysis of the trading of the Perk.com Inc. common stock since the Perk US reverse merger into Mira VI Acquisition Corp. on 7/10/2015, and its subsequent trading commencement on 7/15/2015 on the Toronto Stock Exchange, with a current market value of US$39,082,000.

o	Bloomberg analysis of the trading price of Viggle Inc. common stock on NASDAQ during the past 52 weeks, with a current market value of US$11,565,000.

o	Consolidated financial information for Perk, including a second quarter financial, balance sheet and operational review as of 6/30/2015, comparing the three-month period to year-end 12/31/2014.

o	Consolidated financial information for Perk, including year-to-date financial, balance sheet and operational review as of 6/30/2015, comparing the six-month period to year-end 12/31/2014.

13 December 2015

o	Publicly available information concerning Perk.com Inc. including its Annual Reports for the year ended 12/31/2014.

o	Publicly available data pertaining to the industry, competitors, and companies usable for comparative purposes for both Viggle and Perk.

o	Publicly available information pertaining to economic and business conditions and other factors which we deemed to be relevant.

Facilities and Personnel Visited

o
We visited Viggle’s facilities at 902 Broadway, 11th Floor, New York, New York 10010, met with its largest shareholder, and participated in an informative telephonic meeting with the Seller’s board members.

o
We interviewed certain of Viggle’s officers to discuss the Company’s historic, current and prospective financial and operating condition.  The Company personnel interviewed included, but were not limited to, its controller/vice president and its general counsel, as well as with certain of its directors.

Factors Considered and Alternative Approaches

In arriving at our conclusion we considered, among other elements, the Seller’s historic, current, and to the extent possible, its prospective business and financial condition.  We also reviewed numerous financial and operating comparisons between Viggle and Perk, and collectively compared the potentially acquired assets with a group of public companies that could be used for comparative purposes, and determined the investor appraisal ratios accorded the common stocks of these companies.  We also considered a variety of approaches usable for the purpose of determining going concern value in closely held companies, as outlined below:

o	Comparative company analysis;

o	Results of recent transactions involving companies usable for comparative purposes;

o	Discounted cash flow analysis;

o	Liquidation analysis;

o	Break-up analysis

o	Give/Get Analysis.

We relied most heavily on the results from the comparative company approach and recent transactions approach, with less emphasis on the discounted cash flow, liquidation and break-up value approaches.  We also analyzed stock trading trends as well as market prices offered in transactions of other companies usable for comparative purposes.

13 December 2015

Assumptions and Limitations

We have relied on, and assumed without independent verification, the accuracy and completeness of the financial and other information contained in publicly available sources or provided to us orally or in writing by Viggle, its officers, directors, employees, agents, independent appraisers or others.

We have assumed that the information supplied to us by Viggle’s management and others represented good faith efforts to describe the Seller’s operations and financial condition including, without limitation, the financial impact to Viggle resulting from the potential need to consummate the Asset Sale and to shed negotiated liabilities.

We were sensitive to the attractiveness (value) of the Purchased Assets of Viggle as considered by a strategic purchaser as opposed to the value perceived by a potential financial buyer.  The operations of Viggle and Perk are mirror images of each other.  Viggle is a digital entertainment marketing and rewards platform that rewards its members for watching television shows and discovering new music.  Perk is a leading cloud-based mobile rewards platform provider targeting consumers primarily with benefits tied to everyday mobile and Internet activities.  Therefore, we strongly believe Perk is paying top consideration for the designated assets bought from the Seller, at an aggregate price above any bid that a potential non-strategic buyer would offer.

We have not undertaken any independent appraisal of Viggle’s assets, nor have we extensively inspected the Seller’s books or contracts or made inquiries of customers, competitors, creditors or others.

We express no opinion as to any tax consequence of the transaction.

We have assumed that the final Asset Purchase Agreement will contain data respecting the terms of the Asset Sale substantially similar to that previously furnished to us.

This letter is furnished to Viggle and the members of its Board of Directors solely in connection with consideration of an evaluation of the proposed transaction.

13 December 2015

Conclusion

Based upon the foregoing, and subject to the assumptions and limitations set forth herein, and effective only as of the date of this letter, we are of the opinion that the consideration offered in the Asset Sale is fair from a financial point of view to Viggle.

Sincerely,
Carolina Barnes Corporation

FEBarnes III
__________________________________
Frank E. Barnes III
Executive Director